                                                                     EXHIBIT 4.6


================================================================================

                                  $225,000,000


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                         CHESAPEAKE ENERGY CORPORATION,

                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP,
                                  as Borrower,

                      BEAR STEARNS CORPORATE LENDING INC.,
                              as Syndication Agent,

                         UNION BANK of CALIFORNIA, N.A.,
                  as Administrative Agent and Collateral Agent,



                                   BNP PARIBAS
                                       and
                         TORONTO DOMINION (TEXAS), INC.,
                           as Co-Documentation Agents



                                       and



                               The Several Lenders
                        from Time to Time Parties Hereto,


                            Dated as of June 11, 2001


                            BEAR, STEARNS & CO. INC.,
                    as Sole Lead Arranger and Sole Bookrunner


================================================================================

                                TABLE OF CONTENTS


SECTION 1.        DEFINITIONS.....................................................................................1

         1.1. Defined Terms.......................................................................................1
         1.2. Other Definitional Provisions......................................................................20

SECTION 2.        AMOUNT AND TERMS OF REVOLVING COMMITMENTS......................................................21

         2.1. Revolving Commitments..............................................................................21
         2.2. Procedure for Revolving Loan Borrowing.............................................................21
         2.3. Commitment Fees, etc...............................................................................22
         2.4. Termination or Reduction of Revolving Commitments..................................................22
         2.5. L/C Commitment.....................................................................................23
         2.6. Procedure for Issuance of Letter of Credit.........................................................23
         2.7. Fees and Other Charges.............................................................................24
         2.8. L/C Participations.................................................................................24
         2.9. Reimbursement Obligation of the Borrower...........................................................25
         2.10. Obligations Absolute..............................................................................25
         2.11. Letter of Credit Payments.........................................................................27
         2.12. Applications......................................................................................27
         2.13. Borrowing Base and Collateral Value Determination.................................................27

SECTION 3.        GENERAL PROVISIONS APPLICABLE TO REVOLVING LOANS  AND LETTERS OF CREDIT........................28

         3.1. Optional Prepayments...............................................................................28
         3.2. Mandatory Prepayments..............................................................................28
         3.3. Conversion and Continuation Options................................................................30
         3.4. Limitations on Eurodollar Tranches.................................................................31
         3.5. Interest Rates and Payment Dates...................................................................31
         3.6. Computation of Interest and Fees...................................................................32
         3.7. Inability to Determine Interest Rate...............................................................32
         3.8. Pro Rata Treatment and Payments....................................................................32
         3.9. Requirements of Law................................................................................34
         3.10. Taxes.............................................................................................35
         3.11. Indemnity.........................................................................................36
         3.12. Change of Lending Office..........................................................................37
         3.13. Replacement of Lenders............................................................................37
         3.14. Evidence of Debt..................................................................................38
         3.15. Illegality........................................................................................38

SECTION 4.        REPRESENTATIONS AND WARRANTIES.................................................................38

         4.1. Financial Condition................................................................................39



         4.2. No Change..........................................................................................39
         4.3. Corporate Existence; Compliance with Law...........................................................39
         4.4. Power; Authorization; Enforceable Obligations......................................................40
         4.5. No Legal Bar.......................................................................................40
         4.6. Litigation.........................................................................................40
         4.7. No Default.........................................................................................40
         4.8. Ownership of Property; Liens.......................................................................40
         4.9. Intellectual Property..............................................................................41
         4.10. Taxes.............................................................................................41
         4.11. Federal Regulations...............................................................................41
         4.12. Labor Matters.....................................................................................41
         4.13. ERISA.............................................................................................42
         4.14. Investment Company Act; Other Regulations.........................................................42
         4.15. Subsidiaries......................................................................................42
         4.16. Use of Proceeds...................................................................................42
         4.17. Environmental Matters.............................................................................42
         4.18. Accuracy of Information, etc......................................................................43
         4.19. Security Documents................................................................................44
         4.20. Solvency..........................................................................................44
         4.21. Senior Debt Limit.................................................................................44
         4.22. Proved Developed Properties.......................................................................44
         4.23. Subsidiary Guarantors.............................................................................44

SECTION 5.        CONDITIONS PRECEDENT...........................................................................44

         5.1. Conditions to Initial Extension of Credit..........................................................44
         5.2. Conditions to Each Extension of Credit.............................................................47

SECTION 6.        AFFIRMATIVE COVENANTS..........................................................................47

         6.1. Financial Statements...............................................................................47
         6.2. Certificates; Other Information....................................................................48
         6.3. Payment of Obligations.............................................................................50
         6.4. Maintenance of Existence; Compliance...............................................................50
         6.5. Maintenance of Property; Insurance.................................................................51
         6.6. Inspection of Property; Books and Records; Discussions.............................................51
         6.7. Notices............................................................................................51
         6.8. Environmental Laws.................................................................................52
         6.9. Collateral Coverage and Guarantees.................................................................53
         6.10. Further Assurances................................................................................53

SECTION 7.        NEGATIVE COVENANTS.............................................................................54

         7.1. Financial Condition Covenants......................................................................54
         7.2. Indebtedness.......................................................................................54
         7.3. Liens .............................................................................................55

                                      -ii-



         7.4. Fundamental Changes................................................................................57
         7.5. Disposition of Property............................................................................57
         7.6. Restricted Payments................................................................................58
         7.7. Investments........................................................................................59
         7.8. Optional Payments and Modifications of Certain Debt Instruments....................................60
         7.9. Transactions with Affiliates.......................................................................61
         7.10. Sales and Leasebacks..............................................................................61
         7.11. Changes in Fiscal Periods.........................................................................61
         7.12. Negative Pledge Clauses...........................................................................61
         7.13. Clauses Restricting Subsidiary Distributions......................................................61
         7.14. Take-or-Pay Contracts.............................................................................61
         7.15. Lines of Business.................................................................................62
         7.16. Senior Debt Limit.................................................................................62

SECTION 8. EVENTS OF DEFAULT.....................................................................................62

SECTION 9. THE AGENTS ...........................................................................................65

         9.1. Appointment........................................................................................65
         9.2. Delegation of Duties...............................................................................65
         9.3. Exculpatory Provisions.............................................................................65
         9.4. Reliance by Agents.................................................................................65
         9.5. Notice of Default..................................................................................66
         9.6. Non-Reliance on Agents and Other Lenders...........................................................66
         9.7. Indemnification....................................................................................67
         9.8. Agent in Its Individual Capacity...................................................................67
         9.9. Successor Administrative Agent.....................................................................67
         9.10. Agents Generally..................................................................................68
         9.11. The Lead Arranger.................................................................................68

SECTION 10. MISCELLANEOUS .......................................................................................68

         10.1. Amendments and Waivers............................................................................68
         10.2. Notices...........................................................................................69
         10.3. No Waiver; Cumulative Remedies....................................................................70
         10.4. Survival of Representations and Warranties........................................................70
         10.5. Payment of Expenses and Taxes.....................................................................71
         10.6. Successors and Assigns; Participations and Assignments............................................72
         10.7. Adjustments; Set-off..............................................................................74
         10.8. Counterparts......................................................................................75
         10.9. Severability......................................................................................75
         10.10. Integration......................................................................................75
         10.11. GOVERNING LAW....................................................................................75
         10.12. Submission To Jurisdiction; Waivers..............................................................75
         10.13. Acknowledgments..................................................................................76


         10.14. Releases of Guarantees and Liens; Designation of Subsidiaries....................................76
         10.15. Confidentiality..................................................................................77
         10.16. WAIVERS OF JURY TRIAL............................................................................77
         10.17. Delivery of Addenda..............................................................................77
         10.18. Special Provisions...............................................................................77
         10.19. Limitation on Interest...........................................................................78

ANNEX:

A        Pricing Grid

SCHEDULES:

1.1A       Commitments
1.1B       Mortgaged Property
4.1(b)     Certain Hedging Transactions
4.4        Consents, Authorizations, Filings and Notices
4.6        Litigation
4.15(a)    Subsidiaries
4.15(b) Outstanding Subscriptions, Options, Warrants, Calls, Rights etc. Relating to Capital Stock of the Company or any Subsidiary
4.17(d)    Environmental Matters
4.19       Mortgage Filing Jurisdictions
5.1(j)     Existing Mortgages
7.2(d)     Existing Indebtedness
7.3(f)     Existing Liens
7.7(m)     Investments


EXHIBITS:

A          Form of Guarantee Agreement
B          Form of Compliance Certificate
C          Form of Closing Certificate
D          Form of Mortgage
E          Form of Assignment and Acceptance
F          Form of Legal Opinion of Commercial Law Group, P.C.
G          Form of Exemption Certificate
H          Form of Revolving Note
I          Form of Addendum

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 11, 2001, among CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP, an Oklahoma limited partnership (the "Borrower"), CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"), UNION BANK OF CALIFORNIA, N.A., as administrative agent and collateral agent (in such capacities, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and BEAR, STEARNS & CO. INC., as sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger").

                                   WITNESSETH:

         WHEREAS, the Company and the Borrower wish to amend and restate the Amended and Restated Credit Agreement, dated as of May 30, 2000 (as amended, the "Existing Credit Agreement") to obtain a $225,000,000 senior secured revolving credit facility in order to finance, among other things, (a) the repurchase of a portion of the outstanding 7-7/8% senior notes due 2004 of the Company (the "7-7/8% Notes"), including any accrued interest thereon and tender or redemption premiums payable in connection therewith, and (b) the payment of certain related fees and expenses; and

         WHEREAS, the Lenders are willing to amend and restate the Existing Credit Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

     1.1. Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "Acquisition": the acquisition by the Company, through its wholly-owned subsidiary, Chesapeake Merger 2000, Inc., of all the outstanding common stock of Gothic Energy Corporation pursuant to the Acquisition Agreement.

         "Acquisition Agreement": that certain Agreement and Plan of Merger, dated September 8, 2000 among the Company, Chesapeake Merger 2000, Inc. and Gothic Energy Corporation.

         "Addendum": an instrument, substantially in the form of Exhibit I, by which a Lender becomes a party to this Agreement as of the Closing Date.

         "Additional Extensions of Credit": as defined in Section 10.1.

         "Adjusted Consolidated Net Tangible Assets": as defined in the 8-1/2%
Note Indenture and the 7-7/8% Note Indenture.

         "Adjustment Date": as defined in the Pricing Grid.

         "Administrative Agent": as defined in the recitals to this Agreement.

         "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agents": the collective reference to the Syndication Agent, the Lead Arranger and the Administrative Agent, which term shall include, for purposes of
Section 9 only, the Issuing Lender.

         "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Revolving Commitments at such time and (b) thereafter, the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

         "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

         "Agreement": this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "Applicable Margin": for each Type of Revolving Loan, the rate per annum set forth under the relevant column heading below:

         Base Rate Loans                   Eurodollar Loans
         ---------------                   ----------------

             1.25%                             2.25%

; provided, that, on and after the first Adjustment Date (as defined in the Pricing Grid) occurring after the date which is six months after the Closing Date, the Applicable Margin with respect to each Type of Revolving Loan will be determined pursuant to the Pricing Grid.

         "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

         "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Assignee": as defined in Section 10.6(c).

         "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit E.

         "Assignor": as defined in Section 10.6(c).

         "Available Revolving Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

         "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof: "Reference Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its "reference rate" (the Reference Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Loans": Revolving Loans the rate of interest applicable to which is based upon the Base Rate.

         "Benefited Lender": as defined in Section 10.7(a).

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower": as defined in the preamble to this Agreement.

         "Borrowing Base": at any time, the amount of the "Borrowing Base" as determined in accordance with Section 2.13, as reduced by the Borrower pursuant to Section 3.2.

         "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Revolving Loans hereunder.

         "Borrowing Base Deficiency": as defined in Section 3.2(b).

         "Borrowing Base Deficiency Notice": as defined in Section 3.2(b).

         "Business": as defined in Section 4.17(b).

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles, California are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, including, without limitation, any preferred stock.

         "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 7 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) open market commercial paper, maturing within 270 days after the acquisition thereof, which has the highest or second highest credit rating given by either S&P or Moody's, or (h) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition.

         "Closing Date": the date on which the conditions precedent set forth in
Section 5.1 shall have been satisfied, which date is June 11, 2001.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "Collateral Coverage Ratio": at any time, the ratio of (a) the Collateral Value to (b) the greater of (i) the Borrowing Base and (ii) the sum of (A) the Total Revolving Extensions of Credit then outstanding and (B) during the period commencing on the Extension Date and ending on the date on which the Outstanding 7-7/8% Note Amount is equal to or less than $10,000,000, the Outstanding 7-7/8% Note Amount.

         "Collateral Deficiency Date": as defined in Section 3.2(a)

         "Collateral Value": on any date, the net present value (using a 10% discount rate) of the projected future revenues attributable to the portion of the reserves categorized as "Producing" under the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successors), of the Mortgaged Properties, as determined from time to time in accordance with Section 2.13; provided, that the Collateral Value shall not exceed the sum of (a) the net present value (as so determined) of the Mortgaged Properties owned by the Borrower and (b) the lesser of (i) the net present value (as so determined) of the Mortgaged Properties owned by the Guarantors and (ii) an amount equal to 25% of the amount described in clause (a) above.

         "Commitment Fee Rate": 0.50% per annum; provided that, on and after the first Adjustment Date occurring on the date which is six months after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

         "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.

         "Company": as defined in the preamble to this Agreement.

         "Company Report": as defined in Section 6.2(e).

         "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

         "Conduit Lender": any special purpose entity organized and administered by any Lender for the purpose of making Revolving Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Revolving Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Revolving Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 3.9, 3.10, 3.11 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Commitment.

         "Confidential Information Memorandum": the Confidential Information Memorandum dated May 2001 and furnished to the Lenders.

         "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) depletion, depreciation and amortization expense, (d) any extraordinary charges or losses determined in accordance with GAAP, and (e) any other non-cash charges, non-cash expenses or non-cash losses of any Loan Party for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or reserve for cash charges for any future period), provided that cash payments made during such period or in any future period in respect of such non-cash charges, expenses or losses (other than any such excluded charge, expense or loss as described above) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA for the period in which such payments are made, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP and (c) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (e) above), all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) scheduled payments made during such period on account of principal of Indebtedness of any Loan Party (other than any payments of principal in respect of the 7-7/8% Notes) and (c) all dividends (other than dividends payable in common stock) declared by the Company and attributable to such period. For purposes of this Agreement, a dividend is "attributed" to the fiscal quarter immediately preceding the quarter in which such dividend is actually declared by the Company.

         "Consolidated Interest Expense": for any period, the sum of (a) all interest, commitment fees and loan fees in respect of Indebtedness (including that attributable to Capital Lease Obligations) of any Loan Party deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, plus (b) all fees, expenses and charges in respect of letters of credit issued for the account of any Loan Party deducted in determining Consolidated Net Income for such period, together with all such fees, expenses and charges in respect of letters of credit capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, all as determined on a consolidated basis in accordance with GAAP. Revenues and expenses derived from Hedge Agreements related to interest rates or dividend rates will be treated as adjustments to interest expense for purposes of this definition.

         "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Loan Parties, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "Continuing Directors": the directors of the Company on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of the Company is recommended by at least 66-2/3% of the then Continuing Directors.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Current Ratio": as at the last day of any period, the ratio of (a)(i) the current assets of the Loan Parties plus (ii) the Unused Borrowing Base to
(b) the current liabilities of the Loan Parties, all determined on a consolidated basis in accordance with GAAP. For purposes of this definition, current liabilities shall exclude current maturities of long term debt and current maturities of the Revolving Loans.

         "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Derivatives Counterparty": as defined in Section 7.6.

         "Designated Lender": as defined in Section 5.1(a).

         "Determination Date": as defined in Section 2.13.

         "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Dollars" and "$": dollars in lawful currency of the United States.

         "8-1/8% Note Indenture": the Indenture, dated as of April 6, 2001, among the Company, certain subsidiary guarantors and the United States Trust Company of New York, as Trustee, pursuant to which the 8-1/8% Notes were issued.

         "8-1/2% Note Indenture": the Indenture, dated as of March 15, 1997, among the Company, certain subsidiary guarantors and the United States Trust Company of New York, as Trustee, pursuant to which the 8-1/2% Notes were issued.

         "8-1/8% Notes": the 8-1/8% senior notes of the Company due 2011.

         "8-1/2% Notes": the 8-1/2% senior notes of the Company due 2012.

         "Engineering Reports": as defined in Section 6.2(e).

         "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Estimated ACNTA": as defined in Section 6.2(f).

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 9:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 9:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

         "Eurodollar Loans": Revolving Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined by the Administrative Agent for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

         "Evaluation Date": (a) in the case of the Borrowing Base, December 31 of each year, and in the case of the Collateral Value, March 31, 2001, December 31, 2001 and thereafter each June 30 and December 31 of each year, (b) the Extension Request Date (unless such date occurs within 90 days of another Evaluation Date in which case the Extension Request Date shall not be an Evaluation Date), (c) such other dates as the Majority Lenders, at their option, determine pursuant to a notice executed by the Majority Lenders that the Borrowing Base and the Collateral Value shall be redetermined and (d) such other dates as the Borrower shall request; provided, that the Borrower shall not be entitled to request that a date be an "Evaluation Date" more than once during any six month period beginning January 1 and July 1.

         "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Excess Amount": as defined in Section 7.5.

         "Exchange Act": as defined in Section 8(k).

         "Existing Credit Agreement": as defined in the recitals to this Agreement.

         "Exiting Lenders": as defined in Section 5.1(n).

         "Extension Date": as to any requested extension of the Revolving Termination Date pursuant to Section 2.1(c), the date on which the conditions to such extension set forth in such Section are satisfied.

         "Extension Request Date": as defined in Section 2.1(c).

         "Existing Mortgages": the collective reference to each existing deed of trust, mortgage, chattel mortgage, security agreement, financing statement and other security documents delivered pursuant to the Existing Credit Agreement and listed on Schedule 5.1(j).

         "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Funding Office": the office of the Administrative Agent specified in
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

         "GAAP": generally accepted accounting principles in the United States as in effect from time to time except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Borrower, the Administrative Agent and the Majority Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "GPC Notes": the 11-1/8% Senior Secured Notes due 2005 of Gothic Production Corporation, an Oklahoma corporation.

         "Group Members": the collective reference to the Company, the Borrower and their respective Subsidiaries.

         "Guarantee Agreement": the Guarantee Agreement to be executed and delivered by the Company and each Subsidiary Guarantor, substantially in the form of Exhibit A.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company or the Borrower in good faith.

         "Guarantors": the collective reference to the Company and the Subsidiary Guarantors.

         "Hedge Agreement": any (a) agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) option, futures or forward contract traded on an exchange, and (c) other derivative agreement or other similar agreement or arrangement.

         "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business and other obligations to the extent such obligations may be satisfied at such Person's sole discretion by the issuance of common stock of such Person), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (i) liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

         "Indemnified Liabilities": as defined in Section 10.5.

         "Indemnitee": as defined in Section 10.5.

         "Indentures": the collective reference to (i) the 7-7/8% Note Indenture, (ii) the 8-1/2% Note Indenture and (iii) the 8-1/8% Note Indenture.

         "Independent Report": as defined in Section 6.2(e).

         "Initial Engineering Report": the collective reference to the following engineering reports concerning oil and gas properties of the Company and its
Subsidiaries: (i) Report dated December 31, 2000 prepared by Lee Keeling and Associates, (ii) Report dated December 31, 2000 prepared by Williamson Petroleum Consultants, Inc.; (iii) Report dated December 31, 2000 prepared by Ryder Scott Company; and (iv) Report dated December 31, 2000 prepared by the Company's employee engineers.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Base Rate Loan is outstanding and the final maturity date of such Base Rate Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof.

         "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 8:00 A.M., Los Angeles, California time, three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Eurodollar Loan.

                  "Investments": as defined in Section 7.7.

                  "Issuing Lender": Union Bank of California, N.A., in its capacity as issuer of any Letter of Credit. The Administrative Agent may, with the consent of the Borrower and the relevant Lender, appoint such Lender hereunder as the Issuing Lender in place of or in addition to Union Bank of California, N.A.

                  "L/C Commitment": $75,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.9.

                  "L/C Participants": the collective reference to all the Lenders other than the Issuing Lender.

                  "Lead Arranger": as defined in the recitals to this Agreement.

                  "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letters of Credit": as defined in Section 2.5(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": this Agreement, the Security Documents, the Guarantee Agreement and the Notes.

                  "Loan Parties": each Group Member that is a party to a Loan Document.

                  "Majority Lenders": at any time, the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgaged Properties": the properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), including, without limitation, the Existing Mortgages.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": in connection with any Disposition, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) of such Disposition, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

                  "9-1/8% Notes": the 9-1/8% senior notes of the Company due
2006.

                  "9-5/8% Notes": the 9-5/8% senior notes of the Company due
2005.

                  "Non-Excluded Taxes": as defined in Section 3.10(a).

                  "Non-Executing Person": as defined in Section 5.1(a).

                  "Non-U.S. Lender": as defined in Section 3.10(d).

                  "Notes": the collective reference to any promissory note evidencing Revolving Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Revolving Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower and the other Loan Parties to any Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower and the other Loan Parties pursuant hereto) or otherwise.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Outstanding 7-7/8% Note Amount": as of any date, the principal amount of the 7-7/8% Notes outstanding as of such date.

                  "Participant": as defined in Section 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Projections": as defined in Section 6.2(c).

                  "Properties": as defined in Section 4.17(a).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Proved Developed Properties": as defined in the 8-1/8% Note Indenture.

                  "Rating Agencies": the collective reference to S&P and Moody's (each as defined in the definition of Cash Equivalents).

                  "Reference Lenders": the Administrative Agent and two other Lenders approved by the Required Lenders from time to time, which shall initially be BNP Paribas and Toronto Dominion (Texas), Inc.

                  "Refinancing": the collective reference to the repurchase of all of the outstanding 9-1/8% Notes, 9-5/8% Notes and the GPC Notes and the release of all related liens, financed in part by the proceeds from the sale of the 8-1/8% Notes and by borrowings under the Existing Credit Agreement.

                  "Register": as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.9 for amounts drawn under Letters of Credit.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 75% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of the Company or the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Company or the Borrower.

                  "Restricted Payments": as defined in Section 7.6.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on
Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments as of the Closing Date is $225,000,000.

                  "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

                  "Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

                  "Revolving Loans": as defined in Section 2.1(a).

                  "Revolving Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit then outstanding).

                  "Revolving Termination Date": September 30, 2003, as extended pursuant to Section 2.1.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Security Documents": the collective reference to the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Debt Limit": at any time, the lesser of (a) the maximum amount of Indebtedness that the Company and its Subsidiaries may incur and secure at such time pursuant to clause (i) of the definition of "Permitted Indebtedness" and clause (ii) of the definition of "Permitted Liens" under the 8-1/8% Note Indenture minus the amount of Indebtedness (other than Indebtedness under this Agreement) that the Company or any of its Subsidiaries have incurred and/or secured by Liens at such time that counts against the restrictions on the maximum amount of Indebtedness referred to in this clause (a) and (b) 15% of the Adjusted Consolidated Net Tangible Assets at such time.

                  "Senior Debt Limit Reporting Event": at any date, the occurrence and continuation of any of the following events: (i) the Senior Debt Limit as of the end of the most recent fiscal quarter for which the Administrative Agent has received a Compliance Certificate pursuant to Section 6.2(b) is less than $275,000,000, (ii) to the best of the Company's knowledge, the Senior Debt Limit at such date is less than $275,000,000 or (iii) with respect to the period commencing on the first day of each fiscal year of the Company and ending on the date a Compliance Certificate with respect to the end of the immediately preceding fiscal year of the Company is delivered pursuant to
Section 6.2(b), 15% of the Estimated ACNTA is less than $275,000,000.

                  "7-7/8% Note Indenture": the Indenture, dated as of March 15, 1997, among the Company, certain subsidiary guarantors and the United States Trust Company of New York, as Trustee, pursuant to which the 7-7/8% Notes were issued.

                  "7-7/8% Notes": the 7-7/8% senior notes of the Company due
2004.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control" (or any other defined term having a similar purpose) as defined in any instrument governing any Indebtedness of the Company or any of its Subsidiaries including, without limitation, the Indentures.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Subsidiary Guarantor": each Subsidiary of the Company (other than the Borrower and, subject to Section 6.9, Chesapeake Energy Marketing, Inc., Chesapeake Canada Corporation and Carmen Acquisition Corp.); provided, that, for purposes of Section 7.2(b) and 7.7(g), Chesapeake Canada Corporation shall be deemed to be a Subsidiary Guarantor.

                  "Syndication Agent": as defined in the preamble to this Agreement.

                  "Synthetic Purchase Agreement": any agreement pursuant to which any Group Member is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than a Group Member of any Capital Stock of any Group Member or (b) any payment (except as otherwise expressly permitted by Section 7.6) the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Group Member (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

                  "Transferee": any Assignee or Participant.

                  "Type": as to any Revolving Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "United States": the United States of America.

                  "Unrestricted Subsidiary Investment": (a) in connection with the designation of a Subsidiary Guarantor or any newly created or acquired Subsidiary as an "Unrestricted Subsidiary" under the 8-1/8% Note Indenture, an amount equal to the greater of (x) the book value (determined in accordance with GAAP) at the date of such designation of the aggregate Investments made by the Company and its other Subsidiary Guarantors in such Subsidiary Guarantor or newly created or acquired Subsidiary and (y) the fair market value of such Investments in such Subsidiary Guarantor or newly created or acquired Subsidiary at the time of such designation and (b) in connection with the designation of an "Unrestricted Subsidiary" as a "Restricted Subsidiary" under the 8-1/8% Note Indenture and a Subsidiary Guarantor hereunder, an amount equal to the lesser of
(x) the book value (determined in accordance with GAAP) at the date of such designation of the aggregate Investments made by the Company and its other Subsidiary Guarantors in such Subsidiary and (y) the fair market value of such Investments in such Subsidiary at the time of such designation.

                  "Unused Borrowing Base": at any time, the excess of the Borrowing Base at such time over the Total Revolving Extensions of Credit at such time.

                  "Utilization Percentage": as defined in the Pricing Grid.

         1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              SECTION 2. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

         2.1. Revolving Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the L/C Obligations then outstanding, does not exceed such Lender's Revolving Commitment; provided, that, after giving effect thereto, (i) the aggregate amount of Revolving Extensions of Credit then outstanding shall not exceed the lesser of (A) Senior Debt Limit at such time and (B) the Borrowing Base then in effect and (ii) if (A) the requested Revolving Extension of Credit is to be made on or after the Extension Date and
(B) the Outstanding 7-7/8% Note Amount shall be greater than $10,000,000, the Outstanding 7-7/8% Note Amount does not exceed the lesser of (x) the Available Revolving Commitment and (y) the Unused Borrowing Base. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing the Revolving Loans, in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 3.3.

                  (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

                  (c) If, on or prior to August 31, 2003, the Company repays, redeems or repurchases at least 50% of its 7-7/8% Notes outstanding immediately prior to the Closing Date, the Borrower may make a single election to extend the Revolving Termination Date to the date that is the fourth anniversary of the Closing Date (with such extension to be effective on the Extension Date); provided, that no such extension shall be effective unless the following conditions are satisfied (i) the Borrower shall deliver a notice to the Administrative Agent at least 30 but no more than 45 days prior to the Extension Date (the date such notice is delivered, the "Extension Request Date") of its intention to extend the Revolving Termination Date, (ii) on the Extension Date, each of (x) the Unused Borrowing Base and (y) the Available Revolving Commitments of the Lenders are not less than an amount equal to the sum of (A) the Outstanding 7-7/8% Note Amount as of the Extension Date and (B) $50,000,000,
(iii) no Default or Event of Default shall have occurred and be continuing on the Extension Date or after giving effect to such extension of the Revolving Termination Date, (iv) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct as of the Extension Date as if made on such date and (v) the Borrower delivers a certificate of a Responsible Officer on the Extension Date reasonably satisfactory in form and substance to the Administrative Agent certifying that the conditions set forth in clauses (ii), (iii) and (iv) have been fulfilled.

         2.2. Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 8:00 A.M., Los Angeles, California time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the day of the requested Borrowing Date, in the case of Base Rate Loans), specifying
(i)
the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be Base Rate Loans and unless otherwise agreed by the Syndication Agent in its sole discretion, no Revolving Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 60 days after the Closing Date. Each borrowing under the Revolving Commitments shall be in an amount equal to $2,500,000 or whole multiples of $500,000 in excess thereof (or, if the lesser of (x) the then Available Revolving Commitments of the Lenders and (y) the Unused Borrowing Base then in effect, is less than $2,500,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 10:00 a.m., Los Angeles, California time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3. Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of such Lender's Revolving Percentage of the Unused Borrowing Base during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on September 30, 2001.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  (c) The Borrower agrees to pay to the Syndication Agent and the Lead Arranger the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Syndication Agent and the Lead Arranger.

         2.4. Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, (i) the Total Revolving Extensions of Credit would exceed the lesser of the Borrowing Base and the Total Revolving Commitments or
(ii) if (A) such termination or reduction occurs on or after the Extension Date and (B) the Outstanding 7-7/8% Note Amount shall be greater than $10,000,000, the Outstanding 7-7/8% Note Amount would exceed the lesser of (x) the Unused Borrowing Base and (y) the Available Revolving Commitments of the Lenders. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

         2.5. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 2.8(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the Total Revolving Extensions of Credit then outstanding would exceed (A) the Senior Debt Limit at such time or (B) the Borrowing Base then in effect, (iii) the Available Revolving Commitments of the Lenders would be less than the greater of (A) zero or (B) the Unused Borrowing Base, or (iv) if (x) the Letter of Credit is requested to be issued on or after the Extension Date and (y) the Outstanding 7-7/8% Note Amount shall be greater than $10,000,000, the Outstanding 7-7/8% Note Amount would exceed the lesser of
(A) the Available Revolving Commitments of the Lenders and (B) the Unused Borrowing Base. Each Letter of Credit shall (i) be denominated in Dollars, and
(ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). All Letters of Credit outstanding under the Existing Credit Agreement as of the Closing Date shall be deemed to be issued and outstanding under this Agreement as of the Closing Date.

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         2.6. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor (including by telecopy), completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request at least three Business Days before the date on which the Borrower desires the Issuing Lender to issue such Letter of Credit. Upon receipt of any Application, the Issuing Lender will notify the Administrative Agent of the amount, the beneficiary and the requested expiration of the requested Letter of Credit, and upon receipt of confirmation from the Administrative Agent that after giving effect to the requested issuance, the (i) Total Revolving Extensions of Credit would not exceed the (A) Senior Debt Limit at such time or (B) Borrowing Base then in effect, (ii) Available Revolving Commitments of the Lenders would not be less than zero and
(iii) if (x) such issuance is requested on or after the Extension Date and (y) the Outstanding 7-7/8% Note Amount is greater than $10,000,000 at such time, the Outstanding 7-7/8% Note Amount shall not exceed the lesser of the Available Revolving Commitments of the Lenders and the Unused Borrowing Base, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

         2.7. Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date (but in no event less than $500 per annum). In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee at a rate equal to 0.125% per annum times the face amount of such Letter of Credit (but in no event less than $250 per annum). The letter of credit fee and the letter of credit fronting fee will be calculated on the face amount of each Letter of Credit outstanding on each day at the above-applicable rates and will be due and payable in arrears on each L/C Fee Payment Date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         2.8. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of the Issuing Lender an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. The Administrative Agent shall promptly forward such amounts to the Issuing Lender.

                  (b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to
Section 2.8(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 2.8(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.8(a), the Administrative Agent or the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or the Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by Administrative Agent or the Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed by the Administrative Agent or the Issuing Lender, as the case may be, to it.

         2.9. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on the Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 3.5(b) and (ii) thereafter, Section 3.5(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 2.8 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section
2.2 of Base Rate Loans in the amount of such drawing (and the minimum borrowing amount in such Section shall not apply to such borrowing). The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans could be made, pursuant to Section 2.2, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

         2.10. Obligations Absolute. (a) The Borrower's obligations under
Section 2.9 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's

Reimbursement Obligations under Section 2.9 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  (b) The Issuing Lender is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. The Issuing Lender is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by the Issuing Lender to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. The Borrower agrees to hold the Issuing Lender and each other Lender harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER, provided only that no Lender shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

                  (c) If the maturity of any Letter of Credit is extended by its terms or by law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of the Borrower, or if the amount of any Letter of Credit is increased at the request of the Borrower, this Agreement shall be binding upon the Loan Parties with respect to drafts and property covered thereby, and with respect to any action taken by the Issuing Lender, the Issuing Lender's correspondents, or any Lender in accordance with such extension, increase or other modification.

                  (d) If any Letter of Credit provides that it is transferable, the Issuing Lender shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall the Issuing Lender be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by the Issuing Lender to any purported transferee or transferees as determined by the Issuing Lender is hereby authorized and approved, and the Borrower further agrees to hold the Issuing Lender and each other Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER, provided only that no Lender shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         2.11. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

         2.12. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 2, the provisions of this Section 2 shall apply.

         2.13. Borrowing Base and Collateral Value Determination. (a) During the period from the Closing Date to the first Determination Date, the Borrowing Base shall be $225,000,000. As of the Closing Date, the Collateral Value shall be determined by the Required Lenders based on the reports delivered pursuant to
Section 5.1(d) and the average of the applicable price assumptions used by the Reference Lenders in evaluating their oil and gas loans generally as determined by the Administrative Agent and such determination of the Collateral Value shall remain in effect until the Collateral Value is redetermined in accordance with this Section 2.13; provided, that each Lender that is a party to this Agreement shall be deemed to approve the Collateral Value as of the Closing Date as calculated by the Administrative Agent and furnished prior to the Closing Date to the Lenders.

                  (b) Within 45 days after receiving the relevant Engineering Reports with respect to any Evaluation Date and the respective accompanying reports and information thereto required to be furnished pursuant to Section 6.2(e), or as promptly thereafter as practicable, the Required Lenders (or, in the case of any increase in the Borrowing Base, all the Lenders) shall agree upon an amount for the Collateral Value or the Borrowing Base, as the case may be, as applicable with respect to such Evaluation Date, and the Administrative Agent shall by notice to the Borrower designate such amounts as the new Collateral Value and, if applicable, Borrowing Base, respectively, which designation shall take effect immediately on the date of such notice (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Collateral Value or the Borrowing Base, as the case may be, are redetermined. If the Borrower does not furnish all such information, reports and data by the date specified in Section 6.2(e), the Administrative Agent may nonetheless designate the Collateral Value or the Borrowing Base, as the case may be, at any amount which the Required Lenders determine and may redesignate the Collateral Value or the Borrowing Base, as the case may be, from time to time thereafter in a similar manner until each Lender receives all information, reports and data, whereupon the Required Lenders shall designate the Collateral Value or the Borrowing Base, as the case may be, as described above. The Required Lenders shall determine the Collateral Value based on the reports delivered pursuant to Section 6.2(e) and the average of the applicable price assumptions used by the Reference Lenders in evaluating their oil and gas loans generally as determined by the Administrative Agent and such determination of the Collateral Value shall take into account the net present value of the reserves projected to be produced on or prior to the next scheduled Evaluation Date. The Required Lenders shall determine the amount of the Borrowing Base based (i) upon the total debt of the Company and its Subsidiaries and upon the loan value which they in their discretion assign to the various oil and gas properties of the Company and its Subsidiaries at such time and (ii) based upon such other credit factors (including, without limitation, (A) the assets, liabilities, cash flow, hedged and unhedged exposure to price, agreements affecting reserves, business, properties, prospects, production history of reserves, nature of the ownership of the reserves, Liens affecting properties, management and ownership of the Company and its Subsidiaries, (B) foreign exchange rate changes and interest rate changes, (C) the general policies of the Required Lenders from time to time with respect to the prices used in evaluating their oil and gas loans generally and (D) the Collateral) as they in their discretion deem significant. It is expressly understood that the Lenders and the Administrative Agent have no obligation to agree upon or designate the Collateral Value or the Borrowing Base at any particular amount.

                  (c) Until the termination of the Revolving Commitment Period, the Borrower may, during the 15-day period beginning on each Determination Date, reduce the Borrowing Base from the amount designated by the Administrative Agent to any lesser amount by delivering a notice during such period to the Administrative Agent to that effect, with such reduction to be effective as of the date such notice is received by the Administrative Agent and shall continue in effect until such time as the Borrowing Base is redetermined in accordance with Section 2.13(b).

          SECTION 3. GENERAL PROVISIONS APPLICABLE TO REVOLVING LOANS
                              AND LETTERS OF CREDIT

         3.1. Optional Prepayments. The Borrower may at any time and from time to time prepay the Revolving Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

         3.2. Mandatory Prepayments. (a) If at any time (the "Collateral Deficiency Date"), the Collateral Coverage Ratio is less than 2.0 to 1.0, the Borrower shall either:

                  (i) Give notice to the Administrative Agent that it elects to reduce the Borrowing Base and prepay the Revolving Loans to the extent necessary to comply with the Collateral Coverage Ratio at such time whereupon the Borrowing Base shall be so reduced with immediate effect and the Borrower shall make such prepayment on or before the date that is 30 days after the related Collateral Deficiency Date and to the extent such prepayment of the aggregate principal amount of Revolving Loans then outstanding is insufficient to result in compliance with the Collateral Coverage Ratio, the Borrower shall, to the extent of such insufficiency, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent; or

                  (ii) certify to the Administrative Agent that the Borrower has good and defensible title, free of any Liens, to Proved Developed Properties in an amount which, if subject to one or more Mortgages, would result in the Borrower being in compliance with such Collateral Coverage Ratio, and provide to each Lender the same information regarding such Proved Developed Properties as would be required for an evaluation of the Collateral Value attributable thereto by the Required Lenders under Section 2.13. Within 10 days after such certification, the Required Lenders shall either (x) determine that such properties, if subject to a Mortgage, would result in the Borrower being in compliance with such Collateral Coverage Ratio, in which case, the Borrower shall within 20 days of such certification, and in any event, no later than within 30 days of the Collateral Deficiency Date, deliver a Mortgage (or a satisfactory amendment to an Existing Mortgage) to the Administrative Agent with respect to each such Proved Developed Property, executed and delivered by a duly authorized officer of each party thereto and accompanied by such other documentation as the Administrative Agent shall reasonably request (including, without limitation, legal opinions in form and substance satisfactory to the Administrative Agent relating thereto) or (y) determine that such properties, if subject to a Mortgage, would not result in the Borrower being in compliance with such Collateral Coverage Ratio, in which case, the Borrower shall make the prepayments specified in subsection (i) of this Section 3.2(a) within 30 days of the Collateral Deficiency Date.

                  (b) If at any time (A) the sum of (x) the Total Revolving Extensions of Credit and (y) with respect to the period commencing on the Extension Date and ending on the date on which the Outstanding 7-7/8% Note Amount is equal to or less than $10,000,000, the Outstanding 7-7/8% Note Amount, exceeds (B) the Borrowing Base at such time (such excess, the "Borrowing Base Deficiency") the Administrative Agent shall give notice thereof to the Borrower (a "Borrowing Base Deficiency Notice") and within 30 days after the date of such Borrowing Base Deficiency Notice, the Borrower shall either:

                  (i) Give notice to the Administrative Agent that it elects to prepay the Revolving Loans in an amount at least equal to the Borrowing Base Deficiency whereupon the Borrower shall make such prepayment on or before the date that is 60 days after the date of the Borrowing Base Deficiency and, to the extent such prepayment of the aggregate principal amount of Revolving Loans then outstanding is less than such Borrowing Base Deficiency, the Borrower shall, to the extent of such shortfall, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent; or

                  (ii) Give notice to the Administrative Agent that it elects to prepay the Revolving Loans in an aggregate amount equal to the Borrowing Base Deficiency (or, to the extent such prepayments of the aggregate principal amount of Revolving Loans then outstanding are less than the Borrowing Base Deficiency, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent) in six consecutive equal monthly installments, whereupon the Borrower shall pay the first such installment 30 days after the date of the Borrowing Base Deficiency and the next five such installments on the same day of each consecutive month thereafter; or

                  (iii) (A) certify to the Administrative Agent that the Borrower has good and defensible title, free of any Liens, to oil and gas properties not included in the determination of the Borrowing Base then in effect in an amount which, if taken into account in such determination, would eliminate the Borrowing Base Deficiency, and (B) provide to each Lender the same information regarding such properties as would be required for an evaluation of the value attributable thereto by the Required Lenders under Section 2.13 in calculating the Borrowing Base. Within 30 days after such certification, if the Required Lenders shall determine that taking into account such properties in the determination of the Borrowing Base would not be sufficient to result in the elimination of the Borrowing Base Deficiency, the Borrower shall either (x) make the prepayments specified in subsection (i) of this Section 3.2(b) immediately or (ii) make the installment prepayments specified in subsection (ii) of this
         Section 3.2(b) with the first such installment due immediately.

                  (c) The Total Revolving Commitments shall be reduced by an amount equal to any Excess Amount and shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the Total Revolving Commitments as so reduced, provided that if the aggregate amount of Revolving Loans then outstanding is less than the amount of such Excess Amount (because L/C Obligations constitute a portion of the Total Revolving Extensions of Credit), the Borrower shall, to the extent of the balance of such Excess Amount, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

         3.3. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election by 8:00 A.M., Los Angeles, California time, three Business Days' preceding the day on which such conversion is to occur, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving prior irrevocable notice to the Administrative Agent by 8:00 A.M., Los Angeles, California time, three Business Days' prior to such conversion (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

         3.4. Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

         3.5. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Revolving Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Revolving Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans plus 2%, and (ii) if all or a portion of any interest payable on any Revolving Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         3.6. Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Reference Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Revolving Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.5(a).

         3.7. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Revolving Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Revolving Loans to Eurodollar Loans.

         3.8. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the Revolving Percentages of the Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

                  (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 A.M., Los Angeles, California time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

                  (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  (f) Notwithstanding anything in this Section 3.8 to the contrary, in the event that the Revolving Loans shall have become due and payable, and the Revolving Commitments shall have been terminated, pursuant to
Section 8, any amounts received by the Administrative Agent from the Loan Parties or their Subsidiaries or from the Collateral in respect of the Borrower's Obligations shall be applied in the following order of priority:

                  (i) First, to reimburse the Administrative Agent for its fees, costs and expenses pursuant to the Loan Documents;

                  (ii) Second, to repay unpaid interest accrued on the Revolving Loans;

                  (iii) Third, to repay the outstanding principal of the Revolving Loans and to cash collateralize outstanding Letters of Credit (as contemplated pursuant to Section 8);

                  (iv) Fourth, to repay any other outstanding Obligations; and

                  (v) Fifth, once all Obligations (whether or not contingent) have been indefeasibly paid in full, to the Borrower.

         3.9. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.10 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

         3.10. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-89ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

         3.11. Indemnity. The Borrower agrees to indemnify each Lender and the Administrative Agent and to hold each Lender and the Administrative Agent harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the

Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

         3.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.9 or 3.10(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Revolving Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.9 or 3.10(a).

         3.13. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 3.9 or 3.10(a) or (b) defaults in its obligation to make Revolving Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 3.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.9 or 3.10(a), (iv) the replacement financial institution shall purchase, at par, all Revolving Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 3.11 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 3.9 or 3.10(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         3.14. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Revolving Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Loan made hereunder and any Note evidencing such Revolving Loan, the Type of such Revolving Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 3.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Revolving Loan of such Lender, substantially in the form of Exhibit H, with appropriate insertions as to date and principal amount.

         3.15. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Revolving Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Revolving Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Revolving Loans and issue or participate in the Letters of Credit, the Company and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

         4.1. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2000 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Refinancing, (iii) the Revolving Loans to be made on the Closing Date and the use of proceeds thereof and (iv) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Company as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Company and its consolidated Subsidiaries as at December 31, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Company as at December 31, 1998, December 31, 1999 and December 31, 2000, and the related consolidated statements of operations and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PriceWaterhouseCoopers, present fairly the consolidated financial condition of the Company as at such dates, and their respective consolidated results of operations and consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheets of the Company, respectively, as at March 31, 2001, and the related unaudited consolidated statements of operations and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Company as at such date, and its consolidated results of operations and consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as set forth on Schedule 4.1(b), no Group Member has any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2000, to and including the date hereof there has been no Disposition by the Company of any material part of its business or property.

         4.2. No Change. Since December 31, 2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         4.3. Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.4. Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Company, the Borrower or any of their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Company, the Borrower or any of their respective Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         4.6. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company or the Borrower, threatened by or against the Company, the Borrower or any of their respective Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that, except as set forth on Schedule 4.6, could reasonably be expected to have a Material Adverse Effect.

         4.7. No Default. Neither the Company, the Borrower nor any of their respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.8. Ownership of Property; Liens. Each Group Member has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Liens permitted under Section 7.3 and of all impediments to the use of such properties and assets in such Group Member's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed.

Except for Liens permitted under Section 7.3, each Group Member will respectively own in the aggregate, in all material respects, the net interests in production attributable to all material wells and units owned by the Group Members. The ownership of such properties shall not in the aggregate in any material respect obligate such Group Member to bear the costs and expenses relating to the maintenance, development and operations of such properties in an amount materially in excess of the working interest of such properties. Each Group Member has paid all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company, the Borrower or its Subsidiaries, as the case may be.

         4.9. Intellectual Property. The Company, the Borrower and each of their respective Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Company or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Company, the Borrower and their respective Subsidiaries does not infringe on the rights of any Person in any material respect.

         4.10. Taxes. Each of the Company, the Borrower and each of their respective Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Company and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         4.11. Federal Regulations. No part of the proceeds of any Revolving Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         4.12. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Company or the Borrower, threatened; (b) hours worked by and payment made to employees each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

         4.13. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         4.14. Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

         4.15. Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15(a) sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) except as set forth on Schedule 4.15(b), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Company or any Subsidiary. As of the Closing Date, Chesapeake Energy Marketing, Inc. and Carmen Acquisition Corp. are "Unrestricted Subsidiaries" under the 8-1/8% Note Indenture.

         4.16. Use of Proceeds. The proceeds of the Revolving Loans shall be used for general corporate purposes, including the refinancing of the Existing Credit Agreement, the purchase of a portion of the outstanding 7-7/8% Notes including any accrued interest thereon and tender or redemption premiums payable in connection therewith, and to pay related fees and expenses. The Letters of Credit shall be used for the general corporate purposes of the Borrower and its Subsidiaries.

         4.17. Environmental Matters. (a) The facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law.

                  (b) No Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Company or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (d) Except as set forth on Schedule 4.17(d), no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company and the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (e) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

                  (f) Except as set forth on Schedule 4.17(f), the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business.

                  (g) No Group Member has assumed any liability of any other Person under Environmental Laws.

         4.18. Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         4.19. Security Documents. Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages (or amendments to the relevant Existing Mortgages as contemplated by Section 5.1(j)) are filed in the offices specified on Schedule 4.19, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

         4.20. Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, and will continue to be, Solvent.

         4.21. Senior Debt Limit. The aggregate amount of Revolving Extensions of Credit outstanding at any time does not exceed the Senior Debt Limit at such time.

         4.22. Proved Developed Properties. Each of the Mortgaged Properties is a Proved Developed Property.

         4.23. Subsidiary Guarantors. Each "Restricted Subsidiary" (other than Chesapeake Canada Corporation) under the 8-1/8% Note Indenture is a Subsidiary Guarantor.

                        SECTION 5. CONDITIONS PRECEDENT

         5.1. Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the "Closing Date").

                  (a) Credit Agreement; Guarantee Agreement. The Syndication Agent and the Administrative Agent shall have received (i) this Agreement, or, in the case of the Lenders, an Addendum, executed and delivered by each Agent, the Company, the Borrower and each Person listed on Schedule 1.1A, and (ii) the Guarantee Agreement, executed and delivered by the Company and each Subsidiary Guarantor.

                  In the event that any one or more Persons listed on Schedule 1.1A have not executed and delivered an Addendum on the date scheduled to be the Closing Date (each such Person being referred to herein as a "Non-Executing Person"), the condition referred to in clause

(i) above shall nevertheless be deemed satisfied if on such date the Borrower and the Syndication Agent shall have designated one or more Persons (the "Designated Lenders") to assume, in the aggregate, all of the Revolving Commitments that would have been held by the "Non-Executing Persons" subject to each such Designated Lender's consent and its execution and delivery of an Addendum. Schedule 1.1A shall automatically be deemed to be amended to reflect the respective Revolving Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

                  (b) Approvals. All governmental and third party approvals necessary or, in the discretion of the Syndication Agent and the Administrative Agent, advisable in connection with the transactions contemplated hereby and the continuing operations of the Company and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereby.

                  (c) Lien Searches. The Syndication Agent and the Administrative Agent shall have received the results of a recent lien search in the central filing office (and, to the extent requested by the Syndication Agent or the Administrative Agent, the local filing offices) of each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Syndication Agent and the Administrative Agent.

                  (d) Reports; Officer's Certificate. The Company shall have delivered to the Syndication Agent and the Administrative Agent, prior to the Closing Date, (i) reports satisfying the requirements of the definition of Adjusted Consolidated Net Tangible Assets in order to calculate such amount as of March 31, 2001, (ii) the Initial Engineering Reports and (iii) a certificate of the chief financial officer or the treasurer of the Company certifying (A) the calculation of Adjusted Consolidated Net Tangible Assets as of March 31, 2001, (B) that the liens securing the Collateral are permitted under the Indentures, (C) the calculation of the Senior Debt Limit as of March 31, 2001, and (D) the calculation of the Collateral Value as of March 31, 2001, which certificate shall attach all reports and appraisals used to make such calculations.

                  (e) Environmental Audit. The Syndication Agent and the Administrative Agent shall be satisfied with the environmental condition of the real property owned or leased by the Company and its subsidiaries.

                  (f) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Revolving Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Syndication Agent and Administrative Agent on or before the Closing Date.

                  (g) Closing Certificate. The Syndication Agent and Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (h) Legal Opinions. The Syndication Agent and Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Commercial Law Group, P.C., counsel to the Company and its Subsidiaries, substantially in the form of Exhibit F; and

                  (ii) the legal opinion of Thompson & Knight and such other special and local counsel as may be required by the Syndication Agent or the Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Syndication Agent or Administrative Agent may reasonably require.

                  (i) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Syndication Agent or the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                  (j) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage (together with any other documents requested to be delivered thereunder) to be filed in each county in which the Mortgaged Properties are located or satisfactory amendments to each Existing Mortgage, executed and delivered by a duly authorized officer of each party thereto. The aggregate Collateral Value of such Mortgaged Properties as of the Closing Date shall be sufficient to cause the Collateral Coverage Ratio to be at least 2.0 to 1.0 on the Closing Date. Upon receipt of the Mortgages, the Administrative Agent will be responsible for, and arrange for, the recording thereof.

                  (ii) If requested by the Syndication Agent and the Administrative Agent, the Syndication Agent and the Administrative Agent shall have received (A) copies of all material contracts relating to the Mortgaged Properties and (B) copies of satisfactory legal opinions as to the Borrower's rights to the Mortgaged Properties (addressed, if requested, to the Syndication Agent, the Administrative Agent and each of the Lenders).

                  (k) Solvency Certificate. Each of the Lenders shall have received and shall be satisfied with a solvency certificate of the chief financial officer or treasurer of the Company which shall document the solvency of the Company and its subsidiaries after giving effect to the transactions contemplated hereby.

                  (l) Insurance. The Syndication Agent and Administrative Agent shall have received insurance certificates satisfying the requirements of this Agreement.

                  (m) Approval by Majority Lenders. The amendments to the Existing Credit Agreement effected pursuant to this Agreement shall have been approved by the Majority Lenders under and as defined in the Existing Credit Agreement.

                  (n) Exiting Lenders. The Administrative Agent shall have received evidence satisfactory to it that (i) all Loans (as defined in the Existing Credit Agreement) of the Lenders (as defined in the Existing Credit Agreement) which will not execute and deliver an Addendum (and will not have a Revolving Commitment hereunder) with respect to this Agreement ("Exiting Lenders") shall have been or shall concurrently be repaid in full, together with any accrued interest thereon and any accrued fees payable to such Exiting Lenders under the Existing Credit Agreement to but excluding the Closing Date, and (ii) the commitments under the Existing Credit Agreement of such Exiting Lenders shall have been or shall concurrently be terminated.

         5.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Senior Debt Limit. In the event that at such date, a Senior Debt Limit Reporting Event has occurred and is continuing or the Administrative Agent otherwise requests, the Administrative Agent shall have received, and be satisfied with, a certificate of the chief financial officer or treasurer of the Borrower setting forth the calculations required to determine the Senior Debt Limit at such time (which certificate shall attach satisfactory reports and appraisals supporting such calculation including, without limitation, copies of the reports and appraisals prepared by independent petroleum engineers and appraisers in connection with the determination of Adjusted Consolidated Net Tangible Assets pursuant to the Indentures as of the last day of the most recently ended fiscal year of the Company).

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Company and the Borrower hereby jointly and severally agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Revolving Loan or other amount is owing to any Lender or Agent hereunder, each of the Company and the Borrower shall and shall cause each of its Subsidiaries to:

         6.1. Financial Statements. Furnish to the Administrative Agent and each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, (i) a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers or another of the five nationally recognized firms, or other independent certified public accountants selected by the Company and acceptable to the Syndication Agent and (ii) the unaudited consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related unaudited consolidating statements of operations and cash flows for such year setting forth in each case in comparative form the figures for the previous year certified by a Responsible Officer as being fairly stated in all material respects;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2. Certificates; Other Information. Furnish to the Administrative Agent who will forward to each Lender (or, in the case of clause (g), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate (A) containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement (including, without limitation, Section 7.1) referred to therein as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be, and, if applicable, for determining the

Applicable Margins and Commitment Fee Rate, (B) certifying the calculation of the Senior Debt Limit as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be, and attaching copies of reports and appraisals utilized in connection with such calculation, (C) certifying the value of the oil and gas properties of the Company and its Subsidiaries over which a Lien has been created pursuant to Section 7.3(k) and such certificate shall set forth such calculation based on the applicable Engineering Reports delivered pursuant to Section 6.2(e) and the average of the applicable price assumptions used by the Reference Lenders in the most recent determination of the Collateral Value pursuant to Section 2.13 and (D) certifying whether or not a Senior Debt Limit Reporting Event has occurred and is continuing;

                  (c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Company, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available but not more than once per fiscal quarter of the Company, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within five days after the same are sent, copies of all financial statements and reports that the Company or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Company or the Borrower may make to, or file with, the SEC;

                  (e) within (i) 120 days of each Evaluation Date occurring on December 31, (ii) 75 days of each other Evaluation Date that is not the Extension Request Date and (iii) within 30 days of the Evaluation Date that is the Extension Request Date, one or more engineering reports, prepared by the Company's engineers and certified by a Responsible Officer as to the accuracy and completeness thereof (each, a "Company Report") or, in the case of each Evaluation Date occurring on December 31, prepared with respect to not less than 70% of the reserve volume of the Company and its Subsidiaries (but in any event, not less than 100% of the reserve volume used in the determination of the Collateral Value with respect to such Evaluation Date) by independent petroleum engineers chosen by the Company and acceptable to the Majority Lenders (each such report, an "Independent Report", the Independent Reports collectively with the Company Reports, the "Engineering Reports") together with all other information, reports and data which the Administrative Agent or the Syndication Agent has requested in connection therewith, which shall set forth for each oil and gas property or interest of the Company and its Subsidiaries the separate categories of proved developed producing reserves, proved developed nonproducing reserves and proved undeveloped reserves attributable to such properties together with a projection of the rate of production with respect thereto as of the date that is (A) with respect to any Evaluation Date that is December 31 and June 30, such Evaluation Date and (B) with respect to any other Evaluation Date, the last day of the fiscal quarter immediately preceding such Evaluation Date for which the Engineering Reports so required may be reasonably prepared, which report(s), in any case, shall distinguish (or shall be delivered together with a certificate from an appropriate officer of the Borrower which distinguishes) those properties treated in the report which are Collateral, from those properties treated in the report which are not Collateral. Each Engineering Report shall be satisfactory to the Administrative Agent and the Syndication Agent and, without limitation, shall (i) contain sufficient information to enable the Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the SEC and to ascertain projected future production attributable to the portion of the reserves of the Mortgaged Properties categorized as "Producing" under the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successors), (ii) take into account any "over-produced" status under gas balancing arrangements, and (iii) contain information and analysis comparable in scope to that contained in the Initial Engineering Report. Accompanying each Engineering Report, the Borrower shall deliver a report reflecting the occurrence of the following events since the date of the most recent Engineering Report: (i) all property sales and pending property sales identifying the property and sale price therefor, (ii) all property purchases and pending property purchases identifying the property and the purchase price therefor, and (iii) changes in the categories of proved developed producing reserves, proved developed nonproducing reserves and proved undeveloped reserves attributable to each oil and gas property or interest of the Company and its Subsidiaries;

                  (f) as soon as available after the end of each fiscal year of the Company, and in any event prior to the first extension of credit hereunder during the succeeding new fiscal year, a certificate of a Responsible Officer setting forth an estimate (the "Estimated ACNTA") of the Adjusted Consolidated Net Tangible Assets as of the last day of the fiscal year of the Company most recently ended based on the projected proved oil and gas reserves of the Company and its Restricted Subsidiaries as of the last day of such fiscal year of the Company, such projection to be prepared using the reserve reports delivered in connection with the calculation of the Senior Debt Limit as of the last day of the fiscal quarter of the Company ended on September 30 of the relevant fiscal year of the Company most recently ended and the price assumptions to be used in the preparation of the independent petroleum engineer reports and appraisals to be delivered in connection with the determination of Adjusted Consolidated Net Tangible Assets pursuant to the Indentures as of the last day of such recently ended fiscal year; and

                  (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         6.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

         6.4. Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.5. Maintenance of Property; Insurance. (a) Each Group Member will (i) do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of the properties owned by each Group Member, including without limitation, all equipment, machinery and facilities, and (ii) make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of the properties owned by each Group Member will be fully preserved and maintained, except to the extent a portion of such properties are oil and gas properties no longer capable of producing hydrocarbons in economically reasonable amounts.

                  (b) Each Group Member will promptly pay and discharge or cause to be paid and discharged all delay rentals, royalties, expenses and indebtedness accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its properties and will do all other things necessary to keep unimpaired each Group Member's rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of oil and gas properties is no longer capable of producing hydrocarbons in economically reasonable amounts.

                  (c) Each Group Member will operate its properties or cause or use commercially reasonably efforts to cause such properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all laws; and

                  (d) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event general liability) as are usually insured against in the same general area by companies engaged in the same or a similar business and in any case no less comprehensive in scope than that maintained by the Company and its Subsidiaries as of the Closing Date.

         6.6. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of any Lender (coordinated through the Administrative Agent) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

         6.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any Group Member
(i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

         6.8. Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  (c) Promptly furnish to the Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Group Member, or of which it has notice, pending or threatened against any Group Member, by any governmental authority with respect to any alleged violation of or non-compliance in any material respect with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

                  (d) Promptly furnish to the Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Group Member in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility which could if adversely determined result in fines or liability of a material amount with respect to any investigation or clean-up of Hazardous Material at any location.

         6.9. Collateral Coverage and Guarantees. (a) Maintain a Collateral Coverage Ratio at all times of at least 2.0 to 1.0 in accordance with the provisions set forth in Section 3.2(a).

                  (b) Subject to Section 10.14(b), with respect to any new Subsidiary created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (b), shall include any existing Subsidiary that ceases to be an "Unrestricted Subsidiary" under the 8-1/8% Note Indenture), promptly (i) cause such new Subsidiary (A) to become a party to the Guarantee Agreement and (B) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) Cause, in the event that after the date hereof the Company or any of its Subsidiaries make Investments in Chesapeake Canada Corporation or any of its Subsidiaries in an aggregate outstanding amount at any time exceeding $30,000,000, Chesapeake Canada Corporation and each such Subsidiary (A) to become a party to the Guarantee Agreement and (B) to deliver to the Administrative Agent a certificate of Chesapeake Canada Corporation and each such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         6.10. Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional mortgages, deeds of trust, chattel mortgages, security agreements, financing statements, reports (including reports of the type described in Section 6.2(e)), instruments, legal opinions, certificates or documents (including, without limitation, documents of the type described in Section 5.1(j)(ii)), all in form and substance satisfactory to the Administrative Agent, and take all such actions as may be requested hereunder (including, without limitation, in order to comply with Section 6.9) or as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents (including, without limitation, Section 6.9), or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Company and the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lenders may be required to obtain from the Company, the Borrower or any of their respective Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                         SECTION 7. NEGATIVE COVENANTS

                  The Company and the Borrower hereby jointly and severally agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Revolving Loan or other amount is owing to any Lender or Agent hereunder, each of the Company and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1. Financial Condition Covenants.

                  (a) Current Ratio. Permit the Current Ratio at the end of any fiscal quarter of the Company (beginning with the quarter ended September 30, 2001) to be less than 1.0 to 1.0.

                  (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Company (beginning with the quarter ended September 30, 2001) to be less than 2.5 to 1.0.

         7.2. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness (i) of the Borrower to the Company or to any Subsidiary, (ii) of the Company or any Subsidiary Guarantor to the Borrower (except in the event that there has been an acceleration of the maturity of any Obligation) or to any other Subsidiary, (iii) of any Subsidiary (other than the Borrower or a Subsidiary Guarantor) to any Subsidiary (other than the Borrower or a Subsidiary Guarantor), and (iv) subject to Section 7.7(g), of any Subsidiary (other than the Borrower or a Subsidiary Guarantor) to the Borrower or any Subsidiary Guarantor;

                  (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower and the Company or any of its Subsidiaries of obligations of the Borrower, any Subsidiary Guarantor and, subject to Section 7.7(g), of any Subsidiary (other than the Borrower or a Subsidiary Guarantor);

                  (d) Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                  (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;

                  (f) Indebtedness under the Indentures as of the Closing Date and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                  (g) Hedge Agreements entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Group Members, provided that at all times: (1) no such contract has, or fixes a price for, a term of more than thirty six months; (2) the aggregate monthly production covered by all such contracts for such month of production (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Administrative Agent) for any single month does not exceed 80% of Group Members' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Group Members' businesses for such month, and (3) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) is a nationally recognized, well-capitalized hedging counterparty or is an investment grade-rated industry participant. As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Group Member which are located in or offshore of the United States and Canada and which have attributable to them proved oil or gas reserves, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental report meeting the requirements of Section 6.2(e) and which is otherwise satisfactory to the Administrative Agent;

                  (h) Hedge Agreements entered into by a Group Member with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Group Member that is accruing interest at a variable rate, provided that the aggregate notional amount of such contracts never exceeds 75% of the anticipated outstanding principal balance of the Indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, and the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract; and the fixed rate index of each such contract generally matches the interest on the corresponding obligation to be hedged by such contract; provided further that each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates)) is a nationally recognized, well-capitalized hedging counterparty;

                  (i) Indebtedness of Chesapeake Energy Marketing, Inc. in an aggregate principal amount at any one time outstanding not to exceed $15,000,000;

                  (j) liabilities with respect to accrued revenues and royalties due to others during the period the payment thereof has been properly suspended in accordance with applicable agreements and applicable law; and

                  (k) additional Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount (for the Company and all Subsidiaries) not to exceed $25,000,000 at any one time outstanding.

         7.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Company or any other Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Company or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (j) Liens on accounts receivable and cash of Chesapeake Energy Marketing, Inc. securing Indebtedness permitted by Section 7.2(i);

                  (k) Liens on oil and gas properties (that are not Collateral) of the Company and its Subsidiaries the aggregate value of which does not exceed, at any time, $50,000,000 securing Indebtedness under any Hedge Agreement with any Lender or any Affiliate thereof (not otherwise secured under Section 7.2(l)); and

                  (l) the issuance of letters of credit or any pledge of cash to secure the obligations of the Company and its Subsidiaries with respect to any Hedge Agreement (not otherwise secured under Section 7.2(k)) not to exceed at any time, an amount equal to $75,000,000 in the aggregate;

provided, that, none of the Liens created pursuant to paragraphs (a) to (l) (other than paragraph (h)) of this Section 7.3 shall constitute Liens securing Indebtedness permitted under Section 4.9(i) of each of the 8-1/2% Note Indenture and the 7-7/8% Note Indenture so long as such Indentures remain in effect.

         7.4. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or with or into any Subsidiary of the Borrower that is a Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity) or, subject to Section 7.7(g), with or into any other Subsidiary of the Borrower;

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary of the Borrower that is a Subsidiary Guarantor or, subject to Section 7.7(g), any other Subsidiary of the Borrower;

                  (c) any Subsidiary of the Company (other than the Borrower and its Subsidiaries) may be consolidated with or into the Company (provided that the Company shall be the continuing or surviving entity) or with or into any Subsidiary Guarantor (other than the Borrower or any of its Subsidiaries) (provided that the Subsidiary Guarantor shall be the continuing or surviving entity) or, subject to Section 7.7(g), any Subsidiary (other than the Borrower or any of its Subsidiaries and any Subsidiary Guarantor); and

                  (d) any Subsidiary of the Company (other than the Borrower and its Subsidiaries) may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any Subsidiary Guarantor (other than the Borrower or any of its Subsidiaries) or, subject to Section 7.7(g), any Subsidiary (other than the Borrower or any of its Subsidiaries and any Subsidiary Guarantor)

         7.5. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

                  (c) interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed;

                  (d) Dispositions permitted by Section 7.4(b) or 7.4(d); and

                  (e) other property which is sold for fair consideration to a Person who is not an Affiliate not to exceed, in the aggregate with respect to all sales of property after the date of this Agreement, $100,000,000; provided that to the extent the aggregate Net Cash Proceeds of all such Dispositions after the date of this Agreement exceeds $25,000,000 (i) so long as no Default or Event of Default shall have occurred and be continuing, the amount of such excess shall be placed in a segregated account (and, in the case of proceeds of Proved Developed Properties, subject to a perfected, first-priority Lien to secure the Obligations) and within four months following the receipt of such proceeds by the Group Member, shall be either applied to permanently repay outstanding Indebtedness of any Group Member or to pay the purchase price of proved oil and gas properties acquired by a Group Member or to pay development costs with respect to proved oil and gas properties then owned by a Group Member, or (ii) if a Default or Event of Default shall have occurred and be continuing at the time of such Disposition, the amount of such excess (any such excess, the "Excess Amount") shall be applied in accordance with Section 3.2(c). The value of sales under this clause (e) shall be the applicable sale price.

         7.6. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member (or enter into or be party to, or make any payment under, any Synthetic Purchase Agreement with respect to any such Capital Stock if the purchase, redemption, defeasance, retirement or other acquisition thereof by the Company and its Subsidiaries would otherwise be prohibited under this Section 7.6), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company, the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating any Group Member to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary of the Company may pay cash dividends or distributions on its Capital Stock to the Company or any of its Subsidiaries;

                  (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may purchase the Company's common stock or common stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause (b) after the date hereof shall not exceed $5,000,000; and

                  (c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom at the time such dividends are declared, the

         Company may pay cash dividends on its Capital Stock not to exceed an amount equal to $10,000,000 for each fiscal year of the Company.

         7.7. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) Guarantee Obligations permitted by Section 7.2;

                  (d) loans and advances to employees of any Group Member of the Company in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $1,000,000 at any one time outstanding;

                  (e) the purchase of the outstanding 7-7/8% Notes and 8-1/2% Notes, provided, that the aggregate purchase price of such 8-1/2% Notes purchased shall not exceed $20,000,000;

                  (f) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor (and, in the case of Investments by the Borrower or any of its Subsidiaries, a Subsidiary of the Borrower);

                  (g) intercompany Investments by the Company or any of its Subsidiaries in any Person, that, prior to such Investment, is a Subsidiary but not a Subsidiary Guarantor (including, without limitation, Guarantee Obligations with respect to obligations of any such Subsidiary, loans made to any such Subsidiary and Investments resulting from mergers with or sales of assets to any such Subsidiary) plus any Unrestricted Subsidiary Investments in connection with the designation of a Subsidiary Guarantor or any newly created or acquired Subsidiary as an "Unrestricted Subsidiary" under the 8-1/8% Note Indenture (minus any Unrestricted Subsidiary Investment in connection with the designation of a Subsidiary that is not a Subsidiary Guarantor as a "Restricted Subsidiary" under the 8-1/8% Note Indenture and a Subsidiary Guarantor hereunder) in an aggregate outstanding amount (valued at cost) not to exceed at any time, together with any Investment pursuant to paragraph (l) of this Section that results in the creation or acquisition of a Subsidiary that is not a Subsidiary Guarantor or the acquisition of assets by, or the contribution or transfer of assets to, a Subsidiary that is not a Subsidiary Guarantor, $15,000,000 in the aggregate (except to the extent the Investment is made in the form of the common stock of the Company);

                  (h) loans and advances to Chesapeake Canada Corporation;

                  (i) acquisitions of oil and gas properties and gas exploration and extraction assets and assets directly related thereto and acquisitions of all the Capital Stock of any Person whose assets consist of oil and gas properties and gas exploration and extraction assets and assets directly related thereto the consideration for which is in the form of cash or Capital Stock of the Company; provided, that any such acquisition shall not be permitted hereunder without prior consent of the Majority Lenders if the aggregate value of the consideration payable in connection with such acquisition is equal to or greater than an amount equal to $50,000,000 (except to the extent such consideration is in the form of the common stock of the Company);

                  (j) the entry into operating agreements, processing agreements, farm-out agreements, development agreements, area of mutual interest agreements, contracts for the transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, or other similar customary agreements, transactions, properties, interests or arrangements, in each case made or entered into in the ordinary course of business as conducted by the Company and its Subsidiaries as of the Closing Date;

                  (k) Investments pursuant to the employment agreements between each of Aubrey K. McClendon and Tom L. Ward and the Company as are in effect as of the Closing Date;

                  (l) Investments resulting from Indebtedness permitted under
         Section 7.2(b)

                  (m) Investments set forth on Schedule 7.7(m); and

                  (n) in addition to Investments otherwise expressly permitted by this Section, Investments by the Company or any of its Subsidiaries (including, without limitation, joint ventures and partnerships) in an aggregate outstanding amount at any time (valued at cost) not to exceed $25,000,000 during the term of this Agreement (except to the extent such consideration is in the form of the common stock of the Company).

         7.8. Optional Payments and Modifications of Certain Debt Instruments.
(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to Indebtedness under the 8-1/8% Note Indenture and unless permitted under Section 7.7(e), the 8-1/2% Note Indenture or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Company, the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Indebtedness;
(b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of Indebtedness under the Indentures (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); or (c) enter into or be party to, or make any payment under, any Synthetic Purchase Agreement with respect to any Indebtedness the making or offering to make of any optional or voluntary payment or prepayment thereon, or any repurchase or redemption thereof, or the optional or voluntary defeasance or segregation of funds with respect thereto, the Company and its Subsidiaries are otherwise prohibited from doing under this Section 7.8.

         7.9. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company, the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

         7.10. Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member (including, without limitation, any Sale/Leaseback Transaction as defined in each of the 8-1/2% Note Indenture and the 7-7/8% Note Indenture).

         7.11. Changes in Fiscal Periods. Permit the fiscal year of the Company to end on a day other than December 31 or change the Company's method of determining fiscal quarters.

         7.12. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) the Indentures, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (d) any agreements governing Indebtedness permitted under Section 7.2(i) (in which case, any prohibition or limitation shall only be effective against the assets of Chesapeake Energy Marketing, Inc.).

         7.13. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company or the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company, the Borrower or any other Subsidiary of the Company or the Borrower, as the case may be, (b) make loans or advances to, or other Investments in, the Company or the Borrower or any other Subsidiary of the Company or the Borrower, as the case may be, or (c) transfer any of its assets to the Company or the Borrower or any other Subsidiary of the Company or the Borrower, as the case may be, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) any restrictions under the 8-1/8% Note Indenture applicable to Chesapeake Energy Marketing, Inc. and Carmen Acquisition Corp. so long as such entities remain "Unrestricted Subsidiaries" thereunder.

         7.14. Take-or-Pay Contracts. No Group Member will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it.

         7.15. Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the marketing, exploration and extraction of oil and gas which constitutes the business the Company and its Subsidiaries are engaged in as of the date of this Agreement.

         7.16. Senior Debt Limit. Permit the Total Revolving Extensions of Credit at any time to exceed the Senior Debt Limit at such time.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Revolving Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Revolving Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in Section 6.2(e), clause (i) or (ii) of
Section 6.4(a) (with respect to the Company and the Borrower only), Section 6.7(a), 6.9 or Section 7 of this Agreement or (ii) a "default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent; or

                  (e) any Group Member (i) defaults in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Revolving Loans) on the scheduled or original due date with respect thereto; or (ii) defaults in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) defaults in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i),
(ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

                  (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Majority Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents with respect to Mortgaged Properties with an aggregate value in excess of $5,000,000 shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) the guarantee contained in Section 2 of the Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Company; (ii) the board of directors of the Company shall cease to consist of a majority of Continuing Directors; (iii) the Company shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of the Borrower and each Guarantor free and clear of all Liens; (iv) a Specified Change of Control shall occur; or (v) neither Aubrey K. McClendon nor Tom Ward shall be executive officers of the Company;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Revolving Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 9. THE AGENTS

         9.1. Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

         9.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         9.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or to request an additional Evaluation Date unless instructed in writing by the Majority Lenders.

         9.4. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company or the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Loans. Upon receipt by the Administrative Agent from the Borrower of any communication calling for action on the part of the Lenders or upon notice from any other Lender to the Administrative Agent of any Default or Event of Default, the Administrative Agent shall promptly notify each other Lender thereof.

         9.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, the Company or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Revolving Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7. Indemnification. The Lenders agree to indemnify each Agent WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE AGENT, in its capacity as such (to the extent not reimbursed by the Company or the Borrower within ten days after demand and without limiting the obligation of the Company or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Revolving Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Revolving Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment), provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Revolving Loans and all other amounts payable hereunder. As used in this Section the term "Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         9.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Revolving Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the

Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Revolving Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Administrative Agent's resignation as Administrative Agent or any retiring Syndication Agent's resignation as Syndication Agent, the provisions of this Section 9 shall inure to the Administrative Agent's or the Syndication Agent's benefit, as the case may be, as to any actions taken or omitted to be taken by it while it was Administrative Agent or Syndication Agent, as the case may be, under this Agreement and the other Loan Documents.

         9.10. Agents Generally. Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such.

         9.11. The Lead Arranger. Each of the Lead Arranger and the Co-Documentation Agents, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and other Loan Documents.

                           SECTION 10. MISCELLANEOUS

         10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Majority Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Majority Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Revolving Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Lenders and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender;
(iii) reduce any percentage specified in the definition of Required Lenders, Majority Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (iv) (A) increase the Borrowing Base without the consent of all Lenders, (B) reduce the Borrowing Base or change the Collateral Value, in each case, without the consent of the Required Lenders or (C) otherwise amend or waive any other provision of
Section 2.13 or 3.2 without the consent of the Required Lenders; (v) amend, modify or waive any provision of Section 9 without the written consent of each Agent adversely affected thereby; or (vi) amend, modify or waive any provision of Sections 2.5 to 2.12 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Revolving Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company, the Borrower and the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

               Company:                      6100 North Western Avenue
                                             Oklahoma City, Oklahoma 73118
                                             Attention: Treasurer
                                             Telecopy: (405) 879-9587
                                             Telephone: (405) 848-8000

               The Borrower:                 6100 North Western Avenue
                                             Oklahoma City, Oklahoma 73118
                                             Attention: Treasurer
                                             Telecopy: (405) 879-9587
                                             Telephone: (405) 848-8000

               With a copy to:               Commercial Law Group, P.C.
                                             2725 Oklahoma Tower
                                             210 Park Avenue
                                             Oklahoma City, Oklahoma 73102
                                             Attention: C. Ray Lees, Esq.
                                             Telecopy: (405) 232-5533
                                             Telephone: (405) 232-3001

               The Administrative Agent:     Union Bank of California, N.A.
                                             500 North Akard
                                             4200 Lincoln Center
                                             Dallas, Texas 75201
                                             Attention: Randall L. Osterberg
                                             Telecopy: (214) 922-4209
                                             Telephone: (214) 922-4200

               With a copy to:               Union Bank of California, N.A.
                                             1980 Saturn Drive
                                             Monterey Park, California 91754
                                             Attention: Commercial Loan and
                                             Agency Services
                                             Telecopy: (323) 720-2780
                                             Telephone: (323) 720-2581

               The Syndication Agent:        Bear Stearns Corporate Lending Inc.
                                             245 Park Avenue
                                             New York, NY 10167
                                             Attention: Victor Bulzacchelli
                                             Telecopy: (212) 272-5446
                                             Telephone: (212) 272-3042

provided that any notice, request or demand to or upon any Agent, the Issuing Lender or the Lenders shall not be effective until received.

         10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Loans and other extensions of credit hereunder.

         10.5. Payment of Expenses and Taxes. The Company and the Borrower hereby jointly and severally agree (a) to pay or reimburse each Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate, (b) to pay or reimburse each Lender and Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to such Agent, (c) to pay, indemnify, and hold each Lender and Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Revolving Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER OR AGENT, provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, each of the Company and the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than

10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Treasurer (Telephone No.
(405) 848-8000) (Telecopy No. (405) 879-9587), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Revolving Loans and all other amounts payable hereunder.

         10.6. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Borrower, the Lenders, the Administrative Agent, all future holders of the Revolving Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Revolving Loan owing to such Lender, any Revolving Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Revolving Loans or any fees payable hereunder, or postpone the date of the final maturity of the Revolving Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Revolving Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 and 3.11 with respect to its participation in the Revolving Commitments and the Revolving Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 3.10, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender other than any Conduit Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender, or any Lender Affiliate or any Approved Fund or, with the consent of the Borrower, the Issuing Lender and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent (with a copy to the Syndication Agent and in the case of an assignment hereunder that does not require the consent of the Borrower, the Borrower) for its acceptance and recording in the Register; provided that unless otherwise agreed by the Borrower, the Issuing Lender and the Administrative Agent (x) no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $1,000,000 (except in the case of an assignment of all of a Lender's interests under this Agreement) and (y) after giving effect to such assignment the Assignor's Revolving Commitments shall be not less than $1,000,000 (except in the case of an assignment of all of a Lender's interests under this Agreement). For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Commitment and/or Revolving Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(f) (with respect to the Borrower) shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Revolving Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.6(c).

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Commitment of, and the principal amount of the Revolving Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Revolving Loans and any Notes evidencing the Revolving Loans recorded therein for all purposes of this Agreement. Any assignment of any Revolving Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Revolving Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Revolving Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 10.6(c), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

                  (g) The Borrower, upon written notice from a Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

                  (h) Each of the Company, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

         10.7. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a "Benefited Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company or the Borrower, any such notice being expressly waived by the Company and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Company or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Company, the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.12. Submission To Jurisdiction; Waivers. Each of the Company and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         10.13. Acknowledgments. Each of the Company and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) no Agent or Lender has any fiduciary relationship with or duty to the Company or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Company and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company, the Borrower and the Lenders.

         10.14. Releases of Guarantees and Liens; Designation of Subsidiaries.
(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) at such time as the Revolving Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event that, after the Closing Date, the Borrower shall designate a

Subsidiary Guarantor or any newly created or acquired Subsidiary as an "Unrestricted Subsidiary" under the 8-1/8% Note Indenture, and so long as the Unrestricted Subsidiary Investment resulting from such designation is permitted under Section 7.7(g) (and a Responsible Officer has certified in writing thereto to the Administrative Agent), the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations of any such Guarantor Subsidiary or newly created or acquired Subsidiary that has been so designated.

         10.15. Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

         10.16. WAIVERS OF JURY TRIAL. THE COMPANY, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.17. Delivery of Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

         10.18. Special Provisions. (a) From and after the Closing Date, (i) each Exiting Lender shall cease to be a party to this Agreement, (ii) no Exiting Lender shall have any obligations or liabilities under this Agreement with respect to the period from and after the Closing Date and, without limiting the foregoing, no Exiting Lender shall have any Revolving Commitment under this Agreement or any participation on any Letter of Credit outstanding hereunder and
(iii) no Exiting Lender shall have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder).

                  (b) The Lenders (which are Lenders under the Existing Credit Agreement) hereby waive any requirements for notice of prepayment, minimum amounts of prepayments of Revolving Credit Loans (as defined in the Existing Credit Agreement), ratable reductions of the commitments of the Lenders under the Existing Credit Agreement and ratable payments on account of the principal or interest of any Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required pursuant to subsection 5.1(n).

                  (c) The Lenders hereby authorize the Administrative Agent and the Borrower to request borrowings from the Lenders, to make prepayments of Loans (as defined in the Existing Credit Agreement) and to reduce commitments under the Existing Credit Agreement among the Revolving Lenders (as defined in the Existing Credit Agreement) in order to ensure that, upon the effectiveness of this Agreement, the Revolving Loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Revolving Percentages and that the Revolving Commitments shall be as set forth on Schedule 1.1A hereto and no such borrowing, prepayment or reduction shall violate any provisions of the Existing Credit Agreement or this Agreement. The Lenders hereby confirm that, from and after the Closing Date, all participations of the Lenders in respect of Letters of Credit outstanding hereunder pursuant to subsection 2.8(a) shall be based upon the Revolving Percentages of the Lenders (after giving effect to this Agreement).

                  (d) The Borrower hereby terminates, effective as of the Closing Date, in full the commitments under the Existing Credit Agreement of the Exiting Lenders.

         10.19. Limitation on Interest. The Lenders, the Loan Parties and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. No Loan Party nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to the Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstances, exceeds the maximum amount permitted under applicable law, the Lenders and the Loan Parties (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   CHESAPEAKE ENERGY CORPORATION


                                   By:  /s/ Martha A. Burger
                                        ----------------------------------------
                                        Name:  Martha A. Burger
                                        Title: Treasurer

                                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP


                                   By:  Chesapeake Operating, Inc., its general
                                        partner


                                   By:  /s/ Martha A. Burger
                                        ----------------------------------------
                                        Name:  Martha A. Burger
                                        Title: Treasurer

                                   BEAR, STEARNS & CO. INC., as Sole Lead
                                     Arranger and Sole Bookrunner

                                   By: /s/ KEITH C. BARNISH
                                      ------------------------------------------
                                      Name:  Keith C. Barnish
                                      Title: Senior Managing Director

                                   BEAR STEARNS CORPORATE LENDING INC.,
                                     as Syndication Agent and as a Lender

                                   By: /s/ KEITH C. BARNISH
                                      ------------------------------------------
                                      Name:  Keith C. Barnish
                                      Title: Senior Managing Director

                                   UNION BANK OF CALIFORNIA, N.A., as
                                   Administrative Agent, Collateral Agent
                                   and as a Lender

                                   By:   /s/ RANDALL OSTERBERG
                                      ------------------------------------------
                                      Name:  Randall Osterberg
                                      Title: Senior Vice President

                                                                         Annex A

                        PRICING GRID FOR REVOLVING LOANS
                               AND COMMITMENT FEES

                                                               (IN BASIS POINTS)

                          Utilization       Applicable Margin for    Applicable Margin for
    Pricing Level          Percentage         Eurodollar Loans          Base Rate Loans       Commitment Fee Rate
    -------------         -----------       ---------------------    ---------------------    -------------------

         I               > or = to 75.0               225.0                    125.0                    50.0

         II              > or = to 50.0               200.0                    100.0                    50.0

         III             > or = to 25.0               175.0                     75.0                    37.5

         IV                       <25.0               150.0                     50.0                    30.0

The Applicable Margin for Revolving Loans and the Commitment Fee Rate shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the date which is six months after the Closing Date, based on changes from time to time in the percentage which the Total Revolving Extensions of Credit then constitute of the Borrowing Base then in effect (the "Utilization Percentage"), with such adjustments to become effective on such date as the changes in the Utilization Percentage shall occur (the "Adjustment Date"). On each Adjustment Date, the Applicable Margin for Revolving Loans and the Commitment Fee Rate shall be adjusted to be equal to the Applicable Margins and Commitment Fee Rate opposite the Pricing Level determined to exist on such Adjustment Date. The Administrative Agent shall give notice promptly to the Borrower and the Lenders of changes in the Pricing Level.

In the event that (i) either Rating Agency has in effect a rating for the Facility of B1/B+ or lower, as the case may be, then each of the Applicable Margins for Eurodollar Loans and Base Rate Loans shall be increased by 25.0 basis points for all Pricing Levels; and (ii) either Rating Agency has in effect a rating for the Facility of Baa3/BBB- or higher, as the case may be, then each of the Applicable Margins for Eurodollar Loans and Base Rate Loans shall be decreased by 25.0 basis points for all Pricing Levels. In the event that there exists at any time a split rating between the ratings of either Rating Agency for the Facility so that one Rating Agency has a rating in effect for the Facility described in clause (i) of the previous sentence and the other Rating Agency has a rating in effect for the Facility described in clause (ii) of the previous sentence, then the Applicable Margins shall be determined in accordance with the lower rating then in effect. If the ratings established by either of the Rating Agencies shall be changed (other than as a result of a change in the rating system of either Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Margin pursuant to this paragraph shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

                  As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

                  "Pricing Level I" shall exist on an Adjustment Date if the Utilization Percentage on such date is greater than or equal to 75%.

                  "Pricing Level II" shall exist on an Adjustment Date if the Utilization Percentage on such date is greater than or equal to 50%.

                  "Pricing Level III" shall exist on an Adjustment Date if the Utilization Percentage on such date is greater than or equal to 25%.

                  "Pricing Level IV" shall exist on an Adjustment Date if the Utilization Percentage on such date is less than 25%.

                                                                   SCHEDULE 1.1A

                                   COMMITMENTS


       NAME OF LENDER                                   REVOLVING COMMITMENT
Bank of Oklahoma, N.A.                                      $10,000,000
Bank of Scotland                                             17,500,000
Bear Stearns Corporate Lending Inc.                          25,000,000
BNP Paribas                                                  22,500,000
Comerica Bank-Texas                                          17,500,000
Compass Bank                                                 10,000,000
Credit Agricole Indosuez                                     17,500,000
Natexis Banque BFCE                                           7,500,000
National Bank of Canada, New York Branch                     10,000,000
RZB Finance LLC                                              10,000,000
Sumitomo Mitsui Banking Corporation                           5,000,000
Toronto Dominion (Texas), Inc.                               22,500,000
Union Bank of California, N.A.                               25,000,000
U.S. Bank National Association                                7,500,000
Washington Mutual Bank, FA                                   17,500,000
                                                            -----------
TOTAL REVOLVING COMMITMENT                                 $225,000,000

                                                                   SCHEDULE 1.1B



                               Mortgaged Property

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                 DISC NET
                                PROP    DATAROOM                                                                  INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI     M$------
=========================================================================================================================
ATOKA #1-34                     110653  ANADARKO DEEP      BECKHAM     OK  11N  25W     34   0.000000   0.000000      0.0
BAKER #1-28                     114270  ANADARKO DEEP      BECKHAM     OK  11N  25W     28   0.067368   0.058920    638.1
ELK CITY HSC UNIT               113099  ANADARKO DEEP      BECKHAM     OK  10N  21W     13   0.047425   0.047305    686.4
ALCOTT #1-4                     110672  ANADARKO DEEP      CADDO       OK  5N   9W      4    0.368842   0.306050   6513.1
BIG BITSCHE #2-4                112494  ANADARKO DEEP      CADDO       OK  5N   9W      4    0.019650   0.013281      1.1
BODE FRANCES #1-24              114347  ANADARKO DEEP      CADDO       OK  6N   11W     24   0.162254   0.128617     28.8
BRENT #1                        114343  ANADARKO DEEP      CADDO       OK  5N   11W     24   0.561448   0.410025   1207.8
BRUNA #20-9                     115221  ANADARKO DEEP      CADDO       OK  6N   10W     20   1.000000   0.722559    197.7
CYRUS, CH                       114745  ANADARKO DEEP      CADDO       OK  6N   10W     20   1.000000   0.875000    352.7
DAVE #1-1                       191818  ANADARKO DEEP      CADDO       OK  5N   9W      1    0.376147   0.271096     11.5
DELLA #1-9 (PDP)                110534  ANADARKO DEEP      CADDO       OK  5N   9W      9    0.634375   0.528680   4528.4
DELLA #2-9 (PDP)                112182  ANADARKO DEEP      CADDO       OK  5N   9W      9    0.604375   0.503387   4774.3
EMMONS, LELA I #1-1             114741  ANADARKO DEEP      CADDO       OK  5N   9W      1    0.228634   0.201291   1585.7
ERWIN #1-5                      112189  ANADARKO DEEP      CADDO       OK  5N   9W      5    0.363653   0.310003   1056.0
GISH #1                         115195  ANADARKO DEEP      CADDO       OK  6N   10W     19   1.000000   0.875000    214.8
GISH #2                         114746  ANADARKO DEEP      CADDO       OK  6N   10W     19   1.000000   0.875000    243.6
MCKENNA, JP UNIT B (ORRI)       117568  ANADARKO DEEP      CADDO       OK  5N   9W      4    0.000000   0.000000      0.0
NOVOTNY JOSIE                   114748  ANADARKO DEEP      CADDO       OK  6N   11W     24   0.807500   0.695159    480.7
NOVOTNY JOSIE A                 114749  ANADARKO DEEP      CADDO       OK  6N   11W     24   0.884400   0.763557     76.3
RIGNEY, JAMES A (S/2)           117585  ANADARKO DEEP      CADDO       OK  5N   9W      12   0.250000   0.218750     28.3
ROBERTSON #2-10                 112084  ANADARKO DEEP      CADDO       OK  5N   9W      10   0.355111   0.310689   3026.6
ROLAND #19-3                    115222  ANADARKO DEEP      CADDO       OK  6N   10W     19   1.000000   0.875000   1689.6
SCHOOL LAND A                   117587  ANADARKO DEEP      CADDO       OK  5N   9W      13   0.250000   0.216796    248.6
SMITH, ROSA                     114750  ANADARKO DEEP      CADDO       OK  6N   10W     20   1.000000   0.722559    723.8
THOMPSON #19-7                  115225  ANADARKO DEEP      CADDO       OK  6N   10W     19   0.737500   0.568769    157.8
THORNE UNIT #10-1,2 (ORRI)      117658  ANADARKO DEEP      CADDO       OK  5N   9W      10   0.000000   0.000000      0.0
WAGNER, HC UNIT A               117589  ANADARKO DEEP      CADDO       OK  5N   9W      12   0.250000   0.218750     16.1
WAGNER, HC UNIT B               117590  ANADARKO DEEP      CADDO       OK  5N   9W      12   0.000000   0.000000      0.0
YOUNG, WS (COMMINGLE)           114752  ANADARKO DEEP      CADDO       OK  6N   10W     19   1.000000   0.875000   2099.7
COTTONWOOD CREEK ABCKBN UNIT    112240  ANADARKO DEEP      CARTER      OK  4S   1W      32   0.300000   0.247077   5902.0
AGAN, ML 1                      113070  ANADARKO DEEP      CUSTER      OK  12N  16W     23   0.250000   0.237342     30.8
CROSSWHITE 1                    113098  ANADARKO DEEP      CUSTER      OK  12N  16W     23   0.250000   0.237787    196.8
DEPUTY #1-21                    113119  ANADARKO DEEP      CUSTER      OK  12N  16W     21   0.406250   0.353906    498.1
DEPUTY #2-21                    113870  ANADARKO DEEP      CUSTER      OK  12N  16W     21   0.417500   0.363397   1715.4
DEPUTY #3-21                    110057  ANADARKO DEEP      CUSTER      OK  12N  16W     21   0.453214   0.394748    170.0
DEPUTY #4-21                    112287  ANADARKO DEEP      CUSTER      OK  12N  16W     21   0.563750   0.485564   2964.7
EDDIE #1-31                     153099  ANADARKO DEEP      CUSTER      OK  13N  16W     31   1.000000   0.775618    710.3
MEACHAM #1-23                   113035  ANADARKO DEEP      CUSTER      OK  12N  16W     23   0.250000   0.230389    408.8
MEACHAM #1-24                   112773  ANADARKO DEEP      CUSTER      OK  12N  16W     24   0.160017   0.137592    244.8
PENNER #1-22                    113113  ANADARKO DEEP      CUSTER      OK  12N  16W     22   0.500000   0.416016    369.1
SIMMONS 3-21                    112915  ANADARKO DEEP      CUSTER      OK  12N  19W     21   0.196839   0.149745    190.8
SIMMONS 4-21                    113022  ANADARKO DEEP      CUSTER      OK  12N  19W     21   0.197533   0.150265    360.9

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                    DISC NET
                                PROP    DATAROOM                                                                     INCOME
LEASE NAME                      NUM     AREA              COUNTY       ST  TWN  RANGE   SEC     WI         NRI      M$------
============================================================================================================================
SIMMONS 5-21                    110062  ANADARKO DEEP     CUSTER       OK  12N  19W     21    0.348238  0.264115       912.2
SIMMONS 6-21                    110670  ANADARKO DEEP     CUSTER       OK  12N  19W     21    0.000000  0.000000         0.0
SNIDER A-1                      113114  ANADARKO DEEP     CUSTER       OK  12N  16W     22    0.500000  0.416016      1342.9
TEETERS #1-12                   119544  ANADARKO DEEP     CUSTER       OK  15N  14W     12    0.540374  0.405961       228.5
VALENTINE #1-29                 119546  ANADARKO DEEP     CUSTER       OK  15N  17W     29    0.250000  0.188242       121.8
WEIGAND #1-31                   111147  ANADARKO DEEP     CUSTER       OK  13N  16W     31    0.452534  0.358881       207.3
WILLIAMS 3-31                   110249  ANADARKO DEEP     CUSTER       OK  13N  16W     31    0.422278  0.332570       559.2
NIGHT #1-16                     119908  ANADARKO DEEP     GRADY        OK  5N   8W      16    0.659479  0.490682     14005.2
SEIBOLD A #1-16                 191969  ANADARKO DEEP     GRADY        OK  5N   8W      16    0.965951  0.755825        61.3
SHELL FEE #1-25                 390000  ANADARKO DEEP     HEMPHILL     TX               25    1.000000  0.690000      1846.8
JACOBS 1-14                     114008  ANADARKO DEEP     ROGER MILLS  OK  15N  22W     14    0.000000  0.000805         0.6
NAOMI #1-14                     113990  ANADARKO DEEP     ROGER MILLS  OK  15N  22W     14    0.024099  0.015788        22.9
NAOMI #2-14                     114006  ANADARKO DEEP     ROGER MILLS  OK  15N  22W     14    0.000000  0.000789         1.5
NAOMI #3-14                     114007  ANADARKO DEEP     ROGER MILLS  OK  15N  22W     14    0.019962  0.015896         7.8
YOXSIMER TRUST 1-14             113998  ANADARKO DEEP     ROGER MILLS  OK  15N  22W     14    0.018846  0.014934         8.6
ALICE #1-31                     110490  ANADARKO DEEP     WASHITA      OK  9N   19W     31    0.124926  0.096193       400.1
ALICE #2-31                     112107  ANADARKO DEEP     WASHITA      OK  9N   19W     31    0.124926  0.096193       894.7
ANN #3-31                       112133  ANADARKO DEEP     WASHITA      OK  9N   19W     31    0.124926  0.096193       661.4
BANKS-HUDDLE #1-33              111046  ANADARKO DEEP     WASHITA      OK  9N   19W     33    0.266078  0.208191      1782.4
CHENAULT 6 #1                   113073  ANADARKO DEEP     WASHITA      OK  9N   19W     6     0.015549  0.015578        54.2
CLUCK 3-32                      112277  ANADARKO DEEP     WASHITA      OK  9N   19W     32    0.293400  0.228748      3615.1
GUTHRIE 1-34                    112298  ANADARKO DEEP     WASHITA      OK  11N  19W     34    0.163906  0.133174      1050.2
HAGGARD #5-20                   113103  ANADARKO DEEP     WASHITA      OK  10N  20W     20    0.044922  0.044922       357.0
HAGGARD 20 #3                   113100  ANADARKO DEEP     WASHITA      OK  10N  20W     20    0.013672  0.021484       274.8
HAGGARD 20 #4                   113102  ANADARKO DEEP     WASHITA      OK  10N  20W     20    0.044922  0.044922        13.4
HINKLE 28 #1                    113104  ANADARKO DEEP     WASHITA      OK  10N  20W     28    0.096371  0.098169        76.1
MELVIN #1-28                    113109  ANADARKO DEEP     WASHITA      OK  10N  20W     28    0.037151  0.047002       246.0
STROBEL #2-32                   111074  ANADARKO DEEP     WASHITA      OK  9N   19W     32    0.323400  0.252137      3363.5
STROBEL #32-1                   110272  ANADARKO DEEP     WASHITA      OK  9N   19W     32    0.323400  0.252137      2256.6
STROBEL #4-32                   153122  ANADARKO DEEP     WASHITA      OK  9N   19W     32    0.283400  0.220951        37.5
                                        ANADARKO DEEP                                                                78759.6
BASE #1-31                      113071  ANADARKO SHELF    BLAINE       OK  15N  1W      31    0.678503  0.604604       325.9
BERNHARDT #1-34                 110789  ANADARKO SHELF    BLAINE       OK  17N  11W     34    0.000000  0.000000         0.0
BERRY #1-32 ORRI                110347  ANADARKO SHELF    BLAINE       OK  20N  11W     32    0.000000  0.062500         2.5
HAIGLER GAS UNIT 28-2           115831  ANADARKO SHELF    BLAINE       OK  18N  12W     28    0.737813  0.618964      3093.9
LOOKABAUGH #2-31                113107  ANADARKO SHELF    BLAINE       OK  15N  1W      31    0.678503  0.604604        97.7
LOOKABAUGH A-1                  113108  ANADARKO SHELF    BLAINE       OK  15N  10W     31    0.678503  0.604604        42.1
MAIB #1-6                       112218  ANADARKO SHELF    BLAINE       OK  13N  12W     6     0.320000  0.240000      1114.3
MUNCY UNIT 1                    113110  ANADARKO SHELF    BLAINE       OK  14N  11W     13    0.857700  0.738556       502.3
MUNCY UNIT 2                    113111  ANADARKO SHELF    BLAINE       OK  14N  11W     13    0.859091  0.739773         4.6
OLD WOMAN UNIT 1                113112  ANADARKO SHELF    BLAINE       OK  14N  11W     1     0.637948  0.517217       205.9
PATTERSON D 16-3                112509  ANADARKO SHELF    BLAINE       OK  17N  11W     16    0.980219  0.851792        26.5

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                  DISC NET
                                PROP    DATAROOM                                                                   INCOME
LEASE NAME                      NUM     AREA                COUNTY    ST   TWN RANGE      SEC     WI       NRI    M$------
==========================================================================================================================
RICHARDSON UNIT #34-1         117640    ANADARKO SHELF      BLAINE    OK   17N  11W       34   0.349610  0.298947     73.2
SPOTTED CORN 1-19             111033    ANADARKO SHELF      BLAINE    OK   18N  12W       19   0.250046  0.203163   1264.1
STRACK 1-34                   110292    ANADARKO SHELF      BLAINE    OK   17N  11W       34   0.487305  0.415950      4.9
TERNEUS #1-27                 110368    ANADARKO SHELF      BLAINE    OK   14N  12W       27   1.000000  0.803359   2037.1
THUNDER #1-13                 111011    ANADARKO SHELF      BLAINE    OK   14N  11W       13   0.885287  0.762330   5168.5
WIGGINGTON 1-31               113118    ANADARKO SHELF      BLAINE    OK   15N  10W       31   0.658503  0.587682    906.4
WILEY GAS UNIT 2-33           112552    ANADARKO SHELF      BLAINE    OK   18N  12W       33   0.980000  0.857500    165.4
HAMBY #2-4                    110197    ANADARKO SHELF      CANADIAN  OK   11N  9W        4    0.994180  0.754760   1947.1
IDA MCEVOY #5-21              110755    ANADARKO SHELF      CANADIAN  OK   13N  9W        21   0.960000  0.798042    711.0
REGINA #1-33                  110955    ANADARKO SHELF      CANADIAN  OK   13N  9W        33   0.970000  0.833984    255.1
BARNES UNIT                   115054    ANADARKO SHELF      DEWEY     OK   18N  19W       33   0.423637  0.370682     45.9
BERRYMAN B                    115015    ANADARKO SHELF      ELLIS     OK   17N  23W       11   0.934523  0.817708    277.6
BERRYMAN B 11-16              115214    ANADARKO SHELF      ELLIS     OK   17N  23W       11   0.989305  0.865642    286.4
BERRYMAN B 32-09              115211    ANADARKO SHELF      ELLIS     OK   17N  23W       32   0.989229  0.862352    186.9
BERRYMAN D 17-13 CG           115213    ANADARKO SHELF      ELLIS     OK   17N  23W       17   0.781250  0.601563    264.2
BERRYMAN E 13-2               115042    ANADARKO SHELF      ELLIS     OK   17N  23W       13   0.000000  0.069047     30.5
BERRYMAN F                    115017    ANADARKO SHELF      ELLIS     OK   17N  23W       16   0.581250  0.508594    244.8
BERRYMAN 3-15                 115040    ANADARKO SHELF      ELLIS     OK   17N  23W       15   0.000000  0.044825     14.3
BERRYMAN 5-15                 116919    ANADARKO SHELF      ELLIS     OK   17N  23W       15   0.000000  0.044825     24.7
BERRYMAN JAMES UNIT           115013    ANADARKO SHELF      ELLIS     OK   17N  23W       15   0.817784  0.679896     66.2
BERRYMAN JAMES UNIT E         115016    ANADARKO SHELF      ELLIS     OK   17N  23W       13   0.725740  0.607679     19.5
BERRYMAN JEROME B             115021    ANADARKO SHELF      ELLIS     OK   17N  23W       32   0.577111  0.504972    139.2
BERRYMAN JEROME D-1           115022    ANADARKO SHELF      ELLIS     OK   17N  23W       17   0.342812  0.275338    132.5
BERRYMAN-JOHNSTON 1-19        110816    ANADARKO SHELF      ELLIS     OK   17N  23W       19   0.757521  0.635261    536.6
BRYANT 1-3                    110931    ANADARKO SHELF      ELLIS     OK   19N  21W       3    0.045868  0.066127     51.5
COOK JOHN                     115170    ANADARKO SHELF      ELLIS     OK   20N  21W       34   0.194739  0.186706      1.7
DORIS 2-3                     111014    ANADARKO SHELF      ELLIS     OK   22N  21W       3    0.937497  0.766884    886.0
EDGAR 1                       115168    ANADARKO SHELF      ELLIS     OK   19N  25W       2    0.129645  0.132465     48.9
G C 1-2                       110965    ANADARKO SHELF      ELLIS     OK   19N  21W       2    0.731948  0.612381   1644.0
MITCHELL 2-25                 115456    ANADARKO SHELF      ELLIS     OK   17N  21W       25   0.579337  0.490385    103.0
MITCHELL UNIT #1              115026    ANADARKO SHELF      ELLIS     OK   17N  23W       25   0.402051  0.351795     61.0
MORGAN (MORROW)               115163    ANADARKO SHELF      ELLIS     OK   19N  21W       3    0.039672  0.060819    182.2
NUTTAL PRICE                  115028    ANADARKO SHELF      ELLIS     OK   17N  22W       29   0.477012  0.410758    201.2
R.C. 1-13 TK                  113026    ANADARKO SHELF      ELLIS     OK   17N  24W       13   0.977598  0.724346    211.0
REEVES, GC #1-2               115164    ANADARKO SHELF      ELLIS     OK   19N  21W       2    0.434059  0.379801    299.2
RUTHIE 1-22                   110888    ANADARKO SHELF      ELLIS     OK   20N  23W       22   0.765000  0.573750    488.9
SHREWDER 1-22                 115470    ANADARKO SHELF      ELLIS     OK   17N  23W       22   0.856721  0.716212    251.5
STATION 19-1                  114206    ANADARKO SHELF      ELLIS     OK   17N  23W       19   0.554743  0.461361   1185.0
STEGMAIER #2-34               111051    ANADARKO SHELF      ELLIS     OK   20N  21W       34   0.149427  0.147140    138.0
TOMALENE                      115171    ANADARKO SHELF      ELLIS     OK   19N  21W       3    0.000000  0.026106      7.2
ANN #1                        117167    ANADARKO SHELF      WOODWARD  OK   20N  21W       34   0.037357  0.049079    109.6
STEGMAIER #1-34               117166    ANADARKO SHELF      WOODWARD  OK   20N  21W       34   0.149427  0.147141    179.9

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                 DISC NET
                                PROP    DATAROOM                                                                  INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI     M$------
=========================================================================================================================
                                        ANADARKO SHELF                                                            26267.6
ADAMS UNIT C 33-1               116983  ARKOMA             LATIMER     OK  6N   19E     33   0.484375   0.423535     29.8
ADAMS UNIT C 33-2               116984  ARKOMA             LATIMER     OK  6N   19E     33   0.533612   0.466617    144.4
ALFRED PARKER #1-27             190109  ARKOMA             LATIMER     OK  5N   17E     27   0.014043   0.012288      1.5
ALFRED PARKER #2-27L           A190111  ARKOMA             LATIMER     OK  5N   17E     27   0.004213   0.003686      1.2
ALFRED PARKER #2-27U           B190111  ARKOMA             LATIMER     OK  5N   17E     27   0.004213   0.003686      2.4
ALFRED PARKER #3-27             190113  ARKOMA             LATIMER     OK  5N   17E     27   0.188197   0.141477    124.2
ARKANSAS-KRAFT 25-1             116985  ARKOMA             LATIMER     OK  6N   19E     25   1.000000   0.812896     33.8
BARNES "A" #1-9                 190040  ARKOMA             LATIMER     OK  4N   20E     9    0.072754   0.062655    449.8
BARNES #2-9                     110230  ARKOMA             LATIMER     OK  4N   20E     9    0.302917   0.229630    438.9
BENGALIA 1-32                   173845  ARKOMA             LATIMER     OK  5N   20E     32   0.964601   0.767065    536.7
BERKLEY HILLS #2-15L           A190046  ARKOMA             LATIMER     OK  4N   20E     10   0.000000   0.000000      0.0
BERKLEY HILLS #2-15U           B190046  ARKOMA             LATIMER     OK  4N   20E     10   0.000000   0.000000      0.0
BLUE MOUNTAIN UNIT 22-1         116989  ARKOMA             LATIMER     OK  4N   17E     22   0.300000   0.243750    332.7
BOBCAT RIDGE 1-8                171634  ARKOMA             LATIMER     OK  4N   20E     8    0.415303   0.324243   1055.0
BOBCAT RIDGE UNIT 1-30          116990  ARKOMA             LATIMER     OK  5N   20E     30   0.738252   0.600299    404.0
BORNE #1-12                     190042  ARKOMA             LATIMER     OK  4N   20E     12   0.004683   0.003943      0.2
CAUDRON #1-26                   190100  ARKOMA             LATIMER     OK  5N   17E     26   0.000000   0.000000      0.0
CAUDRON #2-26                   190102  ARKOMA             LATIMER     OK  5N   17E     26   0.000141   0.000123      0.0
CAUDRON #3-26                   190105  ARKOMA             LATIMER     OK  5N   17E     26   0.744692   0.591309     76.6
CAUDRON #5-26                   190107  ARKOMA             LATIMER     OK  5N   17E     26   0.623909   0.530450   1289.1
CAUDRON 7-26 (LOWER)           A190004  ARKOMA             LATIMER     OK  5N   17E     26   0.276285   0.216794     40.9
CAUDRON 7-26 (UPPER)           B190004  ARKOMA             LATIMER     OK  5N   17E     26   0.276285   0.216794     40.9
CECIL 19-1                      116991  ARKOMA             LATIMER     OK  6N   20E     19   0.867581   0.703863   1737.9
CHRISTINE 1-2                   172275  ARKOMA             LATIMER     OK  4N   20E     2    0.900957   0.704215   2050.1
CINDY UNIT 21-1                 116992  ARKOMA             LATIMER     OK  5N   20E     21   0.984375   0.800781   2678.0
CLEAR CREEK 2-29                173817  ARKOMA             LATIMER     OK  5N   20E     29   0.781117   0.614721    386.6
CLEAR CREEK UNIT 29-1           112544  ARKOMA             LATIMER     OK  5N   20E     29   0.000000   0.000000      0.0
CLEAR CREEK UNIT 3-29           111047  ARKOMA             LATIMER     OK  5N   20E     29   0.946989   0.743157   3355.3
COLEMAN #35-1                   190129  ARKOMA             LATIMER     OK  5N   20E     35   0.476562   0.362324   1626.6
COLLEGE #2-18                   190010  ARKOMA             LATIMER     OK  5N   19E     18   0.000000   0.000000      0.0
COMMISSIONER 1-14               110202  ARKOMA             LATIMER     OK  5N   19E     14   0.341434   0.278850   2087.2
COX 8-1                         116996  ARKOMA             LATIMER     OK  5N   20E     8    0.203467   0.176080     12.5
DARBY #1-23                     190077  ARKOMA             LATIMER     OK  5N   17E     23   0.008667   0.007584      1.0
DARBY #3-23L                   A190079  ARKOMA             LATIMER     OK  5N   17E     23   0.406914   0.336839    132.1
DARBY #3-23U                   B190079  ARKOMA             LATIMER     OK  5N   17E     23   0.406914   0.336839     31.8
DARBY #4-23                     190081  ARKOMA             LATIMER     OK  5N   17E     23   0.000000   0.000000      0.0
DARBY #5-23L                   A190083  ARKOMA             LATIMER     OK  5N   17E     23   0.406914   0.326665    724.4
DARBY #5-23U                   B190083  ARKOMA             LATIMER     OK  5N   17E     23   0.000000   0.000000      0.0
DEAR 8-1                        116998  ARKOMA             LATIMER     OK  5N   20E     8    0.203467   0.176083    249.4
DEVILS HOLLOW #1-13             190044  ARKOMA             LATIMER     OK  4N   20E     13   0.053594   0.037751      7.6
DIAMOND UNIT 30-2               116999  ARKOMA             LATIMER     OK  2N   19E     30   0.525947   0.442334    732.6

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                  DISC NET
                                PROP    DATAROOM                                                                   INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI      M$------
==========================================================================================================================
DIPPING-VAT-1-4               112577    ARKOMA            LATIMER     OK   4N   20E    4     0.012056    0.008936    12.7
DOLLINS #1-6                  190143    ARKOMA            LATIMER     OK   6N   22E    6     0.200000    0.150625    34.5
DUNAGAN "A" #1-13             190069    ARKOMA            LATIMER     OK   5N   17E    13    0.003906    0.003418     3.5
DUNAGAN "A" #2-13             190071    ARKOMA            LATIMER     OK   5N   17E    13    0.003906    0.003418     0.3
DUNAGAN "A" #3-13             190073    ARKOMA            LATIMER     OK   5N   17E    13    0.004048    0.003542     0.3
EAST OKLA A&M COLLEGE UT      117000    ARKOMA            LATIMER     OK   6N   19E    31    0.577217    0.496607   100.8
EAVES #3-6                    117282    ARKOMA            LATIMER     OK   6N   22E    6     0.990000    0.738777   225.0
EAVES 1-6                     117280    ARKOMA            LATIMER     OK   6N   22E    6     0.000000    0.001227     0.6
EAVES 2-6                     117281    ARKOMA            LATIMER     OK   6N   22E    6     0.000000    0.001227     5.1
EAVES 4-6                     117283    ARKOMA            LATIMER     OK   6N   22E    6     0.000000    0.001227     1.1
FABRO #1-24                   190085    ARKOMA            LATIMER     OK   5N   17E    24    0.022656    0.019440     0.4
FABRO #2-24                   190087    ARKOMA            LATIMER     OK   5N   17E    24    0.006797    0.005832     0.6
FABRO #3-24                   190089    ARKOMA            LATIMER     OK   5N   17E    24    0.023185    0.019869     5.3
FABRO #4-24                   190091    ARKOMA            LATIMER     OK   5N   17E    24    0.007930    0.006804     2.8
FREE 4-11                     117193    ARKOMA            LATIMER     OK   6N   21E    11    0.000000    0.016284    38.1
FREE 1-11 SENWSE              117190    ARKOMA            LATIMER     OK   6N   21E    11    0.000000    0.016284    28.7
FREE 2-11                     117191    ARKOMA            LATIMER     OK   6N   21E    11    0.000000    0.016284    38.9
FREE 3-11                     117192    ARKOMA            LATIMER     OK   6N   21E    11    0.183473    0.167546   678.4
FREE UNIT 5-11 SENWNE        A117194    ARKOMA            LATIMER     OK   6N   21E    11    0.000000    0.016284     0.0
FREE UNIT 5-11 SENWNE        B117194    ARKOMA            LATIMER     OK   6N   21E    11    0.000000    0.016284    25.4
GALLAGHER #4-14               117209    ARKOMA            LATIMER     OK   6N   21E    14    0.014458    0.016937    34.3
GALLAGHER 1-13 CS/25/2NW      117201    ARKOMA            LATIMER     OK   6N   21E    13    0.000000    0.008917    23.6
GALLAGHER 2-13                117202    ARKOMA            LATIMER     OK   6N   21E    13    0.000000    0.008917     7.1
GALLAGHER 2-14                117206    ARKOMA            LATIMER     OK   6N   21E    14    0.000000    0.004648     5.7
GALLAGHER 2-14                117207    ARKOMA            LATIMER     OK   6N   21E    14    0.000000    0.004648     4.9
GALLAGHER 3-13                117203    ARKOMA            LATIMER     OK   6N   21E    13    0.000000    0.008917    20.1
GALLAGHER 3-14                117208    ARKOMA            LATIMER     OK   6N   21E    14    0.000000    0.004648     6.5
GALLAGHER 5-13                117205    ARKOMA            LATIMER     OK   6N   21E    13    0.000000    0.008917    12.3
GALLAGHER UT #4-13            117204    ARKOMA            LATIMER     OK   6N   21E    13    0.052734    0.053741    74.2
GALLAGHER WM 6-14 C SE        117211    ARKOMA            LATIMER     OK   6N   21E    14    0.000000    0.004648     2.1
GEORGE #4-36                  117389    ARKOMA            LATIMER     OK   7N   22E    36    0.040000    0.057229   176.6
GOLDEN #2-10                  113375    ARKOMA            LATIMER     OK   4N   20E    10    0.094265    0.072733    77.7
H&H CATTLE "A" #1-31          112638    ARKOMA            LATIMER     OK   5N   20E    31    0.235347    0.177893     2.6
HENLEY #1-25                  190093    ARKOMA            LATIMER     OK   5N   17E    25    0.023438    0.020508    25.9
HENLEY #2-25                  190096    ARKOMA            LATIMER     OK   5N   17E    25    0.000000    0.000000     0.0
HENLEY #3-25                  190098    ARKOMA            LATIMER     OK   5N   17E    25    0.046875    0.038086    13.3
HILL 2-A-25                   117370    ARKOMA            LATIMER     OK   7N   22E    25    0.188471    0.162062   276.3
HILL HENRY A 1-25 NE SW SE    117369    ARKOMA            LATIMER     OK   7N   22E    25    0.188471    0.166776   101.3
HILL, HENRY "A" #3-25         117371    ARKOMA            LATIMER     OK   7N   22E    25    0.188469    0.162062   197.2
HILL, HENRY "A" #4-25         190151    ARKOMA            LATIMER     OK   7N   22E    25    0.188469    0.162062    90.8
HILL, HENRY "A" #5-25         190153    ARKOMA            LATIMER     OK   7N   22E    25    0.188469    0.162062   107.2
HILL, HENRY "A" #6-25         190155    ARKOMA            LATIMER     OK   7N   22E    25    0.188469    0.162062    97.0


CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                  DISC NET
                                PROP    DATAROOM                                                                   INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI      M$------
==========================================================================================================================
JAMES #1-17                    190034   ARKOMA            LATIMER      OK  4N   19E     17   0.043191   0.034358    97.2
JANKOWSKY 18-1                 117003   ARKOMA            LATIMER      OK  6N   20E     18   1.000000   0.812500   286.7
KIAMICHI #1-6                  110170   ARKOMA            LATIMER      OK  4N   20E     6    0.273111   0.197810    36.8
LABOR UNIT #1-6                117285   ARKOMA            LATIMER      OK  6N   22E     6    0.000000   0.000855     0.2
LAMB #1-10                     112719   ARKOMA            LATIMER      OK  4N   20E     14   0.152355   0.111707    29.4
LAWLESS UNIT 1-1               117005   ARKOMA            LATIMER      OK  4N   19E     1    0.000000   0.000000     0.0
LAWLESS, E.M. #1-12            190032   ARKOMA            LATIMER      OK  4N   19E     12   0.000000   0.000000     0.0
LAWRENCE 14-1                  117006   ARKOMA            LATIMER      OK  5N   19E     14   0.816328   0.665854    34.5
LERBLANC #1-36                 190119   ARKOMA            LATIMER      OK  5N   17E     36   0.000000   0.000000     0.0
LERBLANC #2-36                 190121   ARKOMA            LATIMER      OK  5N   17E     36   0.026694   0.022217     8.5
LEWIS 2-4                      117267   ARKOMA            LATIMER      OK  6N   22E     4    0.015693   0.026726    31.5
LEWIS 4-4                      117269   ARKOMA            LATIMER      OK  6N   22E     4    0.366709   0.316587  1380.2
LEWIS #5-4                     117270   ARKOMA            LATIMER      OK  6N   22E     4    0.015693   0.026726    41.4
LEWIS 1-4 SE NW SE             117266   ARKOMA            LATIMER      OK  6N   22E     4    0.015693   0.026726    13.0
LEWIS 3-4                      117268   ARKOMA            LATIMER      OK  6N   22E     4    0.015693   0.026726    14.9
LEWIS UNIT #6-4                117271   ARKOMA            LATIMER      OK  6N   22E     4    0.015693   0.026726     6.4
LUCKY STRIKE #1-5              190036   ARKOMA            LATIMER      OK  4N   20E     5    0.045558   0.039141     2.4
LUCKY STRIKE #2-5              190038   ARKOMA            LATIMER      OK  4N   20E     5    0.045558   0.038392   206.4
MABRY 1-13 SE NW NW            117318   ARKOMA            LATIMER      OK  6N   22E     13   0.000000   0.006836     7.4
MABRY 3-13                     117319   ARKOMA            LATIMER      OK  6N   22E     13   0.000000   0.006836     3.2
MABRY 4-13                     117320   ARKOMA            LATIMER      OK  6N   22E     13   0.445500   0.379420   654.0
MABRY 5-13                     117321   ARKOMA            LATIMER      OK  6N   22E     13   0.000000   0.006836     6.5
MABRY 6-13                     117322   ARKOMA            LATIMER      OK  6N   22E     13   0.000000   0.006836     0.0
MABRY A J UNIT 31-1            117007   ARKOMA            LATIMER      OK  5N   19E     31   0.955441   0.775441  1793.8
MAXEY 5-1                      117008   ARKOMA            LATIMER      OK  5N   20E     5    0.340573   0.284400   181.3
MCCABE 1-14                    110250   ARKOMA            LATIMER      OK  5N   19E     14   0.615735   0.502874  5319.6
MCFERRAN, RUTH #1-26           190157   ARKOMA            LATIMER      OK  7N   22E     26   0.683625   0.547633    78.2
MCKEE #3-1                     117163   ARKOMA            LATIMER      OK  6N   21E     1    0.000000   0.003772     8.9
MCKEE #4-1                     117164   ARKOMA            LATIMER      OK  6N   21E     1    0.031266   0.034128    62.5
MCKEE #5-1                     117165   ARKOMA            LATIMER      OK  6N   21E     1    0.000000   0.003863     2.6
MCKEE 1-1 NENWNE               117161   ARKOMA            LATIMER      OK  6N   21E     1    0.000000   0.007552     9.0
MCKEE 2-1                      117162   ARKOMA            LATIMER      OK  6N   21E     1    0.000000   0.007552    16.3
MCKEE 5-1                      117009   ARKOMA            LATIMER      OK  5N   20E     5    0.340573   0.284400    95.4
MCKEE 6-1                      117166   ARKOMA            LATIMER      OK  6N   21E     1    0.000000   0.007552     4.1
MCKEE 7-1 SESW                 117167   ARKOMA            LATIMER      OK  6N   21E     1    0.000000   0.007552     0.9
MOSE WATTS UNIT 36-1           117010   ARKOMA            LATIMER      OK  4N   17E     36   0.555318   0.456694   495.3
MOSE WATTS UNIT 36-2           117011   ARKOMA            LATIMER      OK  4N   17E     36   0.555318   0.456694    10.7
NICHOLSON-1-22-A-OBO           112806   ARKOMA            LATIMER      OK  5N   20E     27   0.238135   0.179242    88.9
NORMAN UNIT 34-1               117012   ARKOMA            LATIMER      OK  5N   20E     34   0.328125   0.266602   398.5
PARKS "B" #4-27                190145   ARKOMA            LATIMER      OK  6N   22E     27   0.458496   0.333799   286.4
PATTERSON UNIT 27-1            117013   ARKOMA            LATIMER      OK  4N   17E     27   0.426172   0.348315    64.3
PETTESON #35-1                 190131   ARKOMA            LATIMER      OK  5N   20E     35   0.000000   0.000000     0.0

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                  DISC NET
                                PROP    DATAROOM                                                                   INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI      M$------
==========================================================================================================================
QUAID GAS UNIT 7-1              117016  ARKOMA            LATIMER     OK  5N   19E     7     0.384944  0.256640       59.2
QUAID GAS UNIT B 32-1           117017  ARKOMA            LATIMER     OK  6N   19E     32    0.343750  0.252930       66.6
RAMER 2-14                      117324  ARKOMA            LATIMER     OK  6N   22E     14    0.000000  0.014272       26.5
RAMER 3-14                      117325  ARKOMA            LATIMER     OK  6N   22E     14    0.000000  0.014272       28.9
RAMER 4-14                      117326  ARKOMA            LATIMER     OK  6N   22E     14    0.031250  0.038882       51.3
RAMER 5-14                      117327  ARKOMA            LATIMER     OK  6N   22E     14    0.000000  0.014272       10.0
RETHERFORD ROY UNIT B 31-1      117018  ARKOMA            LATIMER     OK  4N   18E     31    0.338647  0.276435       63.8
RETHERFORD UNIT A 25-1          117019  ARKOMA            LATIMER     OK  4N   17E     25    0.420234  0.343766     1152.2
RETHERFORD UNIT A 30-1          117020  ARKOMA            LATIMER     OK  4N   18E     30    0.960737  0.759233       29.8
REUSCH UNIT 3-1                 117021  ARKOMA            LATIMER     OK  5N   19E     3     1.000000  0.859182      264.2
REUSCH UNIT 3-2                 117022  ARKOMA            LATIMER     OK  5N   19E     3     0.000000  0.000000        0.0
ROBERT EAVES UNIT #1-6          117284  ARKOMA            LATIMER     OK  6N   22E     6     0.000000  0.004133        1.0
RYAN 1-2 SENWSE                 117168  ARKOMA            LATIMER     OK  6N   21E     2     0.000000  0.000214        0.0
RYAN 2-2                        117169  ARKOMA            LATIMER     OK  6N   21E     2     0.000000  0.000214        0.1
RYAN 4-2                        117171  ARKOMA            LATIMER     OK  6N   21E     2     0.000000  0.000214        0.2
RYAN 5-2 SWSENW                   N/A   ARKOMA            LATIMER     OK  6N   21E     2     0.000000  0.000214        0.0
RYAN UNIT #3-2                  117170  ARKOMA            LATIMER     OK  6N   21E     2     0.312519  0.232259       39.6
SHAW 36-1                       117023  ARKOMA            LATIMER     OK  6N   19E     36    1.000000  0.812500      124.1
SMALLWOOD 1-3                   112923  ARKOMA            LATIMER     OK  4N   20E     3     0.726421  0.595735      718.0
SMALLWOOD 2-3                   112924  ARKOMA            LATIMER     OK  4N   20E     3     0.705234  0.582803     2260.6
STEVENS UNIT A 26-1             117026  ARKOMA            LATIMER     OK  4N   17E     26    0.846354  0.687663      859.2
STEVENS UNIT A 26-2             117027  ARKOMA            LATIMER     OK  4N   17E     26    0.626354  0.509013        5.0
SWART 20-1                      117028  ARKOMA            LATIMER     OK  6N   20E     20    0.863932  0.739994     1324.9
TURNER 1-33                     112983  ARKOMA            LATIMER     OK  5N   20E     33    0.000000  0.000000        0.0
TURNER 2-33 (Sec 33)            171491  ARKOMA            LATIMER     OK  4N   20E     3     0.547045  0.414106     1275.5
TURNEY 1-28                     112986  ARKOMA            LATIMER     OK  5N   20E     28    0.000000  0.000000        0.0
USA ANDERSON PRITCHARD 25-1     117032  ARKOMA            LATIMER     OK  6N   18E     25    0.498437  0.441015      106.7
USA ANDERSON PRITCHARD 25-2     117033  ARKOMA            LATIMER     OK  6N   18E     25    0.594586  0.523505       81.6
USA-CHOC TRIBE TRUST T-3 #1     117035  ARKOMA            LATIMER     OK  5N   19E     4     0.000000  0.000000        0.0
USA-CHOC TRIBE TRUST T-4 2      117036  ARKOMA            LATIMER     OK  5N   19E     5     0.000000  0.000000        0.0
USA-J W MCTIERNAN UNIT 6-1      117039  ARKOMA            LATIMER     OK  5N   19E     6     0.938481  0.609708      336.0
VFW #1-29                       190123  ARKOMA            LATIMER     OK  5N   19E     32    0.071250  0.053115        0.9
WALKER, VIRGINIA UNIT 32-1      117040  ARKOMA            LATIMER     OK  5N   19E     32    0.938609  0.767633      167.6
WALLACE WAYNE UT 21-2           117124  ARKOMA            LATIMER     OK  4N   17E     21    0.367966  0.291290      272.9
WATTS BROS "C" #1-29            190030  ARKOMA            LATIMER     OK  4N   18E     29    0.247872  0.182186        3.7
WATTS RANCH #1-25               190028  ARKOMA            LATIMER     OK  4N   17E     25    0.577644  0.428914      628.6
WHEELER ERLAINE 25-1 Csg        117042  ARKOMA            LATIMER     OK  5N   19E     25    0.721855  0.585662       45.4
WHEELER ERLAINE 25-1 Tbg (36-   117043  ARKOMA            LATIMER     OK  5N   19E     36    0.391188  0.314660       79.7
WHITE "H" #3-12                 190134  ARKOMA            LATIMER     OK  6N   17E     12    0.412500  0.324844        7.4
WHITE "H" #4-12                 190136  ARKOMA            LATIMER     OK  6N   17E     12    0.250000  0.185625       14.5
WHITE "J" #4-7                  190139  ARKOMA            LATIMER     OK  6N   18E     7     0.741552  0.577137       59.4
WILLIAM GALLAHER UNIT #5 W2 N   117210  ARKOMA            LATIMER     OK  6N   21E     14    0.000000  0.004648        6.8

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                         DISC NET
                                       PROP    DATAROOM                                                                   INCOME
LEASE NAME                             NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI      M$------
=================================================================================================================================
WILSON, MCCRABB #3-9                   190141  ARKOMA            LATIMER     OK  6N   18E      9   0.534253   0.448720    139.9
WINDING-STAIR-2-14                     113015  ARKOMA            LATIMER     OK  4N   20E     14   0.002725   0.002023     65.7
B & W WELLS #1-1                       190159  ARKOMA            LE FLORE    OK  7N   23E      1   0.031248   0.023280     19.1
FORD 1-32 C NW                         117440  ARKOMA            LE FLORE    OK  7N   23E     32   0.000000   0.006694     10.0
FORD 2-32                              117441  ARKOMA            LE FLORE    OK  7N   23E     32   0.000000   0.006694      4.3
FORD 3-32                              117442  ARKOMA            LE FLORE    OK  7N   23E     32   0.000000   0.006694     10.5
FORD 4-32                              117443  ARKOMA            LE FLORE    OK  7N   23E     32   0.040625   0.038686     83.0
FORD 5-32                              117444  ARKOMA            LE FLORE    OK  7N   23E     32   0.000000   0.006694      3.3
GOLDSBOROUGH 1-31 SE NW NE             117435  ARKOMA            LE FLORE    OK  7N   23E     31   0.000000   0.004290      6.6
GOLDSBOROUGH 2-31                      117436  ARKOMA            LE FLORE    OK  7N   23E     31   0.000000   0.004290      8.7
GOLDSBOROUGH 3A-31                     117437  ARKOMA            LE FLORE    OK  7N   23E     31   0.000000   0.004290      9.0
GOLDSBOROUGH 4-31                      117438  ARKOMA            LE FLORE    OK  7N   23E     31   0.060302   0.051778     74.0
GOLDSBOROUGH 5A-31                     117439  ARKOMA            LE FLORE    OK  7N   23E     31   0.000000   0.004290      5.9
HOLLIE, IDA #2-20                      190161  ARKOMA            LE FLORE    OK  7N   23E     20   0.042009   0.034040      1.2
KANE 1-8 SE NW NW                      117411  ARKOMA            LE FLORE    OK  6N   23E      8   0.000000   0.008759     11.5
KANE 3-8                               117413  ARKOMA            LE FLORE    OK  6N   23E      8   0.299646   0.254110    383.5
KANE FRANCIS 2A-8                      117412  ARKOMA            LE FLORE    OK  6N   23E      8   0.000000   0.008759      0.1
KANE UNIT #4-8                         117414  ARKOMA            LE FLORE    OK  6N   24E      8   0.000000   0.008759      9.4
POE #1-28                              190171  ARKOMA            LE FLORE    OK  8N   23E     28   0.237332   0.176655     11.6
REE ROY 2F-16                          117415  ARKOMA            LE FLORE    OK  7N   23E     16   0.041473   0.037570     16.8
REED F 4A-16                           117417  ARKOMA            LE FLORE    OK  7N   23E     16   0.098418   0.092216     84.7
REED ROY F5-16                         117418  ARKOMA            LE FLORE    OK  7N   23E     16   0.041473   0.037570     50.6
REED ROY F3-16                         117416  ARKOMA            LE FLORE    OK  7N   23E     16   0.041971   0.038007     15.3
REED, ROY #4-21                        190163  ARKOMA            LE FLORE    OK  7N   23E     21   0.043213   0.034030     12.0
WATSON #2-5                            190165  ARKOMA            LE FLORE    OK  7N   24E      5   0.031223   0.023261      1.4
PHILLIPS #1-32                         190150  ARKOMA            MCINTOSH    OK 11N   15E     32   1.000000   0.802500    437.4
ALICE UNIT 6-1                         117075  ARKOMA            PITTSBURG   OK  8N   16E      6   1.000000   0.801211     70.4
ARMY AMMO 23-1                         117077  ARKOMA            PITTSBURG   OK  4N   12E     23   0.732731   0.623843     17.5
BOWMAN, PAULINE #3-21L                 190000  ARKOMA            PITTSBURG   OK  5N   17E     21   0.233580   0.172105    136.0
BOWMAN, PAULINE #3-21U (SPIRO          190002  ARKOMA            PITTSBURG   OK  5N   17E     21   0.205123   0.166066     17.7
BOWMAN, PAULINE #4-21                  190075  ARKOMA            PITTSBURG   OK  5N   17E     21   0.236141   0.172105     34.0
BOWMAN, PAULINE #4-29                  190115  ARKOMA            PITTSBURG   OK  5N   17E     29   0.720890   0.611640    442.9
BOWMAN, PAULINE #5-29                  190117  ARKOMA            PITTSBURG   OK  5N   17E     29   0.146964   0.123307     32.2
CABLE #1-22                            153094  ARKOMA            PITTSBURG   OK  4N   15E     22   0.159970   0.119978    824.6
COLLINS #3L                           A190020  ARKOMA            PITTSBURG   OK  4N   16E     31   0.820472   0.645378    815.5
COLLINS #3U                           B190020  ARKOMA            PITTSBURG   OK  4N   16E     31   0.820472   0.645378    168.3
COLLINS J A UNIT 6-2                   117082  ARKOMA            PITTSBURG   OK  3N   16E      6   0.459653   0.374358    167.8
COLLINS J A UNIT 6-3                   117083  ARKOMA            PITTSBURG   OK  3N   16E      6   0.001562   0.034087     85.2
COLLINS J A UNIT 6-4                   117084  ARKOMA            PITTSBURG   OK  3N   16E      6   0.001562   0.034137     67.0
DAVIS ELLIOT UNIT 31-1                 117085  ARKOMA            PITTSBURG   OK  4N   17E     31   0.277604   0.217858    228.3
DOMINIC UNIT 35-1                      117087  ARKOMA            PITTSBURG   OK  6N   13E     35   1.000000   0.775790    140.7
DROMGOLD #32-2                         190026  ARKOMA            PITTSBURG   OK  3N   16E      5   0.756839   0.595757    501.6

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                 DISC NET
                                PROP    DATAROOM                                                                  INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI     M$------
=========================================================================================================================
FOOD UNIT 3-1                   117090  ARKOMA             PITTSBURG   OK  5N  13E      3   1.000000   0.765580     87.7
GARRETT UNIT A 2-1              117092  ARKOMA             PITTSBURG   OK  3N  16E      2   0.775786   0.630439   1588.3
GARRETT UNIT B 34-1             117091  ARKOMA             PITTSBURG   OK  4N  16E      34  0.374882   0.298732    270.0
GIBSON WINNIE 4-1               117094  ARKOMA             PITTSBURG   OK  5N  13E      4   0.937500   0.745062    428.4
GODDARD JA UNIT 1-1             117098  ARKOMA             PITTSBURG   OK  3N  15E      1   0.641268   0.521642    508.9
GODDARD JA UNIT 1-4             117099  ARKOMA             PITTSBURG   OK  3N  15E      1   0.641267   0.518034    912.2
GODDARD JA UNIT 1-5             117100  ARKOMA             PITTSBURG   OK  3N  15E      1   0.641268   0.518034     51.9
HUNT-GARRETT UNIT 34-1          117101  ARKOMA             PUTTSBURG   OK  6N  13E      34  1.000000   0.754881    296.8
JAMES WALLACE UNIT 7-2          117102  ARKOMA             PITTSBURG   OK  3N  16E      7   1.000000   0.810867   1952.3
KING, R.A. #1-26                190048  ARKOMA             PITTSBURG   OK  5N  16E      26  0.062500   0.054688     88.8
KING, R.A. #2-26                190050  ARKOMA             PITTSBURG   OK  5N  16E      26  0.016129   0.012702      3.7
KING, R.A. #3-26                190053  ARKOMA             PITTSBURG   OK  5N  16E      26  0.016129   0.012702      2.5
KING, R.A. #4-26                190055  ARKOMA             PITTSBURG   OK  5N  16E      26  0.083077   0.064570     41.7
KING, R.A. #5-26                190057  ARKOMA             PITTSBURG   OK  5N  16E      26  0.000000   0.000000      0.0
LUKER #1-3                      190012  ARKOMA             PITTSBURG   OK  3N  15E      3   0.045125   0.036479     70.4
MARY MARGARET #1-15             190014  ARKOMA             PITTSBURG   OK  4N  15E      15  0.000000   0.000000      0.0
MARY MARGARET #2-15             190016  ARKOMA             PITTSBURG   OK  4N  15E      15  0.000000   0.000000      0.0
MASSIE 19-1                     117105  ARKOMA             PITTSBURG   OK  6N  16E      19  0.500000   0.420294     79.4
MASSIE 19-2 (ORRI)              117106  ARKOMA             PITTSBURG   OK  6N  16E      19  0.000000   0.022641      0.1
MCLEAN-CHOATE #1-29             190061  ARKOMA             PITTSBURG   OK  5N  16E      29  0.005000   0.003793      1.1
MCLEAN-CHOATE #2-29             190063  ARKOMA             PITTSBURG   OK  5N  16E      29  0.005000   0.003791      0.6
MCLEAN-CHOATE #4-29             190067  ARKOMA             PITTSBURG   OK  5N  16E      29  0.000000   0.000000      0.0
MONROE #4-28                    190059  ARKOMA             PITTSBURG   OK  5N  16E      28  0.593541   0.440704    257.8
ORBISON 3-6                     110784  ARKOMA             PITTSBURG   OK  6N  16E      6   0.240257   0.192989     12.2
PATRICK UNIT 30-1               117109  ARKOMA             PITTSBURG   OK  6N  14E      30  0.376778   0.329681     76.5
PATRICK UNIT 30-2               117108  ARKOMA             PITTSBURG   OK  6N  14E      30  0.407834   0.346798     64.2
ROSSO #2-5                      117111  ARKOMA             PITTSBURG   OK  3N  16E      5   0.984476   0.767420     18.7
ROSSO UNIT 5-1                  117110  ARKOMA             PITTSBURG   OK  3N  16E      5   0.905443   0.730574    435.7
SCOTT 6-36                      114066  ARKOMA             PITTSBURG   OK  4N  15E      36  0.863072   0.692505   1254.6
SCOTT UNIT 36-1                 117112  ARKOMA             PITTSBURG   OK  4N  15E      36  0.805902   0.650524   2821.1
SCOTT UNIT 36-2                 117113  ARKOMA             PITTSBURG   OK  4N  15E      36  0.847249   0.696509    141.6
SCOTT UNIT 36-5                 117114  ARKOMA             PITTSBURG   OK  4N  15E      36  0.845223   0.668115    123.0
SCOTT, M. #1-31                 190022  ARKOMA             PITTSBURG   OK  4N  16E      31  0.097210   0.072767     19.6
SCOTT, M. #2-31                 190024  ARKOMA             PITTSBURG   OK  4N  16E      31  0.094260   0.070590     26.6
STEVENS #3-26 (4N-15E)          190018  ARKOMA             PITTSBURG   OK  4N  15E      26  0.920523   0.693162    184.6
SZENASY UNIT 1-1                117118  ARKOMA             PITTSBURG   OK  3N  16E      1   0.270863   0.220077    103.1
TOMLIN UNIT 29-1                117120  ARKOMA             PITTSBURG   OK  4N  17E      29  0.928517   0.760279    937.3
TSCHAPPAT UNIT 3-2              117122  ARKOMA             PITTSBURG   OK  3N  16E      3   0.886789   0.715893    180.7
TSCHAPPAT UNIT A 3-1            117121  ARKOMA             PITTSBURG   OK  3N  16E      3   0.759341   0.612110    862.4
VANDEVER UNIT 19-1              117123  ARKOMA             PITTSBURG   OK  5N  12E      19  1.000000   0.819961     44.5
WALLACE WAYNE UT 21-1           117041  ARKOMA             PITTSBURG   OK  4N  17E      21  0.331990   0.269742    337.0
WATTS #1-5                      117125  ARKOMA             PITTSBURG   OK  3N  17E      5   0.233233   0.194073    463.9

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                 DISC NET
                                PROP    DATAROOM                                                                  INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI     M$------
=========================================================================================================================
WATTS, MC 6-1                   117126  ARKOMA             PITTSBURGH  OK  3N   17E     6    0.500000   0.406250    317.2
WHITE, EARL "A" #3-29           190147  ARKOMA             PITTSBURGH  OK  7N   18E     29   0.500053   0.423040     82.4
WILDLIFE REFUGE #1-29           190149  ARKOMA             PITTSBURGH  OK  7N   18E     29   0.447534   0.387517    186.2
WINNIE GIBSON 2-4               110054  ARKOMA             PITTSBURGH  OK  5N   13E     4    0.234348   0.184962      7.1
ZIPPERER UNIT 32-1              117127  ARKOMA             PITTSBURGH  OK  4N   17E     32   0.657852   0.534504   1823.1
FORT CHAFFEE #3-21              290169  ARKOMA             SEBASTIAN   AR  7N   31W     21   1.000000   0.870000    393.5
                                        ARKOMA                                                                    68108.4
ANDERSON - SHRIER #2-31         218278  KANSAS GAS         FINNEY      KS  22S  33W     31   1.000000   0.875000      7.1
ANDERSON - SHRIER GAS UNIT      218272  KANSAS GAS         FINNEY      KS  22S  33W     31   1.000000   0.875000     33.3
BEACH - CORLEY #1-15            218439  KANSAS GAS         FINNEY      KS  25S  31W     15   0.983333   0.831767     53.6
CORN #1-15                      218415  KANSAS GAS         FINNEY      KS  22S  32W     15   1.000000   0.846350     70.7
DAVIS #1-1                      218416  KANSAS GAS         FINNEY      KS  22S  32W     1    1.000000   0.787206     16.9
DECHANT #1-28                   218426  KANSAS GAS         FINNEY      KS  23S  31W     26   0.966667   0.678268    119.0
FINNUP #1A-28                   217713  KANSAS GAS         FINNEY      KS  26S  32W     28   0.625000   0.478516    146.4
FRANCIS MARTIN #1-30            218428  KANSAS GAS         FINNEY      KS  23S  31W     30   0.500660   0.423737     33.1
GANO #1-21                      218406  KANSAS GAS         FINNEY      KS  21S  33W     21   1.000000   0.791663     38.5
GARDNER #1-10                   218290  KANSAS GAS         FINNEY      KS  24S  31W     10   1.000000   0.875000    139.1
GRAVES L W #2-15                218273  KANSAS GAS         FINNEY      KS  22S  33W     15   1.000000   0.875000     92.2
GREATHOUSE F.M. #1-31           218405  KANSAS GAS         FINNEY      KS  21S  32W     31   1.000000   0.820310     51.8
GREATHOUSE J.E. #1-32           218409  KANSAS GAS         FINNEY      KS  21S  32W     32   1.000000   0.820313     52.5
HICKS-BROWN #1-14               217738  KANSAS GAS         FINNEY      KS  25S  32W     14   1.000000   0.792969     11.8
HICKS #1-15                     217734  KANSAS GAS         FINNEY      KS  25S  32W     15   1.000000   0.792969    101.9
HICKS #2-15                     217735  KANSAS GAS         FINNEY      KS  25S  32W     15   1.000000   0.792969    163.1
HIPP #1-11                      218411  KANSAS GAS         FINNEY      KS  21S  33W     11   1.000000   0.791663     32.7
HUELSKAMP #1-17                 218427  KANSAS GAS         FINNEY      KS  23S  31W     17   0.975000   0.825293     81.3
KISNER - HORTON #2-23           218276  KANSAS GAS         FINNEY      KS  22S  32W     23   1.000000   0.875000    231.6
LANDGRAF C #1-26                218287  KANSAS GAS         FINNEY      KS  21S  32W     26   1.000000   0.875000     64.0
LEWIS #1-24                     218421  KANSAS GAS         FINNEY      KS  22S  32W     24   1.000000   0.846350     26.0
LOPER #1-6                      218422  KANSAS GAS         FINNEY      KS  22S  31W     6    0.983333   0.832313     60.3
MCANARNEY #1-19                 218429  KANSAS GAS         FINNEY      KS  23S  31W     19   0.875000   0.699546    139.9
MEAIRS #1-28                    218423  KANSAS GAS         FINNEY      KS  22S  31W     28   1.000000   0.860331     28.1
MERRILL #1-22                   218431  KANSAS GAS         FINNEY      KS  23S  31W     22   1.000000   0.820725     14.5
ROBEL #1-5                      218436  KANSAS GAS         FINNEY      KS  24S  31W     5    1.000000   0.756507    204.1
SCOTT #1A-22                    218424  KANSAS GAS         FINNEY      KS  22S  31W     22   1.000000   0.841225     63.3
SOMMERS #1-17                   218432  KANSAS GAS         FINNEY      KS  23S  31W     17   1.000000   0.805232     94.2
SPIKES #1-29                    218433  KANSAS GAS         FINNEY      KS  23S  31W     29   1.000000   0.832540     77.4
STEVENS #1-27                   218434  KANSAS GAS         FINNEY      KS  23S  31W     27   0.966667   0.765410     43.2
WINTERS #2-16                   218425  KANSAS GAS         FINNEY      KS  22S  31W     16   1.000000   0.852734      4.3
YEISER A #1-4                   218648  KANSAS GAS         FINNEY      KS  26S  34W     4    0.500000   0.437500    187.2
BAPTIST FISCHER #1-14           218201  KANSAS GAS         GRANT       KS  30S  38W     14   0.281250   0.281250    128.9
BAPTIST FISCHER #2-14           218202  KANSAS GAS         GRANT       KS  30S  38W     14   0.281250   0.281250     66.1
BAPTIST FISCHER #3-14           218203  KANSAS GAS         GRANT       KS  30S  38W     11   0.281250   0.281250     74.0

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                 DISC NET
                                PROP    DATAROOM                                                                  INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI     M$------
=========================================================================================================================
MLP ELMO #1-11                  212000  KANSAS GAS         GRANT       KS  30S  35W     11   0.960000   0.768000   599.3
MLP STUBBS #1-11                219994  KANSAS GAS         GRANT       KS  30S  35W     11   0.500000   0.400000   197.8
BENGSTON #1-13                  218446  KANSAS GAS         HAMILTON    KS  21S  41W     13   1.000000   0.861328    51.3
BENGSTON #2-13                  218447  KANSAS GAS         HAMILTON    KS  21S  41W     13   1.000000   0.861328    56.9
BOLTZ #2A-1                     218479  KANSAS GAS         HAMILTON    KS  22S  41W     1    1.000000   0.765625    80.1
BRADDOCK #1-2                   217761  KANSAS GAS         HAMILTON    KS  23S  40W     2    1.000000   0.843750   167.6
BRADSHAW #2-36                  218457  KANSAS GAS         HAMILTON    KS  22S  41W     36   1.000000   0.765625   320.5
BRADSHAW #3-26                  218458  KANSAS GAS         HAMILTON    KS  22S  41W     26   0.812500   0.656250   206.8
BRADSHAW #3-36                  210298  KANSAS GAS         HAMILTON    KS  22S  41W     36   0.980000   0.820750   336.6
BURTON M #2-27                  218348  KANSAS GAS         HAMILTON    KS  22S  40W     27   1.000000   0.875000   523.6
CAMPBELL #1-15                  218330  KANSAS GAS         HAMILTON    KS  21S  40W     15   1.000000   0.835000   146.8
DOERR #2-22                     218333  KANSAS GAS         HAMILTON    KS  21S  40W     22   1.000000   0.835000    96.0
FECHT 1-1                       212100  KANSAS GAS         HAMILTON    KS  23S  41W     1    0.970000   0.860593   347.8
FEDERAL #1-32                   218388  KANSAS GAS         HAMILTON    KS  24S  40W     32   1.000000   0.025000     8.2
FOTOPOLOUS #2-22                218460  KANSAS GAS         HAMILTON    KS  22S  41W     22   1.000000   0.792969   232.5
FOTOPOLOUS #3-22                218473  KANSAS GAS         HAMILTON    KS  22S  41W     22   1.000000   0.792969    95.8
FRACK #1-14                     218335  KANSAS GAS         HAMILTON    KS  21S  40W     14   1.000000   0.835000    54.7
FRACK #2-14                     217792  KANSAS GAS         HAMILTON    KS  21S  40W     14   1.000000   0.835000   119.3
GASTON #2-2                     218205  KANSAS GAS         HAMILTON    KS  23S  41W     2    1.000000   0.833333   734.1
GASTON #3-2                     218207  KANSAS GAS         HAMILTON    KS  23S  41W     2    1.000000   0.833333   528.3
GOULD A #2-6                    218463  KANSAS GAS         HAMILTON    KS  22S  40W     6    1.000000   0.793691   268.0
GOULD A #3-11                   218465  KANSAS GAS         HAMILTON    KS  22S  41W     11   0.850000   0.644219   170.3
GOULD A #3-2                    218483  KANSAS GAS         HAMILTON    KS  22S  41W     2    0.752061   0.575797    12.1
GOULD A #4-11                   218466  KANSAS GAS         HAMILTON    KS  22S  41W     11   0.850000   0.644219   357.4
GOULD Z #1-13                   218467  KANSAS GAS         HAMILTON    KS  22S  41W     13   1.000000   0.765625   136.8
GOULD Z #2-13                   218468  KANSAS GAS         HAMILTON    KS  22S  41W     13   1.000000   0.765625   102.7
GRILLIOT #1-17                  218336  KANSAS GAS         HAMILTON    KS  21S  40W     17   1.000000   0.835000    45.1
GRILLIOT #3-29                  218338  KANSAS GAS         HAMILTON    KS  21S  40W     29   1.000000   0.835000   117.6
GROVES #1-35                    217764  KANSAS GAS         HAMILTON    KS  22S  40W     35   0.666667   0.583333   110.8
HATCHER #1-13                   218354  KANSAS GAS         HAMILTON    KS  22S  42W     13   1.000000   0.835000   103.5
HATCHER A #2-13                 217794  KANSAS GAS         HAMILTON    KS  22S  42W     13   1.000000   0.835000   165.8
KINCHELOE #1-3                  218373  KANSAS GAS         HAMILTON    KS  23S  41W     3    0.624953   0.546834    61.0
KINCHELOE #2-3                  218374  KANSAS GAS         HAMILTON    KS  23S  41W     3    0.624953   0.546834   354.0
KINCHELOE B #2-10               218371  KANSAS GAS         HAMILTON    KS  23S  41W     10   1.000000   0.875000   448.9
LENSKI #2-25                    210299  KANSAS GAS         HAMILTON    KS  22S  41W     25   0.980000   0.857500   262.7
LENSKI #3-25                    210776  KANSAS GAS         HAMILTON    KS  22S  41W     25   1.000000   0.875000   351.2
MATTIE BURTON #3-27             212322  KANSAS GAS         HAMILTON    KS  22S  40W     27   0.970000   0.848750   148.9
MAXFIELD #1-7                   218448  KANSAS GAS         HAMILTON    KS  21S  40W     7    1.000000   0.875000    21.2
MAXFIELD #2-1                   210775  KANSAS GAS         HAMILTON    KS  23S  41W     1    0.970000   0.769180   651.3
MAXFIELD #2-7                   218449  KANSAS GAS         HAMILTON    KS  21S  40W     7    1.000000   0.875000   106.6
MILLER M #1-23                  218470  KANSAS GAS         HAMILTON    KS  22S  41W     23   1.000000   0.765625   205.2
MILLER M #2-23                  218471  KANSAS GAS         HAMILTON    KS  22S  41W     23   1.000000   0.765625   413.2

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                 DISC NET
                                PROP    DATAROOM                                                                  INCOME
LEASE NAME                      NUM     AREA              COUNTY    ST    TWN  RANGE   SEC     WI        NRI     M$------
=========================================================================================================================
OVERTON #1-16                   218392  KANSAS GAS      HAMILTON     KS    24S  40W     16   0.824844   0.688745     69.6
SHOUP #2-35                     218482  KANSAS GAS      HAMILTON     KS    22S  41W     35   1.000000   0.865885    140.8
SHOUP #3-35                     210770  KANSAS GAS      HAMILTON     KS    22S  41W     35   1.000000   0.859375    379.6
SIMMONDS #1-28                  218342  KANSAS GAS      HAMILTON     KS    21S  40W     28   1.000000   0.835000    159.7
SIMMONDS #2-28                  217791  KANSAS GAS      HAMILTON     KS    21S  40W     28   1.000000   0.835000    106.3
SIMON #1-10                     218372  KANSAS GAS      HAMILTON     KS    23S  41W     10   1.000000   0.875000     67.1
SIMON #1-26                     218459  KANSAS GAS      HAMILTON     KS    22S  41W     26   0.812500   0.601563    239.9
ST COLUMBIANS #1-12             218475  KANSAS GAS      HAMILTON     KS    22S  41W     12   1.000000   0.765625    233.1
ST COLUMBIANS #2-12             218474  KANSAS GAS      HAMILTON     KS    22S  41W     12   1.000000   0.765625     97.1
STRATE #2-14                    218477  KANSAS GAS      HAMILTON     KS    22S  41W     14   0.750000   0.601563    285.7
STRATE #3-14 (REPLACEMENT OF    212113  KANSAS GAS      HAMILTON     KS    22S  41W     14   0.720000   0.577800    274.2
THIELEN #1-27                   218478  KANSAS GAS      HAMILTON     KS    22S  41W     27   1.000000   0.792969    201.4
THUROW #2-11                    210324  KANSAS GAS      HAMILTON     KS    23S  41W     11   0.980000   0.857500     86.5
THUROW #3-11                    210748  KANSAS GAS      HAMILTON     KS    23S  41W     11   1.000000   0.857500    288.9
TUCKER 1-27                     218481  KANSAS GAS      HAMILTON     KS    22S  41W     27   1.000000   0.792969    397.8
WEDEL #1-1                      218480  KANSAS GAS      HAMILTON     KS    22S  41W     1    1.000000   0.765625    102.5
WITT #2-14                      218381  KANSAS GAS      HAMILTON     KS    23S  41W     14   1.000000   0.859375    240.4
WOLF #1-18                      218380  KANSAS GAS      HAMILTON     KS    23S  40W     18   1.000000   0.875000    235.8
WOLF #2-18                      218383  KANSAS GAS      HAMILTON     KS    23S  40W     18   1.000000   0.875000    590.0
BARBEE #1-22                    218305  KANSAS GAS      HASKELL      KS    28S  33W     22   1.000000   0.875000    196.8
BEAR #1-18                      218296  KANSAS GAS      HASKELL      KS    28S  32W     18   0.500000   0.437500     65.6
FLORY #1-1                      218306  KANSAS GAS      HASKELL      KS    29S  32W     1    1.000000   0.774609     90.2
HERREN #1-29                    217714  KANSAS GAS      HASKELL      KS    30S  34W     29   0.517708   0.409932    230.4
HOMSHER #4-33                   218495  KANSAS GAS      HASKELL      KS    30S  33W     33   0.330000   0.278850     17.5
HOMSHER #6A-33                  218497  KANSAS GAS      HASKELL      KS    30S  33W     33   0.330000   0.278850     93.8
KELLS #1-29                     218303  KANSAS GAS      HASKELL      KS    27S  33W     29   1.000000   0.820313    133.7
LONG #1-33                      218519  KANSAS GAS      HASKELL      KS    30S  33W     33   0.330000   0.278850    306.3
MLP BLACK #1-2                  210257  KANSAS GAS      HASKELL      KS    30S  34W     2    0.500000   0.393628     67.1
MLP BLACK #1-3                  217804  KANSAS GAS      HASKELL      KS    30S  34W     3    0.500000   0.400000     93.8
MLP BLACK #2-3                  217805  KANSAS GAS      HASKELL      KS    30S  34W     3    0.000000   0.000000      0.0
MLP BLACK #3-3                  217806  KANSAS GAS      HASKELL      KS    30S  34W     3    0.500000   0.400000      3.3
MLP BLACK #4-3                  217815  KANSAS GAS      HASKELL      KS    30S  34W     3    0.500000   0.400000     19.1
MLP BLACK #5-3                  217821  KANSAS GAS      HASKELL      KS    30S  34W     3    0.500000   0.400000     46.9
MLP BLACK #6-3                  217822  KANSAS GAS      HASKELL      KS    30S  34W     3    1.000000   0.800000     40.7
MLP BLACK #7-3                  215568  KANSAS GAS      HASKELL      KS    30S  34W     3    0.480000   0.384000     72.1
MLP BRUNO #2-34                 218541  KANSAS GAS      HASKELL      KS    29S  34W     34   0.500000   0.400000     41.0
MLP CLAWSON #1-34               217807  KANSAS GAS      HASKELL      KS    29S  34W     34   0.500000   0.400000     25.0
MLP CLAWSON #1-35               215560  KANSAS GAS      HASKELL      KS    29S  34W     35   0.980000   0.784000    549.3
MLP CLAWSON #2-34               217816  KANSAS GAS      HASKELL      KS    29S  34W     34   0.500000   0.400000     36.3
MLP CLAWSON #3-34               217825  KANSAS GAS      HASKELL      KS    29S  34W     34   0.500000   0.400000     21.9
MLP CLAWSON A #4-9              218546  KANSAS GAS      HASKELL      KS    29S  34W     9    0.500000   0.400000    201.4
MLP CLAWSON TRUST #2-35         219885  KANSAS GAS      HASKELL      KS    29S  34W     35   0.980000   0.784000    431.6

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                 DISC NET
                                PROP    DATAROOM                                                                  INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI     M$------
=========================================================================================================================
MLP KOENIG #1-28                218539  KANSAS GAS         HASKELL     KS 29S   34W     28   0.500000   0.400000    105.3
MLP KOENIG #2-28                217809  KANSAS GAS         HASKELL     KS 29S   34W     28   0.000000   0.000000      0.0
MLP LEATHERS LAND #1-10         217811  KANSAS GAS         HASKELL     KS 30S   34W     10   0.500000   0.400000    261.7
MLP LEATHERS LAND #2-10         217812  KANSAS GAS         HASKELL     KS 30S   34W     10   0.500000   0.400000     22.4
MLP LESLIE #1-26                210258  KANSAS GAS         HASKELL     KS 29S   34W     26   0.980000   0.784000     39.2
MLP LESLIE #2-33                217814  KANSAS GAS         HASKELL     KS 29S   34W     33   0.500000   0.400000      1.8
MLP PAULINE MURPHY TRUST #1-3   217832  KANSAS GAS         HASKELL     KS 29S   34W     34   0.500000   0.400000    212.8
MLP SANTALA #1-26               218544  KANSAS GAS         HASKELL     KS 29S   34W     26   0.500000   0.400000    176.6
MLP SANTALA #2-26               217841  KANSAS GAS         HASKELL     KS 29S   34W     26   0.500000   0.400000    101.5
MLP SANTALA #3-26               217445  KANSAS GAS         HASKELL     KS 29S   34W     26   0.500000   0.400000    165.1
FIEDLER #1-36                   217740  KANSAS GAS         KEARNY      KS 22S   37W     36   0.937500   0.684082     88.3
POWERS M.F.C. UNIT              217768  KANSAS GAS         KEARNY      KS 22S   37W     32   0.687500   0.598145    180.5
ROSE #1-34                      217742  KANSAS GAS         KEARNY      KS 21S   37W     34   0.937500   0.688916    140.8
BREEDING #1-24                  218221  KANSAS GAS         MORTON      KS 31S   41W     24   1.000000   0.783850    673.9
EMBERTON #1-8                   218615  KANSAS GAS         MORTON      KS 31S   40W      8   1.000000   0.750000    140.9
HAYWARD G.L. "B" #1-35          218222  KANSAS GAS         MORTON      KS 31S   40W     35   1.000000   0.846350   1177.7
JOHNS #1-25                     218226  KANSAS GAS         MORTON      KS 31S   41W     25   1.000000   0.846350   2065.3
LIPPOLT #1-28                   218228  KANSAS GAS         MORTON      KS 31S   40W     28   1.000000   0.737075    598.5
MARQUARDT #1-28                 217780  KANSAS GAS         MORTON      KS 32S   40W     28   1.000000   0.820000    569.7
MARQUARDT #2-28                 217781  KANSAS GAS         MORTON      KS 32S   40W     28   0.000000   0.000000      0.0
MILBURN #1-16                   218524  KANSAS GAS         MORTON      KS 31S   40W     16   0.000000   0.000000      0.0
MILBURN #1B-16                  218527  KANSAS GAS         MORTON      KS 31S   40W     16   0.000000   0.000000      0.0
MILBURN #1C-16                  218528  KANSAS GAS         MORTON      KS 31S   40W     16   1.000000   0.750000    140.0
MILBURN #2-16                   218525  KANSAS GAS         MORTON      KS 31S   40W     16   0.750000   0.627857    104.1
OLGA SMITH #1-29                218517  KANSAS GAS         MORTON      KS 32S   42W     29   0.639844   0.521777    353.6
PERKINS #1-28                   218227  KANSAS GAS         MORTON      KS 31S   40W     28   1.000000   0.737075     90.3
SLINKER #1-21                   218232  KANSAS GAS         MORTON      KS 31S   40W     21   1.000000   0.846350    251.7
SLINKER #3-21                   218234  KANSAS GAS         MORTON      KS 31S   40W     21   1.000000   0.846350    153.3
SWANSON #1-26                   218235  KANSAS GAS         MORTON      KS 31S   40W     26   1.000000   0.646350    442.3
VYN #1-13                       218217  KANSAS GAS         MORTON      KS 35S   43W     13   0.650000   0.506423     17.4
FAIR "A" #1-34                  217748  KANSAS GAS         SEWARD      KS 31S   33W     34   0.250000   0.218750    331.1
GASKILL #3-5                    218489  KANSAS GAS         SEWARD      KS 31S   33W      5   0.412500   0.348563     80.6
JARRETT TRUST #2-4              218504  KANSAS GAS         SEWARD      KS 32S   33W      4   0.950000   0.739968   1303.7
MLP YOUNG TRUST #1-5            218533  KANSAS GAS         SEWARD      KS 31S   34W      5   0.500000   0.400000     39.9
KIRBY #1-17                     218211  KANSAS GAS         STANTON     KS 29S   39W     17   0.800000   0.660000    126.3
M R GAREY #1-17                 218212  KANSAS GAS         STANTON     KS 29S   39W     17   0.800000   0.660000     83.4
ALDERMAN #2-11                  217773  KANSAS GAS         STEVENS     KS 33S   35W     11   1.000000   0.875000     95.8
ALDERMAN #3-11                  217774  KANSAS GAS         STEVENS     KS 33S   35W     11   1.000000   0.875000    383.6
BECKER W T #1-3                 218646  KANSAS GAS         STEVENS     KS 33S   35W      3   1.000000   0.875000    707.4
BLACKMER ZELLA #1-7             218637  KANSAS GAS         STEVENS     KS 35S   36W      7   1.000000   0.875000    144.9
BOLES #1-26                     218616  KANSAS GAS         STEVENS     KS 32S   35W     26   1.000000   0.875000    269.9
BROWNELL C #3-1                 218639  KANSAS GAS         STEVENS     KS 32S   35W      1   0.875190   0.765791    208.8

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                 DISC NET
                                PROP    DATAROOM                                                                  INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST   TWN  RANGE   SEC     WI        NRI     M$------
=========================================================================================================================
COBB #1-8                       218668  KANSAS GAS        STEVENS     KS   33S  36W     8    1.000000   0.877812    214.4
CURTIS #2-24                    218444  KANSAS GAS        STEVENS     KS   31S  39W     24   0.500000   0.437500    216.9
CURTIS A #1-24                  218443  KANSAS GAS        STEVENS     KS   31S  39W     24   0.500000   0.437500    336.1
CURTIS C #1H-25                 218445  KANSAS GAS        STEVENS     KS   31S  39W     24   0.500000   0.437500    156.1
DUNNE HOFFMAN K #1-16           218644  KANSAS GAS        STEVENS     KS   35S  38W     16   0.500000   0.437111    339.4
FLOWER #1-5                     218666  KANSAS GAS        STEVENS     KS   33S  36W     5    1.000000   0.875000    317.7
FOSTER #2-18                    218651  KANSAS GAS        STEVENS     KS   34S  36W     18   1.000000   0.875281    437.1
GRANT MORRELL #1-23             218641  KANSAS GAS        STEVENS     KS   32S  36W     23   1.000000   0.875000    397.2
GRAPE A #1-2                    218656  KANSAS GAS        STEVENS     KS   34S  36W     2    0.500000   0.437500    294.4
GREGG #1-13                     218660  KANSAS GAS        STEVENS     KS   34S  36W     13   1.000000   0.875000    224.1
GROTHE A #1-24                  218650  KANSAS GAS        STEVENS     KS   33S  35W     24   1.000000   0.875000    407.6
GROTHE B #1-23                  218649  KANSAS GAS        STEVENS     KS   33S  35W     23   0.500000   0.437500     89.5
HEGER B #2-26 UNIT              218654  KANSAS GAS        STEVENS     KS   33S  36W     26   1.000000   0.875000    301.1
HITCH LAND & CATTLE #1          218618  KANSAS GAS        STEVENS     KS   32S  35W     18   1.000000   0.875000    412.0
HOLT THOMAS T #1-10             218659  KANSAS GAS        STEVENS     KS   33S  36W     10   1.000000   0.875394    358.1
HUBER #1-5 UNIT                 218635  KANSAS GAS        STEVENS     KS   35S  36W     5    1.000000   0.875000    282.3
HULPIEU #1-28 UNIT              218630  KANSAS GAS        STEVENS     KS   32S  37W     28   1.000000   0.875000    265.5
JONES #1-3 UNIT                 218669  KANSAS GAS        STEVENS     KS   33S  36W     3    1.000000   0.875000    177.6
K BROWN #2-9                    218667  KANSAS GAS        STEVENS     KS   33S  36W     9    1.000000   0.875000    117.3
L BIVENS #1-24                  218662  KANSAS GAS        STEVENS     KS   34S  36W     24   1.000000   0.819712    164.9
LEMERT #2-4                     218665  KANSAS GAS        STEVENS     KS   33S  36W     4    1.000000   0.860899    258.9
LILLY #1-19                     217731  KANSAS GAS        STEVENS     KS   33S  37W     19   0.907738   0.767027    471.1
MARGARET JORDAN LEASE           217769  KANSAS GAS        STEVENS     KS   31S  35W     10   1.000000   0.875000    407.8
MAST WILLIAM B #1-24            218621  KANSAS GAS        STEVENS     KS   31S  36W     24   1.000000   0.875000   1702.8
MCCARTY #1-24                   217732  KANSAS GAS        STEVENS     KS   33S  38W     24   0.907738   0.767027    575.1
MCGILL A #1-13                  218643  KANSAS GAS        STEVENS     KS   32S  36W     13   1.000000   0.875000    126.4
MLP CAVNER D-1                  210484  KANSAS GAS        STEVENS     KS   31S  38W     31   0.125000   0.100000    213.0
MLP CAVNER E-1                  210797  KANSAS GAS        STEVENS     KS   31S  38W     31   0.125000   0.100000    771.9
MLP CORNELL UNIVERSITY A #1     211013  KANSAS GAS        STEVENS     KS   32S  39W     15   0.125000   0.100000   1200.6
MLP CORNELL UNIVERSITY B #1     212238  KANSAS GAS        STEVENS     KS   32S  39W     15   0.125000   0.100000     51.0
MLP ESCUE #1-34                 218575  KANSAS GAS        STEVENS     KS   31S  39W     34   0.000000   0.000000      0.0
MLP SIMMONS A-1                 210485  KANSAS GAS        STEVENS     KS   32S  39W     15   0.125000   0.100000     24.9
MUELLER #1-15                   218658  KANSAS GAS        STEVENS     KS   33S  36W     15   1.000000   0.875000    593.8
MUELLER #2-15                   217851  KANSAS GAS        STEVENS     KS   33S  36W     15   1.000000   0.875000    327.4
O G HINSHAW ESTATE #1-18        218619  KANSAS GAS        STEVENS     KS   31S  35W     18   1.000000   0.875000    184.2
PARKER ESTATE #2-32             218636  KANSAS GAS        STEVENS     KS   34S  36W     32   1.000000   0.875000    134.8
PARKER ESTATE #4-32             218634  KANSAS GAS        STEVENS     KS   34S  36W     32   1.000000   0.875000    872.7
PHILLIPS JUANITA F #1-17        218620  KANSAS GAS        STEVENS     KS   31S  35W     17   0.875000   0.765625    394.2
RATCLIFF #3-17                  218671  KANSAS GAS        STEVENS     KS   33S  37W     17   1.000000   0.875000    130.4
SCHNEIDER #1-29                 218652  KANSAS GAS        STEVENS     KS   34S  36W     29   1.000000   0.860201    222.6
WALKEMEYER #1-35                218655  KANSAS GAS        STEVENS     KS   33S  36W     35   0.500000   0.437500    308.5
WAYLAND #1-23 UNIT              218657  KANSAS GAS        STEVENS     KS   33S  36W     23   1.000000   0.875000    441.2

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                         DISC NET
                                PROP    DATAROOM                                                                          INCOME
LEASE NAME                      NUM     AREA                       COUNTY      ST  TWN  RANGE   SEC     WI        NRI     M$------
==================================================================================================================================
WING #1-33 UNIT                 218645  KANSAS GAS                 STEVENS     KS  32S  36W     33   1.000000   0.875000    413.8
WINTER #2-31                    218632  KANSAS GAS                 STEVENS     KS  34S  36W     31   1.000000   0.875000    375.7
                                        KANSAS GAS                                                                        47034.8
ARNER #1-7 (T19)                111158  KNOX/GOLDEN TREND/BRADLEY  GARVIN      OK  3N   3W      7    0.050000   0.036250      1.4
BECK #1-23H                     110783  KNOX/GOLDEN TREND/BRADLEY  GARVIN      OK  4N   4W      23   0.970000   0.729192   1031.0
BROWN #1-7                      111122  KNOX/GOLDEN TREND/BRADLEY  GARVIN      OK  3N   3W      7    0.615000   0.451160    344.1
JOHN RAY #1-7                   112362  KNOX/GOLDEN TREND/BRADLEY  GARVIN      OK  3N   3W      7    0.645000   0.473168    438.6
MARY SUE #1-7H                  111377  KNOX/GOLDEN TREND/BRADLEY  GARVIN      OK  3N   3W      7    0.975000   0.765594   1288.3
MAYS #1-7                       110992  KNOX/GOLDEN TREND/BRADLEY  GARVIN      OK  3N   3W      7    0.865400   0.643579     94.9
ALTA #1-33                      112290  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   6W      33   1.000000   0.859277   1679.1
AULD #1-34                      151641  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      34   0.542210   0.434834    289.7
AULD #2-34                      152228  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      34   0.542210   0.434834    377.9
BLOCH #1-34                     112229  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      34   0.103528   0.088055     81.8
BLOCH #2-34                     110372  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      34   0.053349   0.040356     14.3
BLOCH #3-34                     110641  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      34   0.103528   0.088055    425.4
BLOCH #6-34                     110736  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      34   0.053350   0.040356      2.3
BOATWRIGHT UNIT 3,6,7           111138  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  4N   6W      30   0.960000   0.819896   5159.6
BOB CRADDOCK #1-28              110933  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   6W      28   0.631029   0.502195   2167.8
BOB ROY #1-8                    119929  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      8    0.072063   0.056938     33.4
BRAD #1-35                      111125  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   6W      35   1.000000   0.839746    118.4
CAROLYN #1-34                   113872  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      34   0.548767   0.438589    424.5
CHANDLER #1-34                  151565  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      34   0.156117   0.136813   1364.1
CHANDLER #2-34                  151956  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      34   0.171231   0.149255    270.2
CHARLIE #1-16                   151522  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      16   0.773916   0.590713    760.1
CUNNINGHAM UNIT #7-33           111127  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   6W      33   1.000000   0.866804   1893.8
DANIELLE #1-8                   113867  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      8    0.072387   0.057196    244.3
DIAN #1-28                      111602  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   5W      28   0.522856   0.423247   1327.9
FELL #1-22                      111365  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   5W      22   0.666719   0.535263    322.4
GAGE ORDIVICIAN #1-27           111129  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   6W      27   1.000000   0.845083   1792.5
GODWIN #1-22                    151584  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  4N   6W      22   0.943411   0.722915    886.6
GOFF #1-16                      152095  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      16   0.962096   0.736994     68.8
GUNGOLL #1-28                   111178  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   5W      28   0.478774   0.388049    253.3
HELEN #1-26                     111404  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   5W      26   0.445813   0.389922   1312.4
HOSLEY #1-32                    151352  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      32   0.604945   0.493815    362.1
HOSLEY #2-32                    151923  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      32   0.645847   0.533881   1303.4
IRA BOATWRIGHT #2-34            111131  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   6W      34   1.000000   0.820637   1898.8
JANELL #1-21                    151872  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      21   0.553093   0.414123    213.1
JD HOLBROOK #1-35               111128  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   6W      35   1.000000   0.833242   5355.4
JOSEPHINE #1-25                 111169  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   5W      25   0.770000   0.558250    379.3
JOSEPHINE #2-25                 110071  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  5N   5W      25   0.970000   0.703250    906.9
JULES #1-34                     152305  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  3N   5W      34   0.171231   0.149255    123.3
KAREN #1-22H                    151945  KNOX/GOLDEN TREND/BRADLEY  GRADY       OK  4N   6W      22   0.976744   0.748548   2060.4

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                         DISC NET
                                PROP    DATAROOM                                                                          INCOME
LEASE NAME                      NUM     AREA                      COUNTY      ST  TWN  RANGE   SEC     WI       NRI     M$------
====================================================================================================================================
LUE #1-8                        110229  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W      8     0.065958   0.054054     116.2
MACK #1-21                      152225  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     21     0.943750   0.730739     552.4
MADISON #1-21L                  151946  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     21     0.556971   0.453042    3187.9
MAURER #1-21                    111600  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   5W     21     0.980000   0.796399     895.2
MITCHELL #2-34                  112365  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     34     0.171231   0.147481    1364.2
MITCHELL A #1-34                151317  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     34     0.156117   0.136313     253.2
MONARCH #1-22                   151625  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     22     0.647247   0.512034    1330.9
NATIONS #1-34                   110647  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     34     0.918010   0.730509     589.0
NICOLE #1-22                    111209  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   5W     22     0.870000   0.653055     984.3
NICOLE #2-22                    113066  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   5W     22     0.933832   0.666268    3607.0
OPAL #1-34                      112088  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     34     0.669915   0.529863     504.3
PHILMORE #1-21                  151702  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     21     0.552886   0.449693    1707.1
PITCHFORD #1-7                  112214  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   4N   6W     7      0.389221   0.304237    1238.3
REEDER CRADDOCK #3T-33          111146  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   6W     33     0.000000   0.000000       0.0
ROBINSON BROS #1-34             152360  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     34     0.542210   0.434834     495.0
ROBINSON FAMILY #1-34           152196  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     34     0.542210   0.434834     700.4
S.A. DRUMMOND #1                111120  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   6W     34     1.000000   0.840448     123.3
SLUSHER #1-28                   110392  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     28     0.069171   0.053250     148.0
SPARKS #1-26                    111115  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   5W     26     0.000000   0.000000       0.0
STEVE "A" #1-35                 116685  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   5W     8      0.980000   0.791981     299.1
TAFT #1-21                      151457  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     21     0.165000   0.144375     577.7
WHITENER #1-30 (BROMIDE-CARBO   151996  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   6W     30     0.967065   0.749899     160.9
WILBER #1-29                    111861  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   6W     29     0.803333   0.627619    1042.8
WILBER #2-29 CARBONATES         110314  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   6W     29     0.873038   0.695337     702.8
WILBER CRADDOCK #1-33           111140  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   6W     33     1.000000   0.863028       7.3
WILBER CRADDOCK #2-33           111143  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   5N   6W     33     1.000000   0.863027     121.4
WRIGHT #1-8                     151464  KNOX/GOLDEN TREND/BRADLEY GRADY      OK   3N   5W     8      0.709356   0.526292     976.3
HODGE #1-2ST                    151515  KNOX/GOLDEN TREND/BRADLEY STEPHENS   OK   2N   5W     2      0.948038   0.736397     721.5
LYDIA MAY #1-2                  112046  KNOX/GOLDEN TREND/BRADLEY STEPHENS   OK   2N   5W     2      0.087252   0.079150     249.7
SHARON JEAN #1-2                191540  KNOX/GOLDEN TREND/BRADLEY STEPHENS   OK   2N   5W     2      0.087252   0.079150     887.1
SHARON JEAN #2-2                191623  KNOX/GOLDEN TREND/BRADLEY STEPHENS   OK   2N   5W     2      0.087252   0.079150     701.7
SHARON JEAN #3-2                192202  KNOX/GOLDEN TREND/BRADLEY STEPHENS   OK   2N   5W     2      0.087252   0.079150     129.2
SLEDGE A #1-23                  151308  KNOX/GOLDEN TREND/BRADLEY STEPHENS   OK   2N   5W     23     0.581208   0.471597     777.5
                                        KNOX/GOLDEN TREND/BRADLEY                                                          62203.3
SHELBY FEDERAL #3               819394  LOVINGTON                EDDY        NM   22S  24E    12     0.250000   0.187500    1473.5
ALSTON #1-8                     812092  LOVINGTON                LEA         NM   16S  36E    8      0.872500   0.708906     788.8
BOYCE #1-15                     810191  LOVINGTON                LEA         NM   16S  35E    15     0.986328   0.765758    1908.7
BOYCE #2-15                     812304  LOVINGTON                LEA         NM   16S  35E    14     0.920000   0.690000     564.6
BUS BARN #1-4Y                  811955  LOVINGTON                LEA         NM   16S  36E    4      0.640826   0.501789     203.2
CHAMBERS #1-7                   811888  LOVINGTON                LEA         NM   16S  36E    7      0.651875   0.479128    1386.9
GANDY #19-1                     811889  LOVINGTON                LEA         NM   16S  36E    19     0.379544   0.295858    1455.9
GILMORE #1-24                   812364  LOVINGTON                LEA         NM   16S  36E    24     0.937500   0.703125    3438.3

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1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                   DISC NET
                                PROP    DATAROOM                                                                    INCOME
LEASE NAME                      NUM     AREA                COUNTY      ST  TWN  RANGE   SEC     WI        NRI     M$------
===========================================================================================================================
KALA #1-12H                     810703  LOVINGTON           LEA         NM   16S 35E     7    0.975000   0.812500   6900.3
KIM #1-1                        812221  LOVINGTON           LEA         NM   16S 36E     1    0.606445   0.459908   2212.4
LOVINGTON #1-5                  811953  LOVINGTON           LEA         NM   16S 36E     4    0.668500   0.528673   4234.5
MAYFLY #1-14 COM                810922  LOVINGTON           LEA         NM   16S 35E     14   0.175398   0.160645    438.8
MAYFLY #2-14 COM                810753  LOVINGTON           LEA         NM   16S 35E     14   0.175398   0.160645    762.3
MAYFLY #5-14 COM                812147  LOVINGTON           LEA         NM   16S 35E     14   0.250568   0.200454    162.0
PATTY #1-20                     812093  LOVINGTON           LEA         NM   16S 36E     20   0.872500   0.727083   1911.6
                                        LOVINGTON                                                                  27841.8
JENKINS L R UNIT 9-1A           116962  OTHER MID-CONTINENT ATOKA       OK   1N  13E     9    0.801479   0.651934   1433.6
LAFEVERS 1-10                   116963  OTHER MID-CONTINENT ATOKA       OK   1N  13E     10   0.640710   0.509157   2251.5
MCENTIRE UNIT 3-1               116964  OTHER MID-CONTINENT ATOKA       OK   1N  13E     3    1.000000   0.803983    738.6
BARETT #1-3H                    182115  OTHER MID-CONTINENT CARTER      OK   3S  1E      3    0.970000   0.786629   1807.0
EPLEY #1-9H                     120997  OTHER MID-CONTINENT CARTER      OK   1S  3W      9    0.385819   0.290132   1225.9
JOHNSTON #1-32                  120810  OTHER MID-CONTINENT CARTER      OK   1S  3W      32   0.091250   0.069863      8.0
GIVENS #2-34                    114788  OTHER MID-CONTINENT MCCLAIN     OK   8N  4W      34   0.000000   0.071135      5.2
GIVENS GAS UNIT                 114786  OTHER MID-CONTINENT MCCLAIN     OK   8N  4W      34   0.569082   0.497947    139.1
COWBOY LEASE                    115425  OTHER MID-CONTINENT NOBLE       OK   23N 2W      16   0.990000   0.594050    312.5
GERKEN #1-21                    115343  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.940625   0.764258    127.4
GERKEN #2-21                    119917  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.920625   0.748008     52.8
GERKEN #3-21                    110708  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.915625   0.765236    607.2
GERKEN #4-21                    111962  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.915625   0.765236    460.7
GERKEN #6-21                    111960  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.885625   0.740728     47.7
J. PAUL LEASE                   115427  OTHER MID-CONTINENT NOBLE       OK   23N 2W      16   0.990000   0.717800   2153.0
MCNEELY #1-21                   115344  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.996484   0.832398    242.4
MCNEELY #2-21                   119919  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.976484   0.816148    344.7
MCNEELY #3-21                   110715  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.996485   0.838642    560.4
MCNEELY #4-21                   111959  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.996485   0.838642    108.6
MIGHTY MOUSER LEASE             115428  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.000000   0.000000      0.0
RUDMAN LEASE                    115430  OTHER MID-CONTINENT NOBLE       OK   23N 2W      21   0.990000   0.594050    506.6
T A #2                          115285  OTHER MID-CONTINENT NOBLE       OK   23N 2W      16   0.980625   0.787891    332.2
T A #3                          115286  OTHER MID-CONTINENT NOBLE       OK   23N 2W      16   0.000000   0.000000      0.0
BONNIE 12-1                     113951  OTHER MID-CONTINENT STEPHENS    OK   1N  6W      12   0.093143   0.073407     25.1
BRITTAIN #1-12                  122189  OTHER MID-CONTINENT STEPHENS    OK   1S  4W      12   0.589803   0.471957      2.0
CALMES                          155126  OTHER MID-CONTINENT STEPHENS    OK   1S  4W      2    0.685595   0.590747    170.0
DRAKE, J.B. #1-12               112581  OTHER MID-CONTINENT STEPHENS    OK   1S  4W      12   0.000000   0.000000      0.0
EDWARDS #1-4                    120777  OTHER MID-CONTINENT STEPHENS    OK   1S  4W      4    0.278289   0.219848    154.6
EDWARDS #2-4                    120794  OTHER MID-CONTINENT STEPHENS    OK   1S  4W      4    0.398911   0.321140    282.5
EDWARDS #3-4                    120933  OTHER MID-CONTINENT STEPHENS    OK   1S  4W      4    0.492945   0.381782    278.1
GOODWIN #1                      115123  OTHER MID-CONTINENT STEPHENS    OK   1S  4W      2    0.387500   0.339063    247.2
GOODWIN A                       115124  OTHER MID-CONTINENT STEPHENS    OK   1S  4W      2    0.387500   0.339063    199.2
GOODWIN B                       115125  OTHER MID-CONTINENT STEPHENS    OK   1S  4W      2    0.391685   0.342495    182.5
GOODWIN, ARTHUR                 115097  OTHER MID-CONTINENT STEPHENS    OK   1S  4W      2    0.500000   0.437500     23.1

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                     DISC NET
                                PROP    DATAROOM                                                                     INCOME
LEASE NAME                      NUM     AREA                  COUNTY     ST  TWN  RANGE   SEC     WI        NRI      M$------
=============================================================================================================================
HANSON UNIT #1, #2             115121   OTHER MID-CONTINENT   STEPHENS   OK   1S   4W     12   0.775000   0.678125   565.1
HANSON-SHELL #3                115119   OTHER MID-CONTINENT   STEPHENS   OK   1S   4W     12   0.726563   0.635742   192.9
KEENER #1-4H                   121213   OTHER MID-CONTINENT   STEPHENS   OK   1S   4W     4    0.263750   0.228902   438.3
LAYN, W.L. #2-1                121177   OTHER MID-CONTINENT   STEPHENS   OK   1S   4W     1    0.000000   0.000000     0.0
LAYN, W.L. UNIT                115120   OTHER MID-CONTINENT   STEPHENS   OK   1S   4W     1    0.484375   0.423828   300.0
LORRE #1-27H                   132082   OTHER MID-CONTINENT   STEPHENS   OK   1N   4W     22   0.885000   0.690724  2951.0
PIERCE, WALTER #1              115122   OTHER MID-CONTINENT   STEPHENS   OK   1S   4W     2    0.387500   0.339063   254.1
PIERCE, WALTER #2              115513   OTHER MID-CONTINENT   STEPHENS   OK   1S   4W     2    0.387500   0.339063   159.4
QUINN, C. #10, #11, #12        191312   OTHER MID-CONTINENT   STEPHENS   OK   1S   5W     26   1.000000   0.875000  1573.2
QUINN, CLYDE #1, #5, #6        191306   OTHER MID-CONTINENT   STEPHENS   OK   1S   5W     26   1.000000   0.875000   447.5
QUINN, CLYDE #1A-26            191304   OTHER MID-CONTINENT   STEPHENS   OK   1S   5W     26   0.500000   0.437500    67.7
QUINN, TONY #26-2              191203   OTHER MID-CONTINENT   STEPHENS   OK   1S   5W     26   0.225000   0.196920    11.6
RINGER #1-32H                  121553   OTHER MID-CONTINENT   STEPHENS   OK   1N   4W     32   0.451619   0.356436  1546.3
SIMMS ESTATE #3-2              122188   OTHER MID-CONTINENT   STEPHENS   OK   1S   4W     2    0.367296   0.306564   356.0
SUZANNE 1-12                   116928   OTHER MID-CONTINENT   STEPHENS   OK   1N   6W     12   0.000000   0.006524     0.8
WILLIAMSON 1 2 3-12            116953   OTHER MID-CONTINENT   STEPHENS   OK   1N   6W     12   0.000000   0.006608     1.9
                                        OTHER MID-CONTINENT                                                        23895.2
ABERSOLD A-3 (1)               315602   PANHANDLE             CARSON     TX   3   181     0    1.000000   0.875000    61.1
BEDNORZ, JG T1 (4)             315817   PANHANDLE             CARSON     TX   4   2       0    1.000000   0.886719   129.3
BURNETT RANCH CENTRAL BATTERY  315899   PANHANDLE             CARSON     TX               0    1.000000   0.750000     0.5
BURNETT S B #G10-119           315916   PANHANDLE             CARSON     TX               119  1.000000   0.750000  1554.5
BURNETT S B #G2-102            315909   PANHANDLE             CARSON     TX               102  1.000000   0.750000   501.7
BURNETT S B #G3-81H            315910   PANHANDLE             CARSON     TX               81   1.000000   0.750000  1081.7
BURNETT S B #G4-103            315911   PANHANDLE             CARSON     TX               103  1.000000   0.750000   502.3
BURNETT S B #G5-79             315912   PANHANDLE             CARSON     TX               79   1.000000   0.750000  1026.7
BURNETT S B #G7-117            315913   PANHANDLE             CARSON     TX               117  1.000000   0.750000   399.0
BURNETT, MC 2R2                315785   PANHANDLE             CARSON     TX               0    1.000000   0.875000   585.6
BURNETT, MC G1B (15)           315784   PANHANDLE             CARSON     TX   5   21      0    1.000000   0.875000   638.9
BURNETT, MC G1C (16)           315788   PANHANDLE             CARSON     TX   4   35      0    1.000000   0.875000   959.2
BURNETT, MC G1D (17)           315786   PANHANDLE             CARSON     TX   5   34      0    1.000000   0.875000   829.0
BURNETT, MC H1 (28)            315789   PANHANDLE             CARSON     TX   5   104     0    1.000000   0.875000    52.3
BURNETT, MC P1 (29)            315577   PANHANDLE             CARSON     TX   4   54      0    1.000000   0.812500   267.5
BURNETT, MC P2 (30)            315578   PANHANDLE             CARSON     TX   5   48      0    1.000000   0.812500  1123.1
BURNETT, MC R1E (14)           315773   PANHANDLE             CARSON     TX               0    1.000000   0.875000   284.4
BURNETT, MC S1 (36)            315790   PANHANDLE             CARSON     TX   5   94      0    1.000000   0.875000   420.9
BURNETT, MC T1 (37)            315774   PANHANDLE             CARSON     TX   5   64      0    1.000000   0.875000  1705.5
BURNETT, MC T2 (10)            315780   PANHANDLE             CARSON     TX   5   70      0    1.000000   0.875000   773.7
BURNETT, MC T3 (38)            315775   PANHANDLE             CARSON     TX   5   86      0    1.000000   0.875000   172.5
BURNETT, MC T4 (39)            315776   PANHANDLE             CARSON     TX   5   84      0    1.000000   0.875000   514.5
BURNETT, MC T5 (11)            315781   PANHANDLE             CARSON     TX   5   89      0    1.000000   0.875000   705.0
BURNETT, MC T6 (12)            315782   PANHANDLE             CARSON     TX   5   61      0    1.000000   0.875000  2711.6
BURNETT, MC T7 (13)            315783   PANHANDLE             CARSON     TX   5   90      0    1.000000   0.875000   380.0

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                  DISC NET
                                PROP    DATAROOM                                                                   INCOME
LEASE NAME                      NUM     AREA                COUNTY    ST   TWN RANGE      SEC     WI       NRI    M$------
==========================================================================================================================
BURNETT, MC T7A (40)          315777    PANHANDLE           CARSON    TX    5   96        0    1.000000  0.875000    462.8
BURNETT, MC T8 (41)           315778    PANHANDLE           CARSON    TX    5   67        0    1.000000  0.875000   1292.1
BURNETT, MC T9R (35)          315779    PANHANDLE           CARSON    TX    5   108       0    1.000000  0.875000    182.7
CLARK #1-8                    315923    PANHANDLE           CARSON    TX                  8    1.000000  0.875000    500.0
EMPIRE GRANITE WASH LEASE     315971    PANHANDLE           CARSON    TX                  13   0.000000  0.000000      0.0
GARNER, CR A2T (103)          315794    PANHANDLE           CARSON    TX    4   96        0    1.000000  0.875000    372.7
GORES S-1 (108)               315820    PANHANDLE           CARSON    TX    4   42        0    1.000000  0.415625    348.8
HAIDUK, H G-1 (111)           315591    PANHANDLE           CARSON    TX    4   21        0    1.000000  0.875000    281.1
HARRISON T-1 (114)            315799    PANHANDLE           CARSON    TX    4   40        0    1.000000  0.875000     41.1
HODGES #1-67                  315924    PANHANDLE           CARSON    TX                  67   1.000000  0.875000    392.3
JORDAN E-1 (121)              315795    PANHANDLE           CARSON    TX    4   94        0    1.000000  0.875000    542.6
JORDAN T-1 (122)              315796    PANHANDLE           CARSON    TX    4   83        0    1.000000  0.875000    483.3
JORDAN, WD T2 (123)           315797    PANHANDLE           CARSON    TX    4   95        0    1.000000  0.875000    247.0
JORDAN, WD T3 (124)           315798    PANHANDLE           CARSON    TX    4   84        0    1.000000  0.875000    310.6
KALKA, C. T1 (125)            315819    PANHANDLE           CARSON    TX    4   43        0    1.000000  0.875000    191.0
LEDRICK S-1 (133)             315675    PANHANDLE           CARSON    TX        239       0    1.000000  0.875000    214.1
MAULDIN E-1 (135)             315674    PANHANDLE           CARSON    TX        241       0    1.000000  0.875000    129.4
MCCONNELL, JC E1 (136)        315826    PANHANDLE           CARSON    TX    4   66        0    1.000000  0.875000     12.0
MCCONNELL, RS T1 (138)        315822    PANHANDLE           CARSON    TX    4   46        0    1.000000  0.875000     65.7
MCCOY T-1 (139)               315600    PANHANDLE           CARSON    TX    4   41        0    1.000000  0.875000     68.9
MCEWEN G-1 (140)              315583    PANHANDLE           CARSON    TX    3   204       0    1.000000  0.875000    379.4
MCLAUGHLIN, MJ M1 141         315800    PANHANDLE           CARSON    TX    4   61        0    1.000000  0.875000    152.9
MCLAUGHLIN, MJ M2 142         315801    PANHANDLE           CARSON    TX    4   72        0    1.000000  0.875000    580.7
MCLAUGHLIN, MJ M3 143         315802    PANHANDLE           CARSON    TX    4   39        0    1.000000  0.875000    499.8
MCLAUGHLIN, MJ M4 144         315803    PANHANDLE           CARSON    TX    4   62        0    1.000000  0.875000    247.0
MCLAUGHLIN, MJ M5 145         315804    PANHANDLE           CARSON    TX    4   40        0    1.000000  0.875000     21.1
MCLAUGHLIN, MJ M6 146         315805    PANHANDLE           CARSON    TX    4   49        0    1.000000  0.875000     68.4
MCLAUGHLIN, MJ M7 147         315806    PANHANDLE           CARSON    TX    4   50        0    1.000000  0.875000    128.4
MCLAUGHLIN, MJ M8 148         315807    PANHANDLE           CARSON    TX    4   71        0    1.000000  0.875000    205.6
MINERAL INV T1 149            315643    PANHANDLE           CARSON    TX    4   60        0    1.000000  0.875000    119.2
MOORE, EJ T1 (154)            315823    PANHANDLE           CARSON    TX    7   21        0    1.000000  0.875000      9.2
NOEL T-1 (155)                315691    PANHANDLE           CARSON    TX    4   26        0    1.000000  0.875000    143.0
POPE, DAVE E1 (156)           315828    PANHANDLE           CARSON    TX    7   23        0    1.000000  0.875000     89.4
POWERS #1-248                 315931    PANHANDLE           CARSON    TX                  248  1.000000  0.875000    258.8
RAMMING E-1 (160)             315679    PANHANDLE           CARSON    TX    4   18        0    1.000000  0.875000    420.3
SANFORD, JM P1 (161)          315825    PANHANDLE           CARSON    TX    3   13        0    1.000000  0.875000     54.6
SCHAFFER S-2 (162)            315663    PANHANDLE           CARSON    TX    4   64        0    1.000000  0.875000     94.3
SCHAFFER S-3 (163)            315664    PANHANDLE           CARSON    TX    4   63        0    1.000000  0.875000   1354.0
SCHAFFER S-4-R (164)          315665    PANHANDLE           CARSON    TX    4   48        0    1.000000  0.875000     42.5
SCHAFFER S-5 (165)            315666    PANHANDLE           CARSON    TX    4   69        0    1.000000  0.875000    456.0
SCHAFFER S-6 (166)            315667    PANHANDLE           CARSON    TX    4   70        0    1.000000  0.875000    311.0
SCHAFFER S-8 (168)            315669    PANHANDLE           CARSON    TX    4   85        0    1.000000  0.875000    310.7

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                  DISC NET
                                PROP    DATAROOM                                                                   INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI      M$------
==========================================================================================================================
SCHAFFER S-9 (169)            315670    PANHANDLE         CARSON      TX   4    86     0     1.000000    0.875000   678.4
SMITH E-1 (172)               315673    PANHANDLE         CARSON      TX   4    27     0     1.000000    0.875000   437.0
SMOOT #1-87                   315932    PANHANDLE         CARSON      TX               87    1.000000    0.875000   407.0
TALLEY-BAIRD E1 207           315672    PANHANDLE         CARSON      TX   7    3      0     1.000000    0.875000   200.1
TEXAS CO FEE T5 214           315678    PANHANDLE         CARSON      TX   4    59     0     1.000000    0.875000   124.2
URBANCZYK, BEN G1 227         315589    PANHANDLE         CARSON      TX   4    19     0     1.000000    0.875000    83.7
URBANCZYK, BEN L2 228         315590    PANHANDLE         CARSON      TX   4    20     0     1.000000    0.875000   405.5
URBANCZYK, JH L2 230          315593    PANHANDLE         CARSON      TX   4    22     0     1.000000    0.838542   140.5
URBANCZYK, JH T1 229          315592    PANHANDLE         CARSON      TX   4    25     0     1.000000    0.838542    16.6
WITTER E-1 (234)              315579    PANHANDLE         CARSON      TX   7    22     0     1.000000    0.875000   159.3
ABERSOLD G-1 (2)              315601    PANHANDLE         GRAY        TX   3    180    0     1.000000    0.875000    17.0
BINKLEY, LE E1 (7)            315808    PANHANDLE         GRAY        TX   3    179    0     1.000000    0.875000   409.1
HEXTER E-3 (115)              315827    PANHANDLE         GRAY        TX        215    0     1.000000    0.750000   371.8
HUGGINS, DOROTHY #1-4         315922    PANHANDLE         GRAY        TX               4     1.000000    0.863047   551.1
MADDEN #1-112                 315933    PANHANDLE         GRAY        TX               112   1.000000    0.875000   265.9
VANIMAN E-1 (231)             315580    PANHANDLE         GRAY        TX   3    157    0     1.000000    0.875000   333.2
CIRCLE DOT #1-84*             315831    PANHANDLE         HEMPHILL    TX        84     0     0.316216    0.225939   285.4
JOHNSON #202                  315586    PANHANDLE         HUTCHINSON  TX        17     0     1.000000    0.875000     6.7
JOHNSON, CART P1 (117)        315588    PANHANDLE         HUTCHINSON  TX        1      0     1.000000    0.812500   414.7
JOHNSON, EB 201               315585    PANHANDLE         HUTCHINSON  TX        3      0     1.000000    0.875000    16.5
JOHNSON, EB 1B (118)          315584    PANHANDLE         HUTCHINSON  TX        2      0     1.000000    0.875000   252.5
JOHNSON, A.K.                 315576    PANHANDLE         HUTCHNSN    TX               0     0.000000    0.000000     0.0
BEAUCHAMP P1R (3)             315824    PANHANDLE         MOORE       TX   44   111    0     1.000000    0.875000   369.3
BENNETT P-1 (5)               315661    PANHANDLE         MOORE       TX        2      0     1.000000    0.518745    90.8
BENNETT-SNEED P1 (6)          315793    PANHANDLE         MOORE       TX   1    24     0     1.000000    0.706247  1049.5
COON, RS 1051                 315710    PANHANDLE         MOORE       TX               0     1.000000    0.875000   285.5
COON, RS 1052                 315708    PANHANDLE         MOORE       TX               0     1.000000    0.875000     9.8
COON, RS M10R (52)            315734    PANHANDLE         MOORE       TX   44   192    0     1.000000    0.875000   748.6
COON, RS M11 (53)             315711    PANHANDLE         MOORE       TX   44   105    0     1.000000    0.875000   268.6
COON, RS M12R (54)            335695    PANHANDLE         MOORE       TX   44   187    0     1.000000    0.875000   436.0
COON, RS M13R (55)            315701    PANHANDLE         MOORE       TX   44   230    0     1.000000    0.875000   829.9
COON, RS M14 (56)             315702    PANHANDLE         MOORE       TX   44   229    0     1.000000    0.875000   451.2
COON, RS M15R (57)            315704    PANHANDLE         MOORE       TX   44   143    0     1.000000    0.875000   411.9
COON, RS M16 (58)             315726    PANHANDLE         MOORE       TX   44   101    0     1.000000    0.875000   340.9
COON, RS M17 (59)             315721    PANHANDLE         MOORE       TX   44   108    0     1.000000    0.875000   483.4
COON, RS M18R (60)            315718    PANHANDLE         MOORE       TX   44   148    0     1.000000    0.875000   481.9
COON, RS M1R (44)             315717    PANHANDLE         MOORE       TX               0     1.000000    0.875000   152.3
COON, RS M20 (61)             315693    PANHANDLE         MOORE       TX   44   152    0     1.000000    0.875000   330.4
COON, RS M21 (62)             315712    PANHANDLE         MOORE       TX   44   107    0     1.000000    0.875000   507.6
COON, RS M22R (63)            315735    PANHANDLE         MOORE       TX   44   187    0     1.000000    0.875000   404.9
COON, RS M23R (64)            315724    PANHANDLE         MOORE       TX   44   147    0     1.000000    0.875000   499.2
COON, RS M24R (65)            315696    PANHANDLE         MOORE       TX   44   193    0     1.000000    0.875000   352.0

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1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                   DISC NET
                                PROP    DATAROOM                                                                    INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI         NRI      M$------
===========================================================================================================================
COON, RS M25R (66)              315719  PANHANDLE         MOORE       TX  44   188     0     1.000000  0.875000       531.5
COON, RS M26 (67)               315722  PANHANDLE         MOORE       TX  44   145     0     1.000000  0.875000       390.9
COON, RS M27 (68)               315705  PANHANDLE         MOORE       TX  44   144     0     1.000000  0.875000       347.3
COON, RS M28 (69)               315694  PANHANDLE         MOORE       TX  44   185     0     1.000000  0.875000       305.8
COON, RS M29 (70)               315727  PANHANDLE         MOORE       TX  44   109     0     1.000000  0.875000       743.5
COON, RS M2R (45)               315692  PANHANDLE         MOORE       TX               0     1.000000  0.875000       205.1
COON, RS M30R (71)              315698  PANHANDLE         MOORE       TX               0     1.000000  0.875000       649.7
COON, RS M31R (72)              315736  PANHANDLE         MOORE       TX  44   150     0     1.000000  0.875000       262.8
COON, RS M32R (73)              315713  PANHANDLE         MOORE       TX  44   146     0     1.000000  0.875000       384.8
COON, RS M33 (74)               315699  PANHANDLE         MOORE       TX  44   189     0     1.000000  0.875000       440.7
COON, RS M3R (46)               315700  PANHANDLE         MOORE       TX  44   191     0     1.000000  0.875000       597.8
COON, RS M4 (47)                315720  PANHANDLE         MOORE       TX  44   103     0     1.000000  0.875000       282.6
COON, RS M5R (48)               315703  PANHANDLE         MOORE       TX  44   110     0     1.000000  0.875000        98.0
COON, RS M6R (49)               315723  PANHANDLE         MOORE       TX  44   106     0     1.000000  0.875000       431.6
COON, RS M7 (50)                315725  PANHANDLE         MOORE       TX  44   102     0     1.000000  0.875000       380.3
COON, RS M9 (51)                315697  PANHANDLE         MOORE       TX  44   231     0     1.000000  0.875000       649.8
COON-SNEED M10 (84)             315682  PANHANDLE         MOORE       TX       15      0     1.000000  0.850000       313.3
COON-SNEED M11 (85)             315730  PANHANDLE         MOORE       TX       12      0     1.000000  0.850000       706.0
COON-SNEED M12R (86)            315716  PANHANDLE         MOORE       TX       6       0     1.000000  0.850000       694.0
COON-SNEED M13 (87)             315683  PANHANDLE         MOORE       TX       13      0     1.000000  0.850000       353.9
COON-SNEED M1R (75)             315714  PANHANDLE         MOORE       TX       8       0     1.000000  0.850000        81.4
COON-SNEED M2 (76)              315680  PANHANDLE         MOORE       TX       16      0     1.000000  0.850000       137.6
COON-SNEED M3 (77)              315681  PANHANDLE         MOORE       TX       17      0     1.000000  0.850000       469.7
COON-SNEED M4 (78)              315731  PANHANDLE         MOORE       TX       3       0     1.000000  0.850000       317.7
COON-SNEED M5 (79)              315728  PANHANDLE         MOORE       TX       9       0     1.000000  0.850000       576.4
COON-SNEED M6R (80)             315733  PANHANDLE         MOORE       TX       5       0     1.000000  0.850000       517.7
COON-SNEED M7 (81)              315729  PANHANDLE         MOORE       TX       11      0     1.000000  0.850000       523.6
COON-SNEED M8R (82)             315732  PANHANDLE         MOORE       TX       1       0     1.000000  0.850000       578.8
COON-SNEED M9 (83)              315715  PANHANDLE         MOORE       TX       7       0     1.000000  0.850000       579.3
DONELSON, A.J. A #2             390003  PANHANDLE         MOORE       TX               176   1.000000  0.825781      1834.0
FOSTER F-2 (101)                315658  PANHANDLE         MOORE       TX       240     0     1.000000  0.875000       358.7
GOBER S-2 (105)                 315598  PANHANDLE         MOORE       TX       15      0     1.000000  0.875000       508.4
GOBER S-3 (106)                 315599  PANHANDLE         MOORE       TX  1    12      0     1.000000  0.875000       804.8
GOBER, OE S-1 (104)             315597  PANHANDLE         MOORE       TX       16      0     1.000000  0.875000       511.7
HAILE M-2 (113)                 315685  PANHANDLE         MOORE       TX  1    2       0     1.000000  0.875000       498.6
HAILE, LJ M1 (112)              315684  PANHANDLE         MOORE       TX  1    1       0     1.000000  0.875000       292.9
HOHMANN, R.N. #2                312024  PANHANDLE         MOORE       TX               0     1.000000  0.875000      1551.1
JT SNEED 204                    315635  PANHANDLE         MOORE       TX               0     1.000000  0.850000        14.1
JT SNEED 219                    315636  PANHANDLE         MOORE       TX               0     1.000000  0.850000        19.5
JT SNEED 2361                   315634  PANHANDLE         MOORE       TX               0     1.000000  0.850000        66.8
JT SNEED 2362                   315628  PANHANDLE         MOORE       TX               0     1.000000  0.850000       215.1
JT SNEED 7201                   315617  PANHANDLE         MOORE       TX               0     1.000000  0.850000       163.1

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1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                  DISC NET
                                PROP    DATAROOM                                                                   INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI      M$------
==========================================================================================================================
JT SNEED A 901                 315688     PANHANDLE       MOORE       TX                0    1.000000  0.670000       23.2
JOHNSN-WALTRS #1-232           315677     PANHANDLE       MOORE       TX        29      0    1.000000  0.890754      353.2
JOHNSN-WALTRS P1 120           315676     PANHANDLE       MOORE       TX        28      0    1.000000  0.890754     1228.3
JONES B-1 (236)                315815     PANHANDLE       MOORE       TX       214      0    0.250000  0.218750      197.2
KILGORE G3 (127)               315770     PANHANDLE       MOORE       TX        19      0    1.000000  0.875000      384.0
KILGORE PAR-6 (130)            315771     PANHANDLE       MOORE       TX         5      0    1.000000  0.875000      199.0
KILGORE, C L G2 126            315769     PANHANDLE       MOORE       TX        29      0    1.000000  0.875000       19.3
KILGORE, C L P5 (129)          315791     PANHANDLE       MOORE       TX         9      0    1.000000  0.875000      170.6
LASAL NAT BK E1R 131           315792     PANHANDLE       MOORE       TX                0    1.000000  0.875000      849.6
LEA, H.I. 101                  315763     PANHANDLE       MOORE       TX  47    47      0    1.000000  0.875000       23.4
LEA, H.I. 1R (132)             315764     PANHANDLE       MOORE       TX  47    47      0    1.000000  0.875000      412.4
LUCKY TIGER M1A 134            315766     PANHANDLE       MOORE       TX   1     5      0    1.000000  0.875000      319.2
MOORE M2R (151)                315642     PANHANDLE       MOORE       TX  44            0    1.000000  0.875000      114.1
MOORE P1R (152)                315641     PANHANDLE       MOORE       TX  44    14      0    1.000000  0.875000       82.0
MOORE P3R (153)                315640     PANHANDLE       MOORE       TX  44            0    1.000000  0.875000      414.1
MORTON, J.N. #2                312035     PANHANDLE       MOORE       TX                0    1.000000  0.875000     1190.2
POWELL, LB G1R (157)           315765     PANHANDLE       MOORE       TX                0    1.000000  0.703125      721.8
SCHLEE, JB 1 (171)             315743     PANHANDLE       MOORE       TX  44   271      0    1.000000  0.875000     1488.0
SNEED EST 1901                 315811     PANHANDLE       MOORE       TX                0    1.000000  0.875000      153.4
SNEED EST 9401                 315813     PANHANDLE       MOORE       TX                0    1.000000  0.875000      970.4
SNEED EST P2 (174)             315812     PANHANDLE       MOORE       TX        19      0    1.000000  0.850000      706.5
SNEED ESTATE #1903             312358     PANHANDLE       MOORE       TX               19    0.960000  0.840000      593.3
SNEED ESTATE R8SN              315657     PANHANDLE       MOORE       TX                0    1.000000  0.785000      418.3
SNEED R350                     315814     PANHANDLE       MOORE       TX                0    1.000000  0.875000      710.8
SNEED, JT 101                  315637     PANHANDLE       MOORE       TX   3    54      0    1.000000  0.850000        8.9
SNEED, JT 110                  315639     PANHANDLE       MOORE       TX                0    1.000000  0.850000       73.7
SNEED, JT 113                  315630     PANHANDLE       MOORE       TX         2      0    1.000000  0.850000        6.5
SNEED, JT 12 (187)             315737     PANHANDLE       MOORE       TX   1    13      0    1.000000  0.850000      388.5
SNEED, JT 124                  315607     PANHANDLE       MOORE       TX         5      0    1.000000  0.850000       14.4
SNEED, JT 125                  315631     PANHANDLE       MOORE       TX   3    71      0    1.000000  0.850000      155.5
SNEED, JT 127                  315608     PANHANDLE       MOORE       TX         1      0    1.000000  0.850000       26.2
SNEED, JT 128                  315632     PANHANDLE       MOORE       TX                0    1.000000  0.850000      305.5
SNEED, JT 130                  315609     PANHANDLE       MOORE       TX                0    1.000000  0.850000       66.3
SNEED, JT 1-R (175)            315671     PANHANDLE       MOORE       TX         1      0    1.000000  0.670000      347.5
SNEED, JT 20 (194)             315739     PANHANDLE       MOORE       TX                0    1.000000  0.875000      773.0
SNEED, JT 201                  315606     PANHANDLE       MOORE       TX        13      0    1.000000  0.875000      398.8
SNEED, JT 202                  315610     PANHANDLE       MOORE       TX                0    1.000000  0.850000        2.6
SNEED, JT 203                  315633     PANHANDLE       MOORE       TX                0    1.000000  0.850000      106.2
SNEED, JT P10 (185)            315616     PANHANDLE       MOORE       TX                0    1.000000  0.850000      900.3
SNEED, JT P13 (188)            315618     PANHANDLE       MOORE       TX         2      0    1.000000  0.850000      844.2
SNEED, JT P1R (176)            315611     PANHANDLE       MOORE       TX        15      0    1.000000  0.850000      359.2
SNEED, JT P2 (177)             315612     PANHANDLE       MOORE       TX   3    77      0    1.000000  0.850000      266.5

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                  DISC NET
                                PROP    DATAROOM                                                                   INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI      M$------
==========================================================================================================================
SNEED, JT P21 (195)            315619     PANHANDLE       MOORE       TX   3    72      0    1.000000  0.850000      301.7
SNEED, JT P22 (196)            315620     PANHANDLE       MOORE       TX   3    71      0    1.000000  0.850000      565.7
SNEED, JT P23 197              315656     PANHANDLE       MOORE       TX        30      0    1.000000  0.785000      447.3
SNEED, JT P24 (198)            315621     PANHANDLE       MOORE       TX         5      0    1.000000  0.850000      273.6
SNEED, JT P25 (199)            315622     PANHANDLE       MOORE       TX         2      0    1.000000  0.850000      590.8
SNEED, JT P26 (200)            315623     PANHANDLE       MOORE       TX                0    1.000000  0.850000      374.6
SNEED, JT P27 (201)            315624     PANHANDLE       MOORE       TX         1      0    1.000000  0.850000      508.9
SNEED, JT P28 (202)            315625     PANHANDLE       MOORE       TX                0    1.000000  0.850000      348.0
SNEED, JT P29 (203)            315626     PANHANDLE       MOORE       TX                0    1.000000  0.850000      689.3
SNEED, JT P3 (178)             315613     PANHANDLE       MOORE       TX                0    1.000000  0.850000      696.6
SNEED, JT P30R (204)           315627     PANHANDLE       MOORE       TX         1      0    1.000000  0.850000      361.4
SNEED, JT P31 (205)            315740     PANHANDLE       MOORE       TX        12      0    1.000000  0.850000      371.3
SNEED, JT P4 (179)             315614     PANHANDLE       MOORE       TX   3    54      0    1.000000  0.850000      262.5
SNEED, JT P5 (180)             315615     PANHANDLE       MOORE       TX         7      0    1.000000  0.850000      449.7
SNEED, JT P6 181               315653     PANHANDLE       MOORE       TX        38      0    1.000000  0.785000      540.1
SNEED, JT P7 (182)             315738     PANHANDLE       MOORE       TX        12      0    1.000000  0.850000      631.2
SNEED, JT S11 (186)            315689     PANHANDLE       MOORE       TX         8      0    1.000000  0.670000      391.9
SNEED, JT S14 189              315654     PANHANDLE       MOORE       TX        22      0    1.000000  0.785000     1060.2
SNEED, JT S15 (190)            315690     PANHANDLE       MOORE       TX         9      0    1.000000  0.670000      211.7
SNEED, JT S16 (191)            315687     PANHANDLE       MOORE       TX   1    28      0    1.000000  0.785000      300.2
SNEED, JT S17 192              315655     PANHANDLE       MOORE       TX        31      0    1.000000  0.785000      422.4
SNEED, JT S19 (193)            315629     PANHANDLE       MOORE       TX         6      0    1.000000  0.850000      490.7
SNEED, JT S2D (206)            315706     PANHANDLE       MOORE       TX        26      0    1.000000  0.670000      579.5
SNEED, JT S9 (184)             315686     PANHANDLE       MOORE       TX   1    27      0    1.000000  0.785000      795.1
TAYLOR, W H 2 (208)            315603     PANHANDLE       MOORE       TX        17      0    1.000000  0.875000      612.5
TAYLOR, W H G1 (209)           315604     PANHANDLE       MOORE       TX        21      0    1.000000  0.875000      331.6
TAYLOR, W H G3 (210)           315605     PANHANDLE       MOORE       TX        21      0    1.000000  0.875000      970.4
TAYLOR, W H H1R (211)          315767     PANHANDLE       MOORE       TX                0    1.000000  0.875000      608.3
TAYLOR, W H P1 212             315816     PANHANDLE       MOORE       TX       244      0    1.000000  0.875000     1061.3
TROUTMAN, GL S1R 226           315660     PANHANDLE       MOORE       TX                0    1.000000  0.875000      771.3
WILBAR #4                      312039     PANHANDLE       MOORE       TX                0    1.000000  0.875000     1219.9
WILLIAMS, N B T1 233           315772     PANHANDLE       MOORE       TX  44            0    1.000000  0.875000      605.9
BUCKLES A #1-416               316014     PANHANDLE       SHERMAN     TX              416    1.000000  0.875000     2148.9
BUCKLES C #1-417               316034     PANHANDLE       SHERMAN     TX              417    1.000000  0.875000      298.4
CALVIRD A #1-382               316025     PANHANDLE       SHERMAN     TX              382    1.000000  0.875000     3292.6
HITZ "A" #1-451                316257     PANHANDLE       SHERMAN     TX              451    1.000000  0.875000      895.5
KEENAN A #2-336                312397     PANHANDLE       SHERMAN     TX              336    0.960000  0.840000     1141.4
PRONGER A #1-350               316013     PANHANDLE       SHERMAN     TX              350    1.000000  0.875000     1148.2
SEELEY A #1-415                316035     PANHANDLE       SHERMAN     TX              415    1.000000  0.875000      615.8
STEWART A #1-383               316016     PANHANDLE       SHERMAN     TX              383    1.000000  0.875000      523.1
TIDWELL A #2-403               316022     PANHANDLE       SHERMAN     TX              403    1.000000  0.875000     1305.8
WOHLFORD A #4-349              316024     PANHANDLE       SHERMAN     TX              349    1.000000  0.928600     3196.0

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                   DISC NET
                                PROP    DATAROOM                                                                    INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI         NRI      M$------
===========================================================================================================================
WOHLFORD B #1-368               316023  PANHANDLE         SHERMAN     TX               368   1.000000  0.928595      1688.8
WOHLFORD C #1-334               316030  PANHANDLE         SHERMAN     TX               334   1.000000  0.928595      2424.5
WOHLFORD D #2-315               316008  PANHANDLE         SHERMAN     TX               315   1.000000  0.888399       875.2
                                        PANHANDLE                                                                  117121.2
BARBARA 4-16                    116623  SAHARA            BEAVER      OK  6N   28ECM   16    0.980000  0.742656        44.7
BERNIE 4-14                     116618  SAHARA            BEAVER      OK  6N   28ECM   14    0.980000  0.769453       176.8
HAROLD 1-16                     119910  SAHARA            BEAVER      OK  6N   28ECM   16    0.980000  0.742650       276.9
HENNIGH 1-21                    119909  SAHARA            BEAVER      OK  6N   28ECM   21    0.500000  0.437500       285.4
HENNIGH 2-21                    110792  SAHARA            BEAVER      OK  6N   28ECM   21    0.500000  0.437500         1.4
HENNIGH 3-14                    117449  SAHARA            BEAVER      OK  6N   28ECM   14    0.980000  0.769453       141.4
IDA 3-16                        115550  SAHARA            BEAVER      OK  6N   28ECM   16    0.980000  0.742656        27.4
LETA #3-17                      116621  SAHARA            BEAVER      OK  6N   28ECM   17    0.980000  0.742656        94.3
LETA #4-17                      110199  SAHARA            BEAVER      OK  6N   28ECM   17    0.980000  0.742734        77.4
LETA #5-17                      110732  SAHARA            BEAVER      OK  6N   28ECM   17    0.980000  0.742734        66.7
LETA #6-17                      110733  SAHARA            BEAVER      OK  6N   28ECM   17    0.980000  0.742734        33.4
LIND 1-16                       119911  SAHARA            BEAVER      OK  6N   28ECM   16    0.980000  0.742656       326.9
NELSON 1-17                     110369  SAHARA            BEAVER      OK  6N   28ECM   17    0.980000  0.742656       250.2
ROBERTS #1 (MORROW)             119539  SAHARA            BEAVER      OK  2N   28ECM   11    0.225196  0.175433        81.4
ROBERTS #2-11                   119540  SAHARA            BEAVER      OK  2N   28ECM   11    0.225196  0.175433        31.1
SMITH 2-23                      116620  SAHARA            BEAVER      OK  6N   28ECM   23    0.980000  0.792199         5.0
LOCKE 1-7                       111048  SAHARA            CLARK       KS  35S  25W     7     0.750000  0.561914       597.4
THEIS 2-16                      112059  SAHARA            CLARK       KS  35S  25W     16    1.000000  0.761914        80.4
THEIS 4-17                      110383  SAHARA            CLARK       KS  35S  25W     17    0.750000  0.561914       152.1
THEIS 4-18                      110939  SAHARA            CLARK       KS  35S  25W     18    1.000000  0.761914       684.9
EPP                             114865  SAHARA            HARPER      OK  27N  23W     32    0.375000  0.328125       276.5
JAQUITH 1-7                     110512  SAHARA            MAJOR       OK  23N  15W     7     0.958346  0.811743       399.9
REAMES #2-32                    110323  SAHARA            MAJOR       OK  20N  11W     32    1.000000  0.849702       238.5
REAMES UNIT ""C"" 1-32          110348  SAHARA            MAJOR       OK  20N  11W     32    0.875000  0.765625        43.4
ROHLA #2-7                      110338  SAHARA            MAJOR       OK  20N  15W     7     0.500156  0.400125        25.9
SKUNK CREEK 1-4                 113122  SAHARA            MAJOR       OK  20N  13W     4     0.750000  0.554610       412.5
SKUNK CREEK 2-4                 113123  SAHARA            MAJOR       OK  20N  13W     4     0.770000  0.668571       108.3
SKUNK CREEK 3-4                 113124  SAHARA            MAJOR       OK  20N  13W     4     0.900000  0.764703       850.0
SKUNK CREEK 4-4                 115557  SAHARA            MAJOR       OK  20N  13W     4     0.900000  0.764703       857.2
STELLA 7-10                     114063  SAHARA            MAJOR       OK  23N  15W     7     0.937520  0.793520       308.4
BLAKE NO 77 #2-34               115417  SAHARA            TEXAS       OK  6N   15ECM   34    1.000000  0.875000       732.4
FERRIS #2-33                    115415  SAHARA            TEXAS       OK  6N   15ECM   33    1.000000  0.875000       353.8
OKLAHOMA C #1-11                115240  SAHARA            TEXAS       OK  1N   11E     11    1.000000  0.875000       264.7
BARNES #1-8                     115348  SAHARA            WOODS       OK  23N  15W     8     0.794031  0.586871        42.4
BARNES #1-9                     115350  SAHARA            WOODS       OK  23N  15W     9     0.422035  0.323154        41.9
BARNES #2-9                     115351  SAHARA            WOODS       OK  23N  15W     9     0.000000  0.000000         0.0
BETTY JOE 21-11                 114106  SAHARA            WOODS       OK  24N  13W     21    0.950000  0.840336        23.5
BILL #1-5                       117145  SAHARA            WOODS       OK  23N  15W     5     0.861438  0.638452       203.5

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                     DISC NET
                                PROP    DATAROOM                                                                     INCOME
LEASE NAME                      NUM     AREA                  COUNTY     ST  TWN  RANGE   SEC     WI        NRI      M$------
=============================================================================================================================
BOUZIDEN 27-6                  114150   SAHARA                WOODS      OK   24N  16W    27   0.993212   0.825021  1011.7
BOWERS #1-5                    115353   SAHARA                WOODS      OK   23N  15W    5    0.825408   0.603256   120.3
BREIDENSTEIN 1-17              114917   SAHARA                WOODS      OK   24N  13W    17   0.250000   0.218750   145.3
CASEY #1-34                    119606   SAHARA                WOODS      OK   26N  17W    34   0.125000   0.113281   113.9
COPENHAVER 21-10               114062   SAHARA                WOODS      OK   24N  13W    21   0.950000   0.833274    43.1
FARRIS 21-3                    114081   SAHARA                WOODS      OK   24N  13W    21   0.962500   0.840336   777.8
GAIL 1-4                       115464   SAHARA                WOODS      OK   23N  15W    4    0.861302   0.627752   137.4
GAIL 25-1                      113956   SAHARA                WOODS      OK   24N  13W    25   0.491471   0.403160     2.3
HANSEN J                       114905   SAHARA                WOODS      OK   24N  13W    21   0.000000   0.000000     0.0
HAZEL #1-5                     110378   SAHARA                WOODS      OK   23N  15W    5    0.856936   0.635483   344.8
HULL #1-3                      115357   SAHARA                WOODS      OK   23N  15W    3    0.830817   0.611270    50.7
HULL #1-9                      113469   SAHARA                WOODS      OK   23N  15W    9    0.856567   0.726306    77.4
HULL #2-3                      115358   SAHARA                WOODS      OK   23N  15W    3    0.718747   0.513189   140.0
JAMES A 1-34                   110059   SAHARA                WOODS      OK   26N  17W    34   0.606277   0.458884   393.8
JEFFERIES D 1-25               113788   SAHARA                WOODS      OK   24N  13W    25   0.496605   0.407371    22.2
JEFFREY #1-9                   110495   SAHARA                WOODS      OK   23N  15W    9    0.848181   0.718850   113.6
JIM #1-4                       110280   SAHARA                WOODS      OK   23N  15W    4    0.863832   0.629559   119.0
KAMA #1-5                      110379   SAHARA                WOODS      OK   23N  15W    5    0.850346   0.630007    88.6
KELLN #1-29                    115359   SAHARA                WOODS      OK   24N  15W    29   0.000000   0.000000     0.0
KELLN 28-07                    114139   SAHARA                WOODS      OK   24N  16W    28   0.974990   0.842618  1061.2
KERR #1-4                      115361   SAHARA                WOODS      OK   23N  15W    4    0.500447   0.373606     2.9
KYLIE MARIE #3-3               115267   SAHARA                WOODS      OK   23N  15W    3    0.903278   0.697494   385.5
LEON 26-7                      113992   SAHARA                WOODS      OK   24N  13W    26   0.607017   0.515355   313.9
LOEVA                          114197   SAHARA                WOODS      OK   24N  15W    23   0.993188   0.806966   560.4
LOEVA #2-23                    110469   SAHARA                WOODS      OK   24N  15W    23   0.996866   0.809954   369.7
LONDON #1-18                   192436   SAHARA                WOODS      OK   26N  17W    18   0.269656   0.235293    96.2
LONDON #1-19                   115368   SAHARA                WOODS      OK   26N  17W    19   0.247035   0.200147    83.8
LONDON #2-18                   192439   SAHARA                WOODS      OK   26N  17W    18   0.490663   0.427958     4.8
LONDON #3-18                   192441   SAHARA                WOODS      OK   26N  17W    18   0.272796   0.238516    64.7
LONDON #4-18                   195457   SAHARA                WOODS      OK   26N  17W    18   0.584389   0.509361   423.1
LONDON #4-19                   113918   SAHARA                WOODS      OK   26N  17W    19   0.497128   0.421553   194.0
LONDON #5-19                   110458   SAHARA                WOODS      OK   26N  17W    19   0.289367   0.242408   212.5
LOTT 1-13                      116801   SAHARA                WOODS      OK   24N  13W    13   0.302619   0.248242    12.2
LOTT 2-13                      116802   SAHARA                WOODS      OK   24N  13W    13   0.302619   0.248242     1.8
LOTT 3-13                      116803   SAHARA                WOODS      OK   24N  13W    13   0.282619   0.231836    59.6
MARIE 21-4                     114119   SAHARA                WOODS      OK   24N  13W    21   0.000000   0.000000     0.0
MARK 26-8                      113955   SAHARA                WOODS      OK   24N  13W    26   0.674635   0.531627    11.8
MAX 25-14                      113963   SAHARA                WOODS      OK   24N  13W    25   0.996679   0.817519   202.8
MCGILL 1-15 TBG                110499   SAHARA                WOODS      OK   26N  17W    15   0.715187   0.626105  1021.2
MCGILL 2-15                    110508   SAHARA                WOODS      OK   26N  17W    15   0.865000   0.757285   109.3
MERLE 1-4                      110281   SAHARA                WOODS      OK   23N  15W    4    0.761504   0.557208    38.5
MORSE I J 1-25                 114784   SAHARA                WOODS      OK   25N  13W    25   1.000000   0.875000   394.4

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                     DISC NET
                                PROP    DATAROOM                                                                      INCOME
LEASE NAME                      NUM     AREA                 COUNTY      ST  TWN  RANGE   SEC     WI        NRI      M$------
=============================================================================================================================
NATHANIEL 1-3                 115462    SAHARA               WOODS       OK   23N  15W    3     0.863787    0.666117   162.2
O WALKER #1-26                113840    SAHARA               WOODS       OK   26N  16W    26    0.662414    0.491567    30.2
ORVILLE WALKER #2-26          115259    SAHARA               WOODS       OK   26N  16W    26    0.829022    0.641079    75.6
RACHEL 21-10                  114095    SAHARA               WOODS       OK   24N  13W    21    0.950000    0.828000     7.3
READ #1-19                    115373    SAHARA               WOODS       OK   26N  16W    19    0.845451    0.730871     2.0
READ #2-19                    115258    SAHARA               WOODS       OK   26N  16W    19    0.896002    0.787093   301.7
READ #3-19                    113915    SAHARA               WOODS       OK   26N  16W    19    0.916335    0.798351   241.3
REUTLINGER #1-29              115375    SAHARA               WOODS       OK   28N  19W    29    0.000000    0.000000     0.0
REUTLINGER #2-29              115257    SAHARA               WOODS       OK   28N  19W    29    0.877178    0.729212   150.2
RONALD B 17-16                114338    SAHARA               WOODS       OK   24N  16W    17    0.930340    0.808321   127.8
ROY 21-15                     114140    SAHARA               WOODS       OK   24N  13W    21    0.950000    0.833274    36.0
SENIOR 16-12                  114163    SAHARA               WOODS       OK   24N  16W    16    0.894793    0.754769   156.6
SHELITE 1-8                   119879    SAHARA               WOODS       OK   23N  15W    8     0.912960    0.691967   360.9
STERBA 2-12                   116916    SAHARA               WOODS       OK   23N  13W    12    0.434529    0.356450    49.2
STERBA 3-12                   116917    SAHARA               WOODS       OK   23N  13W    12    0.434529    0.356450   168.7
STERBA 4-12                   116918    SAHARA               WOODS       OK   23N  13W    12    0.434529    0.356450     1.3
STERBA 13-12                  114202    SAHARA               WOODS       OK   23N  13W    12    0.496594    0.402998    52.4
STEVENS A 1-26                116920    SAHARA               WOODS       OK   24N  13W    26    0.000000    0.000000     0.0
STEVENS A 2-26                116921    SAHARA               WOODS       OK   24N  13W    26    0.496605    0.407053     3.9
STEVENS B 1-22                114910    SAHARA               WOODS       OK   24N  13W    22    0.000000    0.010254     0.7
STEVENS B 2-22                116923    SAHARA               WOODS       OK   24N  13W    22    0.000000    0.000000     0.0
STEWERT 2-25                  116925    SAHARA               WOODS       OK   24N  13W    25    0.496605    0.407371     1.6
VIRGIL 1-13                   113968    SAHARA               WOODS       OK   23N  14W    13    0.000000    0.000000     0.0
VIRGIL 13-11                  113945    SAHARA               WOODS       OK   23N  14W    13    0.843760    0.632820    27.1
WAYNOKA 27-1                  113127    SAHARA               WOODS       OK   25N  15W    27    0.828734    0.644343   173.8
WHIPPLE #1-36                 115382    SAHARA               WOODS       OK   26N  16W    36    0.566890    0.471146   101.6
WHIPPLE #2-36                 115268    SAHARA               WOODS       OK   26N  16W    36    0.838749    0.730232   293.7
WILFORD 22-5                  113939    SAHARA               WOODS       OK   24N  13W    22    0.744494    0.558370    52.1
BINGHAM 1-1                   114353    SAHARA               WOODWARD    OK   24N  18W    12    0.049375    0.037792     0.2
BINGHAM 12-7                  114176    SAHARA               WOODWARD    OK   24N  18W    12    0.915625    0.715497    20.6
BOOTH HEMENWAY #1-25          115405    SAHARA               WOODWARD    OK   26N  18W    25    0.879167    0.609629   147.3
BOOTH HEMENWAY #2-25          115406    SAHARA               WOODWARD    OK   26N  18W    25    0.945299    0.723745    75.1
BOOTH HEMENWAY #3-25          115261    SAHARA               WOODWARD    OK   26N  18W    25    0.908333    0.695443   174.6
BOOTH HEMENWAY #4-25          115272    SAHARA               WOODWARD    OK   26N  18W    25    0.970000    0.795703     1.9
BOOTH HEMENWAY #5-25          116703    SAHARA               WOODWARD    OK   26N  18W    25    0.950000    0.779297    28.0
BOYD 1-8                      192434    SAHARA               WOODWARD    OK   25N  18W    8     0.980000    0.807734   188.5
DALLETT #1-15                 110207    SAHARA               WOODWARD    OK   24N  18W    15    0.845710    0.658945   885.3
DIXIE 1-36                    114199    SAHARA               WOODWARD    OK   26N  19W    36    1.000000    0.875000   344.6
DIXIE 2-36                    113346    SAHARA               WOODWARD    OK   26N  19W    36    0.980000    0.857500   385.7
LAURA 7-11                    114153    SAHARA               WOODWARD    OK   24N  17W    7     0.986971    0.811703   457.7
LONDON #2-19                  115367    SAHARA               WOODWARD    OK   26N  17W    19    0.265672    0.213502    33.7
LONDON #3-19                  115250    SAHARA               WOODWARD    OK   26N  17W    19    0.569661    0.460674   106.0

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                  DISC NET
                                PROP    DATAROOM                                                                   INCOME
LEASE NAME                      NUM     AREA              COUNTY      ST  TWN  RANGE   SEC     WI        NRI      M$------
==========================================================================================================================
MADDUX 1-24                   115445    SAHARA            WOODWARD    OK   26N  19W    24    0.980000    0.835488   324.8
MADDUX 2-24                   119931    SAHARA            WOODWARD    OK   26N  19W    24    0.980000    0.835488   198.7
MADDUX 3-24                   110456    SAHARA            WOODWARD    OK   26N  19W    24    0.980000    0.835488   116.3
MAY #2-7                      110743    SAHARA            WOODWARD    OK   24N  18W    7     0.973456    0.759046   289.1
MILLER #1-27                  114374    SAHARA            WOODWARD    OK   25N  18W    27    0.187500    0.164063   170.5
MILLER #2-27                  113350    SAHARA            WOODWARD    OK   25N  18W    27    0.167500    0.146563    43.5
MILLER CATTLE 1-1             113894    SAHARA            WOODWARD    OK   25N  19W    1     0.948750    0.798659   542.8
MILLER CATTLE 2-1             110696    SAHARA            WOODWARD    OK   25N  19W    1     0.980000    0.826003   120.7
NIXON 1-35                    113365    SAHARA            WOODWARD    OK   26N  19W    35    0.980000    0.798715   229.4
P&G 1-26                      116681    SAHARA            WOODWARD    OK   26N  19W    26    0.980000    0.826270    75.0
PEACH #1-7                    119914    SAHARA            WOODWARD    OK   24N  18W    7     0.724872    0.561957   387.7
RITA JO 1-30                  116615    SAHARA            WOODWARD    OK   26N  18W    30    0.980000    0.819348    73.4
ROCK 1-16                     114198    SAHARA            WOODWARD    OK   25N  17W    16    0.980000    0.816667   175.2
ROSALIE 25-05 (CHESTER)      B114174    SAHARA            WOODWARD    OK   24N  17W    25    0.748930    0.610622   407.4
ROSALIE 25-05 (TONKAWA)      A114174    SAHARA            WOODWARD    OK   24N  17W    25    0.748930    0.610622   196.5
SANDRA 1-36                   115469    SAHARA            WOODWARD    OK   25N  18W    36    0.960000    0.779501   215.0
SIMPSON WALKER #1-23          115389    SAHARA            WOODWARD    OK   26N  18W    23    0.556337    0.465573     4.7
SIMPSON WALKER #1-26          115390    SAHARA            WOODWARD    OK   26N  18W    26    0.492303    0.404009    83.4
SIMPSON WALKER #1-36          115395    SAHARA            WOODWARD    OK   26N  18W    36    0.741084    0.618571   156.5
SIMPSON WALKER #1-6           115397    SAHARA            WOODWARD    OK   25N  17W    6     0.494601    0.350647   176.0
SIMPSON WALKER #2-23          115419    SAHARA            WOODWARD    OK   26N  18W    23    0.681151    0.584301   208.5
SIMPSON WALKER #2-26          115262    SAHARA            WOODWARD    OK   26N  18W    26    0.620758    0.532415    27.4
SIMPSON WALKER #2-36          115396    SAHARA            WOODWARD    OK   26N  18W    36    0.518459    0.447343   158.9
SIMPSON WALKER #2-6           115398    SAHARA            WOODWARD    OK   25N  17W    6     0.497064    0.391330    82.4
SIMPSON WALKER #3-23          117146    SAHARA            WOODWARD    OK   26N  18W    23    0.814223    0.692487    51.0
SIMPSON WALKER #3-26          115420    SAHARA            WOODWARD    OK   26N  18W    26    0.414581    0.354419   136.3
SIMPSON WALKER #3-36          115270    SAHARA            WOODWARD    OK   26N  18W    36    0.521127    0.450538   116.3
SIMPSON WALKER #3-6           113917    SAHARA            WOODWARD    OK   25N  17W    6     0.913973    0.733672    87.6
SIMPSON WALKER #4-26          110222    SAHARA            WOODWARD    OK   26N  18W    26    0.450248    0.384530   178.3
SIMPSON WALKER #4-36          116742    SAHARA            WOODWARD    OK   26N  18W    36    0.724005    0.624362   137.1
SIMPSON WALKER #5-23          110234    SAHARA            WOODWARD    OK   26N  18W    23    0.885026    0.751307   210.5
STOUT A 1-1                   119999    SAHARA            WOODWARD    OK   25N  19W    1     0.980000    0.826002   556.8
THUNDERBIRD 1-21              115467    SAHARA            WOODWARD    OK   25N  17W    21    0.917500    0.750566   294.6
TRAVIS HEPNER 1-18            119894    SAHARA            WOODWARD    OK   26N  18W    18    0.960000    0.802383    63.2
WALKER #1-14                  115402    SAHARA            WOODWARD    OK   26N  18W    14    0.561367    0.466862    24.8
WALKER #1-15                  115384    SAHARA            WOODWARD    OK   26N  18W    15    0.619458    0.454075     3.5
WALKER #1-16                  115403    SAHARA            WOODWARD    OK   26N  18W    16    0.598313    0.512586    61.7
WALKER #2-14                  115254    SAHARA            WOODWARD    OK   26N  18W    14    0.538913    0.457025   324.3
WALKER #2-15                  115285    SAHARA            WOODWARD    OK   26N  18W    15    0.631647    0.485038     0.7
WALKER #2-16                  115552    SAHARA            WOODWARD    OK   26N  18W    16    0.817611    0.715410   161.2
WALKER #3-14                  113908    SAHARA            WOODWARD    OK   26N  18W    14    0.808899    0.688888    22.1
WALKER #3-15                  115255    SAHARA            WOODWARD    OK   26N  18W    15    0.747843    0.573969   219.9

CHESAPEAKE ENERGY CORP
1ST QTR RESERVES W/BANK PRICING CASE
AS OF 4/1/2001


                                                                                                                     DISC NET
                                PROP    DATAROOM                                                                      INCOME
LEASE NAME                      NUM     AREA                 COUNTY      ST  TWN  RANGE   SEC     WI        NRI      M$------
=============================================================================================================================
WALKER #3-16                  110183    SAHARA               WOODWARD    OK   26N  18W    16    0.592262    0.518229    22.3
WALKER #4-14                  110231    SAHARA               WOODWARD    OK   26N  18W    14    0.000000    0.000000     0.0
WALKER #4-15                  113916    SAHARA               WOODWARD    OK   26N  18W    15    0.587582    0.451107    48.6
WOODWARD TRUST #2-5           115263    SAHARA               WOODWARD    OK   25N  17W    5     0.962744    0.799346    40.5
                                        SAHARA                                                                       30596.5
MOORE #1-H                    321318    TEXAS AUSTIN CHALK   BRAZOS      TX               0     0.770158    0.577618  1734.7
                                        TEXAS AUSTIN CHALK                                                            1734.7
DAVIS GAS UNIT #1             322005    WHARTON COUNTY       WHARTON     TX               0     0.960000    0.749803  1026.1
NILSON #1                     310857    WHARTON COUNTY       WHARTON     TX               0     1.000000    0.768596  3858.6
                                        WHARTON COUNTY                                                                4884.7
PAASCH #11-26                 458814    WILLISTON            BILLINGS    ND  138N 102W    26    0.495000    0.420750    32.1
SOUTH FRYBURG TYLER UNIT (ORR 459027    WILLISTON            BILLINGS    ND  139N 101W    0     0.000000    0.012176   350.5
TRACY MOUNTAIN UNIT           458816    WILLISTON            BILLINGS    ND  138N 101W    9     0.928835    0.774034  6689.3
BAKKEN #1                     458779    WILLISTON            DIVIDE      ND  161N 095W    32    0.800000    0.648289    52.1
DOLPHIN UNIT                  458780    WILLISTON            DIVIDE      ND  161N 95W     32    0.628940    0.590396  2420.6
STONEVIEW-STONEWALL UNIT      458808    WILLISTON            DIVIDE      ND  60N  95W     0     0.067416    0.055351   962.6
DOLEZAL #1-18                 458785    WILLISTON            DUNN        ND  145N 97W     18    0.790206    0.628626   734.3
FOX #1                        458771    WILLISTON            MCKENZIE    ND  152N 94W     34    0.800000    0.642667   565.2
DUGOUT FEDERAL #1-15          455458    WILLISTON            RICHLAND    MT  26N  55E     15    0.933917    0.752411  3661.3
NOTEBOOM #1-34                412045    WILLISTON            RICHLAND    MT  26N  59E     34    0.975000    0.748313  1355.8
VITT #1-5                     411860    WILLISTON            RICHLAND    MT  25N  57E     5     0.904688    0.791262   804.7
ZOANNI #1-5                   411871    WILLISTON            RICHLAND    MT  25N  57E     5     0.964549    0.785857   747.7
ENGELKE #1-8                  418743    WILLISTON            SHERIDAN    MT  31N  56E     8     1.000000    0.833333   900.7
                                        WILLISTON                                                                    19276.9
                                        GRAND TOTAL                                                                 507724.7

Third Supplemental Mortgage Properties
Weiss #1                                                     WASHINGTON  TX                     0.454905    0.374092
Wade Unit #1-32                                              CADDO       OK                     0.857422    0.692990
Wade Unit #2-32                                              CADDO       OK                     0.857422    0.692990
BL Pierce Unit #1-33                                         CADDO       OK                     1.000000    0.800357
Berry #2-23                                                  GRADY       OK                     0.847772    0.686336

SCHEDULE 4.1(b)


                          CHESAPEAKE ENERGY CORPORATION
                                 Hedging Summary

NYMEX as of  close: June 1, 2001



                                                                   GAS SUMMARY
                                                             W/A                W/A
  Production                                                Fixed            Reference/                        Total
    Month                    NYMEX          Volume          Price             Floating       (Exposure)     (Expense)/
                                            (MMBtu)       (MS/Koch)          Price(CEC)        Benefit        Benefit
---------------------     ------------   ------------   ---------------   ---------------   ------------    ------------
SUMMARY OF OPEN SWAPS
JULY 2001                        3.930     10,230,000             4.931             4.067      8,835,310
AUGUST 2001                      4.009     10,230,000             4.951             4.135      8,342,100
SEPTEMBER 2001                   4.046      9,900,000             4.940             4.159      7,737,600
OCTOBER 2001                     4.079      7,750,000             5.238             4.253      7,635,610
NOVEMBER 2001                    4.244      7,500,000             5.483             4.446      7,776,600
DECEMBER 2001                    4.409      5,270,000             5.678             4.677      5,277,750
                          ------------   ------------   ---------------   ---------------   ------------    ------------
   TOTAL 2001                    4.087     50,880,000             5.142             4.246     45,604,970      45,604,970
                          ------------   ------------   ---------------   ---------------   ------------    ------------
JANUARY 2002                     4.477      5,580,000             5.689             4.710      5,460,960
FEBRUARY 2002                    4.360      5,040,000             5.505             4.545      4,837,280
MARCH 2002                       4.190      5,580,000             5.185             4.285      5,025,100
APRIL 2002                       3.840      7,500,000             4.593             3.888      5,286,000
MAY 2002                         3.765      7,750,000             4.555             3.809      5,783,050
JUNE 2002                        3.810      7,500,000             4.550             3.833      5,379,000
JULY 2002                        3.850      7,750,000             4.568             3.870      5,409,500
AUGUST 2002                      3.870      7,750,000             4.582             3.888      5,378,500
SEPTEMBER 2002                   3.887      7,500,000             4.572             3.902      5,025,600
OCTOBER 2002                     3.905      7,750,000             4.572             3.920      5,056,100
NOVEMBER 2002                    4.015      3,900,000             4.505             4.035      1,836,000
DECEMBER 2002                    4.145      4,030,000             4.611             4.155      1,838,920
                          ------------   ------------   ---------------   ---------------   ------------    ------------
   TOTAL 2002                    3.974     77,630,000             4.754             4.029     56,316,010      56,316,010
                          ------------   ------------   ---------------   ---------------   ------------    ------------
JANUARY 2003                     4.205      1,860,000             4.150             4.205       (102,300)
FEBRUARY 2003                    4.085      1,680,000             4.030             4.085        (92,400)
MARCH 2003                       3.938      1,860,000             3.870             3.938       (126,480)
APRIL 2003                       3.675      1,800,000             3.610             3.675       (117,000)
MAY 2003                         3.660      1,860,000             3.600             3.660       (111,600)
JUNE 2003                        3.700      1,800,000             3.630             3.700       (126,000)
JULY 2003                        3.755      1,860,000             3.690             3.755       (120,900)
AUGUST 2003                      3.785      1,860,000             3.720             3.785       (120,900)
SEPTEMBER 2003                   3.797      1,800,000             3.730             3.797       (120,600)
OCTOBER 2003                     3.820      1,860,000             3.750             3.820       (130,200)
NOVEMBER 2003                    3.955      1,800,000             3.860             3.955       (171,000)
DECEMBER 2003                    4.095      1,860,000             4.000             4.095       (176,700)
                          ------------   ------------   ---------------   ---------------   ------------    ------------
   TOTAL 2003                    3.872     21,900,000             3.803             3.872     (1,516,080)     (1,516,080)
                          ------------   ------------   ---------------   ---------------   ------------    ------------
TOTAL                            3.997    150,410,000             4.747             4.080    100,404,900     100,404,900

SUMMARY OF OPEN COLLARS

JULY 2001                        3.930      2,480,000             4.250             6.263        793,600
AUGUST 2001                      4.009      2,480,000             4.250             6.263        597,680
SEPTEMBER 2001                   4.046      2,400,000             4.250             6.263        489,600
OCTOBER 2001                     4.079      1,860,000             4.000             6.083              0
NOVEMBER 2001                    4.244      1,800,000             4.000             6.083              0
DECEMBER 2001                    4.409      1,860,000             4.000             6.083              0
                          ------------   ------------   ---------------   ---------------   ------------    ------------
   TOTAL 2001                    4.101     12,880,000             4.143             6.186      1,880,880
                          ------------   ------------   ---------------   ---------------   ------------    ------------
JANUARY 2002                     4.477        620,000             4.000             5.750              0
FEBRUARY 2002                    4.360        560,000             4.000             5.750              0
MARCH 2002                       4.190        620,000             4.000             5.750              0
APRIL 2002                       3.840      1,200,000             4.000             5.375        192,000
MAY 2002                         3.765      1,240,000             4.000             5.375        291,400
JUNE 2002                        3.810      1,200,000             4.000             5.375        228,000
JULY 2002                        3.850      1,240,000             4.000             5.375        186,000
AUGUST 2002                      3.870      1,240,000             4.000             5.375        161,200
SEPTEMBER 2002                   3.887      1,200,000             4.000             5.375        135,600
OCTOBER 2002                     3.905      1,240,000             4.000             5.375        117,800
NOVEMBER 2002                    4.015        600,000             4.000             5.750              0
DECEMBER 2002                    4.145        620,000             4.000             5.750              0
                          ------------   ------------   ---------------   ---------------   ------------    ------------
   TOTAL 2002                    3.709     11,580,000             4.000             5.473      1,312,000
                          ------------   ------------   ---------------   ---------------   ------------    ------------
TOTAL                            4.029     24,460,000             4.075             5.848      3,192,880               0


                                                      OIL SUMMARY
Summary of Open Positions
                                                              W/A              W/A
    Production                                               Fixed          Reference/                        Total
       Month                  NYMEX          Volume          Price           Floating       (Exposure)       (Expense)/
                                             (BBL)         (MS/Koch)        Price (CEC)       Benefit         Benefit
---------------------     ------------   ------------   ---------------   ---------------   ------------    ------------
MAY 2001                        28.709        165,000            29.754            28.709        172,415
JUNE 2001                       27.930        160,000            29.712            27.930        285,100
JULY 2001                       28.170        165,000            29.679            28.170        249,050
AUGUST 2001                     28.170        165,000            29.647            28.170        243,750
SEPTEMBER 2001                  28.030        160,000            29.615            28.030        253,600
OCTOBER 2001                    27.820        165,000            29.592            27.820        292,400
NOVEMBER 2001                   27.590        160,000            29.558            27.590        314,900
DECEMBER 2001                   27.330        165,000            29.543            27.330        365,150
                          ------------   ------------   ---------------   ---------------   ------------    ------------
   TOTAL 2001                   27.970      1,305,000            29.638            27.970      2,176,365       2,176,365
                          ------------   ------------   ---------------   ---------------   ------------    ------------
JANUARY 2002                    27.070         62,000            25.150            27.070       (119,040)
FEBRUARY 2002                   26.820         56,000            25.150            26.820        (93,520)
MARCH 2002                      26.570         62,000            25.150            26.570        (88,040)
APRIL 2002                      26.330         60,000            25.150            26.330        (70,800)
MAY 2002                        26.090         62,000            25.150            26.090        (58,280)
JUNE 2002                       25.850         60,000            25.150            25.850        (42,000)
JULY 2002                       25.620         62,000            25.150            25.620        (29,140)
AUGUST 2002                     25.400         62,000            25.150            25.400        (15,500)
SEPTEMBER 2002                  25.180         60,000            25.150            25.180         (1,800)
OCTOBER 2002                    24.980         62,000            25.150            24.980         10,540
NOVEMBER 2002                   24.790         60,000            25.150            24.790         21,600
DECEMBER 2002                   24.610         62,000            25.150            24.610         33,480
                          ------------   ------------   ---------------   ---------------   ------------    ------------
   TOTAL 2002                   25.770        730,000            25.150             25.770      (452,500)       (452,500)
                          ------------   ------------   ---------------   ---------------   ------------    ------------
TOTAL                           27.181      2,035,000            28.028             27.181     1,723,865       1,723,865

SCHEDULE 4.4


                          CHESAPEAKE ENERGY CORPORATION

                   CONSENTS, AUTHORIZATIONS, FILINGS & NOTICES




None

SCHEDULE 4.6


                          CHESAPEAKE ENERGY CORPORATION
                                (AND AFFILIATES)

                           PENDING LITIGATION MATTERS



MATERIAL LITIGATION (>$1,000,000 POTENTIAL LIABILITY)

         A.       SECURITIES LITIGATION

                  1. TOM YUAN v. BAYARD DRILLING TECHNOLOGIES, INC., CHESAPEAKE ENERGY CORPORATION, ET AL., CASE NO CIV-98-171-L, USDC WD OK

                           Date of filing: February 3, 1998

         B.       WEST PANHANDLE FIELD CASES (AGGREGATE POTENTIAL LIABILITY
                  >$1,000,000)

                  1. CRAIG FULLER, ET AL. v. NGPC, MIDCON GAS SERVICES, CPLP, COI, MEYER OIL COMPANY, OXY USA, INC. AND OCCIDENTAL PETROLEUM CORPORATION, CASE NO. 8456, 100TH DISTRICT COURT OF CARSON CO., TX [CG #16]

                           Date of filing: June 23, 1997; third amended petition filed April 20, 2000.


                  2. A. C. SMITH, ET AL. v. NGPL, MIDCON GAS SERVICES; CPLP AND COI, NO. 98-47, 69TH DISTRICT COURT OF MOORE CO., TX, FORMERLY NO. CA-2-98-CV-032, USDC ND TX [PYTHIAN LEASE WELL/UNIT]

                           Date of filing: First filing: January 26, 1998; refiling: May 29, 1998; fifth amended petition filed April 14, 2000


                  3. MICHAEL C. PACE, ET AL. v. NGPL, MIDCON AND MC PANHANDLE, INC. (NOW KNOWN AS CHESAPEAKE PANHANDLE, INC.), CASE NO. 2:99-CV-0327-J, USDC ND TX [CG #58]

                           Date of filing: January 21, 1999 (Midcon and NGPL served September 20 and 21, 1999, respectively)


                  4. LOIS LAW, ET AL. v. MC PANHANDLE, INC., ET AL., CASE NO. 97-70, 69TH DISTRICT COURT OF MOORE CO., TX [HAAS-8070-OG]

                           Date of filing: December 22, 1997


                  5. MARGARET DAUER, ET AL. v. NGPL, MIDCON AND PANTERA ENERGY COMPANY, NO. 8261, 69TH DISTRICT COURT OF CARSON CO., TX, FORMERLY 2-95-CV-271, USDC ND TX [DAUER E1 AND PANTERA'S DAUER B1]

                           Date of filing: First Filing: October 30, 1995;
                           Refiling: February 21, 1996


                  6. JOSEPH H. POOL, ET AL. v. MC PANHANDLE, INC., ET AL., NO. 98-30, 69TH DISTRICT COURT OF MOORE CO., TX, FORMERLY NO. CA-2-97-CV-468, USDC ND TX [CG #22]

                           Date of filing: First filing: 1997; Refiling: May 11, 1998

                  7. JOSEPH H. POOL, ET AL. v. MC PANHANDLE, INC., ET AL., NO. 98-36, 69TH DISTRICT COURT OF MOORE CO., TX, FORMERLY NO. CA-2-97-CV-036, USDC ND TX [CG #39]

                           Date of filing: First filing: February 2, 1998;
                           Refiling: May 20, 1998


                  8. JOSEPH H. POOL, ET AL. v. NGPL, MIDCON GAS SERVICES AND CELP, NO. 98-35, 69TH DISTRICT COURT OF MOORE CO., TX, FORMERLY NO. CA-2-97-CV-035, USDC ND TX [CG #46]

                           Date of filing: First Filing: February 2, 1998;
                           Refiling: May 20, 1998; Second Amended Petition filed August 13, 1999

                  9. JOSEPH H. POOL, ET AL. v. NGPL, MIDCON GAS SERVICES, CPLP, COI, OCCIDENTAL PETROLEUM CORPORATION AND MIDCON GAS PRODUCTS CORP., NO. 98-49, 69TH DISTRICT COURT OF MOORE CO., TX, FORMERLY NO. CA-2-98-CV-082, USDC ND TX [CG #38]

                           Date of filing: First filing: March 10, 1998;
                           Refiling: May 29, 1998; First Amended Petition filed June 13, 2000.


                  10. JOSEPH H. POOL, ET AL. v. NGPL, MIDCON GAS SERVICES, CPLP, COI, OCCIDENTAL, MIDCON GAS PRODUCTS, ET AL., NO. 98-50, 69TH DISTRICT COURT OF MOORE CO., TX, FORMERLY NO. CA-2-98-CV-105, USDC ND TX [CG #17]

                           Date of filing: First Filing: March 18, 1998;
                           Refiling: May 29, 1998; First Amended Petition filed July 31, 2000

                  11. JOSEPH H. POOL, ET AL. v. NGPL, MIDCON GAS SERVICES; CPLP, COI, OCCIDENTAL, MIDCON GAS PRODUCTS., NO. 98-48, 69TH DISTRICT COURT OF MOORE CO., TX, FORMERLY NO. CA-2-98-037, USDC ND TX [CG #53]

                           Date of filing: First filing: February 2, 1998;
                           Refiling: May 29, 1998; Second Amended Petition filed June 9, 2000

                  12. JOSEPH H. POOL v. MC PANHANDLE, INC., ET AL., NO. 98-70, 69TH DISTRICT COURT OF MOORE CO., TX, FORMERLY NO. 2-98-CV-112, USDC ND TX [CG #54]

                           Date of filing: First filing: March 23, 1998;
                           Refiling: October 22, 1998

                  13. JOSEPH H. POOL, ET AL. v. MC PANHANDLE, INC., ET AL., NO. 98-33, 69TH DISTRICT COURT OF MOORE CO., TX [CG #13]

                           Date of filing:  May 14, 1998

                  14. PHILLIP THOMPSON, ET AL. v. MC PANHANDLE, INC., ET AL., CA NO. 2:98-CV-012-J, USDC ND TX, AMARILLO DIVISION (CONSOLIDATED WITH CASE NO. CA NO. 2:98-CV-106) [CG #60 & 70]

                           Date of filing:  January 8, 1998 (CV-012)
                                              March 18, 1998 (CV-106)

                  15. BRENDA MORRISON v. CPLP, COI, CEC CEMI, NGPL, MIDCON GAS SERVICES, MIDCON GAS PRODUCTS, KINDER MORGAN, INC., ONEOK TEXAS GAS MARKETING, L.P., AMERICAN PIPELINE COMPANY AND OCCIDENTAL PETROLEUM CORPORATION, CASE NO. 8864, 100RD DISTRICT COURT, CARSON COUNTY, TX

                           Date of filing:  May 1, 2000

                  16. JAMES D. MASSAY, ET AL. v. HUGOTON ENERGY CORPORATION, CHESAPEAKE OPERATING, INC. AND CHESAPEAKE ENERGY CORPORATION, CASE NO. 30986, 223RD DISTRICT COURT, GRAY COUNTY, TX

                           Date of filing:  May 21, 1998

SCHEDULE 4.15(a)


                  SUBSIDIARIES OF CHESAPEAKE ENERGY CORPORATION
                            (an Oklahoma Corporation)



                                                                                     DIRECT OR
CORPORATIONS                                           STATE OF ORGANIZATION     INDIRECT OWNERSHIP
------------                                           ---------------------     ------------------

The Ames Company, Inc.                                        Oklahoma                  100%
Arkoma Pittsburg Holding Corporation                          Oklahoma                  100%
Carmen Acquisition Corp.                                      Oklahoma                  100%
Chesapeake Acquisition Corporation                            Oklahoma                  100%
Chesapeake Canada Corporation                                 Alberta, Canada           100%
Chesapeake Energy Louisiana Corporation                       Oklahoma                  100%
Chesapeake Energy Marketing, Inc.                             Oklahoma                  100%
Chesapeake Operating, Inc.                                    Oklahoma                  100%
Chesapeake Royalty Company                                    Oklahoma                  100%
Gothic Energy Corporation                                     Oklahoma                  100%
Gothic Production Corporation                                 Oklahoma                  100%
Nomac Drilling Corporation                                    Oklahoma                  100%



PARTNERSHIPS
Chesapeake Exploration Limited Partnership                    Oklahoma                  100%
Chesapeake Louisiana, L.P.                                    Oklahoma                  100%
Chesapeake Panhandle Limited Partnership                      Oklahoma                  100%
Chesapeake-Staghorn Acquisition L.P.                          Oklahoma                  100%


JOINT VENTURES IN WHICH CHESAPEAKE ENERGY CORPORATION OR ITS SUBSIDIARIES HAVE AN INTEREST:

JN Exploration (Irene field)
Louisiana Chalk Marketing Services
Mitchell Louisiana Gas Services, Inc.
Ranger Oil Company

SCHEDULE 4.15(b)

                          CHESAPEAKE ENERGY CORPORATION
                              OUTSTANDING WARRANTS


                                                                                                    CHK
                                                              ISSUE       EXPIRATION    ---------------------------
       DESCRIPTION                             CUSIP          DATE           DATE          SHARES       EX PRICE
       -----------                         ------------   ------------   ------------   ------------   ------------
Gaines Berland Warrants                       165167123        8/19/96        8/19/01         38,160   $      11.79
Amoco Warrants                                                 1/23/98       11/24/02        450,000          10.00
PIK Warrants                                  383482213        1/23/98        1/23/03        194,838          14.41 *
PIK Warrants ($.01 exercise price)            383482163        1/23/98        1/23/03         11,039         0.0524
12 1/4% Senior Notes                          165167131         9/9/97         9/1/04        267,120          15.72
14 1/8% Discount Notes                        165167149        4/21/98         5/1/05        157,410          12.58
                                                                                        ------------
                                                                                           1,118,567   $      12.46



* Exercise price is the lower of this price or the average closing price for the five business days prior to exercise.

SCHEDULE 4.17(d)


                         CHESAPEAKE ENERGY CORPORATION

                       ENVIRONMENTAL PROCEEDINGS/ACTIONS



None

                                                                   SCHEDULE 4.19

1. Third Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Chesapeake Exploration Limited Partnership to Carl Stutzman, Trustee and Union Bank of California, N.A., Agent ("Third Supplement").




                             RECORDING JURISDICTIONS

Sebastian County, AR                         Grady County, OK
Clark County, KS                             Harper County, OK
Ellis County, KS                             Kingfisher County, OK
Finney County, KS                            Latimer County, OK
Grant County, KS                             LeFlore County, OK
Hamilton County, KS                          Major County, OK
Haskell County, KS                           McClain County, OK
Kearny County, KS                            McIntosh County, OK
Kingman County, KS                           Noble County, OK
Morton County, KS                            Pittsburg County, OK
Ness County, KS                              Pontotoc County, OK
Seward County, KS                            Pottawatomie County, OK
Sheridan County, KS                          Roger Mills County, OK
Stanton County, KS                           Stephens County, OK
Stevens County, KS                           Texas County, OK
Richland County, MT                          Washita County, OK
Sheridan County, MT                          Woods County, OK
Eddy County, NM                              Woodward County, OK
Lea County, NM                               Brazos County, TX
San Juan County, NM                          Carson County, TX
Billings County, ND                          Foard County, TX
Divide County, ND                            Glasscock County, TX
Dunn County, ND                              Gray County, TX
McKenzie County, ND                          Hardeman County, TX
Alfalfa County, OK                           Hemphill County, TX
Atoka County, OK                             Hutchinson County, TX
Beaver County, OK                            Irion County, TX
Beckham County, OK                           Moore County, TX
Blaine County, OK                            Reagan County, TX
Caddo County, OK                             Sherman County, TX
Canadian County, OK                          Washington County, TX
Carter County, OK                            Wharton County, TX
Custer County, OK
Dewey County, OK
Ellis County, OK
Garfield County, OK
Garvin County, OK

2. Financing Statement naming Chespeake Exploration Limited Partnership as Debtor covering collateral described in the Third Supplement.

   RECORDING JURISDICTIONS

   Secretary of State of Texas
   Oklahoma County, Oklahoma

                                                                 SCHEDULE 5.1(j)

                               EXISTING MORTGAGES

                                   SCHEDULE A

1. Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Chesapeake Exploration Limited Partnership to Carl Stutzman, Trustee and Union Bank of California, N.A., Agent dated August 18, 2000.

         RECORDING JURISDICTION                       RECORDING DATA
         ----------------------                       --------------
         Sebastian County, AR                         Document #7024842
                                                      Book 0023, Page 0031
                                                      Recorded 8/23/00

         Clark County, KS                             Book 90, Page 313
                                                      Recorded 8/28/00

         Ellis County, KS                             Book 491, Page 955
                                                      Recorded 8/28/00

         Finney County, KS                            Document #5129
                                                      Book 234, Page 291
                                                      Recorded 8/28/00

         Grant County, KS                             Book 204, Page 558
                                                      Recorded 9/8/00

         Hamilton County, KS                          Book 105, Page 86
                                                      Recorded 8/31/00

         Haskell County, KS                           Volume 152, Page 721
                                                      Recorded 8/28/00

         Kearny County, KS                            Book 172, Page 381
                                                      Recorded 8/28/00

         Kingman County, KS                           Book 217, Page 203
                                                      Recorded 8/30/00

         Morton County, KS                            Book 111, Page 304
                                                      Recorded 8/31/00

         Ness County, KS                              Book 267, Page 584
                                                      Recorded 8/29/00

         Seward County, KS                            Volume 519, Page 195
                                                      Recorded 8/28/00

         Sheridan County, KS                          Volume 243, Page 503
                                                      Recorded 8/28/00

         Stanton County, KS                           Book 62, Page 119
                                                      Recorded 8/29/00

         Stevens County, KS                           Document #9548
                                                      Book 144, Page 50
                                                      Recorded 9/1/00

         Richard County, MT                           Document #502808
                                                      Book B165, Page 168
                                                      Recorded 8/24/00

         Sheridan County, MT                          Document #454373
                                                      Film 596, EXP 1756
                                                      Recorded 8/24/00

    RECORDING JURISDICTION          RECORDING DATA
    ----------------------          --------------
Eddy County, NM                     Reception # 0008330
                                    Book 391, Page 361
                                    Recorded 8/23/00

Len County, NM                      Document #62905
                                    Book 1034, Page 325
                                    Recorded 8/23/00

San Juan County, NM                 Document #200012230
                                    Book 1307, Page 429
                                    Recorded 8/23/00

Billings County, ND                 Document #115814
                                    Book 89, Page 353
                                    Recorded 8/29/00

Divide County, ND                   Document #221006
                                    Book 237, Page 619
                                    Recorded 8/25/00

Dunn County, ND                     Document #3004027
                                    Recorded 8/25/00

McKenzie County, ND                 Document #337599
                                    Recorded 8/24/00

Alfalfa County, OK                  Document #20886
                                    Book 550, Page 264
                                    Recorded 8/28/00

Atoka County, OK                    Document #2200
                                    Book 604, Page 587
                                    Recorded 8/31/00

Beaver County, OK                   Document #2000-2404
                                    Book 1047, Page 0387
                                    Recorded 8/28/00

Beckham, OK                         Document #07526
                                    Book 1659, Page 540
                                    Recorded 8/28/00

Blaine County, OK                   Document #003020
                                    Book 811, Page 73
                                    Recorded 8/30/00

Caddo County, OK                    Document 006421
                                    Book 2303, Page 146
                                    Recorded 8/30/00

Canadian County, OK                 Document #2000017989
                                    Book 2368, Page 751
                                    Recorded 8/30/00

Carter County, OK                   Document # 008605
                                    Book 3562, Page 52
                                    Recorded 8/28/00

Custer County, OK                   Document #5142
                                    Book 1110, Page 541
                                    Recorded 8/28/00

Dewey County, OK                    Document #002593
                                    Book 1136, Page 601
                                    Recorded 8/29/00

    RECORDING JURISDICTION          RECORDING DATA
    ----------------------          --------------
Ellis County, OK                    Document #2492
                                    Book 644, Page 821
                                    Recorded 8/31/00

Garfield County, OK                 Document #009913
                                    Book 1503, Page 92
                                    Recorded 8/29/00

Garvin County, OK                   Document #05462
                                    Book 1575, Page 727
                                    Recorded 8/28/00

Grady County, OK                    Document #11302
                                    Book 3220, Page 184
                                    Recorded 8/28/00

Harper County, OK                   Book 0558, Page 247
                                    Recorded 9/1/00

Kingfisher County, OK               Document #3524
                                    Book 1717, Page 85
                                    Recorded 8/28/00

Latimer County, OK                  Document #002935
                                    Book 561, Page 559
                                    Recorded 9/6/00

LeFlore County, OK                  Document #8835
                                    Book 1331, Page 121
                                    Recorded 8/31/00

Major County, OK                    Document #61132
                                    Book, 1515, Page 123
                                    Recorded 8/30/00

McClain County, OK                  Document #6009
                                    Book 1554, Page 444
                                    Recorded 8/28/00

Noble County, OK                    Document #2000-60330
                                    Book 545, Page 1-70
                                    Recorded 9/8/00

Pittsburg County, OK                Document #053513
                                    Book, 001070, Page 001
                                    Recorded 8/30/00

Pontotoc County, OK                 Document #005085
                                    Book 1574, Page 135
                                    Recorded 8/29/00

Pottawatomie County, OK             Reception #2000-11938
                                    Book _____, Page 1-54
                                    Recorded 8/30/00

Roger Mills County, OK              Document #2000-9481
                                    Volume 1622, Page 64
                                    Recorded 8/28/00

Stephens County, OK                 Document #66-1034
                                    Book 2430, Page 69
                                    Recorded 8/29/00

    RECORDING JURISDICTION          RECORDING DATA
    ----------------------          --------------
Texas County, OK                    Reception #2000 653075
                                    Book 1017, Page 445
                                    Recorded 8/28/00

Washita County, OK                  Document #4270
                                    Book 910, Page 733
                                    Recorded 8/30/00

Woods County, OK                    Document #2273-3
                                    Book 899, Page 31
                                    Recorded 8/30/00

Woodward County, OK                 Document #1123
                                    Book 1731, Page 112
                                    Recorded 9/1/00

Brazos County, TX                   Document #0724248
                                    Volume 3910, Page 79
                                    Recorded 8/23/00

Carson County, TX                   Document #0001760
                                    Volume 307, Page 479
                                    Recorded 8/23/00

Foard County, TX                    Instrument #61958
                                    Volume 215, Page 932
                                    Recorded 8/23/00

Glasscock County, TX                Instrument #2874
                                    Volume 48, Page 588
                                    Recorded 8/23/00

Gray County, TX                     Document #148909
                                    Volume 763, Page 1
                                    Recorded 8/25/00

Hardeman County, TX                 Document #000529
                                    Volume 384, Page 529
                                    Recorded 8/30/00

Hemphill County, TX                 Document #031447
                                    Volume 530, Page 000472
                                    Recorded 8/23/00

Hutchinson County, TX               Document #0298447
                                    Volume 1013, Page 19
                                    Recorded 8/23/00

Irion County, TX                    Document #019521
                                    Volume 137, Page 660
                                    Recorded 8/24/00

Moore County, TX                    Document #138034
                                    Volume 527, Page 111
                                    Recorded 8/23/00

Reagan County, TX                   Document #91640
                                    Volume 15, Page 43
                                    Recorded 8/23/00

Sherman County TX                   Document #010378
                                    Volume 234, Page 814
                                    Recorded 8/23/00

2. First Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage Assignment, Security Agreement, Fixture Filing and Financing Statement executed effective December 20, 2000, amending the original mortgage dated August 18, 2000.


RECORDING JURISDICTION                  RECORDING DATA
----------------------                  --------------
Sebastian County, AR                    Document number 7033089
                                        Book 0029, Page 0125
                                        Recorded 12/29/00

Clark County, KS                        Book 91, Page 81
                                        Recorded 1/9/01

Ellis County, KS                        Book 497, Page 724
                                        Recorded 12/28/00

Finney County, KS                       Document 7639
                                        Book 236, Page 219
                                        Recorded 12/28/00

Grant County, KS                        Document M-00344, mortgage fees
                                        Book 206, Page 234
                                        Recorded 12/29/00

Hamilton County, KS                     Document number 1165
                                        Book 106, Page 47
                                        Recorded 12/29/00

Haskell County, KS                      Vol. 153, Page 778
                                        Recorded 1/2/01

Kearny County, KS                       Book 174, Page 439
                                        Recorded 12/28/00

Kingman County, KS                      Book 219, Page 51
                                        Recorded 12/28/00

Morton County, KS                       Book 112, Page 512,
                                        Recorded 12/28/00

Ness County, KS                         Book 269, Page 7
                                        Recorded 12/28/00

Seward County, KS                       Volume 522, Page 490
                                        Recorded December 28, 2000

Sheridan County, KS                     Vol. 244, Page 270,
                                        Recorded 12/28/00

Stanton County, KS                      Book 63, Page 23
                                        Recorded 1/10/00

Stevens County, KS                      Book 195, Page 431
                                        Recorded 12/26/00

Richland County, MT                     Document number 504220
                                        Book 166, Page 364
                                        Recorded 12/28/00

Sheridan County, MT                     Document number 454991,
                                        Film 597, Exp. 1619
                                        Recorded 12/26/00

RECORDING JURISDICTION                      RECORDING DATA
----------------------                      --------------
Eddy County, NM                             Reception number 0012668
                                            Book 401, Page 0617
                                            Recorded 12/27/00

Lea County, NM                              Document 68122
                                            Book 1054, Page 398
                                            Recorded 12/29/00

San Juan County, NM                         Document number 200018815
                                            Book 1314, Page 320
                                            Recorded 12/27/00

Billings County, ND                         Book 29, Page 603
                                            Recorded 12/29/00

Divide County, ND                           Document number 221366
                                            Book 213M, Page 288
                                            Recorded 1/9/01

Dunn County, ND                             Document # 3004610
                                            Recorded 12/26/00

McKenzie County, ND                         Document number 338282
                                            Recorded 12/26/00

Alfalfa County, OK                          Document 21629
                                            Book 552, Page 354
                                            Recorded 12/28/00

Atoka County, OK                            Book 608, Page 0288
                                            Recorded 1/2/01

Beaver County, OK                           Document 2000-3700
                                            Book 1053, Page 0393
                                            Recorded 12/28/00

Beckham, OK                                 Document number 11034
                                            Book 1676, Page 130
                                            Recorded 12/29/00

Blaine County, OK                           Document number 004501
                                            Book 817, Page 663
                                            Recorded 12/28/00

Caddo County, OK                            Document number 2000 9436
                                            Book 2322, Page 97
                                            Recorded 12/29/00

Canadian County, OK                         Document # 2000026267
                                            Book 2396, Page 24
                                            Recorded 12/29/00

Carter County, OK                           Document number 012789
                                            Book 3601, Page 250
                                            Recorded 12/26/00

Custer County, OK                           Document 7575
                                            Book 1120, Page 537
                                            Recorded 12/28/00

Dewey County, OK                            Document number 003866
                                            Book 1143, Page 126
                                            Recorded 12/29/00

RECORDING JURISDICTION                      RECORDING DATA
----------------------                      --------------
Ellis County, OK                            File Number 3464
                                            Book 648, Page 643
                                            Recorded 12/28/00

Garfield County, OK                         Document 014315
                                            Book 1516, Page 117
                                            Recorded 12/28/00

Garvin County, OK                           Document 00138
                                            Book 1586, Page 471
                                            Recorded 1/9/01

Grady County, OK                            Document number 16553
                                            Book 3249, Page 1
                                            Recorded 12/27/00

Harper County, OK                           Book 0560, Page 706
                                            Recorded 12/28/00

Kingfisher County, OK                       Document number 5183
                                            Book 1733, Page 263
                                            Recorded 12/26/00

Latimer County, OK                          Document number 004438
                                            Book 0567, Page 0009
                                            Recorded 12/28/00

LeFlore County, OK                          Document Number 99
                                            Book 1345, Page 419
                                            Recorded 1/3/01

Major County, OK                            Document number 62354
                                            Book 1524, Page 232
                                            Recorded 12/28/00

McClain County, OK                          Document number 9069
                                            Book 1564, Page 445
                                            Recorded 12/27/00

Noble County, OK                            Document 2000-61448
                                            Book 0548, Page 516
                                            Recorded 12/28/00

Pittsburg County, OK                        Document number 058498
                                            Book 001089, Page 034
                                            Recorded 1/4/00

Pontotoc County, OK                         Book 1582, Page 528
                                            Recorded 1/5/01

Pottawatomie County, OK                     Reception Number 2000-17532
                                            Recorded 12/28/00

Roger Mills County, OK                      Document number # 2000-11139
                                            Volume 1631, Page 71
                                            Recorded 12/28/00

Stephens County, OK                         Document number 66-5976
                                            Book 2475, Page 1
                                            Recorded 12/28/00

Texas County, OK                            Reception Number 2000 654679
                                            Book 1023, Page 184
                                            Recorded 12/28/00

RECORDING JURISDICTION                      RECORDING DATA
----------------------                      --------------
Washita County, OK                          Document number 6108
                                            Book 915, Page 875
                                            Recorded 12/29/00

Woods County, OK                            Document number 3423-3
                                            Book 905, Page 474
                                            Recorded 12/27/00

Woodward County, OK                         Document number 3147
                                            Book 1747, Page 138
                                            Recorded 12/27/00

Brazos County, TX                           Document number 0733064
                                            Vol. 04014, Page 00025
                                            Recorded 12/27/00

Carson County, TX                           Document # 0002351
                                            Volume 310, Page 219
                                            Recorded 12/28/00

Foard County, TX                            Instrument # 62206
                                            Volume 217, Page 249
                                            Recorded 12/28/00

Glasscock County, TX                        Instrument number 3373
                                            Recorded 12/27/00

Gray County, TX                             Document 150022
                                            Volume 766, Page 788
                                            Recorded 12/28/00

Hardeman County, TX                         Document number 37905
                                            Vol. 386, Page 849
                                            Recorded 12/28/00

Hemphill County, TX                         Document number 032085
                                            Volume 533, Page 000625
                                            Recorded 12/28/00

Hutchinson County, TX                       Document number 0299924
                                            Volume 1029, Page 322
                                            Recorded 12/29/00

Irion County, TX                            Document number 019778
                                            Volume 139, Page 164
                                            Recorded 12/29/00

Moore County, TX                            Document number 139079
                                            Vol. 531, Page 263
                                            Recorded 1/3/01

Reagan County, TX                           Instrument number 92129
                                            Volume 20, Page 72
                                            Recorded 12/27/00

Sherman County, TX                          Document 010899
                                            Volume 236, Page 904
                                            Recorded 12/29/00

3. Second Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement. Fixture Filing and Financing Statement from Chesapeake Exploration Limited Partnership to Carl Srutzman, Trustee and Union Bank of California, N.A., Agent dated May 3, 2001, amending the First Amendment executed effective December 20, 2000, and amending the original mortgage dated August 18, 2000.


RECORDING JURISDICTION            RECORDING DATA
----------------------            --------------
Sebastian County, AR              Document #7042868
                                  Book 014, Page 037
                                  Recorded 5-14-01

Clark County, KS                  Book 91, Page 221
                                  Recorded 5-17-01

Ellis County, KS                  Book 505, Page 880
                                  Recorded 5-14-01

Finney County, KS                 Document #3470
                                  Vol. 238, Page 927
                                  Recorded 5-01

Grant County, KS                  Book 208, Page 163
                                  Recorded 5-21-01

Hamilton County, KS               Document, #655
                                  Book 107, Page 27
                                  Recorded 5-17-01

Haskell County, KS                Vol. 155, Page 551
                                  Recorded 5-17-01
                                  Affidavit - Vol. 155, Page 577
                                  Recorded 5-17-01

Kearny County, KS                 Book 177, Page 169
                                  Recorded 5-29-01

Kingman County, KS                Book 221, Page 24
                                  Recorded 5-30-01

Morton County, KS                 Book 115, Page 031
                                  Recorded 5-17-01

Ness County, KS                   Book 270, Page 651
                                  Recorded 5-17-01

Seward County, KS                 Document #1417
                                  Book 526, Page 856
                                  Recorded 5-17-01

Sheridan County, KS               Vol. 245, Page 241
                                  Recorded 5-25-01

Stanton County, KS                Book 63, Page 59
                                  Recorded 5-17-01

Stevens County, KS                Book 197, Page 449
                                  Recorded 5-15-01

RECORDING JURISDICTION                     RECORDING DATA
----------------------                     --------------
        Richland County, MT                Document #506042
                                           Book 167, Page 842
                                           Recorded 5-14-01

        Sheridan County, MT                Document #455944
                                           Book 599, Page 225
                                           Recorded 5-14-01

        Eddy County, NM                    Document #0105014
                                           Book 415, Page 0226
                                           Recorded 5-14-01

        Lea County, NM                     Document #05947
                                           Book 1078, Page 00468
                                           Recorded 5-14-01

        San Juan County, NM                Document #200107686
                                           Book 1321, Page 1209
                                           Recorded 5-14-01

        Billings County, ND                Document #116765
                                           Book 90, Page 245
                                           Recorded 5-14-01

        Divide County, ND                  Document #221817
                                           Book 214M, Page 164
                                           Recorded 5-17-01

        Dunn County, ND                    Document #3005524
                                           Book 131, Page 158
                                           Recorded 5-18-01

        McKenzie County, ND                Document #339522
                                           Recorded 5-14-01

        Alfalfa County, OK                 Document #22368
                                           Book 554, Page 468
                                           Recorded 5-14-01

        Atoka County, OK                   Document #1509
                                           Book 613, Page 116
                                           Recorded 5-15-01

        Beaver County, OK                  Document #2001-1741
                                           Book 1061, Page 363
                                           Recorded 5-14-01

        Beckham County, OK                 Document #03568
                                           Book 1693, Page 052
                                           Recorded 5-14-01

        Blaine County, OK                  Document #1710
                                           Book 824, Page 705
                                           Recorded 5-14-01

        Caddo County, OK                   Document #004047
                                           Book 2344, Page 383
                                           Recorded 5-17-01

        Canadian County, OK                Document #2001009935

RECORDING JURISDICTION                    RECORDING DATA
----------------------                    --------------
                                          Book 2435, Page 469
                                          Recorded 5-14-01

        Carter County, OK                 Document #004636
                                          Book 3648, Page 17
                                          Recorded 5-14-01

        Custer County, OK                 Document #2748
                                          Book 1132, Page 185
                                          Recorded 5-14-01

        Dewey County, OK                  Document #001346
                                          Book 1151, Page 22
                                          Recorded 5-15-01

        Ellis County, OK                  Document #4842
                                          Book 653, Page 620
                                          Recorded 5-14-01

        Garfield County, OK               Document #005059
                                          Book 1533, Page 32l
                                          Recorded 5-15-01

        Garvin County, OK                 Document #03088
                                          Book 1596, Page 665
                                          Recorded 5-14-01

        Grady County, OK                  Document #6220
                                          Book 3282, Page 7
                                          Recorded 5-14-01

        Harper County, OK                 Document #IW-1910
                                          Book 564, Page 573
                                          Recorded 5-14-01

        Kingfisher County, OK             Document #1931
                                          Book 1753, Page 201
                                          Recorded 5-14-01

        Latimer County, OK                Document #002049
                                          Book 0575, Page 0481
                                          Recorded 5-14-0l

        LeFlore County, OK                Document #5238
                                          Book 1361, Page 1
                                          Recorded 5-14-01

        Major County, OK                  Document #63761
                                          Book 1533, Page 161
                                          Recorded 5-14-01

        McC1ain County, OK                Document #3738
                                          Book 1577, Page 527
                                          Recorded 5-14-01

RECORDING JURISDICTION            RECORDING DATA
----------------------            --------------
McIntosh County, OK               Document #116777
                                  Book 582, Page 168
                                  Recorded 5-17-01

Noble County, OK                  Document #2001-1384
                                  Book 553, Page 428
                                  Recorded 5-14-01

Pittsburg County, OK              Document #063790
                                  Book 001107, Page 498
                                  Recorded 5-15-01

Pontotoc County, OK               Document #2957
                                  Book 1593, Page 183
                                  Recorded 5-17-01

Pottawatomie County, OK           Document #2001 6458
                                  Page 1
                                  Recorded 5-14-01

Roger Mills County, OK            Document #2001-2433
                                  Book 1644, Page 194
                                  Recorded 5-29-01

Stephens County, OK



Texas County, OK                  Document #2001 656558
                                  Book 1029, Page 709
                                  Recorded 5-14-01

Washita County, OK                Document #2358
                                  Book 922, Page 549
                                  Recorded 5-14-01

Woods County, OK                  Document #1550
                                  Book 914, Page 189
                                  Recorded 5-15-01

Woodward County, OK               Document #5912
                                  Book 1771, Page 82
                                  Recorded 5-14-01

Brazos County, TX                 Document 744146
                                  Volume 4161, Page 40
                                  Recorded 5-24-01

Carson County, TX                 Document #0000593
                                  Vol. 313, Page 265
                                  Recorded 5-14-01

Foard County, TX                  Document #62422
                                  Volume 218, Page 241
                                  Recorded 5-14-01

Glasscock County, TX              Document #3893
                                  Volume 54, Page 730
                                  Recorded 5-15-01

RECORDING JURISDICTION            RECORDING DATA
----------------------            --------------
Gray County, TX                   Document #151295
                                  Vol. 771, Page 376
                                  Recorded 5-14-01

Hardeman County, TX               Vol. 389, Page 807
                                  Recorded 5-30-01

Hemphill County, TX               Document #032701
                                  Vol. 536, Page 271
                                  Recorded 5-14-01

Hutchinson County, TX             Document #0301484
                                  Book 1049, Page 287
                                  Recorded 5-14-01

Irion County, TX                  Document #020102
                                  Vol. 140, Page 736
                                  Recorded 5-16-01

Moore County, TX                  Vol. 537, Page 001
                                  Recorded 5-25-01

Reagan County, TX                 Document #92634
                                  Volume 24, Page 434
                                  Recorded 5-14-01

Sherman County, TX                Document #011411
                                  Vol. 238, Page 768
                                  Recorded 5-17-01

Wharton County, TX                Document #214309
                                  Vol. 411, Page 618
                                  Recorded 5-14-01

SCHEDULE 7.2(d)


                          CHESAPEAKE ENERGY CORPORATION

                              EXISTING INDEBTEDNESS



1.  Chelsea Ventures, LTD
         $1,087,800.00 note payable as of June, 8, 2001 (payable in monthly installments of $77,700 through August 1, 2002)

2.  K. Stewart Petroleum Corporation.
         $22,375,000.00 acquisition of 100% of outstanding capital stock.
         A production payment of $0.125 per mcf of Chesapeake's net volumes produced from the Cat Creek 1-19 (or other wells in the designated Noncompete Area in West Beckham County, Oklahoma) for a term of ten years.

3.  Ram Energy, Inc.
         Potential cash make-whole payment to Ram selling shareholders based on number of CHK shares sold from 5/30/01 to 8/27/01, but only if average sales price for all shares sold in the period defined is less than $8.854. Pursuant to the Stock Purchase Agreement dated January 31, 2001 between Carmen Acquisition Corp. and William Stuart Price and the Stock Purchase Agreement dated February 23, 2001 between Carmen Acquisition Corp. and M. Helen Bennett, formerly Fisher, as Trustee of the M. Helen Fisher 1992 Trust under Trust Agreement dated July 24, 1992.

SCHEDULE 7.3(f)


                          CHESAPEAKE ENERGY CORPORATION

                                 EXISTING LIENS


None

SCHEDULE 7.7(m)


                          CHESAPEAKE ENERGY CORPORATION

                                   INVESTMENTS



1. Investment in Network Oil.com pursuant to the October 29, 1999 Vanguard Offering (<1%)

2.       Investment in Petroleum Place, Inc. (preferred stock)

3. Investment in Advanced Drilling Technologies (50% ownership of privately held drilling company)

4. Investment in Seven Seas Petroleum, Inc. (a Cayman Islands Corporation) $22,500,000 for a note receivable and warrants representing 20% of the common stock of Seven Seas

5.       Ram Energy, Inc. (1,349,500 shares of common stock)
            Purchase by Carmen Acquisition Corp. of 111/2% Senior Notes of RAM Energy Corporation due 2008 for estimated aggregate purchase price of $12,000,000.

            Exercise of option to purchase 27,500 shares of Ram common stock after 2/1/02 but before 2/15/03 at an exercise price of $7.33 per share ($201,575 total price), pursuant to the Stock Purchase Agreement dated January 31, 2001 between Carmen Acquisition Corp. and William Stuart Price

6. Canaan Energy Corporation (approx. $14MM cash acquisition of common stock)

                                                                       EXHIBIT A




================================================================================






                               GUARANTEE AGREEMENT


                                     made by


                          CHESAPEAKE ENERGY CORPORATION


                         and certain of its Subsidiaries


                                   in favor of


                         UNION BANK OF CALIFORNIA, N.A.,
                             as Administrative Agent


                           Dated as of June ___, 2001




================================================================================

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----


SECTION 1.        DEFINED TERMS...................................................................................2
         1.1      Definitions.....................................................................................2
         1.2      Other Definitional Provisions...................................................................3

SECTION 2.        GUARANTEE.......................................................................................3
         2.1      Guarantee.......................................................................................3
         2.2      Right of Contribution...........................................................................4
         2.3      No Subrogation..................................................................................4
         2.4      Amendments, etc. with respect to the Borrower Obligations.......................................4
         2.5      Guarantee Absolute and Unconditional............................................................5
         2.6      Reinstatement...................................................................................5
         2.7      Payments........................................................................................6
         2.8      Representations and Warranties..................................................................6
         2.9      Subordination...................................................................................7

SECTION 3.        MISCELLANEOUS...................................................................................7
         3.1      Amendments in Writing...........................................................................7
         3.2      Notices.........................................................................................7
         3.3      No Waiver by Course of Conduct; Cumulative Remedies.............................................7
         3.4      Enforcement Expenses; Indemnification...........................................................7
         3.5      Successors and Assigns..........................................................................8
         3.6      Set-Off.........................................................................................8
         3.7      Counterparts....................................................................................8
         3.8      Severability....................................................................................8
         3.9      Section Headings................................................................................9
         3.10     Integration.....................................................................................9
         3.11     GOVERNING LAW...................................................................................9
         3.12     Submission To Jurisdiction; Waivers.............................................................9
         3.13     Acknowledgements................................................................................9
         3.14     Additional Guarantors..........................................................................10
         3.15     Releases.......................................................................................10
         3.16     Authority of the Administrative Agent..........................................................10
         3.17     WAIVER OF JURY TRIAL...........................................................................10


SCHEDULES

Schedule 1        Notice Addresses

ANNEX

Annex 1           Assumption Agreement

                       AMENDED, RESTATED AND CONSOLIDATED
                               GUARANTEE AGREEMENT

                  AMENDED, RESTATED AND CONSOLIDATED GUARANTEE AGREEMENT, dated as of June __, 2001, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of UNION BANK OF CALIFORNIA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of June __, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Chesapeake Energy Corporation (the "Parent"), Chesapeake Exploration Limited Partnership (the "Borrower"), Bear Stearns Corporate Lending Inc., as Syndication Agent, the Administrative Agent and the lenders from time to time party thereto.

                                   WITNESSETH:

                  WHEREAS, the Parent, the Borrower, the Syndication Agent, the Administrative Agent and certain financial institutions as lenders are party to the Existing Credit Agreement;

                  WHEREAS, in connection with the Existing Credit Agreement and in accordance therewith, (i) the Parent executed that certain Guaranty (the "Existing Parent Guaranty") dated as of May 30, 2000 in favor of the Administrative Agent for the benefit of the lenders under the Existing Credit Agreement and (ii) the Guarantors (other than the Parent) executed that certain Guaranty (the "Existing Subsidiary Guaranty") dated as of May 30, 2000 in favor of the Administrative Agent for the benefit of the lenders under the Existing Credit Agreement;

                  WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated on the terms and conditions as set forth in the Credit Agreement;

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Guarantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to amend and restate the Existing Credit Agreement and to make their respective extensions of credit to the Borrower under the Credit Agreement that the Existing Parent Guaranty and the Existing Subsidiary Guaranty be amended, restated and consolidated on the terms and conditions set forth herein and that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, that each of the Existing Parent Guaranty and the Existing Subsidiary Guaranty shall be amended, restated and consolidated as follows:

                            SECTION 1. DEFINED TERMS

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) The following terms shall have the following meanings:

                  "Agreement": this Amended, Restated and Consolidated Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Revolving Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Loans and all other obligations and liabilities of the Borrower and the other Loan Parties to any Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Credit Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower and the other Loan Parties pursuant hereto) or otherwise.

                  "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

         2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

         (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

         (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

         (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Revolving Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

         (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Revolving Commitments are terminated

         2.2 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

         2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Revolving Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, the Required Lenders or all the Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

         2.8 Representations and Warranties. Each Subsidiary Guarantor hereby represents and warrants that:

         (a) It is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

         (b) It has the power and authority, and the legal right, to make, deliver and perform this Agreement. It has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement and each other Loan Document it is a party to constitutes a legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (c) Its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party to will not violate any Requirement of Law or any Contractual Obligation of it and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

         (d) It is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection with the Loan Documents will be and will continue to be, Solvent.

         (e) The representations and warranties set forth in Section 4 of the Credit Agreement, to the extent applicable to such Guarantor, are true and correct.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each borrowing under the Credit Agreement by the

Borrower on and as of the date of such borrowing as though made hereunder on and as of the date of such borrowing.

         2.9 Subordination. Each Guarantor hereby subordinated and makes inferior to the Borrower Obligations any and all indebtedness now or at any time hereafter owed by the Borrower to any Guarantor. Each Guarantor agrees that after the occurrence of any Default or Event of Default it will neither permit the Borrower to repay such indebtedness or any part thereof nor accept payment from the Borrower of such indebtedness or any part thereof without the prior written consent of the Administrative Agent and the Lenders, the amount so paid shall be held in trust for the benefit of the Lenders, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to the Administrative Agent to be held by the Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portions of the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent shall elect.

                            SECTION 3. MISCELLANEOUS

         3.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

         3.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

         3.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 3.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         3.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel

(including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

         (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

         (c) The agreements in this Section 3.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         3.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

         3.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this
Section 3.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

         3.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         3.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         3.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         3.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         3.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         3.12 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 3.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         3.13 Acknowledgements. Each Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

         3.14 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

         3.15 Releases. (a) At such time as the Revolving Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

         (b) At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

         3.16 Authority of the Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         3.17 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY

LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.



                                 [NAME OF GUARANTOR]



                                 By:
                                    ------------------------------------------
                                    Title:

                                                                   Schedule 1 to
                                                             Guarantee Agreement



                         NOTICE ADDRESSES OF GUARANTORS

                                                                      Annex 1 to
                                                             Guarantee Agreement



                  ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the "Additional Guarantor"), in favor of
___________________________, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                                   WITNESSETH:

                  WHEREAS, Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (the "Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent (in such capacity, the "Administrative Agent"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger") have entered into that certain Second Amended and Restated Credit Agreement, dated as of June ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Guarantor) agreed to amend, restate and consolidate the Existing Parent Guaranty and the Existing Subsidiary Guaranty (as such terms are defined in the Guarantee Agreement (as hereinafter defined)) on the terms and conditions as set forth in the Amended, Restated and Consolidated Guarantee Agreement, dated as of June __, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") and enter into such Guarantee Agreement in favor of the Administrative Agent for the benefit of the Lenders;

                  WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee Agreement; and

                  WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 3.14 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee Agreement.

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.



                                 [ADDITIONAL GUARANTOR]



                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement



                            Supplement to Schedule 1

                                                                       EXHIBIT B

                                     FORM OF
                             COMPLIANCE CERTIFICATE

                  This Compliance Certificate is delivered pursuant to Section 6.2(b), of the Second Amended and Restated Credit Agreement, dated as of June ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (the "Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent (in such capacity, the "Administrative Agent"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  1. I am the duly elected, qualified and acting Chief Financial Officer of the Company.

                  2. I have reviewed and am familiar with the contents of this Certificate.

                  3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].

                  4. Attached hereto as Attachment 2, which I have reviewed and hereby certify as to accuracy and completeness, are the computations (a) showing compliance with the covenants set forth in Sections 7.1, 7.2(e), 7.2(k), 7.3(k), 7.3(l), 7.5(e), 7.6(b), 7.6(c), 7.7(g), 7.7(h), 7.7(i), 7.7(j), 7.7(l) and 7.16
of the Credit Agreement, (b) necessary to determine the value of the oil and gas properties of the Company and its Subsidiaries over which a Lien has been created pursuant to Section 7.3(k) of the Credit Agreement based on the applicable Engineering Reports delivered pursuant to Section 6.2(e) and the applicable price assumptions provided to the Company by the Administrative Agent in accordance with Section 6.2(b) of the Credit Agreement and (c) necessary to determine the Applicable Margins and the Commitment Fee Rate.

                  5. Attached hereto as Attachment 3 are copies of the reports and appraisals prepared by independent petroleum engineers and appraisers and any other relevant documentation in connection with the determination of the Adjusted Consolidated Net Tangible Assets pursuant to the Indentures in connection with the calculation of the Senior Debt Limit with respect to the covenant set forth in Section 7.16 of the Credit Agreement.

                  6. A Senior Debt Limit Reporting Event has [not] occurred and is [not] continuing.

                  IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ____, 200__.






                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                                    Attachment 1
                                                       to Compliance Certificate


                          [Attach Financial Statements]

                                                                    Attachment 2
                                                       to Compliance Certificate

         The information described herein is as of ______, ____, and pertains to the period from _________, ____ to ________________ __, ____.






                        [Set forth Covenant Calculations,
                   Calculations of the Applicable Margins and
                            the Commitment Fee Rate]

                                                                    Attachment 3
                                                       to Compliance Certificate









                      [Reports and Appraisals in connection
                    with determination of Senior Debt Limit]

                                                                       EXHIBIT C

                                     FORM OF
                               CLOSING CERTIFICATE


                  Pursuant to Section 5.1(h) of the Second Amended and Restated Credit Agreement, dated as of June ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (the "Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent (in such capacity, the "Administrative Agent"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger"), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF LOAN PARTY] (the "Certifying Loan Party") hereby certifies as follows:

                  1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

                  2. ___________________ is the duly elected and qualified Corporate Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer's true and genuine signature.

                  3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof. [Company and Borrower only]

                  4. None of the Loan Parties nor Chesapeake Canada Corporation has incurred any Indebtedness (other than under the Credit Agreement) which is secured by a Lien permitted under Section 4.9(i) and Section 4.10(a) of each of the 8-1/2% Note Indenture and the 7-7/8% Note Indenture.

                  5. The conditions precedent set forth in Section [5.1] of the Credit Agreement were satisfied as of the Closing Date. [Company and Borrower only]

                  The undersigned Corporate Secretary of the Certifying Loan Party certifies as follows:

                  6. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party.

                  7. The Certifying Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  8. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

                  9. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Certifying Loan Party as in effect on the date hereof.

                  10. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Certifying Loan Party as in effect on the date hereof.

                  11. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:


         Name                       Office              Signature
         ----                       ------              ---------

                                                 ------------------------

                                                 ------------------------

                                                 ------------------------

                  IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.



-------------------------------                      ---------------------------
Name:                                                Name:
Title:                                               Title:  Corporate Secretary

Date:                 , 200
     ----------------      --

                                                                         ANNEX 1

                               [Board Resolutions]

                                                                         ANNEX 2

                                    [Bylaws]

                                                                         ANNEX 3




                         [Certificate of Incorporation]

                                                                       EXHIBIT D


                                Form of Mortgage

                        Form of Mortgage Originally Filed

                                                    (AR, KS, MT, NM, ND, OK, TX)




                DEED OF TRUST, MORTGAGE, LINE OF CREDIT MORTGAGE
                 ASSIGNMENT, SECURITY AGREEMENT, FIXTURE FILING
                             AND FINANCING STATEMENT
                                      FROM
                                       and
                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
                         (Taxpayer I.D. No. 73-1384282)

                                       TO
                             CARL STUTZMAN, TRUSTEE

                                       AND
                      UNION BANK OF CALIFORNIA, N.A., AGENT
                         (Taxpayer I.D. No. 94-0304228)

                              Dated August __, 2000


A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS), AND THE ACCOUNTS RELATED THERETO, WHICH WILL BE FINANCED AT THE WELLHEADS OR MINEHEADS OF THE WELLS OR MINES LOCATED ON THE PROPERTIES DESCRIBED IN SECTION 1.1 OF THIS INSTRUMENT. THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE COUNTIES REFERENCED IN EXHIBIT A HERETO AND/OR ANNEX I HERETO AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN SECTION
1.1 OF THIS INSTRUMENT.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW AGENT (AS HEREINAFTER DEFINED) OR THE TRUSTEE (AS HEREINAFTER DEFINED) TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR (AS HEREINAFTER DEFINED) UNDER THIS MORTGAGE.


WHEN RECORDED OR FILED RETURN TO:               THIS DOCUMENT PREPARED BY:

Thompson & Knight L.L.P.                        Timothy W. Dowdy
1700 Pacific Avenue                             Thompson & Knight L.L.P.
Suite 3300                                      1700 Pacific Avenue
Dallas, Texas 75201                             Suite 3300
Attention: Brenda Sheetz                        Dallas, Texas 75201

                DEED OF TRUST, MORTGAGE, LINE OF CREDIT MORTGAGE
                 ASSIGNMENT, SECURITY AGREEMENT, FIXTURE FILING
                             AND FINANCING STATEMENT
                                (this "Mortgage")



                                   ARTICLE I.


                     Granting Clauses; Secured Indebtedness

         Section 1.1. Grant and Mortgage. CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP (herein called "Mortgagor"), for and in consideration of the sum of Ten Dollars ($10.00) to Mortgagor in hand paid, and in order to secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties and undertakings of Mortgagor hereinafter described, does hereby (a) GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to Carl Stutzman, Trustee (the "Trustee"), and grant to Trustee a POWER OF SALE (pursuant to this Mortgage and applicable law) with respect to, those of the following described properties, rights and interests which are located in (or cover properties located in) the state of Texas or which are located within (or cover properties located within) the offshore area over which the United States of America asserts jurisdiction and to which the laws of Texas are applicable with respect to this Mortgage and/or the liens or security interests created hereby (the "Deed of Trust Mortgaged Properties"), and (b) MORTGAGE, ASSIGN, WARRANT, PLEDGE AND HYPOTHECATE to Agent (as hereinafter defined in Section 1.3(a)), and grant to Agent a POWER OF SALE (pursuant to this Mortgage and applicable law) with respect to, all of the following described rights, interests and properties (including, without limitation, those located in (or cover properties located in) the states of Arkansas, Kansas, Montana, New Mexico, North Dakota and Oklahoma) which were not granted to Trustee in clause (a) above (the "Other Mortgaged Properties"):

                  A. The oil, gas and/or other mineral properties, and/or mineral rights described in Exhibit A attached hereto and made a part hereof, and the oil, gas and/or mineral properties, and/or mineral rights described in Annex I (or described or referenced in the instruments described in Annex I (except those certain properties, rights and interests which were subject to the Prior Mortgages (as such term is defined in Section 5.28 below) and which have been expressly released in writing by Agent prior to the date hereof, if any);

                  B. Without limitation of the foregoing, (1) all other right, title and interest of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to (i) the oil, gas and/or mineral leases or other agreements described in Exhibit A hereto, (ii) the lands described or referred to in Exhibit A (or described in any of the instruments described or referred to in Exhibit A), without regard to any limitations as to specific lands or depths that may be set forth in Exhibit A hereto or in any of the leases or other agreements described in Exhibit A hereto, and (2) all other right, title and interest of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to (i) the oil, gas and/or mineral leases or other agreements described in Annex I hereto (or described in any of the instruments described or referred to in Annex I), (ii) the lands described or referred to in Annex I (or described in any of the instruments described or referred to in Annex I), without regard to any limitations as to specific lands or depths that may be set forth in Annex I hereto or in any of the leases or other agreements described in Annex I hereto, except with respect to those certain properties, rights and interests described in B.(2)(i) and B.(2)(ii) above which were subject to the Prior Mortgages (as such term is defined in Section 5.28 below) and which have been expressly released in writing by Agent prior to the date of this Mortgage, if any;

                  C. All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all presently existing and hereafter created oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby (including, without limitation, units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction), which cover, affect or otherwise relate to the properties, rights and interests described in clause A or B above;

                  D. All of Mortgagor's interest in and rights under (whether now owned or hereafter acquired by operation of law or otherwise) all presently existing and hereafter created operating agreements, equipment leases, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farmout and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements, and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause A, B or C above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrcarbons, or other minerals produced from (or allocated to) such properties, rights and interests (including, but not limited to, those contracts listed in Exhibit A hereto and/or Annex I hereto), as same may be amended or supplemented from time to time, and

                  E. All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all improvements, fixtures, movable or immovable property and other real and/or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause A, B or C above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests; and

                  F. All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties.

         TO HAVE AND TO HOLD (a) the Deed of Trust Mortgaged Properties unto the Trustee, and its successors or substitutes in this trust, and to its or their successors and assigns, in trust, however, upon the terms, provisions and conditions herein set forth, and (b) the Other Mortgaged Properties unto Agent, and Agent's successors and assigns, upon the terms, provisions and conditions herein set forth (the Deed of Trust Mortgaged Properties and the Other Mortgaged Properties are herein sometimes collectively called the "Mortgaged Properties").

         Section 1.2. Grant of Security Interest. In order to further secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties, and undertakings of Mortgagor hereinafter described, Mortgagor does hereby grant to Agent (as hereinafter defined in Section 1.3(a)) a security interest in the entire interest of Mortgagor (whether now owned or hereafter acquired by operation of law or otherwise) in and to the Mortgaged Properties and in and to:

                  (a) all oil, gas, other hydrocarbons, and other minerals produced from or allocated to the Mortgaged Properties, and any products processed or obtained therefrom (herein collectively called the "Production"), together with all proceeds of Production (regardless of whether Production to which such proceeds relate occurred on or before or after the date hereof), and together with all liens and security interests securing payment of the proceeds of the Production, including, but not limited to, those liens and security interests provided for under (i) statutes enacted in the jurisdictions in which the Mortgaged Properties are located, or (ii) statutes made applicable to the Mortgaged Properties under federal law (or some combination of federal and state law);

                  (b) without limitation of any other provisions of this Section 1.2, all payments received in lieu of production from the Mortgaged Properties (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on or before or after the date hereof), including, without limitation, "take or pay" payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, and payments received in buyout or buydown or other settlement of a production sales contract, and payments received under a gas balancing or similar agreement as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by Mortgagor as a result of Mortgagor (and/or its predecessors in title) taking or having taken less gas from lands covered by a Mortgaged Property (or lands pooled or unitized therewith) than their ownership of such Mortgaged Property would entitle them to receive (the payments described in this subsection (b) being herein called "Payments in Lieu of Production");

                  (c) all equipment, inventory, improvements, fixtures, accessions, goods and other personal property or movable property of whatever nature now or hereafter located on or used or held for use in connection with the Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Production), and all licenses and permits of whatever nature now or hereafter used or held for use in connection with the Mortgaged Properties (or in connection with the operation thereof or the treating. handling, storing, processing, transporting, or marketing of Production), and all renewals or replacements of the foregoing or substitutions for the foregoing;

                  (d) all contract rights, choses in action (i.e.. rights to enforce contracts or to bring claims thereunder) and other general intangibles (regardless of whether the same arose, and or the events which gave rise to the same occurred, on or before or after the date hereof) related to the Mortgaged Properties, the operation thereof (whether Mortgagor is operator or non-operator), or the treating, handling, storing, processing, transporting, or marketing of Production (including, without limitation, any of the same relating to payment of proceeds of Production or to payment of amounts which could constitute Payments in Lieu of Production);

                  (e) Without limitation of the generality of the foregoing, any rights and interests of Mortgagor under any present or future hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction now existing or hereafter entered into by or on behalf of Mortgagor;

                  (f) all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning the Mortgaged Properties, the Production or any other item of Property (as hereinafter defined) which are now or hereafter in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, and other forms of recording or obtaining access to such data;

                  (g) all money, documents, instruments, chattel paper, securities, accounts or general intangibles arising from or by virtue of any transaction (regardless of whether such transaction occurred on or before or after the date hereof) related to the Mortgaged Properties, the Production or any other item of Property (all of the properties, rights and interests described in subsections (a), (b),
         (c), (d), (e) and (f) above and this subsection (g) being herein sometimes collectively called the "Collateral"); and

                  (h) all proceeds of the Collateral, whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real/immovable property, personal/ movable property or other assets (the Mortgaged Properties, the Collateral and the proceeds of the Collateral being herein sometimes collectively called the "Property").

         Section 1.3. Notes, Loan Documents, Other Obligations. This Mortgage is made to secure and enforce the payment and performance of the following promissory notes, obligations, indebtedness and liabilities:

                  (a) All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Amended and Restated Credit Agreement dated as of May 30, 2000 between Chesapeake Exploration Limited Partnership, as Borrower, Chesapeake Energy Corporation and certain of its subsidiaries, as Guarantors, and Union Bank of California N.A., individually and in its capacity as Agent for the benefit of the lenders (herein collectively called "Lenders") under the Amended and Restated Credit Agreement (such lenders currently are Union Bank of California, N.A., Bear Sterns Corporate Lending Inc, National Bank of Canada, and Bank of Oklahoma, N.A.), as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 1, 2000 (which Amended and Restated Credit Agreement, as heretofore amended, amends and restates that certain Credit Agreement dated as of August 27, 1998 between Chesapeake Mid-Continent Corp. (predecessor by merger with Chesapeake Exploration Limited Partnership; Chesapeake Exploration Limited Partnership being the surviving entity), as Borrower, and Union Bank of California, N.A., individually and in its capacity as Agent, and all amendments to such Credit Agreement), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Amended and Restated Credit Agreement, as amended by the First Amendment to Amended and Restated Credit Agreement, and as the same may from time to time be supplemented, amended or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the "Credit Agreement") (Union Bank of California, N.A. in such capacity as Agent under the Credit Agreement is herein called "Agent", and in its individual capacity is herein called "Union Bank");

                  (b) The following promissory notes (such notes, as from time to time supplemented, amended or modified, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, are herein collectively called the "Notes"):

                           (i) One certain promissory note dated as of August 1,
                  2000, in the principal amount of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000) made by Mortgagor and payable to the order of Union Bank, on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                           (ii) One certain promissory note dated as of August
                  1, 2000, in the principal amount of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000) made by Mortgagor and payable to the order of Bear Sterns Corporate Lending Inc., on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                           (iii) One certain promissory note dated as of August
                  1, 2000, in the principal amount of Fifteen Million Dollars ($15,000,000) made by Mortgagor and payable to the order of the National Bank of Canada, on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                           (iv) One certain promissory note dated as of August
                  1, 2000, in the principal amount of Ten Million Dollars ($10,000,000) made by Mortgagor and payable to the order of Bank of Oklahoma, N.A., on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part.

         NOTE TO NORTH DAKOTA RECORDING OFFICER: Attached hereto (as Annex II) only to counterparts hereof to be filed in the State of North Dakota is an adequate statement of the interest.

                  (c) All indebtedness and other obligations now or hereafter incurred or arising pursuant to or permitted by the provisions of the Notes, the Credit Agreement, this Mortgage or any other instrument now or hereafter evidencing, governing, guaranteeing or securing the "secured indebtedness" (as hereinafter defined) or any part thereof or otherwise executed in connection with any advance or loan evidenced or governed by any one or more of the Notes or the Credit Agreement (the Notes, the Credit Agreement, this Mortgage and such other instruments being herein sometimes collectively called the "Loan Documents"); and

                  (d) All other loans and future advances made by one or more Lenders to Mortgagor and all other debts, obligations and liabilities of Mortgagor of every kind and character now or hereafter existing in favor of one or more Lenders, whether direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to one or more

         Lenders or to a third party and subsequently acquired by one or more Lenders, it being contemplated that Mortgagor may hereafter become indebted to one or more Lenders for such further debts, obligations and liabilities; and

                  (e) Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness or other obligations described above in this
         Section 1.3, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

                  (f) Payment of and performance of any and all present or future obligations of Mortgagor according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement, or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between Mortgagor and one or more Lenders (or any one or more affiliates of any Lender);

                  (g) Payment of and performance of any and all present or future obligations of Mortgagor according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between Mortgagor and one or more Lenders (or any one or more affiliates of any Lender);

         Section 1.4. Secured Indebtedness. The indebtedness referred to in
Section 1.3, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby". It is contemplated and acknowledged that the secured indebtedness may include revolving credit loans and advances from time to time, and that this Mortgage shall have effect, as of the date hereof, to secure all secured indebtedness, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date.

         Section 1.5. NEW MEXICO AGGREGATE UNPAID PRINCIPAL AMOUNT. AS TO ONLY THE MORTGAGED PROPERTIES SITUATED IN THE STATE OF NEW MEXICO, THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF THE SECURED INDEBTEDNESS OUTSTANDING AT ANY PARTICULAR TIME (AFTER HAVING GIVEN EFFECT TO ALL ADVANCES AND ALL REPAYMENTS MADE PRIOR TO SUCH TIME) WHICH IS SECURED BY PROPERTY LOCATED IN NEW MEXICO SHALL NOT AGGREGATE AN UNPAID PRINCIPAL AMOUNT IN EXCESS OF TWO HUNDRED MILLION DOLLARS ($200,000,000.00).

         Section 1.6. Line of Credit Mortgage. This Mortgage is a line of credit mortgage pursuant to Section 48-7-4.B NMSA 1978 Comp.

         Section 1.7. INDEBTEDNESS SECURED BY ARKANSAS PROPERTIES. WITH RESPECT TO PROPERTY LOCATED IN THE STATE OF ARKANSAS, IT IS AGREED THAT THIS MORTGAGE SHALL STAND AS SECURITY FOR THE PAYMENT OF ALL FUTURE AND ADDITIONAL INDEBTEDNESS, DIRECT OR INDIRECT, CREATED AFTER THE DATE OF THIS MORTGAGE, WHICH MAY BE OWING BY MORTGAGOR TO ONE OR MORE LENDERS AT ANY TIME PRIOR TO THE PAYMENT IN FULL OF ALL OBLIGATIONS, INCLUDING FUTURE ADVANCES SECURED BY THIS MORTGAGE; SUCH FUTURE AND ADDITIONAL INDEBTEDNESS TO BE SECURED HEREBY REGARDLESS OF WHETHER IT SHALL BE PREDICATED UPON FUTURE LOANS OR ADVANCES HEREAFTER MADE BY ONE OR MORE OF THE LENDERS, OR OBLIGATIONS HEREAFTER ACQUIRED BY ONE OR MORE OF SUCH LENDERS THROUGH ASSIGNMENT OR SUBROGATION OR OTHERWISE, OR SHALL REPRESENT INDIRECT OBLIGATIONS (CREATED AFTER THE DATE OF THIS MORTGAGE) BASED UPON ANY ENDORSEMENTS, GUARANTIES OR SURETYSHIP; AND IT IS AGREED THAT THIS MORTGAGE SHALL STAND AS SECURITY FOR ALL SUCH FUTURE AND ADDITIONAL INDEBTEDNESS WHETHER IT BE INCURRED FOR ANY BUSINESS PURPOSE THAT WAS RELATED OR WHOLLY UNRELATED TO THE PURPOSE OF THE ORIGINAL NOTE, OR WHETHER IT WAS INCURRED FOR SOME PERSONAL OR NONBUSINESS PURPOSE, OR FOR ANY OTHER PURPOSE RELATED OR UNRELATED, OR SIMILAR OR DISSIMILAR, TO THE PURPOSE OF THE ORIGINAL NOTE AND LOAN, UPON REQUEST OF MORTGAGOR, PRIOR TO THE DISCHARGE OF THIS MORTGAGE, LENDER, AT ITS OPTION, MAY MAKE FUTURE ADVANCES TO MORTGAGOR. SUCH FUTURE ADVANCES, WITH INTEREST THEREON, SHALL BE SECURED BY THIS



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







MORTGAGE AND WHEN EVIDENCED BY PROMISSORY NOTES, THE SAID NOTES ARE SECURED HEREBY. NOTHING HEREIN CONTAINED SHALL IMPLY ANY OBLIGATION ON THE PART OF ANY LENDER TO MAKE ANY SUCH ADDITIONAL LOAN OR ADVANCES.

         SECTION 1.8. MAXIMUM SECURED AMOUNT. NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, THE OUTSTANDING INDEBTEDNESS SECURED BY PROPERTY LOCATED IN EACH OF THE STATES OF KANSAS AND MONTANA SHALL NOT, AT ANY TIME OR FROM TIME TO TIME, EXCEED AN AGGREGATE MAXIMUM AMOUNT OF $200,000,000.




                                   ARTICLE II.

                    Representations. Warranties and Covenants

         Section 2.1. Mortgagor represents, warrants, and covenants as follows:

                  (a) Title and Permitted Encumbrances. Mortgagor has, and Mortgagor covenants to maintain, good and defensible title to the Property, free and clear of all liens, security interests, and encumbrances except for (i) the contracts, agreements, burdens, encumbrances and other matters set forth in the descriptions of certain of the Mortgaged Properties on Exhibit A hereto, (ii) the liens and security interests evidenced by this Mortgage, (iii) statutory liens for taxes which are not yet delinquent, (iv) liens under operating agreements, pooling orders and unitization agreements, and mechanics' and materialmen's liens, with respect to obligations which are not yet due, and (v) other liens and security interests (if any) in favor of Agent (the matters described in the foregoing clauses (i), (ii), (iii), (iv), and (v) being herein called the "Permitted Encumbrances"):
         Mortgagor will warrant and defend title to the Property, subject as aforesaid, against the claims and demands of all persons claiming or to claim the same or any part thereof. With respect to each Mortgaged Property, the ownership of Mortgagor in such Mortgaged Property does and will, (i) with respect to each tract of land described in Exhibit A hereto, (whether described directly in such Exhibit A or described by reference to another instrument) in connection with such Mortgaged Property, (A) entitle Mortgagor to receive (subject to the terms and provisions of this Mortgage) a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such tract equal to not less than the decimal or percentage share set forth in Exhibit A in connection with such tract opposite the words "Net Revenue Interest" (or words of similar import), (B) cause Mortgagor to be obligated to bear a decimal or percentage share of the cost of exploration, development and operation of such tract of land not greater than the decimal or percentage share set forth in Exhibit A in connection with such tract opposite the words "Working Interest" (or words of similar import) and (ii) if such Mortgaged Property is shown on Exhibit A to be subject to a unit or units, with respect to each such unit, (A) entitle Mortgagor to receive (subject to the terms and provisions of this Mortgage) a decimal or percentage share of all substances covered by such unit which are produced from, or allocated to, such unit equal to not less than the decimal or percentage share set forth in Exhibit A in connection with such Mortgaged Property opposite the words "Unit Net Revenue Interest" or words of similar import (and if such Mortgaged Property is subject to more than one unit, words identifying such interest with such unit), and (B) obligate Mortgagor to bear a decimal or percentage share of the cost of exploration, development and operation of such unit not greater than the decimal or percentage share set forth in Exhibit A in connection with such Mortgaged Property opposite the words "Unit Working Interest" or words of similar import (and if such Mortgaged Property is subject to more than one unit, words identifying such interest with such unit). With respect to each Property described in Exhibit A hereto which is subject to a voluntary or involuntary pooling, unitization or communitization agreement and/or order, the term "tract of land" as used in this Section 2.1(a) shall mean the pooled, unitized or communitized area as an entirety and shall not be deemed to refer to any individual tract committed to said pooled, unitized or communitized area. Without limitation of the foregoing, the ownership by Mortgagor of the Mortgaged Properties does and will, with respect to each well or unit identified on Schedule I attached hereto and made a part hereof, entitle Mortgagor to receive (subject to the terms and provisions of this Mortgage) a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well or unit equal to not less than the decimal or percentage share set forth, for such well or unit, in the column headed "Net Revenue Interest" on Schedule I, and cause Mortgagor to be obligated to bear a decimal or percentage share of the cost of operation of such well or unit equal to not more than the decimal or percentage share set forth, for such well or unit, in the column headed "Working Interest" on Schedule I. The above-described shares of production which Mortgagor is entitled to receive and shares of expenses which Mortgagor is obligated to bear are not and will not be subject to change

         (other than changes which arise pursuant to non-consent provisions of operating agreements described in Exhibit A in connection with operations hereafter proposed), except, and only to the extent that, such changes are reflected in Exhibit A and/or Schedule I, as the case may be. There is not and will not be any unexpired financing statement covering any part of the Property on file in any public office naming any party other than Agent as secured party. Upon request by Agent, Mortgagor will deliver to Agent schedules of all internal and third party information identifying the Mortgaged Properties (such as, for example, lease names and numbers assigned by Mortgagor or the operator of any Mortgaged Property, well and/or unit and/or property names and numbers assigned by purchasers of Production, and internal identification names and numbers used by Mortgagor in accounting for revenues, costs, and joint interest transactions attributable to the Mortgaged Properties).

                  (b) Leases and Contracts: Performance of Obligations. The oil, gas and/or mineral leases, contracts. servitudes and other agreements forming a part of the Property, to the extent the same cover or otherwise relate to the Property, are in full force and effect, and Mortgagor agrees to so maintain them in full force and effect. All rents, royalties and other payments due and payable under such leases, contracts, servitudes and other agreements, or under the Permitted Encumbrances, or otherwise attendant to the ownership or operation of the Property, have been, and will continue to be, properly and timely paid. Mortgagor is not in default with respect to Mortgagor's obligations (and Mortgagor is not aware of any default by any third party with respect to such third party's obligations) under such leases, contracts, servitudes and other agreements, or under the Permitted Encumbrances, or otherwise attendant to the ownership or operation of any part of the Property, where such default could adversely affect the ownership or operation of the Property; Mortgagor will fulfill all such obligations coming due in the future, Mortgagor is not currently accounting (and will not hereafter agree to account) for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) less favorable to Mortgagor than proceeds received by Mortgagor (calculated at the well) from sale of production, and there are no situations where Mortgagor is aware that a contingent liability may exist to account on a basis other than on the basis of proceeds received by Mortgagor (calculated at the well).

                  (c) Sale of Production. No Mortgaged Property is or will become subject to any contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (i.e., in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to Mortgagor other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money. Except for production sales contracts, processing agreements or transportation agreements (or other agreements relating to the marketing of Production) listed on Exhibit A (in connection with the Mortgaged Properties to where they relate), (i) no Mortgaged Property is or will become subject to any contractual or other arrangement for the sale, processing or transportation of Production (or otherwise related to the marketing of Production) which cannot be cancelled on 120 days' (or less) notice and (ii) all contractual or other arrangements for the sale, processing or transportation of Production (or otherwise related to the marketing of Production) shall be bona fide arm's length transactions with third parties not affiliated with Mortgagor and shall be at the best price (and on the best terms) available (such price shall, in the case of Production sales which are subject to price controls, be determined giving consideration to such fact). Mortgagor is presently receiving a price for all production from (or attributable to) each Mortgaged Property covered by a production sales contract listed on Exhibit A as computed in accordance with the terms of such contract, and is not having deliveries of production from such Mortgaged Property curtailed substantially below such property's delivery capacity. Neither Mortgagor, nor any of its predecessors in title, has received prepayments (including, but not limited to, payments for gas not taken pursuant to "take or pay" or other similar arrangements) for any oil, gas or other hydrocarbons produced or to be produced from the Mortgaged Properties after the date hereof, and Mortgagor hereby covenants not to enter into any such advance or prepayment arrangements whereby it accepts consideration for oil, gas or other hydrocarbons not yet produced. No Mortgaged Property is or will become subject to any "take or pay" or other similar arrangement
         (i) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (ii) as a result of which production from the Mortgaged Properties may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties. There is no Mortgaged Property with respect to which Mortgagor, or its predecessors in title, has, prior to the date hereof, taken more ("overproduced"), or less ("underproduced"), gas from the lands covered thereby (or pooled or unitized therewith) than its ownership interest in such Mortgaged Property would entitle it to take. Mortgagor will not after the date hereof become "overproduced" (as above defined) with respect to any well on the Mortgaged Properties (or on any unit in which the Mortgaged Properties participate), in an amount in excess of Mortgagor's share of gas produced from such well during the preceding four calendar months. No Mortgaged Property is or will become subject to a gas balancing arrangement under which one or more third parties may take a portion of the production attributable to such Mortgaged Property without payment (or without full payment) therefor as a result of production having been taken from, or as a result of other actions or inactions with respect to, other properties. No Mortgaged Property is subject at the present time to any regulatory refund obligation and, to the best of Mortgagor's knowledge, no facts exist which might cause the same to be imposed.

                  (d) Condition of Personal or Movable Property. The equipment, inventory, improvements, fixtures, goods and other tangible personal/movable property forming a part of the Property are and will remain in good repair and condition and are and will be adequate for the normal operation of the Property in accordance with prudent industry standards; all of such Property is, and will remain, located on the Mortgaged Properties, except for that portion thereof which is or shall be located elsewhere (including that usually located on the Mortgaged Properties but temporarily located elsewhere) in the course of the normal operation of the Property.

                  (e) Operation of Mortgaged Properties. The Mortgaged Properties (and properties unitized therewith) are being (and, to the extent the same could adversely affect the ownership or operation of the Mortgaged Properties after the date hereof, have in the past been), and hereafter will be, maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with all oil, gas and/or other mineral leases and other contracts and agreements forming a part of the Property and in conformity with the Permitted Encumbrances; specifically in this connection, (i) no Mortgaged Property is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and (ii) none of the wells located on the Mortgaged Properties (or properties unitized therewith) are or will be deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, and will remain, bottomed under and producing from, with the well bores wholly within, the Mortgaged Properties (or, in the case of wells located on properties unitized therewith, such unitized properties). There are no wells being drilled, deepened, plugged back or reworked, and no other operations are being conducted for which consent is required under the applicable operating agreement (or which are other than normal operation of existing wells on the Mortgaged Properties); there are no proposals currently outstanding (whether made by Mortgagor or by any other party) to drill, deepen, plug back, or rework wells, or to conduct any such other operations, or to abandon any wells on the Mortgaged Properties (nor are there any such proposals which have been approved either by Mortgagor or any other party, with respect to which the operations covered thereby have not been commenced). There are no dry holes, or otherwise inactive wells, located on the Mortgaged Properties or on lands pooled or unitized therewith (including, without limitation, any wells which would, if located in Texas, require compliance with Railroad Commission Rule 14(b)(2)), except for wells that have been properly plugged and abandoned. Mortgagor has, and will have in the future, all governmental licenses and permits necessary or appropriate to own and operate the Property; Mortgagor has not received notice of any violations in respect of any such licenses or permits.

                  (f) Sale or Disposal. Mortgagor will not, without the prior written consent of Agent, sell, exchange, lease, transfer, or otherwise dispose of any part of, or interest in, the Property other than (i) sales, transfers and other dispositions of machinery, equipment and other personal/movable property and fixtures made in connection with a release, surrender or abandonment (to which Agent has given its prior written consent) of a lease, (ii) sales, transfers and other dispositions of machinery, equipment and other personal/movable property and fixtures in connection with the abandonment (to which Agent has given its prior written consent) of a well, (iii) sales, transfers and other dispositions of machinery, equipment and other personal/movable property and fixtures which are (A) obsolete for their intended purpose and disposed of in the ordinary course of business or
         (B) replaced by articles of at least equal suitability and value owned by Mortgagor free and clear of all liens except this Mortgage and the Permitted Encumbrances, and (iv) sales of Production which are made in the ordinary course of business and in compliance with Section 2.1(c) hereof, provided that nothing in clause (iv) shall be construed as limiting Agent's rights under Article III of this Mortgage. Mortgagor shall account fully and faithfully for and, if Agent so elects, shall promptly pay or turn over to Agent the proceeds in whatever form received from disposition in any manner of any of the Property. Mortgagor shall at all times keep the Property and its proceeds separate and distinct from other property of Mortgagor and shall keep accurate and complete records of the Property and its proceeds.

                  (g) Ad Valorem and Severance Taxes. Mortgagor has paid and discharged, and will continue to pay and discharge, all ad valorem taxes assessed against the Property or any part thereof and all production, severance and other taxes assessed against, or measured by, the Production or the value, or proceeds, of the Production.

                  (h) Suits and Claims. There are no suits, actions, claims, investigations, inquiries, proceedings or demands pending (or. to Mortgagor's knowledge, threatened) which affect the Property (including, without limitation, any which challenge or otherwise pertain to Mortgagor's title to the Property) and no judicial or administrative actions, suits or proceedings pending (or, to Mortgagor's knowledge, threatened) against Mortgagor.

                  (i) Environmental.

                           (A) Current Status. The Property and Mortgagor are
                  not in violation of Applicable Environmental Laws (below defined), or subject to any existing, pending or, to the best knowledge of Mortgagor, threatened investigation or inquiry by any governmental authority or any other person under or with respect to Applicable Environmental Laws, or subject to any remedial obligations under Applicable Environmental Laws, and are in compliance with all permits and licenses required under Applicable Environmental Laws, and this representation will continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property and Mortgagor. "Applicable Environmental Laws" shall mean any applicable laws, orders, rules, or regulations pertaining to safety, health or the environment, as such laws, orders, rules or regulations now exist or are hereafter enacted and/or amended (including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA") and applicable state and local law). Mortgagor undertook, at the time of acquisition of the Property, all appropriate inquiry into the previous ownership and uses of the Property consistent with good commercial or customary practice. Mortgagor has taken all steps necessary to determine and has determined that no hazardous substances or solid wastes have been disposed of or otherwise released at, into, upon or under the Property. The use which Mortgagor makes and intends to make of the Property will not result in the use, treatment, storage or disposal or other release of any hazardous substance or solid waste at, into, upon or under the Property, except such usage, and temporary storage in anticipation of usage. as is in the ordinary course of business and in compliance with Applicable Environmental Laws. The terms "hazardous substance" and "release" as used in this Mortgage shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the states in which the Mortgaged Properties are located establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The "Associated Property" (as such term is hereinafter defined) is not in violation of any Applicable Environmental Laws for which Mortgagor or its predecessors in the Property would be responsible. The term "Associated Property" as used in this Mortgage shall mean any and all interests in and to (and or carved out of) the lands which are described or referred to in Exhibit A hereto, or which are otherwise described in any of the oil, gas and/or mineral leases or other instruments described in or referred to in such Exhibit A, whether or not such property interests are owned by Mortgagor.

                           (B) Future Performance. Mortgagor will not cause or
                  permit the Property or the Associated Property or Mortgagor to be in violation of, or do anything or permit anything to be done which will subject the Property or the Associated Property to any remedial obligations under, or result in noncompliance with applicable permits and licenses under, any Applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property or the Associated Property and Mortgagor will promptly notify Agent in writing of any existing, pending or, to the best knowledge of Mortgagor, threatened investigation, claim, suit or inquiry by any governmental authority or any person in connection with any Applicable Environmental Laws. Mortgagor will take all steps necessary to determine that no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Property or the Associated Property. Mortgagor will not cause or permit the disposal or other release of any hazardous substance or solid waste at. into, upon or under the Property or the Associated Property and covenants and agrees to keep or cause the Property and/or the Associated Property to be kept free of any hazardous substance or solid waste (except such use, and temporary storage in anticipation of use, as is required in the ordinary course of business, all while in compliance with Applicable Environmental Laws), and to remove the same (or if removal is prohibited bylaw, to take whatever action is required by law) promptly upon discovery at its sole expense. Upon Agent's reasonable request, at any time and from time to time during the existence of this Mortgage, Mortgagor will provide at Mortgagor's sole expense an inspection or audit of the Property and the Associated Property from an engineering or consulting form approved by Agent. indicating the presence or absence of hazardous substances and solid waste on the Property and/or the Associated Property and compliance with Applicable Environmental Laws.

                  (j) Not Abandon Wells: Participate in Operations. Mortgagor will not, without prior written consent of Agent, abandon, or consent to the abandonment of, any well producing from the Mortgaged Properties (or properties unitized therewith) so long as such well is capable (or is subject to being made capable through drilling, reworking or other operations which it would be commercially feasible to conduct) of producing oil, gas, or other hydrocarbons or other minerals in commercial quantities (as determined without considering the effect of this Mortgage). Mortgagor will not, without prior written consent of Agent, elect not to participate in a proposed operation on the Mortgaged Properties where the effect of such election would be the forfeiture either temporarily (i.e. until a certain sum of money is received out of the forfeited interest) or permanently of any interest in the Mortgaged Properties.

                  (k) Defense of Mortgage. If the validity or priority of this Mortgage or of any rights, titles, liens or security interests created or evidenced hereby with respect to the Property or any part thereof or the title of Mortgagor to the Property shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Mortgagor with respect thereto, Mortgagor will give prompt written notice thereof to Agent and at Mortgagor's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Trustee and Agent, or either of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Mortgage and the rights, titles, liens and security interests created or evidenced hereby, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Property, the purchase of any tax title and the removal of prior liens or security interests, and all expenditures so made of every kind and character shall he a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Agent or Trustee (as the case may be) and shall bear interest from the date expended until paid at the rate described in Section 2.3 hereof, and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

                  (I) Fees and Expenses: Indemnity. Mortgagor will reimburse Trustee, Agent and each Lender (for purposes of this paragraph, the terms "Trustee", Agent and "Lender" shall include the directors, officers, partners, employees and agents of Trustee, Agent or any Lender, respectively, and any persons or entities owned or controlled by or affiliated with Trustee, Agent or any Lender, respectively) for all expenditures, including reasonable attorneys' fees and expenses, incurred or expended in connection with (i) the breach by Mortgagor of any covenant, agreement or condition contained herein or in any other Loan Document, (ii) the exercise of any rights and remedies hereunder or under any other Loan Document, and (iii) the protection of the Property and/or liens and security interests therein. Mortgagor will indemnify and hold harmless Trustee, Agent and each Lender from and against (and will reimburse such indemnified parties for) all claims, demands, liabilities, losses, damages (including without limitation consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation reasonable attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by the Trustee, the Agent or any Lender on account of, in connection with, or arising out of (A) any bodily injury or death or natural resource, human health or property damage occurring in, at, into, under or upon or in the vicinity of the Property through any cause whatsoever, (B) any act performed or omitted to be performed hereunder or the breach of any representation or warranty herein, (C) the exercise of any rights and remedies hereunder or under any other Loan Document, (D) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Property or with this Mortgage or any other Loan Document, (E) any violation on or prior to the Release Date (as hereinafter defined) of any Applicable Environmental Law, (F) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on or under the Property or the Associated Property or release at, into, upon, under or from the Property or the Associated Property of hazardous substances or solid wastes disposed of or otherwise released) resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Property or the Associated Property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (G) any and all claims or proceedings (whether brought by private party or governmental agencies) for human health, bodily injury, property damage, abatement or remediation, environmental damage, cleanup, mitigation, removal, natural resource damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance, solid waste or contaminated material located upon or migrating into, from or through the Property or the Associated Property (whether or not the release of such materials was caused by Mortgagor, a tenant or subtenant or a prior owner or tenant or subtenant on the Property or the Associated Property and whether or not the alleged liability is attributable to the use, treatment, handling, storage, generation, transportation, removal or disposal of such substance, waste or material or the mere presence of such substance, waste or material on or under the Property or the Associated Property), which the Trustee any/or the Agent and/or any Lender may have liability with respect to due to the making of the loan or loans evidenced by any of the Notes, the granting of this Mortgage, the exercise of any rights under the Loan Documents, or otherwise. Agent shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys' fees and other expenses of every character expended by Agent, Trustee or any Lender pursuant to the provisions of this section shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the applicable party or parties. The "Release Date" as used herein shall mean the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured hereby have been paid and performed in full and this Mortgage has been released of record, or (ii) the date on which the lien of this Mortgage is foreclosed or a deed in lieu of such foreclosure is fully effective and recorded. WITHOUT LIMITATION, IT IS THE INTENTION OF MORTGAGOR AND MORTGAGOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. Any amount to be paid hereunder by Mortgagor to Agent, Trustee and/or any Lender shall be a demand obligation owing by Mortgagor to the applicable party or parties and shall be subject to and covered by the provisions of
         Section 2.3 hereof

                  (m) Insurance. Mortgagor will carry insurance as provided in the Credit Agreement. In the event of any loss under any insurance policies so carried by Mortgagor, Agent shall have the right (but not the obligation) to make proof of loss and collect the same, and all amounts so received shall be applied toward costs, charges and expenses (including reasonable attorneys' fees), if any, incurred in the collection thereof, then to the payment, in the order determined by Agent in its own discretion, of the secured indebtedness, and any balance remaining shall be subject to the order of Mortgagor. Agent is hereby authorized but not obligated to enforce in its name or in the name of Mortgagor payment of any or all of said policies or settle or compromise any claim in respect thereof, and to collect and make receipts for the proceeds thereof and Agent is hereby appointed Mortgagor's agent and attorney-in-fact to endorse any check or draft payable to Mortgagor in order to collect the proceeds of insurance. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Mortgagor in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

                  (n) Further Assurances. Mortgagor will, on request of Agent,
         (i) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in any other Loan Document, or in the execution or acknowledgment of this Mortgage or any other Loan Document; (ii) execute, acknowledge, deliver and record and/or file such further instruments (including, without limitation, further deeds of trust, mortgages, security agreements, financing statements, continuation statements, and assignments of production, accounts, funds, contract rights, general intangibles, and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; and (iii) execute, acknowledge, deliver, and file and/or record any document or instrument (including specifically any financing statement) desired by Agent to protect the lien or the security interest hereunder against the rights or interests of third persons. Mortgagor shall pay all costs connected with any of the foregoing.

                  (o) Name and Place of Business. Mortgagor has not during the preceding five years, been known by or used any other corporate or partnership, trade or fictitious name. Mortgagor will not cause or permit any change to be made in its name, identity, or corporate or partnership structure, or its federal employer identification number unless Mortgagor shall have notified Agent of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Agent for the purpose of further perfecting or protecting the liens and security interests in the Property created hereby. Mortgagor's principal place of business and chief executive office, and the place where Mortgagor keeps its books and records concerning the Property (including, particularly, the records with respect to "Production Proceeds", as defined in
         Section 3.1 hereof, from the Mortgaged Properties) has for the preceding four months, been, and will continue to be (unless Mortgagor notifies Agent of any change in writing at least thirty (30) days prior to the date of such change), the address set forth at the end of this Mortgage.

                  (p) Not a Foreign Person. Mortgagor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, (hereinafter called the "Code"), Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

         Section 2.2. Compliance by Operator. As to any part of the Mortgaged Properties which is not a working interest, Mortgagor agrees to take all such action and to exercise all rights and remedies as are available to Mortgagor to cause the owner or owners of the working interest in such properties to comply with the covenants and agreements contained herein; and as to any part of the Mortgaged Properties which is a working interest but which is operated by a party other than Mortgagor, Mortgagor agrees to take all such action and to exercise all rights and remedies as are available to Mortgagor (including, but not limited to, all rights under any operating agreement) to cause the party who is the operator of such property to comply with the covenants and agreements contained herein.

         Section 2.3. Performance on Mortgagor's Behalf. Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which hereunder Mortgagor is required to perform or take, or to pay any money which hereunder Mortgagor is required to pay, Agent, in Mortgagor's name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Agent and any money so paid by Agent shall be a demand obligation owing by Mortgagor to Agent (which obligation Mortgagor hereby expressly promises to pay) and Agent, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to Trustee and/or Agent and/or any Lender pursuant to this Mortgage shall bear interest each day, from the date of such expenditure or payment until paid, at a rate equal to the rate as provided for past due principal under the Notes (provided that, should applicable law provide for a maximum permissible rate of interest on such amounts, such rate shall not be greater than such maximum permissible rate); all such amounts, together with such interest thereon, shall be a part of the secured indebtedness and shall be secured by this Mortgage.


                                  ARTICLE III.

                Assignment of Production, Accounts, and Proceeds

         Section 3.1 Assignment of Production. Mortgagor does hereby absolutely and unconditionally assign, transfer and set over to Agent all Production which accrues to Mortgagor's interest in the Mortgaged Properties, all proceeds of such Production and all Payments in Lieu of Production (herein collectively referred to as the "Production Proceeds"), together with the immediate and continuing right to collect and receive such Production Proceeds. Mortgagor directs and instructs any and all purchasers of any Production to pay to Agent all of the Production Proceeds accruing to Mortgagor's interest until such time as such purchasers have been furnished with evidence that all secured indebtedness has been paid and that this Mortgage has been released. Mortgagor agrees that no purchasers of the Production shall have any responsibility for the application of any funds paid to Agent.

         Section 3.2. Effectuating Payment of Production Proceeds to Agent. Independent of the foregoing provisions and authorities herein granted, Mortgagor agrees to execute and deliver any and all transfer orders, division orders and other instruments that may be requested by Agent or that may be required by any purchaser of any Production for the purpose of effectuating payment of the Production Proceeds to Agent. If under any existing sales agreements, other than division orders or transfer orders, any Production Proceeds are required to be paid by the purchaser to Mortgagor so that under such existing agreements payment cannot be made of such Production Proceeds to Agent, Mortgagor's interest in all Production Proceeds under such sales agreements and in all other Production Proceeds which for any reason may be paid to Mortgagor shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands and shall be immediately paid over to Agent. Without limitation upon any of the foregoing, Mortgagor hereby constitutes and appoints Agent as Mortgagor's special attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Agent may from time to time prescribe) in the name, place and stead of Mortgagor to do any and every act and exercise any and every power that Mortgagor might or could do or exercise personally with respect to all Production and Production Proceeds (the same having been assigned by Mortgagor to Agent pursuant to Section 3.1 hereof), expressly inclusive, but not limited to, the right, power and authority to:

                  (a) Execute and deliver in the name of Mortgagor any and all transfer orders, division orders, letters in lieu of transfer orders, indemnifications, certificates and other instruments of every nature that may be requested or required by any purchaser of Production from any of the Mortgaged Properties for the purposes of effectuating payment of the Production Proceeds to Agent or which Agent may otherwise deem necessary or appropriate to effect the intent and purposes of the assignment contained in Section 3.1; and

                  (b) If under any product sales agreements other than division orders or transfer orders, any Production Proceeds are required to be paid by the purchaser to Mortgagor so that under such existing agreements payment cannot be made of such Production Proceeds to Agent, to make, execute and enter into such sales agreements or other agreements as are necessary to direct Production Proceeds to be payable to Agent;

giving and granting unto said attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary and requisite to be done as fully and to all intents and purposes, as Mortgagor might or could do if personally present; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing certificates or documents. The powers and authorities herein conferred upon Agent may be exercised by Agent through any person who, at the time of the execution of the particular instrument, is an officer of Agent. The power of attorney herein conferred is granted for valuable consideration and hence is coupled with an interest and is irrevocable so long as the secured indebtedness, or any part thereof, shall remain unpaid. All persons dealing with Agent or any substitute shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Agent that all the secured indebtedness is fully and finally paid. Agent may, but shall not he obligated to, take such action as it deems appropriate in an effort to collect the Production Proceeds and any reasonable expenses (including reasonable attorney's fees) so incurred by Agent shall be a demand obligation of Mortgagor and shall be part of the secured indebtedness, and shall bear interest each day, from the date of such expenditure or payment until paid, at the rate described in Section 2.3 hereof.

         Section 3.3. Change of Purchaser. To the extent a default has occurred hereunder and is continuing, should any person now or hereafter purchasing or taking Production fail to make payment promptly to Agent of the Production Proceeds, Agent shall, subject to then existing contractual prohibitions, have the right to make, or to require Mortgagor to make, a change of purchaser, and the right to designate or approve the new purchaser, and Agent shall have no liability or responsibility in connection therewith so long as ordinary care is used in making such designation.

         Section 3.4. Application of Production Proceeds. So long as no default has occurred hereunder, the Production Proceeds received by Agent during each calendar month shall on the first business day of the next succeeding calendar month (or, at the option of Agent, on any earlier date) be applied by Agent as follows:

                  FIRST, to the payment of all secured indebtedness then due and payable, in such manner and order as Agent deems advisable;

                  SECOND, to the prepayment of the remainder of the secured indebtedness in such manner and order and to such extent as Agent deems advisable; and

                  THIRD, the remainder, if any, of the Production Proceeds shall be paid over to Mortgagor or to Mortgagor's order or to such other parties as may be entitled thereto by law.

After a default hereunder has occurred, all Production Proceeds from time to time in the hands of Agent shall be applied by it toward the payment of all secured indebtedness (principal, interest, attorney's fees and other fees and expenses) at such times and in such manner and order and to such extent as Agent deems advisable.

         Section 3.5. Release From Liability; Indemnification. Agent and its successors and assigns are hereby released and absolved from all liability for failure to enforce collection of the Production Proceeds and from all other responsibility in connection therewith, except the responsibility of each to account to Mortgagor for funds actually received by each. Mortgagor agrees to indemnify and hold harmless Agent (for purposes of this paragraph, the term "Agent" shall include the directors, officers, partners, employees and agents of Agent and any persons or entities owned or controlled by or affiliated with Agent) from and against all claims, demands, liabilities, losses, damages (including without limitation consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon, asserted against or incurred or paid by Agent by reason of the assertion that Agent received, either before or after payment in full of the secured indebtedness, funds from the production of oil, gas, other hydrocarbons or other minerals claimed by third persons (and/or funds attributable to sales of production which (i) were made at prices in excess of the maximum price permitted by applicable law or (ii) were otherwise made in violation of laws, rules, regulations and/or orders governing such sales), and Agent shall have the right to defend against any such claims or actions, employing attorneys of its own selection, and if not furnished with indemnity satisfactory to it, Agent shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by Agent in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys' fees and other expenses of every character expended by Agent pursuant to the provisions of this section shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Agent and shall bear interest, from the date expended until paid, at the rate described in Section 2.3 hereof. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. WITHOUT LIMITATION, IT IS THE INTENTION OF MORTGAGOR AND MORTGAGOR AGREES THAT THE FOREGOING RELEASES AND INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES), CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified PARTY (But shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party.

         Section 3.6. Mortgagor's Absolute Obligation to Pay Notes. Nothing herein contained shall detract from or limit the obligations of Mortgagor to make prompt payment of the Notes, and any and all other secured indebtedness, at the time and in the manner provided herein and in the Loan Documents, regardless of whether the Production and Production Proceeds herein assigned are sufficient to pay same, and the rights under this Article III shall be cumulative of all other rights under the Loan Documents.

         Section 3.7. Rights under Oklahoma Oil and Gas Owners' Lien Act. Mortgagor hereby grants, sells, assigns and sets over unto Agent during the term hereof, all of Mortgagor's rights and interests pursuant to the provisions of the Oil and Gas Owners' Lien Act (OKLA. STAT. tit. 52, Sections 548.1-548.6 (the "Oklahoma Act"), hereby vesting in Agent all of Mortgagor's rights as an interest owner to the continuing security interest in and lien upon the oil or gas severed or the proceeds of sale. Agent may, at its option, file the verified notice of lien in order to perfect such lien, but shall not be obligated to make such filing and shall not be held liable to Mortgagor for any act or omission pursuant to the Oklahoma Act.

         Section 3.8. Rights Under New Mexico Act. Mortgagor hereby grants, sells, assigns and sets over unto Agent, during the term hereof, all of Mortgagor's rights and interests pursuant to the provisions of Sections 48-9-1, et seq. N.M.S.A. 1978 Comp. (the "New Mexico Act"), hereby vesting in Agent all of Mortgagor's nights as an interest owner to the continuing security interest in and lien upon the oil or gas severed or the proceeds of sale. Agent may, at its option, file the verified notice of lien in order to perfect such lien, but shall not be obligated to make such filing and shall not be held liable to Mortgagor for any act or omission pursuant to the New Mexico Act.




                                   ARTICLE IV.

                              Remedies Upon Default

         Section 4.1. Default. The term "default" as used in this Mortgage shall mean the occurrence of any of the following events:

                  (a) the occurrence of an "Event of Default" as defined in the Credit Agreement;

                  (b) the failure of Mortgagor to pay over to Agent any Production Proceeds which are receivable by Agent under this Mortgage but which are paid to Mortgagor rather than Agent (either as provided for in Section 3.2 hereof or otherwise), except Production Proceeds paid over to Mortgagor by Agent under clause THIRD of Section 3.4; or

                  (c) the failure of Mortgagor timely and properly to observe, keep or perform any covenant, agreement, warranty or condition herein required to be observed, kept or performed, if such failure is not remedied within 30 days after written notice and demand by Agent for the performance of such covenant, agreement, warranty or condition; or

                  (d) any representation contained herein shall prove to have been false or misleading in any material respect on the date made (or on the date as of which made) and such representation is not made true and correct (as of the time such corrective action is taken) within 30 days after written notice and demand by Agent to Mortgagor objecting to such representation not being true and correct; or

                  (e) Mortgagor suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the United States Bankruptcy Code, as from time to time amended, or has such a proceeding commenced against it which remains undismissed for a period of 30 days; or

                  (f) Mortgagor commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the United States Bankruptcy Code, as from time to time amended, or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or Mortgagor makes a general assignment for the benefit of creditors or fails to pay (or admits in writing its inability to pay) its debts as such debts become due; or Mortgagor takes corporate or other action in furtherance of any of the foregoing; or

                  (g) Mortgagor suffers the appointment of or taking of possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets or for any part of the Property in a proceeding brought against or initiated by it and (1) such appointment or taking is neither made ineffective nor discharged within 30 days after the making of such appointment or within 30 days after such taking, or (2) such appointment or taking is consented to, requested by, or acquiesced to by Mortgagor; or

                  (h) Mortgagor suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Property, and such writ or warrant of attachment or any similar process is not stayed or released within 30 days after the entry or levy thereof or after any stay is vacated or set aside: or

         Section 4.2. Acceleration of Secured Indebtedness. Upon the occurrence of a default, Agent at any time and from time to time may without notice to Mortgagor or any other person declare any or all of the secured indebtedness immediately due and payable and all such secured indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, putting the Mortgagor in default, dishonor, notice of dishonor or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor, and the liens evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law as Agent may elect.

         Section 4.3. Pre-Foreclosure Remedies. Upon the occurrence of a default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a default hereunder, Agent is authorized, prior or subsequent to the institution of any foreclosure proceedings, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property. If necessary to obtain the possession provided for above, Agent may invoke any and all remedies to dispossess Mortgagor. All costs, expenses and liabilities of every character incurred by Agent in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Agent and shall bear interest from date of expenditure until paid at the rate described in Section 2.3 hereof, all of which shall constitute a portion of the secured indebtedness and shall be secured by this Mortgage and by any other instrument securing the secured indebtedness. In connection with any action taken by Agent pursuant to this Section 4.3, AGENT SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM ANY ACT OR OMISSION OF AGENT (INCLUDING AGENT'S OWN NEGLIGENCE) IN MANAGING THE PROPERTY UNLESS SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT AND BAD FAITH OF AGENT, nor shall Agent be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any agreement forming a part of the Property or arising under any Permitted Encumbrance or otherwise arising. Mortgagor hereby assents to, ratifies and confirms any and all actions of Agent with respect to the Property taken under this Section 4.3.

         Section 4.4. Foreclosure.

         (a) Upon the occurrence of a default, Trustee is authorized and empowered and it shall be Trustee's special duty at the request of Agent to sell the Deed of Trust Mortgaged Properties, or any part thereof, as an entirety or in parcels as Agent may elect, at such place or places and otherwise in the manner and upon such notice as may be required by law or, in the absence of any such requirement, as Trustee may deem appropriate. If Trustee shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale. Cumulative of the foregoing and the other provisions of this Section 4.4 as to any portion of the Deed of Trust Mortgaged Properties located in the State of Texas (or within the offshore area over which the United States of America asserts jurisdiction and to which the laws of such state are applicable with respect to this Mortgage and/or the liens or security interests created hereby), such sales of all or any part of such Deed of Trust Mortgaged Properties shall be conducted at the courthouse of any county (whether or not the counties in which such Deed of Trust Mortgaged Properties are located are contiguous) in the State of Texas in which any part of such Deed of Trust Mortgaged Properties is situated or which lies shoreward of any Deed of Trust Mortgaged Property (i.e., to the extent a particular Deed of Trust Mortgaged Property lies offshore within the reasonable projected seaward extension of the relevant county boundary), at public vendue to the highest bidder for cash between the hours of ten o'clock a.m. and four o'clock p.m. on the first Tuesday in any month or at such other place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust, after having given notice of such sale in accordance with such statutes.

         A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW TRUSTEE TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

         (b) Upon the occurrence of a default, this Mortgage may be foreclosed as to the Other Mortgaged Properties, or any part thereof, in any manner permitted by applicable law. Cumulative of the foregoing and the other provisions of this Section 4.4:

                  (i) As to Other Mortgaged Properties located in the State of Oklahoma, Mortgagor hereby confers on Agent the power to sell the Mortgaged Properties in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act (OKLA. STAT. tit. 46, Sections 41-49), as the same may be amended from time to time. Mortgagor hereby represents and warrants that this Mortgage transaction does not involve a consumer loan as said term is defined in Section 3-104 of Title 14A of the Oklahoma Statutes, that this Mortgage does not secure an extension of credit made primarily for agricultural purposes as defined in paragraph 4 of Section 1-301 of Title 14A of the Oklahoma Statutes, and that this Mortgage is not a mortgage on the Mortgagor's homestead; and

                  (ii) As to Other Mortgaged Properties located in the State of Arkansas, Agent shall have the power to sell such Other Mortgaged Properties for cash at public sale to the highest bidder 60 days following the recording in the Arkansas counties reflected in Exhibit A hereto of a notice of default and intention to sell and publication of notice in a newspaper in general circulation in said counties for 30 days, once a week for four consecutive weeks prior to the date of sale, with the final publication no more than 7 days prior to the sale.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW AGENT TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

        (c) Upon the occurrence of a default, Agent may Exercise its rights of enforcement with respect to the Collateral under the Texas Business and Commerce Code, as amended, under the Uniform Commercial Code of Kansas, New Mexico, North Dakota, or Oklahoma or under any other statute in force in any state to the extent the same is applicable law. Cumulative of the foregoing and the other provisions of this Section 4.4.

                  (i) Agent may enter upon the Mortgaged Properties or otherwise upon Mortgagor's premises to take possession of, assemble and collect the Collateral or to render it unusable; and

                  (ii) Agent may require Mortgagor to assemble the Collateral and make it available at a place Agent designates which is mutually convenient to allow Agent to take possession or dispose of the Collateral; and

                  (iii) written notice mailed to Mortgagor as provided herein at least five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

                  (iv) in the event of a foreclosure of the liens and/or security interests evidenced hereby, the Collateral, or any part thereof, and the Mortgaged Properties, or any part thereof, may, at the option of Agent, be sold, as a whole or in parts, together or separately (including, without limitation, where a portion of the Mortgaged Properties is sold, the Collateral related thereto may be sold in connection therewith); and

                  (v) the expenses of sale provided for in clause FIRST of
         Section 4.7 shall include the reasonable expenses of retaking the Collateral, or any part thereof, holding the same and preparing the same for sale or other disposition; and

                  (vi) should, under this subsection, the Collateral be disposed of other than by sale, any proceeds of such disposition shall be treated under Section 4.7 as if the same were sales proceeds.

         (d) To the extent permitted by applicable law, the sale hereunder of less than the whole of the Property shall not exhaust the powers of sale herein granted or the right to judicial foreclosure, and successive sale or sales may be made until the whole of the Property shall be sold, and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the indebtedness secured hereby and the expense of conducting such sale, this Mortgage and the liens and security interests hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Mortgagor shall never have any right to require the sale of less than the whole of the Property. In the event any sale hereunder is not completed or is defective in the opinion of Agent, such sale shall not exhaust the powers of sale hereunder or the right to judicial foreclosure, and Agent shall have the right to cause a subsequent sale or sales to be made. Any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The Trustee or his successor or substitute, and the Agent acting under power of sale, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by it (including, without limitation, the posting of notices and the conduct of sale), and such appointment need not be in writing or recorded. Any and all statements of fact or other recitals made in any deed or deeds, or other instruments of transfer, given in connection with a sale as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to all of the secured indebtedness having been declared to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or, with respect to any sale by the Trustee, or any successor or substitute trustee, as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee or the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Notwithstanding any reference herein to the Notes or the Credit Agreement or any other Loan Document, all persons dealing with the Mortgaged Properties shall be entitled to rely on any document, or certificate, of the Agent as to the occurrence of an event, such as an Event of Default, and shall not be charged with or forced to review any provision of any other document to determine the accuracy thereof. With respect to any sale held in foreclosure of the liens and/or security interests covered hereby, it shall not be necessary for the Trustee, Agent, any public officer acting under execution or order of the court or any other party to have physically present or constructively in his/her or its possession, either at the time of or prior to such sale, the Property or any part thereof.

         Section 4.5. Effective as Mortgage. As to the Deed of Trust Mortgaged Properties, this instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a default may be foreclosed as to the Deed of Trust Mortgaged Properties, or any portion thereof, in any manner permitted by applicable law, and any foreclosure suit may be brought by Trustee or by Agent. To the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a deed of trust, Mortgagor hereby mortgages the Deed of Trust Mortgaged Properties to Agent. In the event a foreclosure hereunder as to the Deed of Trust Mortgaged Properties, or any part thereof, shall be commenced by Trustee, or his substitute or successor, Agent may at any time before the sale of such properties direct Trustee to abandon the sale, and may then institute suit for the foreclosure of this Mortgage as to such properties. It is agreed that if Agent should institute a suit for the foreclosure of this Mortgage, Agent may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, its substitute or successor, to sell the Deed of Trust Mortgaged Properties, or any part thereof, in accordance with the provisions of this Mortgage.

         Section 4.6. Receiver. In addition to all other remedies herein provided for, Mortgagor agrees that, upon the occurrence of a default or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a default hereunder, Agent shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Mortgagor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Agent, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Agent under Article III hereof. Mortgagor expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver. Nothing herein is to be construed to deprive Agent or any Lender of any other right, remedy or privilege it may now or hereafter have under the law to have a receiver appointed. Any money advanced by Agent in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Agent and shall bear interest, from the date of making such advancement by Agent until paid, at the rate described in Section 2.3 hereof.

         Section 4.7. Proceeds of Foreclosure. The proceeds of any sale held in foreclosure of the liens and/or security interests evidenced hereby shall be applied:

                  FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit and including but not limited to a reasonable fee to the Trustee if such sale was made by the Trustee acting under the provisions of
         Section 4.4(a);

                  SECOND, to the payment of the secured indebtedness (including specifically without limitation the principal, interest and attorneys' fees due and unpaid on the Notes and the amounts due and unpaid and owed under this Mortgage) in such manner and order as Agent may elect; and

                  THIRD, the remainder, if any there shall be. shall be paid to Mortgagor, or to Mortgagor's heirs, devisees, representatives, successors or assigns, or such other persons as may be entitled thereto by law.

         Section 4.8. Lender as Purchaser. Any party constituting Lender shall have the right to become the purchaser at any sale held in foreclosure of the liens and/or security interests evidenced hereby, and any party constituting Lender which is purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to such party, or if such party holds less than all of such indebtedness, the pro rata part thereof owing to such party, accounting to all other parties constituting Lender who are not joining in such bid in cash for the portion of such bid or bids apportionable to such non-bidding parties.

         Section 4.9. Foreclosure as to Matured Debt. Upon the occurrence of a default, Agent shall have the right to proceed with foreclosure of the liens and/or security interests evidenced hereby without declaring the entire secured indebtedness due, and in such event, any such foreclosure sale may be made subject to the unmatured part of the secured indebtedness and shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 4.7 except that the amount paid under clause SECOND thereof shall be only the matured portion of the secured indebtedness and any proceeds of such sale in excess of those provided for in clauses FIRST and SECOND (modified as provided above) shall be applied as provided in Section 3.4 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.

         Section 4.10. Remedies Cumulative. All remedies herein provided for are cumulative of each other and of all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Loan Document, and, in addition to the remedies herein provided, there shall continue to be available all such other remedies as may now or hereafter exist at law or in equity for the collection of the secured indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and/or security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other Loan Document or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

         Section 4.11. Discretion as to Security. Agent may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Agent in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

         Section 4.12. Mortgagor's Waiver of Certain Rights. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of appraisement, valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right under the terms of this Mortgage to a sale of the Property for the collection of the secured indebtedness without any prior or different resort for collection, or the right under the terms of this Mortgage to the payment of the secured indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever. If any law referred to in this section and now in force, of which Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Properties or the Collateral might take advantage despite this section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

         Section 4.13. Mortgagor as Tenant Post-Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Mortgagor are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. To the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible entry and detainer) in any court having jurisdiction.

         Section 4.14. Waiver of Oklahoma Appraisement. As to the Property situated in or otherwise subject to the laws of the State of Oklahoma, appraisement of the Property is hereby waived (or not) at the option of Agent, such option to be exercised at the time judgment is rendered in any foreclosure hereof or at any time prior thereto.

         Section 4.15. Limitation on New Mexico Redemption Period. Pursuant to
Section 39-5-19 of New Mexico Statutes, 1978 Annotated, the redemption period after foreclosure sale for any Property situated in or otherwise subject to the laws of the State of New Mexico shall be limited to one (1) month.

         Section 4.16 Waiver of Arkansas Right of Redemption. In addition to and without limitation to the foregoing in any manner, Mortgagor hereby releases unto Agent all right of redemption under the laws of the State of Arkansas, including without limitation all rights under Ark. Code Ann. Section 18-49-106, as amended.

                                   ARTICLE V.

                                  Miscellaneous

         Section 5.1. Scope of Mortgage. This Mortgage is a deed of trust and mortgage of both real/immovable and personal/movable property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures.

         Section 5.2. Effective as a Financing Statement. This Mortgage covers goods which are or are to become fixtures on the real property described herein, and this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property. The Mortgagor has an interest of record in the real estate concerned. This Mortgage shall also be effective as a financing statement, filed as a fixture filing, covering minerals and other substances of value which may be extracted from the earth (including without limitation oil and gas), and accounts related thereto, which will be financed at the wellhead or minehead of the wells or mines located on the Mortgaged Properties. This Mortgage is to be filed for record in the real/immovable property records of each county where any part of the Mortgaged Properties is situated or which lies shoreward of any Mortgaged Property (i.e., to the extent a Mortgaged Property lies offshore within the projected seaward extension of the relevant county boundaries), and may also be filed in the offices of the Bureau of Land Management or the Minerals Management Service or any relevant state agency (or any successor agencies). This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Mortgage and the address of Agent from which information concerning the security interests hereunder may be obtained is the address of Agent set forth at the end of this Mortgage.

         Section 5.3. Reproduction of Mortgage as Financing Statement. A carbon, photographic, facsimile or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in Section 5.2.

         Section 5.4. Notice to Account Debtors. In addition to, but without limitation of, the rights granted in Article III hereof, Agent may, at any time after a default has occurred that is continuing, notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Agent directly.

         Section 5.5. Waivers. Agent may at any time and from time to time in writing waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing, or consent to Mortgagor's doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor's failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing, or release any part of the Property or any interest therein or any Production Proceeds from the lien and security interest of this Mortgage, without the joinder of Trustee. Any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other Loan Document may be released from all or any part of such obligations without impairing or releasing the liability of any other party. No such act shall in any way impair any rights or powers hereunder except to the extent specifically agreed to in such writing.

         Section 5.6. No Impairment of Security. The lien, security interest and other security rights hereunder shall not be impaired by any indulgence, moratorium or release which may be granted including, but not limited to, any renewal, extension or modification which may be granted with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which may be granted in respect of the Property (including without limitation Production Proceeds), or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness.

         Section 5.7. Acts Not Constituting Waiver. Any default may be waived without waiving any other prior or subsequent default. Any default may be remedied without waiving the default remedied. Neither failure to exercise, nor delay in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any tune and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

         Section 5.8. Mortgagor's Successors. In the event the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, then, without notice to Mortgagor, such successor or successors in interest may be dealt with, with reference to this Mortgage and to the indebtedness secured hereby, in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Property, no forbearance, and no extension of the time for the payment of the indebtedness secured hereby, shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder or for the payment of the indebtedness or performance of the obligations secured hereby, or the liability of any other person hereunder or for the payment of the indebtedness secured hereby.

         Section 5.9. Place of Payment. All secured indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Agent indicated at the end of this Mortgage), or at such other place as Agent may designate in writing.

         Section 5.10. Subrogation to Existing Liens. To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced at Mortgagor's request, and the party or parties advancing the same shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such indebtedness, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

         Section 5.11. Application of Payments to Certain Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.

         Section 5.12. Compliance With Usury Laws. It is the intent of Mortgagor, Lender and all other parties to the Loan Documents to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, it is stipulated and agreed that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

         Section 5.13. Substitute Trustee. The Trustee may resign by an instrument in writing addressed to Agent, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Agent. In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Agent shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Agent shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Agent and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full, or until the Property is sold hereunder. In the event the secured indebtedness is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee as provided for in the preceding sentence or to remove Trustee as provided in the first sentence of this section. Such appointment and designation by Agent, shall be full evidence of the right and authority to make the same and of all facts therein recited. If Agent is a corporation or association and such appointment is executed in its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Agent may act through an agent or attorney-in-fact in substituting trustees. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Deed of Trust Mortgaged Properties shall vest in the named successor or substitute Trustee and such successor or substitute shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Agent or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Deed of Trust Mortgaged Properties of the Trustee so ceasing to act, together with all the rights, powers, privileges, Immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

         Section 5.14. No Liability for Trustee. THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEE'S NEGLIGENCE), EXCEPT FOR TRUSTEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by the Trustee hereunder, believed by the Trustee in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Mortgagor hereby ratifies and confirms any and all acts which the herein named Trustee or its successor or successors, substitute or substitutes, shall do lawfully by virtue hereof. Mortgagor will reimburse Trustee for, and indemnify and save Trustee harmless against, any and all liability and expenses (including attorneys fees) which may be incurred by Trustee in the performance of his duties. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. Any amount to be paid hereunder by Mortgagor to Trustee shall be a demand obligation owing by Mortgagor to Trustee and shall be subject to and covered by the provisions of Section 2.3 hereof.

         Section 5.15. Release of Mortgagee. If all of the secured indebtedness be paid as the same becomes due and payable, all other requirements of the Credit Agreement are satisfied and all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, and if neither the Mortgagor nor any Lender is bound to the other or required to refund such payment to the payor thereof to any third person to permit any obligation or secured indebtedness to be incurred then or thereafter, then, upon sixty (60) days prior written notice (or such lesser number of days as may be mandated by applicable law), the Mortgagor may request that this Mortgage be terminated. Upon such termination the Mortgagor may further request that a written act of release of this Mortgage be provided (except this Mortgage shall be reinstated to the extent expressly provided herein, and will continue with respect to indemnification and other rights which are to continue following the release hereof). Agent agrees to deliver such an act of release (subject to the foregoing limitation), all at the cost and expense of the Mortgagor, within sixty (60) days (or such lesser number of days as may be mandated by applicable law) of receiving such request unless Agent in good faith, has cause to believe that Mortgagor is not entitled to a termination of this Mortgage. Notwithstanding the foregoing, it is understood and agreed that certain indemnifications, and other rights, which are provided herein to continue following the release hereof, shall continue in effect notwithstanding such release of such payment or payments; and provided that if any payment to Lender or Agent, is held to constitute a preference or a voidable transfer under applicable state or federal laws or if for any other reason Lender, or Agent is required to refund such payment to the payor thereof or to pay the amount thereof to any third party, this Mortgage shall be reinstated to the extent of such payment or payments.

         Section 5.16. Notice. All notices, requests, consents, demands and other communications required or permitted hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, and (c) in the case of registered or certified United States mail, three days after deposit in the mail. Notwithstanding the foregoing, or anything else in the Loan Documents which may appear to the contrary, any notice given in connection with a foreclosure of the liens and/or security interests created hereunder, or otherwise in connection with the exercise by Agent, any Lender or Trustee of their respective rights hereunder or under any other Loan Document, which is given in a manner permitted by applicable law shall constitute proper notice: without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Property to which such statute is applicable) constitute proper notice.

         Section 5.17. Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         Section 5.18. Gender; Titles. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.

         Section 5.19. Recording. Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Agent shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

         Section 5.20. Reporting Compliance. Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Notes and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Agent to furnish Agent with evidence of such compliance.

         Section 5.21. Certain Consents. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Agent or any Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of such party, and such party shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or the judgment of such party.

         Section 5.22. Certain Obligations of Mortgagor. Without limiting Mortgagor's obligations hereunder, Mortgagor's liability hereunder shall extend to and include all post petition interest, expenses, and other duties and liabilities with respect to Mortgagor's obligations hereunder which would be owed but for the fact that the same may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.

         Section 5.23. Authority of Agent. The persons constituting Lender may, by agreement among them, provide for and regulate the exercise of rights and remedies hereunder, but, unless and until modified to the contrary in writing signed by all such persons and recorded in the same counties as this Mortgage is recorded, (i) all persons other than Mortgagor and its affiliates shall be entitled to rely on the releases, waivers, consents, approvals, notifications and other acts (including, without limitation, or trustees, hereunder and the bidding in of all or any part of the secured indebtedness held by any one or more Lenders, whether the same be conducted under the provisions hereof or otherwise) of Agent, without inquiry into any such agreements or the existence of required consent or approval of any persons constituting Lender and without the joinder of any party other than Agent in such releases, waivers, consents, approvals, notifications or other acts and (ii) all notices, requests, consents, demands and other communications required or permitted to be given hereunder may be given to Agent.

         Section 5.24. Counterparts. This Mortgage may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, certain counterparts hereof may include only that portion of Exhibit A, Schedule I and/or Annex I which contains descriptions of the properties located in (or otherwise subject to the recording or filing requirements and/or protections of the recording or filing acts or regulations
of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of Exhibit A, Schedule I and Annex I shall be included in such counterparts by reference only. Those counterparts of this Mortgage which are to be filed or recorded in states other than the State of North Dakota may not have an Annex II attached thereto. All of the counterparts hereof together shall constitute one and the same instrument. A counterpart of the Mortgage with a complete Exhibit A, Schedule I and Annex I shall be recorded in Stevens County, Kansas.

         Section 5.25. Successors and Assigns. The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Agent, Trustee and each person constituting Lender and their respective successors and assigns, and shall constitute covenants running with the Mortgaged Properties. Should the agency under which Agent serves be terminated, or otherwise cease to exist. Lenders (including the respective successors and assigns of each person constituting Lender named herein) shall be deemed to be the successors to Agent. All references in this Mortgage to Mortgagor, Agent, Trustee or Lenders shall be deemed to include all such successors and assigns.

         Section 5.26. FINAL AGREEMENT OF THE PARTIES. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR. CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 5.27. CHOICE OF LAW. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT TO THE EXTENT THAT THE LAW OF A STATE IN WHICH A PORTION OF THE PROPERTY IS LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE PROPERTY) NECESSARILY OR, IN THE SOLE DISCRETION OF LENDER, APPROPRIATELY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF THE TRUSTEE OR THE LENDER GRANTED HEREIN, THE LAW OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE PROPERTY LOCATED IN (OR WHICH IS OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE.

         Section 5.28. Restatement of Prior Mortgages. The Notes described in
Section 12(b) are given in part in renewal and extension of indebtedness outstanding under the promissory notes described in and secured by the instruments set forth in Annex I attached hereto and made a part hereof (as amended or supplemented to the date hereof, the "Prior Mortgages"). It is the desire and intention of the parties hereto to renew and extend all liens, rights, powers, privileges, superior titles, estates and security interests existing by virtue of the Prior Mortgages and in connection therewith, it is understood and agreed that this Mortgage restates and amends each of the Prior Mortgages in its entirety. This Mortgage renews and extends all liens, rights, powers, privileges, superior titles, estates and security interests existing by virtue of each of the Prior Mortgages, but the terms, provisions and conditions of such liens, powers, privileges, superior titles, estates and security interests shall hereafter be governed in all respects by this Mortgage and any amendments or supplements thereto. Notwithstanding the fact that the properties, rights and interests described in and subject to the Prior Mortgages (except those which have been previously released in writing by the Agent) are also subject to the liens, rights, powers, privileges, titles, estates and security interests existing by virtue of this Mortgage, this Mortgage does not, and shall not be construed to, release, discharge, extinguish or diminish, in any way, the liens, rights, powers, privileges, superior titles, estates and security interests existing by virtue of each of the Prior Mortgages, or the priority thereof.

         IN WITNESS WHEREOF, this instrument is executed by Mortgagor this day of August, 2000.

                            CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

                            By:  Chesapeake Operating, Inc., its general partner


                            By:
                               ------------------------------------------------
                                 Martha A. Burger
                                 Treasurer


The address of Mortgagor is:                     This instrument prepared by:

6104 N. Western                                  Timothy W. Dowdy
Oklahoma City, Oklahoma 73118                    Thompson & Knight L.L.P.
                                                 1700 Pacific Avenue
The common address of Trustee and Agent is:      Suite 3300
                                                 Dallas, Texas 75201
500 N. Akard, Suite 4200
Dallas, Texas 75201

                           MORTGAGOR ACKNOWLEDGEMENT



STATE OF_______             )
                            )
COUNTY OF______             )


         BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ___ day of August, 2000 there personally appeared before me and known to me (or satisfactorily proven) to be the person described in the foregoing instrument: Martha A. Burger as Treasurer of Chesapeake Operating, Inc., an Oklahoma corporation in its capacity as general partner on behalf of Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership, known to me to be such person, such partnership being a party to the foregoing instrument.


KANSAS,           The foregoing instrument was acknowledged before me on this
MONTANA, NEW      day, by Martha A. Burger as Treasurer of Chesapeake Operating,
MEXICO, NORTH     Inc., an Oklahoma corporation in its capacity as general
DAKOTA,           partner of Chesapeake Exploration Limited Partnership, an
OKLAHOMA          Oklahoma limited partnership, on behalf of said corporation in
TEXAS             its capacity as general partner on behalf of said limited
                  partnership.

ARKANSAS On this date before me, the undersigned officer, personally appeared Martha A. Burger, known to me (or satisfactorily proven) to be the person described in the foregoing instrument, and acknowledged herself to be the Treasurer of Chesapeake Operating, Inc., an Oklahoma corporation, in its capacity as general partner of Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership, and that she as such Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Treasurer, in its capacity as general partner of Chesapeake Exploration Limited Partnership, on behalf of Chesapeake Exploration Limited Partnership.



         IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of ______ County, __________, on the day and year first above written.



                                          -------------------------------------
                                          NOTARY PUBLIC, State of
                                                                  -------------

                                          -------------------------------------
                                                      (printed name)


My commission expires:


--------------------------------

        [SEAL]

                                    EXHIBIT A

                             Descriptions of Leases

                         *[TO BE SUPPLIED BY MORTGAGOR]

                     *[KS, OK AND ND - TRACT INDEX STATES]

         NOTE: WE WILL FILE A MASTER WITH ALL EXHIBITS, SCHEDULES AND ANNEXES IN
                               STEVENS COUNTY, KS

                                   Schedule I

                         [List of Wells with NRI and WI]

                                     Annex I



Description of the 3 prior Mortgages and their supplements and amendments and along with the recording schedules thereto (should be able to just copy the recording schedules for each of the above referenced instruments into this document), and ALSO ATTACHED AS A PART OF ANNEX I, the Exhibit A's to the prior mortgages and all supplements and amendments thereto (but only with respect to the tract index states - KS, ND and OK).

                                    Annex II


To be attached to counterparts to be filed in the State of North Dakota only.

Attach true and accurate, but unexecuted copies of the notes described in
Section 1.3(b) along with the definition section out of the Credit Agreement.

                      Form of First Amendment to Mortgage

                        FIRST AMENDMENT TO DEED OF TRUST,
                 MORTGAGE, LINE OF CREDIT MORTGAGE, ASSIGNMENT,
                     SECURITY AGREEMENT, FIXTURE FILING AND
                               FINANCING STATEMENT


                                    RECITALS:



         A. Reference is made to that certain Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and FINANCING STATEMENT (the "August 18, 2000 Mortgage") dated August 18, 2000 from Chesapeake Exploration Limited Partnership (herein and in the Original Mortgage called the "Mortgagor") to Carl Stutzman, Trustee and Union Bank of California, N. A., Agent (herein and in the Original Mortgage called "Agent"), recorded as shown on Schedule A hereto (the August 18, 2000 Mortgage amends and restates certain prior mortgages described therein; the August 18, 2000 Mortgage and the prior mortgages amended and restated thereby are herein collectively called the "Original Mortgage").

         B. Certain amendments to the Credit Agreement (referred to in Section 1(a) below) have been executed, and Mortgagor has executed and delivered certain new promissory notes which are more particularly described in Sections 1.3(b)(v) and 1 .3(b)(vi) below.

         C. Mortgagor and Agent desire to execute this instrument (herein called this "First Mortgage Amendment"; the Original Mortgage as supplemented and amended by this First Mortgage Amendment is herein sometimes called the "Mortgage") in order to reflect of record such amendments to the Credit Agreement and such new notes, and in order to further secure payment of the secured indebtedness (as defined in the Mortgage).

                            SUPPLEMENT AND AMENDMENT:

      NOW, THEREFORE, to secure payment of the secured indebtedness, and the performance of the obligations, covenants, agreements, warranties and undertakings contained herein or in the Original Mortgage, and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid to Mortgagor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

         1. Amendments.

                  A. Sections 1.3(a) and 1.3(b) of the Original Mortgage are deleted in their entirety and replaced with the following:

                           "(a) All indebtedness and other obligations now or
                  hereafter incurred or arising pursuant to the provisions of that certain Amended and Restated Credit Agreement dated as of May 30, 2000 between Chesapeake Exploration Limited Partnership, as Borrower, Chesapeake Energy Corporation and certain of its subsidiaries, as Guarantors, and Union Bank of California, N.A., individually and in its capacity as Agent for the benefit of the lenders (herein collectively called "Lenders") under the Amended and Restated Credit Agreement (such lenders currently are Union Bank of California, N.A., Bear Steams Corporate Lending, National Bank of Canada, and Bank of Oklahoma, N.A.), as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 1, 2000, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of October 16, 2000, and as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 15, 2000 (which Amended and Restated Credit Agreement, as heretofore amended, amends and restates that certain Credit Agreement dated as of August 27, 1998 between Chesapeake Mid-Continent Corp. (predecessor by merger with Chesapeake Exploration Limited Partnership; Chesapeake Exploration Limited Partnership being the surviving entity), as Borrower, and Union Bank of California,

                  N.A., individually and in its capacity as Agent, and all amendments to such Credit Agreement), and all other supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Amended and Restated Credit Agreement, as amended by the First Amendment to Amended and Restated Credit Agreement, the Second Amendment to Amended and Restated Credit Agreement, and the Third Amendment to Amended and Restated Credit Agreement, and as the same may from time to time be supplemented, amended or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the "Credit Agreement") (Union Bank of California, N.A. in such capacities as administrative agent and documentation agent under the Credit Agreement is herein called "Agent", and in its individual capacity is herein called "Union Bank");

                  (b) The following promissory notes (such notes, as from time to time supplemented, amended or modified, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, are herein collectively called the "Notes"):

                           (i) One certain promissory note dated as of August 1,
                  2000, in the principal amount of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000) made by Mortgagor and payable to the order of Union Bank, on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                           (ii) One certain promissory note dated as of August
                  1, 2000, in the principal amount of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000) made by Mortgagor and payable to the order of Bear Stearns Corporate Lending Inc., on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                           (iii) One certain promissory note dated as of August
                  1, 2000, in the principal amount of Fifteen Million Dollars ($15,000,000) made by Mortgagor and payable to the order of the National Bank of Canada, on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                           (iv) One certain promissory note dated as of August
                  1, 2000, in the principal amount of Ten Million Dollars ($10,000,000) made by Mortgagor and payable to the order of Bank of Oklahoma, N.A., on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part.

                           (v) One certain promissory note dated as of December
                  15, 2000, in the principal amount of Fifteen Million Dollars ($15,000,000) made by Mortgagor and payable to the order of Union Bank, on or before February 15, 2001, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                           (vi) One certain promissory note dated as of December
                  15, 2000, in the principal amount of Fifteen Million Dollars ($15,000,000) made by Mortgagor and payable to the order of Bear Steams Corporate Lending Inc., on or before February 15, 2001, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

         NOTE TO NORTH DAKOTA RECORDING OFFICER: THE promissory notes described in subsections 1.3(b)(i) through 1.3(b)(iv) above were described in the Original Mortgage and an adequate statement of the interest with respect to these existing notes is contained in such Original Mortgage (Annex II to the Original Mortgage is incorporated herein by reference). However, with respect to the new promissory notes described in subsections 1.3(b)(v) and l.3(b)(vi), an adequate statement of the interest for these new notes is attached hereto (as Annex II), but only to counterparts hereof to be filed in the State of North Dakota.

         B. KANSAS MAXIMUM SECURED AMOUNT. NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, THE OUTSTANDING INDEBTEDNESS SECURED BY PROPERTY LOCATED IN THE STATE OF KANSAS SHALL NOT, AT ANY TIME OR FROM TIME TO TIME, EXCEED AN AGGREGATE MAXIMUM AMOUNT OF $130,009,000.

         2. Effect of Amendment. Except as expressly amended hereby, the Original Mortgage shall remain in full force and effect. Nothing in this First Mortgage Amendment releases any right, claim, lien, security interests or entitlement of Agent created by or contained in the Original Mortgage or releases Mortgagor from any covenant, warranty or obligation created by or contained in the Original Mortgage. To the fullest extent permitted by applicable law, this First Mortgage Amendment is intended by the parties to have, and shall have, the same dignity and priority as the Original Mortgage as originally recorded.

         3. Counterparts. This instrument may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, certain counterparts hereof may include (as Attachment 1) portions of Exhibit A to the Original Mortgage which contain descriptions of properties located in (or otherwise subject to the requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded. All of such counterparts together shall constitute one and the same instrument.

         4. Ratification Reconfirmation. The Mortgage is hereby ratified, adopted, confirmed, and renewed. All representations, warranties and covenants of Mortgagor in the Original Mortgage are hereby repeated, remade and incorporated herein by this reference for the benefit of Agent on and as of the date hereof, except to the extent changed by the transactions contemplated by this First Mortgage Amendment.

         5. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Agent and its successors and assigns. All references in this instrument to Mortgagor or Agent shall be deemed to include all such successors and assigns.

         6. Miscellaneous. This First Mortgage Amendment shall be considered a "Loan Document", as such term is defined in the Mortgage.

      Executed by the parties hereto on the dates of their respective acknowledgments.


                                   MORTGAGOR:


                                   Chesapeake Exploration Limited Partnership

                                   By: Chesapeake Operating, Inc., its general
                                       partner


                                   By:
                                       ---------------------------------------
                                             Martha A. Burger
                                             Treasurer

                                   AGENT:

                                   Union Bank of California, N.A., individually
                                       and as Agent


                                   By:
                                       ----------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                   By:
                                       ----------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


The address of Mortgagor is:                      This instrument prepared by:

6104 N. Western                                   Timothy W. Dowdy
Oklahoma City, Oklahoma 73118                     Thompson & Knight L.L.P.
                                                  1700 Pacific Avenue
The common address of Trustee and Agent is:       Suite 3300
                                                  Dallas, Texas 75201
500 N. Akard, Suite 4200
Dallas, Texas 75201

                            MORTGAGOR ACKNOWLEDGMENT

STATE OF OKLAHOMA                  )
                                   )
COUNTY OF OKLAHOMA                 )


         BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ___ day of December, 2000 there personally appeared before me and known to me (or satisfactorily proven) to be the person described in the foregoing instrument: Martha A. Burger as Treasurer of Chesapeake Operating, Inc., an Oklahoma corporation in its capacity as general partner on behalf of Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership, known to me to be such person, such partnership being a party to the foregoing instrument.

KANSAS,                  The foregoing instrument was acknowledged before me on
MONTANA, NEW             this day, by Martha A. Burger as Treasurer of
MEXICO, NORTH            Chesapeake Operating, Inc., an Oklahoma corporation in
DAKOTA,                  its capacity as general partner of Chesapeake
OKLAHOMA and             Exploration Limited Partnership, an Oklahoma limited
TEXAS                    partnership, on behalf of said corporation in its
                         capacity as general partner on behalf of said limited partnership.

ARKANSAS On this date before me, the undersigned officer, personally appeared Martha A. Burger, known to me (or satisfactorily proven) to be the person described in the foregoing instrument, and acknowledged herself to be the Treasurer of Chesapeake Operating, Inc., an Oklahoma corporation, in its capacity as general partner of Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership, and that she as such Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Treasurer, in its capacity as general partner of Chesapeake Exploration Limited Partnership, on behalf of Chesapeake Exploration Limited Partnership.


       IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Oklahoma City, Oklahoma County, Oklahoma, on the day and year first above written.


                                    -----------------------------------
                                    NOTARY PUBLIC, State of Oklahoma

                                    -----------------------------------
                                               (printed name)


My commission expires:

---------------------

        [SEAL]

                             AGENT ACKNOWLEDGEMENT



STATE OF TEXAS                )
                              )
COUNTY OF DALLAS              )

         BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ____ day of December, 2000 there personally appeared before me and known to me (or satisfactorily proven) to be the person described in the foregoing instrument: ______________and _______________ as ____________________ and respectively, of Union Bank of
California. N.A, a national banking association, known to me to be such person, such national banking association being a party to the foregoing instrument.

KANSAS,                  The foregoing instrument was acknowledged before me on
MONTANA, NEW             this day, by ___________and_____________, as
MEXICO, NORTH            _____________________ and ______________,
DAKOTA,                  ____________________ respectively, of Union Bank of
OKLAHOMA and             association. California, N.A., a national banking
TEXAS                    association, on behalf of said national banking


ARKANSAS On this date before me, the undersigned officer, personally appeared ____________________ and _________________ known to me (or satisfactorily proven) to be the persons described IN the foregoing instrument, and acknowledged themselves to be the ________________ and respectively, of Union Bank of California, N.A., A national banking association, and that they as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the national banking association by themselves as the aforementioned officers of such national banking association.


       IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Dallas, Dallas County, Texas, on the day and year first above written.


                                    -----------------------------------
                                    NOTARY PUBLIC, State of Oklahoma

                                    -----------------------------------
                                               (printed name)


My commission expires:

---------------------

        [SEAL]

                                   Schedule A


1. Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Chesapeake Exploration Limited Partnership to Carl Stutzman, Trustee and Union Bank of California, N.A., Agent dated August 18, 2000.


     RECORDING JURISDICTION                       RECORDING DATA
     ----------------------                       --------------
Sebastian County, AR                         Document #7024842
                                             Book 0023, Page 0031
                                             Recorded 8/23/00

Clark County, KS                             Book 90, Page 313
                                             Recorded 8/28/00


Ellis County, KS                             Book 491, Page 955
                                             Recorded 8/28/00

Finney County, KS                            Document #5129
                                             Book 234, Page 291
                                             Recorded 8/28/00

Grant County, KS                             Book 204, Page 558
                                             Recorded 9/8/00

Hamilton County, KS                          Book 105, Page 86
                                             Recorded 8/31/00

Haskell County, KS                           Volume 152, Page 721
                                             Recorded 8/28/00

Kearny County, KS                            Book 172, Page 381
                                             Recorded 8/28/00

Kingman County, KS                           Book 217, Page 203
                                             Recorded 8/30/00

Morton County, KS                            Book 111, Page 304
                                             Recorded 8/31/00

Ness County, KS                              Book 267, Page 584
                                             Recorded 8/29/00

Seward County, KS                            Volume 519, Page 195
                                             Recorded 8/28/00

Sheridan County, KS                          Volume 243, Page 503
                                             Recorded 8/28/00

Stanton County, KS                           Book 62, Page 119
                                             Recorded 8/29/00

Stevens County, KS                           Document #9548
                                             Book 144, Page 50
                                             Recorded 9/1/00

Richland County, MT                          Document #502808
                                             Book B165, Page 168
                                             Recorded 8/24/00

Sheridan County, MT                          Document #454373
                                             Film 596, EXP 1756
                                             Recorded 8/24/00

     RECORDING JURISDICTION                    RECORDING DATA
     ----------------------                    --------------
Eddy County, NM                              Reception #0008330
                                             Book 391, Page 361
                                             Recorded 8/23/00

Lea County, NM                               Document #62905
                                             Book 1034, Page 325
                                             Recorded 8/23/00

San Juan County, NM                          Document #200012230
                                             Book 1307, Page 429
                                             Recorded 8/23/00

Billings County, ND                          Document #115814
                                             Book 89, Page 353
                                             Recorded 8/29/00

Divide County, ND                            Document #221006
                                             Book 237, Page 619
                                             Recorded 8/25/00

Dunn County, ND                              Document #3004027
                                             Recorded 8/25/00

McKenzie County, ND                          Document #337599
                                             Recorded 8/24/00

Alfalfa County, OK                           Document #20886
                                             Book 550, Page 264
                                             Recorded 8/28/00

Atoka County, OK                             Document #2200
                                             Book 604, Page 587
                                             Recorded 8/31/00

Beaver County, OK                            Document #2000-2404
                                             Book 1047, Page 0387
                                             Recorded 8/28/00

Beckham, OK                                  Document #07526
                                             Book 1659, Page 540
                                             Recorded 8/28/00

Blame County, OK                             Document #003020
                                             Book 811, Page 73
                                             Recorded 8/30/00

Caddo County, OK                             Document 006421
                                             Book 2303, Page 146
                                             Recorded 8/30/00

Canadian County, OK                          Document #2000017989
                                             Book 2368, Page 751
                                             Recorded 8/30/00

Carter County, OK                            Document #008605
                                             Book 3562, Page 52
                                             Recorded 8/28/00

Custer County, OK                            Document #5142
                                             Book 1110, Page 541
                                             Recorded 8/28/00

Dewey County, OK                             Document #002593
                                             Book 1136, Page 601
                                             Recorded 8/29/00

     RECORDING JURISDICTION                    RECORDING DATA
     ----------------------                    --------------
Ellis County, OK                             Document #2492
                                             Book 644, Page 821
                                             Recorded 8/31/00

Garfield County, OK                          Document #009913
                                             Book 1503, Page 92
                                             Recorded 8/29/00

Garvin County, OK                            Document #05462
                                             Book 1575, Page 727
                                             Recorded 8/28/00

Grady County, OK                             Document #11302
                                             Book 3220, Page 184
                                             Recorded 8/28/00

Harper County, OK                            Book 0558, Page 247
                                             Recorded 9/1/00

Kingfisher County, OK                        Document #3524
                                             Book 1717, Page 85
                                             Recorded 8/28/00

Latimer County, OK                           Document #002935
                                             Book 561, Page 559
                                             Recorded 9/6/00

LeFlore County, OK                           Document #8835
                                             Book 1331, Page 121
                                             Recorded 8/31/00

Major County, OK                             Document #61132
                                             Book, 1515, Page 123
                                             Recorded 8/30/00

McClain County, OK                           Document #6009
                                             Book 1554, Page 444
                                             Recorded 8/28/00

Noble County, OK                             Document #2000-60330
                                             Book 545, Page 1-70
                                             Recorded 9/8/00

Pittsburg County, OK                         Document #053513
                                             Book, 001070, Page 001
                                             Recorded 8/30/00

Pontotoc County, OK                          Document #005085
                                             Book 1574, Page 135
                                             Recorded 8/29/00

Pottawatomie County, OK                      Reception #2000-11938
                                             Book____, Page 1-54
                                             Recorded 8/30/00

Roger Mills County, OK                       Document #2000-9481
                                             Volume 1622, Page 64
                                             Recorded 8/28/00

Stephens County, OK                          Document #66-1034
                                             Book 2430, Page 69
                                             Recorded 8/29/00

RECORDING JURISDICTION                      RECORDING DATA
----------------------                      --------------
Texas County, OK                        Reception #2000 653075
                                        Book 1017, Page 445
                                        Recorded 8/28/00

Washita County, OK                      Document #4270
                                        Book 910, Page 733
                                        Recorded 8/30/00

Woods County, OK                        Document #2273-3
                                        Book 899, Page 31
                                        Recorded 8/30/00

Woodward County, OK                     Document #1123
                                        Book 1731, Page 112
                                        Recorded 9/1/00

Brazos County, TX                       Document #0724248
                                        Volume 3910, Page 79
                                        Recorded 8/23/00

Carson County, TX                       Document #0001760
                                        Volume 307, Page 479
                                        Recorded 8/23/00

Foard County, TX                        Instrument #61958
                                        Volume 215, Page 932
                                        Recorded 8/23/00

Glasscock County, TX                    Instrument #2874
                                        Volume 48, Page 588
                                        Recorded 8/23/00

Gray County, TX                         Document #148909
                                        Volume 763, Page 1
                                        Recorded 8/25/00

Hardeman County, TX                     Document #000529
                                        Volume 384, Page 529
                                        Recorded 8/30/00

Hemphill County, TX                     Document #031447
                                        Volume 530, Page 000472
                                        Recorded 8/23/00

Hutchinson County, TX                   Document #0298447
                                        Volume 1013,Page 19
                                        Recorded 8/23/00

Irion County, TX                        Document #019521
                                        Volume 137, Page 660
                                        Recorded 8/24/00

Moore County, TX                        Document #138034
                                        Volume 527, Page 111
                                        Recorded 8/23/00

Reagan County, TX                       Document #91640
                                        Volume 15, Page 43
                                        Recorded 8/23/00

Sherman County, TX                      Document #010378
                                        Volume 234, Page 814
                                        Recorded 8/23/00

                                    ANNEX II


FOR NORTH DAKOTA PURPOSES: This note, supplemented by the attached definitions, contains a statement of the interest pursuant to the notes set forth in Sections 1.3(b)(v) and 1.3(b)(vi) of the Mortgage:

                                 PROMISSORY NOTE

$________________                                              December 15, 2000

      FOR VALUE RECEIVED, the undersigned, Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (herein called "Borrower"), hereby promises to pay to the order of ________________________________ (herein called "Lender"), the principal sum of ________________ Dollars ($______), or, if less, the aggregate unpaid principal amount of the Supplemental Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent, 445 South Figueroa Street, Los Angeles, California 90071, or at such other place, as from time to time may be designated by the Agent.

      This Note (a) is issued and delivered under that certain Amended and Restated Credit Agreement dated May 30, 2000, among Chesapeake Energy Corporation, Borrower, certain Guarantors and Union Bank of California, N.A., as Agent, and the lenders (the "Credit Agreement"), and is an Supplemental Note as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

      For the purposes of this Note, the following terms have the meanings assigned to them below:

            "Base Rate Payment Date" means (i) the last day of each March, June, September and December, beginning December 31, 2000, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

            "Eurodollar Rate Payment Date" means, with respect to any Eurodollar Loan: (i) the day on which the related Interest Period ends and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period, and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

      The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Supplemental Maturity Date.

      Unless the Default Rate shall be applicable, Base Rate Loans from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on each Base Rate Loan to but not including such Base Rate Payment Date. Unless the Default Rate shall be applicable, each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. After the occurrence and during the continuance of an Event of Default and a notice to Borrower by Agent that the Default Rate shall apply, all Supplemental Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Eurodollar Rate and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

      Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Section 303 of the Texas Finance Code, that ceiling shall be the weekly ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

      If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

      Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

      THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                      CHESAPEAKE EXPLORATION
                                         LIMITED PARTNERSHIP

                                      By: Chesapeake Operating, Inc.,
                                          its general partner

                                      By:
                                         --------------------------------------
                                                    Martha A. Burger
                                                    Treasurer

                                   Definitions


      "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

            (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

            (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agent" means Union Bank of California, N.A., as Agent hereunder, and its successors in such capacity; provided, however, that until such time as a Lender other than Union Bank of California, N.A. becomes a party hereto, "Agent" shall mean Union Bank of California, N.A., individually.

      "Agreement" means this Amended and Restated Credit Agreement.

      "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

      "Applicable Utilization Level" means on any date the level set forth below that corresponds to the percentage, at the close of business on such day, equivalent to the (i) Facility Usage divided by (ii) the Borrowing Base (the "Utilization Percent"):

                Applicable Utilization Level        Utilization Percent
                ----------------------------   -----------------------------
                          Level I                      less than 20%

                          Level II                equal to or greater than
                                                    20% but less than 40%

                          Level III               equal to or greater than
                                                    40% but less than 60%

                          Level IV               equal to or greater than 60%

      "Bank Parties" means Agent, LC Issuer, and all Lenders.

      "Base Rate" means the Base Rate Margin plus the higher of (a) Agent's Reference Rate and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. As used in this paragraph, Agent's "Reference Rate" means that variable rate of interest per annum established by Agent from time to time as its "reference rate" (which rate of interest may not be the lowest rate charged on similar loans). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

      "Base Rate Loan" means a Loan which bears interest at the Base Rate.

      "Base Rate Margin" means, on any date, with respect to each Base Rate portion of a Loan, the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

                Applicable Utilization Level         Base Rate Margin
                ----------------------------         ----------------
                          Level I                           50

                          Level II                          75

                          Level III                        100

                          Level IV                         125

Changes in the applicable Base Rate Margin will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Agent will give notice promptly to Borrower and the Lenders of changes in the Base Rate Margin.

      "Borrower" means Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership.

      "Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

      "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.8 or the amount determined by Agent and Required Lenders in accordance with the provisions of Section 2.9, as reduced by Borrower pursuant to Section 2.10 or as reduced pursuant to Section 7.5; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Loan Amount.

      "Borrowing Base Deficiency" has the meaning given it in Section 2.7(b).

      "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

      "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Los Angeles, California. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

      "Cash Equivalents" means investments in:

      (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

      (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

      (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above

      (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

      (e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

      "Change of Control" means the occurrence of any of the following events:
(i) any Person other than Parent or one of its wholly-owned Subsidiaries shall acquire or hold any legal or beneficial ownership of Borrower or any Guarantor,
(ii) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Parent's management or their designees to be voted in favor of Persons nominated by Parent's Board of Directors) of 35% or more of the outstanding voting securities of Parent, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Parent), (iii) one-third or more of the directors of Parent shall consist of Persons not nominated by Parent's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements) or (iv) neither Aubrey K. McClendon nor Tom Ward shall be executive officers and directors of Parent.

      "Chesapeake Canada" means Chesapeake Canada Corporation, an Alberta corporation.

      "Chesapeake Marketing" means Chesapeake Marketing, Inc., an Oklahoma corporation.

      "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

      "Commitment Period" means the period from and including the date hereof until and including the Maturity Date (or, if earlier, the day on which the commitments of the Lenders are terminated pursuant to Section 8.1, or the day the Notes first become due and payable in full).

      "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

      "Consolidated EBITDA" means, with respect to any period, the sum of (a) the Consolidated Net Income of Parent and its Subsidiaries during such period, plus (b) Consolidated interest expense which was deducted in determining such Consolidated Net Income, plus (c) all income taxes which were deducted in determining such Consolidated Net Income, plus (d) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net Income, minus (e) all non-cash items of income which were included in determining such Consolidated Net Income. Revenues and expenses derived from Hedging Contracts related to interest rates or dividend rates will be treated as adjustments to interest expense for purposes of this definition.

      "Consolidated Fixed Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Parent and its Subsidiaries and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of Parent and its Subsidiaries in accordance with GAAP):
(a) all Consolidated Interest Expense during such period, plus (b) all scheduled, required and actual payments or prepayments of principal on Indebtedness (other than revolving credit Indebtedness) of Parent and its Subsidiaries during such period, plus (c) all dividends (other than dividend payable in common stock) declared by Parent and attributable to such period. For purposes of this Agreement a dividend is "attributed" to the Fiscal Quarter immediately preceding the Fiscal Quarter in which such dividend is actually declared by Parent.

      "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Parent and its Subsidiaries and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of Parent and its Subsidiaries in accordance with GAAP):
(a) all interest, commitment fees and loan fees in respect of Indebtedness of Parent or any of its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, plus (b) all fees, expenses and charges in respect of letters of credit issued for the account of Parent or any of its Subsidiaries deducted in determining Consolidated Net Income for such period, together with all such fees, expenses and charges in respect of letters of credit capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period. Revenues and expenses derived from Hedging Contracts related to interest rates or dividend rates will be treated as adjustments to interest expense for purposes of this definition.

      "Consolidated Net Income" means, with respect to any period, Parent's and its Subsidiaries' gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus Parent's and its Subsidiaries' expenses and other proper charges against income (including but not limited to income taxes), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than a Subsidiary in which Parent or any of its Subsidiaries has an ownership interest.

      "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

      "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

      "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.3 or Article III of one Type of Loan into another Type of Loan.

      "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

      "Default Rate" means, at the time in question, three percent (3.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Eurodollar Loan with an Interest Period extending beyond the date such Eurodollar Loan becomes due and payable, "Default Rate" shall mean three percent (3.0%) per annum plus the related Eurodollar Rate. The Default Rate shall never exceed the Highest Lawful Rate.

      "Deficiency Notice" has the meaning given it in Section 2.7.

      "Determination Date" has the meaning given it in Section 2.9.

      "Disclosure Report" means either a notice given by Borrower or Parent under Section 6.4 or a certificate given by Borrower's or Parent's chief financial officer under Section 6.2(b).

      "Disclosure Schedule" means Schedule 1 hereto.

      "Distribution" means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person (including any such option or warrant).

      "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on the Lender Schedule attached hereto, or such other office as such Lender may from time to time specify to Borrower and Agent; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

      "Eligible Transferee" means a Person which either (a) is a Lender or Lender Affiliate or (b) is consented to as an Eligible Transferee by Agent and, so long as no Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

      "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2.

      "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

      "ERISA Affiliate" means Restricted Persons and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Restricted Persons, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

      "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

      "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the Lender Schedule attached hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

      "Eurodollar Loan" means a Loan which is properly designated as a Eurodollar Loan pursuant to Section 2.2 or 2.3.

      "Eurodollar Margin" means, on any date, with respect to each Eurodollar Loan, the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

                Applicable Utilization Level    Eurodollar Margin
                ----------------------------    -----------------
                         Level I                       200

                         Level II                      225

                         Level III                     250

                         Level IV                      275

Changes in the applicable Eurodollar Margin will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Agent will give notice promptly to Borrower and the Lenders of changes in the Eurodollar Margin.

      "Eurodollar Rate" means, with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

      Eurodollar Rate=

      LIBOR Rate                 + Eurodollar Margin
      ---------------------------
      100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate.

      "Evaluation Date" means each of the following:

      (a) January 1 and July 1 of each year, beginning July 1, 2000;

      (b) Each other date which either Borrower or Required Lenders, at their respective options, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last date of a current calendar month and that Borrower shall not be entitled to request any such redetermination more than once during any six (6) month period beginning with any January 1 or July 1.

      "Event of Default" has the meaning given it in Section 8.1.

      "Facility Usage" means, at the time in question, the aggregate amount of outstanding Loans and existing LC Obligations at such time.

      "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

      "Fiscal Quarter" means the fiscal quarter of Parent.

      "Fiscal Year" means the fiscal year of Parent.

      "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Parent and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Parent or with respect to Parent and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Parent or of Parent and its Consolidated Subsidiaries.

      "Guarantor" means any Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Agent as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.17.

      "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

      "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

      "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any

Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

      "Indebtedness" of any Person means Liabilities (without duplication) in any of the following categories:

      A. Liabilities for borrowed money,

      B. Liabilities constituting an obligation to pay the deferred purchase price of property or services,

      C. Liabilities evidenced by a bond, debenture, note or similar instrument,

      D. Liabilities which would under GAAP be shown on such Person's balance sheet as a liability, and are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

      E. Liabilities arising under Hedging Contracts,

      F. Liabilities constituting principal under leases capitalized in accordance with GAAP or arising under operating leases,

      G. Liabilities arising under conditional sales or other title retention agreements,

      H. Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

      I. Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale of or issuance of the same or similar securities or property,

      J. Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

      K. Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment),

      L. Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor, or

      (m) Liabilities in respect of banker's acceptances or similar instruments issued or accepted by banks;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days past the original invoice or billing date therefor (but excluding such Liabilities so outstanding which are contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of such Person in accordance with GAAP).

      "Indentures" means (i) that certain Indenture dated April 1, 1996 among Parent, as Issuer, the Subsidiary Guarantors, as Guarantors, and United States Trust Company of New York, as

Trustee, providing for $120,000,000 in principal amount of 9.125% Senior Notes due 2006, as supplemented prior to the date hereof (the "96 Indenture"), (ii) that certain Indenture dated March 15, 1997 among Parent, as Issuer, the Subsidiary Guarantors, as Guarantors, and United States Trust Company of New York. as Trustee, providing for $150,000,000 in principal amount of 7.875% Senior Notes due 2004, as supplemented prior to the date hereof, and that certain Indenture dated March 15, 1997 among Parent, as Issuer, the Subsidiary Guarantors, as Guarantors, and United States Trust Company of New York, as Trustee, providing for $150,000,000 in principal amount of 8.5% Senior Notes due 2012, as supplemented prior to the date hereof (the "97 Indenture"), and (iii) that certain Indenture dated April 1, 1998 among Parent, as Issuer, the Subsidiary Guarantors, as Guarantors, and United States Trust Company of New York, as Trustee, providing for $500,000,000 in principal amount of 9 5/8% Senior Notes due 2005 (the "98 Indenture").

      "Initial Engineering Report" means the following engineering reports concerning oil and gas properties of Restricted Persons:

      (i) Report dated January 1, 2000 prepared by Williamson Petroleum Consultants, Inc.;

      (ii) Report dated January 1, 2000 prepared by Ryder Scott Company; and

      (iii) Report dated January 1, 2000 prepared by Parent's employee engineers.

      "Initial Financial Statements" means (i) the audited annual Consolidated financial statements of Parent dated as of December 31, 1999, and (ii) the unaudited quarterly Consolidated financial statements of Parent dated as of March 31, 2000.

      "Insurance Schedule" means Schedule 3 attached hereto.

      "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2, 3 or 6 months, as specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

      "Investment" means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

      "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

      "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

      "LC Collateral" has the meaning given to such term in Section 2.16(a).

      "LC Issuer" means Union Bank of California, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as the LC Issuer in place of or in addition to Union Bank of California, N.A.

      "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

      "Lenders" means each signatory hereto (other than Borrower and Restricted Persons that are party hereto), including Union Bank of California, N.A. in its capacity as a Lender hereunder rather than as Agent or LC Issuer, and the successors of each such party as holder of a Note.

      "Lender Affiliate" means, with respect to a Lender, any Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by or is under the common control with such Lender; control meaning the power to vote more than 50% of the securities having ordinary voting power for election of directors.

      "Lending Office" means, with respect to any Lender, such Lender's Domestic Lending Office or Eurodollar Lending Office, as applicable; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

      "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower.

      "Letter of Credit Fee Rate" means, on any date the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

             Applicable Utilization Level    Letter of Credit Fee Rate
             ----------------------------    -------------------------
                        Level I                         200

                        Level II                        225

                        Level III                       250

                        Level IV                        275

Changes in the applicable Letter of Credit Fee Rate will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Agent will give notice promptly to Borrower and the Lenders of changes in the Letter of Credit Fee Rate.

      "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent.

      "LIBOR Rate" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate of interest per annum determined by Agent in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Agent at approximately 9:00 a.m. New York, New York time two Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by Agent in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of the applicable Eurodollar Loan and for a period of time equal or comparable to the length of such Interest Period. The LIBOR Rate determined by Agent with respect to a particular Eurodollar Loan shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the LIBOR Rate for any Eurodollar Loan, Borrower shall be deemed not to have elected such Eurodollar Loan.

      "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan" has the meaning given to such term in Section 2.1.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

         "Majority Lenders" means Agent and Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Restricted Persons' Consolidated financial condition, (b) the operations or properties of Restricted Persons, considered as a whole, (c) Borrower's or any other Restricted Persons' ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

         "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

         "Maturity Date" means July 15, 2002.

         "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "Maximum Loan Amount" means the amount of $75,000,000.

         "Moody" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

         "Mortgaged Properties" means all properties subject to the Security Documents.

         "Note" has the meaning given it in Section 2.1.

         "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Bank Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

         "Parent" means Chesapeake Energy Corporation, an Oklahoma corporation.

         "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.13(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.13(c), by
(ii) the sum of the aggregate unpaid
principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

         "Permitted Investments" means:

         (i) Cash Equivalents,

         (ii) Investments by any Restricted Person in any of its Subsidiaries (other than Chesapeake Canada) provided that such Subsidiary is a Guarantor,

         (iii) additional capital contributions to or other investments in Chesapeake Canada not in excess of the aggregate amount of $60,000,000 after August 27, 1998,

         (iv) the entry into operating agreements, joint ventures, processing agreements, farm-out agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited) or other similar customary agreements, transactions, properties, interests or arrangements, and investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business,

         (v) Investments consisting of loans or credit extensions permitted under Section 7.8, and

         (vi) Investments existing on the date hereof listed on Schedule 4 hereto.

         "Permitted Lien" has the meaning given to such term in Section 7.2.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Rating Agency" means either S&P or Moody's or their respective successors.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Required Lenders" means Agent and Lenders whose aggregate Percentage Shares equal or exceed seventy-five percent (75%).

         "Reserve Percentage" means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "Eurocurrency liabilities", as such term is defined in Regulation D, of $1,000,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

         "Restricted Person" means Parent, Borrower, and each Subsidiary of Parent, (whether or not such Subsidiary is a Guarantor).

         "S&P" means Standard & Poor's Ratings Group and any successor thereto that is a nationally-recognized rating agency.

         "SEC" means the Securities and Exchange Commission.

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 2 hereto.

         "Senior Debt Limit" means on any day (a) the maximum amount of Indebtedness that Parent and its Subsidiaries may incur and secure pursuant to the terms of each of the following: (I) clause (i) of the definition of "Permitted Indebtedness" and clause (ii) of the definition of "Permitted Liens" under the '96 Indenture, (II) clause (i) of Section 4.8 of the '97 Indentures and (III) clause (i) of the definition of "Permitted Indebtedness" and clause
(ii) of the definition of "Permitted Liens" under the '98 Indenture minus (b) the amount of Indebtedness (other than Indebtedness under the Borrowing Base) that Parent or any of its Subsidiaries have incurred and/or secured by Liens on such day that counts against the restrictions on the maximum amount of Indebtedness referred to in clause (a).

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

         "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.


Additional Definitions from Third Amendment to Amended and Restated Credit Agreement


                  (a) The definitions of "Lean" and "Maximum Loan Amount" are hereby amended in their entirety to read as follows:

                  "'Loan' means the Loans as defined in Section 2.1 and the Supplemental Loans, collectively."

                  "'Maximum Loan Amount' means the amount of $100,000,000 plus, during the Supplemental Credit Period, the Supplemental Maximum Amount."

                  "'Note' means the Notes as defined in Section 2.1 and the Supplemental Notes, collectively."

                  (b) The following definitions are hereby added to Section 1.1 of the Original Agreement in appropriate alphabetical order to read as follows:

                  "'Supplemental Lenders' means Union Bank of California, N.A. and Bear Stearns Corporate Lending, Inc., and the successors of each such Person as holder of a Note."

                  "'Supplemental Lenders' Percentage Share' means 50% with respect to Union Bank of California, N.A. and 50% with respect to Bear Sterns Corporate Lending, Inc., and the successors of each such Person as holder of a Supplemental Note."

                  "'Supplemental Loan' has the meaning given to such term in
         Section 2.1(a).

                  "'Supplemental Loan Commitment Period' means the period from December _, 2000 to but not including the Supplemental Maturity Period.

                  "'Supplemental Maturity Date' means January 30, 2001."

                  "'Supplemental Maximum Amount' means the amount of $20,000,000."

              Form of Second Supplement and Amendment to Mortgage

                SECOND SUPPLEMENT AND AMENDMENT TO DEED OF TRUST,
                 MORTGAGE, LINE OF CREDIT MORTGAGE, ASSIGNMENT,
                     SECURITY AGREEMENT, FIXTURE FILING AND
                               FINANCING STATEMENT


                                    RECITALS:



         A. Reference is made to that certain Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement (the "August 18, 2000 Mortgage") dated August 18, 2000 from Chesapeake Exploration Limited Partnership (herein and in the Original Mortgage called the "Mortgagor") to Carl Stutzman, Trustee and Union Bank of California, N. A., Agent (herein and in the Original Mortgage called "Agent"), recorded as shown on Schedule A hereto (the August 18, 2000 Mortgage amends and restates certain prior mortgages described therein; the August 18, 2000 Mortgage and the prior mortgages amended and restated thereby are herein collectively called the "Original Mortgage"), as amended by that certain First Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement (the "First Mortgage Amendment") dated December 20, 2000, recorded as shown on Schedule A hereto (the Original Mortgage, as amended by the First Mortgage Amendment, is herein called the "Existing Mortgage").

         B. Certain amendments to the Credit Agreement (referred to in Section 1(a) below) have been executed, and Mortgagor has executed and delivered certain new promissory notes which are more particularly described in Sections 1.3(b) below.

         C. Pursuant to the terms of the Credit Agreement, the parties desire to subject additional properties to the liens and security interests of the Existing Mortgage.

         D. Mortgagor and Agent desire to execute this instrument (herein called this "Second Mortgage Amendment"; the Existing Mortgage as supplemented and amended by this Second Mortgage Amendment is herein sometimes called the "Mortgage") in order to reflect of record such amendments to the Credit Agreement and such new notes, in order to subject additional properties to the liens and security interests of the Mortgage, and in order to further secure payment of the secured indebtedness (as defined in the Mortgage).

                            SUPPLEMENT AND AMENDMENT:

         NOW, THEREFORE, to secure payment of the secured indebtedness, and the performance of the obligations, covenants, agreements, warranties and undertakings contained herein or in the Original Mortgage, and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid to Mortgagor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

         1. Amendments.

         A. Sections 1.3(a) and 1.3(b) of the Original Mortgage are deleted in their entirety and replaced with the following:

                  "(a) All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Amended and Restated Credit Agreement dated as of May 30, 2000 between Chesapeake Exploration Limited Partnership, as Borrower, Chesapeake Energy Corporation and certain of its subsidiaries, as Guarantors, and Union Bank of California, N.A., individually and in its capacity as Agent for the benefit of the lenders (herein collectively called "Lenders") under the Amended and Restated Credit Agreement (such lenders currently are Union Bank of California, N.A., Bear Steams Corporate Lending Inc, National Bank of Canada, and Bank of Oklahoma, N.A.), as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 1,

         2000, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of October 16, 2000, as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 15. 2000, as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of March 30, 2001, and as amended by that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of May 1, 2001 (which Amended and Restated Credit Agreement, as heretofore amended, amends and restates that certain Credit Agreement dated as of August 27, 1998 between Chesapeake Mid-Continent Corp. (predecessor by merger with Chesapeake Exploration Limited Partnership; Chesapeake Exploration Limited Partnership being the surviving entity), as Borrower, and Union Bank of California, N.A., individually and in its capacity as Agent, and all amendments to such Credit Agreement), and all other supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Amended and Restated Credit Agreement, as amended by the First Amendment to Amended and Restated Credit Agreement, the Second Amendment to Amended and Restated Credit Agreement, the Third Amendment to Amended and Restated Credit Agreement, the Fourth Amendment to Amended and Restated Credit Agreement, and the Fifth Amendment to Amended and Restated Credit Agreement, and as the same may from time to time be supplemented, amended or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the "Credit Agreement") (Union Bank of California, N.A. in such capacities as administrative agent and documentation agent under the Credit Agreement is herein called "Agent", and in its individual capacity is herein called "Union Bank");

         (b) The following promissory notes (such notes, as from time to time supplemented, amended or modified, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, are herein collectively called the "Notes"):

                  (i) One certain promissory note dated as of August 1, 2000, in the principal amount of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000) made by Mortgagor and payable to the order of Union Bank, on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (ii) One certain promissory note dated as of August 1, 2000, in the principal amount of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000) made by Mortgagor and payable to the order of Bear Stearns Corporate Lending Inc., on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (iii) One certain promissory note dated as of August 1, 2000, in the principal amount of Fifteen Million Dollars ($15,000,000) made by Mortgagor and payable to the order of the National Bank of Canada, on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (iv) One certain promissory note dated as of August 1, 2000, in the principal amount of Ten Million Dollars ($10,000,000) made by Mortgagor and payable to the order of Bank of Oklahoma, N.A., on or before July 15, 2002 (given in whole or in part in renewal and replacement (but not in extinguishment or novation) of that certain promissory note dated as of May 30, 2000 in the principal amount of One Hundred Million Dollars ($100,000,000) made by Mortgagor and payable to the order of Union Bank, which May 30, 2000 note in turn was given in whole or in part in renewal, replacement, increase and extension of various prior notes), bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part.

                  (v) One certain promissory note dated as of May 1, 2001, in the principal amount of Twenty-five Million Dollars ($25,000,000) made by Mortgagor and payable to the order of Union Bank, on or before June 30, 2001, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (vi) One certain promissory note dated as of May 1, 2001, in the principal amount of Twenty-five Million Dollars ($25,000,000) made by Mortgagor and payable to the order of Bear Stearns Corporate Lending Inc., on or before June 30, 2001, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

         NOTE TO NORTH DAKOTA RECORDING OFFICER: The promissory notes described in subsections 1.3(b)(i) through 1.3(b)(iv) above were described in the Original Mortgage and an adequate statement of the interest with respect to these existing notes is contained in such Original Mortgage (Annex II to the Original Mortgage is incorporated herein by reference). However, with respect to the new promissory notes described in subsections 1.3(b)(v) and 1.3(b)(vi), an adequate statement of the interest for these new notes is attached hereto (as Annex II), but only to counterparts hereof to be filed in the State of North Dakota.

         2. Grant and Mortgage. Mortgagor (upon and subject to all the terms, covenants, provisions, conditions and authorization set forth in the Original Mortgage, as amended hereby) does hereby (a) GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to Carl Stutzman, Trustee (the "Trustee"), and grant to Trustee a POWER OF SALE (pursuant to the Mortgage and applicable law) with respect to, those of the following described properties, rights and interests which are located in (or cover properties located in) the state of Texas (the "Additional Deed of Trust Mortgaged Properties"), and (b) MORTGAGE, ASSIGN, WARRANT, PLEDGE and HYPOTHECATE to Agent, and grant to Agent a POWER OF SALE (pursuant to the Mortgage and applicable law) with respect to, all of the following described rights, interests and properties which were not granted to Trustee in clause (a) above (the "Additional Other Mortgaged Properties")

                  A. The oil, gas and/or other mineral properties which are described in Exhibit A attached hereto and made a part hereof;

                  B. Without limitation of the foregoing, all other right, title and interest of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to
         (i) the oil, gas and/or mineral leases or other agreements described in Exhibit A hereto, and/or (ii) the lands described or referred to in Exhibit A (or described in any of the instruments described or referred to in Exhibit A), without regard to any limitations as to specific lands or depths that may be set forth in Exhibit A hereto or in any of the leases or other agreements described in Exhibit A hereto;

                  C. All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all presently existing and hereafter created oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby (including, without limitation, units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction), which cover, affect or otherwise relate to the properties, rights and interests described in clause A or B above;

                  D. All of Mortgagor's interest in and rights under (whether now owned or hereafter acquired by operation of law or otherwise) all presently existing and hereafter created operating agreements, equipment leases, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farmout and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements, and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause A, B or C above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests (including, but not limited to, those contracts listed in Exhibit A hereto), as same may be amended or supplemented from time to time; and

                  E. All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all improvements, fixtures, movable or immovable property and other real and/or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause A, B or C above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests; and

                  F. All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties.

         TO HAVE AND TO HOLD (a) the Additional Deed of Trust Mortgaged Properties unto the Trustee, and its successors or substitutes in this trust, and to its or their successors and assigns, in trust, however, upon the terms, provisions and conditions herein set forth, and (b) the Additional Other Mortgaged Properties unto Agent, and Agent's heirs, devisees, representatives, successors and assigns, upon the terms, provisions and conditions herein set forth (the Additional Deed of Trust Mortgaged Properties and the Additional Other Mortgaged Properties are herein sometimes collectively called the "Additional Mortgaged Properties").

         3. Mortgagor hereby grants to Agent a security interest in the entire interest of Mortgagor (whether now owned or hereafter acquired by operation of law or otherwise) in and to:

                  (a) all oil, gas, other hydrocarbons and other minerals produced from or allocated to the Additional Mortgaged Properties, and any products processed or obtained therefrom (herein collectively called the "Additional Production"), together with all proceeds of Additional Production (regardless of whether Additional Production to which such proceeds relate occurred on or before or after the date hereof), and together with all liens and security interests securing payment of the proceeds of the Additional Production, including, but not limited to, those liens and security interests provided for under
         (i) statutes enacted in the jurisdictions in which the Additional Mortgaged Properties are located, or (ii) statutes made applicable to the Additional Mortgaged Properties under federal law (or some combination of federal and state law);

                  (b) without limitation of any other provisions of this Section 3, all payments received in lieu of production from the Additional Mortgaged Properties (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on or before or after the date hereof), including, without limitation, "take or pay" payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, payments received in buyout or buydown or other settlement of a production sales contract, and payments received under a gas balancing or similar agreement as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by Mortgagor as a result of Mortgagor (and/or its predecessors in title) taking or having taken less gas from lands covered by an Additional Mortgaged Property (or lands pooled or unitized therewith) than their ownership of such an Additional Mortgaged Property would entitle them to receive (the payments described in this subsection (b) being herein called "Additional Payments in Lieu of Production");

                  (c) all equipment, inventory, improvements, fixtures, accessions, goods and other personal property or movable property of whatever nature now or hereafter located on or used or held for use in connection with the Additional Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Additional Production), and all licenses and permits of whatever nature now or hereafter used or held for use in connection with the Additional Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Additional Production), and all renewals or replacements of the foregoing or substitutions for the foregoing;

                  (d) all contract rights, choses in action (i.e., rights to enforce contracts or to bring claims thereunder) and other general intangibles (regardless of whether the same arose, and/or the events which gave rise to the same occurred, on or before or after the date hereof) related to the Additional Mortgaged Properties, the operation thereof (whether Mortgagor is operator or non-operator), or the treating, handling, storing, processing, transporting, or marketing of Additional Production (including, without limitation, any of the same relating to payment of proceeds of Additional Production or to payment of amounts which could constitute Additional Payments in Lieu of Production);

                  (e) without limitation of the generality of the foregoing, any rights and interests of Mortgagor under any present or future hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction now existing or hereafter entered into by or on behalf of Mortgagor;

                  (f) all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning the Additional Mortgaged Properties, the Additional Production or any other item of Additional Property (as hereinafter defined) which are now or hereafter in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, and other forms of recording or obtaining access to such data;

                  (g) all money, documents, instruments, chattel paper, securities, accounts or general intangibles arising from or by virtue of any transaction (regardless of whether such transaction occurred on or before or after the date hereof) related to the Additional Mortgaged Properties, the Additional Production or any other item of Additional Property (all of the properties, rights and interests described in subsections (a), (b), (c), (d), (e) and (f) above and this subsection
         (g) being herein sometimes collectively called the "Additional Collateral"); and

                  (h) all proceeds of the Additional Collateral, whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real/immovable property, personal/movable property or other assets (the Additional Mortgaged Properties, the Additional Collateral and the proceeds of the Additional Collateral being herein sometimes collectively called the "Additional Property").

         4. Assignment of Production. Mortgagor does hereby absolutely and unconditionally assign, transfer and set over to Agent all Additional Production which accrues to Mortgagor's interest in the Additional Mortgaged Properties, all proceeds of such Additional Production and all Additional Payments in Lieu of Production (herein collectively referred to as the "Additional Production Proceeds"), together with the immediate and continuing right to collect and receive such Additional Production Proceeds. Mortgagor directs and instructs any and all purchasers of any Additional Production to pay to Agent all of the Additional Production Proceeds accruing to Mortgagor's interest until such time as such purchasers have been furnished with evidence that all secured indebtedness has been paid and that the Mortgage has been released. Mortgagor agrees that no purchasers of the Additional Production shall have any responsibility for the application of any funds paid to Agent.

         5. Supplement to Mortgage Exhibits. Exhibit A to the Existing Mortgage is hereby supplemented and amended by adding thereto Exhibit A to this Second Mortgage Amendment. All references in the Mortgage to "Exhibit A" (including, without limitation, references to Exhibit A used in the definition of the term "Mortgaged Properties" set forth in the Existing Mortgage) shall refer collectively to Exhibit A to the Existing Mortgage and to Exhibit A to this Second Mortgage Amendment. Schedule I to the Existing Mortgage is hereby supplemented and amended by adding thereto Schedule I to this Second Mortgage Amendment. All references in the Mortgage to "Schedule I" shall refer collectively to Schedule I to the Existing Mortgage and to Schedule I to this Second Mortgage Amendment. Any representations or warranties of Mortgagor made in the Existing Mortgage with respect to the Mortgaged Properties shall also apply to the Additional Mortgaged Properties.

         6. Definitions. Henceforth, all references to the "Mortgaged Properties" contained in. the Mortgage shall include not only those properties which were included in such definition prior to the execution of this Second Mortgage Amendment but also the Additional Mortgaged Properties, and, henceforth, all references to the "Deed of Trust Mortgaged Properties" contained in the Mortgage shall include not only those properties which were included in such definition prior to the execution of this Second Mortgage Amendment but also the Additional Deed of Trust Mortgaged Properties, and, henceforth, all references to the "Other Mortgaged Properties" contained in the Mortgage shall include not only those properties which were included in such definition prior to the execution of this Second Mortgage Amendment but also the Additional Other Mortgaged Properties. Henceforth, all references to the "Collateral," "the proceeds of the Collateral", the "Production", "Payments in Lieu of Production", and "Production Proceeds" contained in the Mortgage, shall include not only those properties, rights, interests, collateral and proceeds which were included within the scope of such terms prior to the execution of this Second Mortgage Amendment but also the Additional Collateral, the proceeds of the Additional Collateral, the Additional Production, the Additional Payments in Lieu of Production and the Additional Production Proceeds. Henceforth all references to the "Property" contained in the Mortgage, shall include not only those properties, rights, interests, collateral and proceeds which were included in such definition prior to the execution of this Second Mortgage Amendment but also the Additional Property.

         7. Effect of Amendment. Except as expressly amended hereby, the Existing Mortgage shall remain in full force and effect. Nothing in this Second Mortgage Amendment releases any right, claim, lien, security interests or entitlement of Agent created by or contained in the Existing Mortgage or releases Mortgagor from any covenant, warranty or obligation created by or contained in the Existing Mortgage. To the fullest extent permitted by applicable law, this Second Mortgage Amendment is intended by the parties to have, and shall have, the same dignity and priority as the Existing Mortgage as originally recorded.

         8. Scope of Amendment. This Second Mortgage Amendment represents a supplemental deed of trust and mortgage of both real and personal property, a supplemental security agreement, a supplemental assignment, and a supplemental financing statement, and also covers proceeds and fixtures.

         9. Effective as Financing Statement. This Second Mortgage Amendment shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Additional Property. This Second Mortgage Amendment shall also be effective as a financing statement covering minerals and other substances of value which may be extracted from the earth (including without limitation oil and gas), and accounts related thereto, which will be financed at the wellhead or minehead of the wells or mines located on the Additional Mortgaged Properties. This Second Mortgage Amendment is to be filed for record in the real estate records of each county where any part of the Additional Mortgaged Properties is situated, and may also be filed in the offices of the Bureau of Land Management or the Minerals Management Service or state agency (or any successor agencies). This Second Mortgage Amendment shall also be effective as a financing statement covering any other Additional Property and may be filed in any other appropriate filing or recording office. The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Second Mortgage Amendment and the address of Agent from which information concerning the security interests hereunder may be obtained is the address of Agent set forth at the end of this Second Mortgage Amendment. A carbon, photographic, facsimile or other reproduction of this instrument or of any financing statement relating to this instrument shall be sufficient as a financing statement for any of the purposes referred to above.

         10. Counterparts. This instrument may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, (i) certain counterparts hereof may include only that portion of Exhibit A hereto that contains descriptions of properties located in (or otherwise subject to the requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which a particular counterpart is to be recorded, and other portions of Exhibit A hereto shall be included in such counterparts by reference only, and (ii) certain counterparts hereof may include (as Attachment 1) portions of Exhibit A to the Original Mortgage which contain descriptions of properties located in (or otherwise subject to the requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded. All of such counterparts together shall constitute one and the same instrument. Complete copies of this instrument, containing the entire Exhibit A, have been retained by Mortgagor and Agent.

         11. Ratification, Reconfirmation. The Mortgage is hereby ratified, adopted, confirmed, and renewed. All representations, warranties and covenants of Mortgagor in the Original Mortgage are hereby repeated, remade and incorporated herein by this reference for the benefit of Agent on and as of the date hereof, except to the extent changed by the transactions contemplated by this Second Mortgage Amendment.

         12. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Agent and its successors and assigns. All references in this instrument to Mortgagor or Agent shall be deemed to include all such successors and assigns.

         13. Miscellaneous. This Second Mortgage Amendment shall be considered a "Loan Document", as such term is defined in the Mortgage.


         Executed by the parties hereto on the dates of their respective acknowledgments.

                                   MORTGAGOR:


                                   Chesapeake Exploration Limited Partnership

                                   By: Chesapeake Operating, Inc., its general
                                       partner


                                   By:
                                      ------------------------------------------
                                         Martha A. Burger
                                         Treasurer



                                   AGENT:

                                   Union Bank of California, N.A., individually
                                        and as Agent


                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                           -------------------------------------


                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                           -------------------------------------




The address of Mortgagor is:                      This instrument prepared by:

6104 N. Western                                   Timothy W. Dowdy
Oklahoma City, Oklahoma 73118                     Thompson & Knight L.L.P.
                                                  1700 Pacific Avenue
The common address of Trustee and Agent is:       Suite 3300
                                                  Dallas, Texas 75201
500 N. Akard, Suite 4200
Dallas, Texas 75201

                            MORTGAGOR ACKNOWLEDGMENT


STATE OF OKLAHOMA          )
                           )
COUNTY OF OKLAHOMA         )

         BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ___ day of May, 2001 there personally appeared before me and known to me (or satisfactorily proven) to be the person described in the foregoing instrument: Martha A. Burger as Treasurer of Chesapeake Operating, Inc., an Oklahoma corporation in its capacity as general partner on behalf of Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership, known to me to be such person, such partnership being a party to the foregoing instrument.


KANSAS,           The foregoing instrument was acknowledged before me on this
MONTANA, NEW      day, by Martha A. Burger as Treasurer of Chesapeake Operating,
MEXICO, NORTH     Inc., an Oklahoma corporation in its capacity as general
DAKOTA,           partner of Chesapeake Exploration Limited Partnership, an
OKLAHOMA and      Oklahoma limited partnership, on behalf of said corporation in
TEXAS             its capacity as general partner on behalf of said limited
                  partnership.


ARKANSAS On this date before me, the undersigned officer, personally appeared Martha A. Burger, known to me (or satisfactorily proven) to be the person described in the foregoing instrument, and acknowledged herself to be the Treasurer of Chesapeake Operating, Inc., an Oklahoma corporation, in its capacity as general partner of Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership, and that she as such Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Treasurer, in its capacity as general partner of Chesapeake Exploration Limited Partnership, on behalf of Chesapeake Exploration Limited Partnership.


         IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Oklahoma City, Oklahoma County, Oklahoma, on the day and year first above written.


                                  ----------------------------------------------
                                  NOTARY PUBLIC, State of Oklahoma


                                  ----------------------------------------------
                                                (printed name)



My commission expires:

----------------------

       [SEAL]

                              AGENT ACKNOWLEDGEMENT





STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )


         BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ___ day of May, 2001 there personally appeared before me and known to me (or satisfactorily proven) to be the person described in the foregoing instrument: _________________ and ______________, as ____________________ and __________________, respectively, of
Union Bank of California, N.A., a national banking association, known to me to be such person, such national banking association being a party to the foregoing instrument.




KANSAS,           The foregoing instrument was acknowledged before me on this
MONTANA, NEW      day, by ________________ and ________________, as
MEXICO, NORTH     ________________ and ____________________, respectively, of
DAKOTA,            Union Bank of California, N.A., a national banking
OKLAHOMA and      association, on behalf of said national banking association.
TEXAS

ARKANSAS On this date before me, the undersigned officer, personally appeared _____________________ and __________________, known to me (or satisfactorily proven) to be the persons described in the foregoing instrument, and acknowledged themselves to be the _________________ and _______________, respectively, of
                  Union Bank of California, N.A., a national banking association, and that they as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the national banking association by themselves as the aforementioned officers of such national banking association.


         IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Dallas, Dallas County, Texas, on the day and year first above written.



                                    --------------------------------------------
                                    NOTARY PUBLIC, State of Texas

                                    --------------------------------------------
                                                   (printed name)


My commission expIres:

----------------------

     [SEAL]

                                   Schedule A

1. Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Chesapeake Exploration Limited Partnership to Carl Stutzman, Trustee and Union Bank of California, N. A. , Agent dated August 18, 2000.


RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------
Sebastian County, AR               Document #7024842
                                   Book 0023, Page 0031
                                   Recorded 8/23/00


Clark County, KS                   Book 90, Page 313
                                   Recorded 8/28/00


Ellis County, KS                   Book 491, Page 955
                                   Recorded 8/28/00


Finney County, KS                  Document #5129
                                   Book 234, Page 291
                                   Recorded 8/28/00


Grant County, KS                   Book 204, Page 558
                                   Recorded 9/8/00


Hamilton County, KS                Book 105, Page 86
                                   Recorded 8/31/00


Haskell County, KS                 Volume 152, Page 721
                                   Recorded 8/28/00


Kearny County, KS                  Book 172, Page 381
                                   Recorded 8/28/00


Kingman County, KS                 Book 217, Page 203
                                   Recorded 8/30/00


Morton County, KS                  Book 111, Page 304
                                   Recorded 8/31/00


Ness County, KS                    Book 267, Page 584
                                   Recorded 8/29/00


Seward County, KS                  Volume 519, Page 195
                                   Recorded 8/28/00


Sheridan County, KS                Volume 243, Page 503
                                   Recorded 8/28/00


Stanton County, KS                 Book 62, Page 119
                                   Recorded 8/29/00


Stevens County, KS                 Document #9548
                                   Book 144, Page 50
                                   Recorded 9/1/00


Richland County, MT                Document #502808
                                   Book B165, Page 168
                                   Recorded 8/24/00


Sheridan County, MT                Document #454373
                                   Film 596, EXP 1756
                                   Recorded 8/24/00

RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------

Eddy County, NM                    Reception #0008330
                                   Book 391, Page 361
                                   Recorded 8/23/00

Lea County, NM                     Document #62905
                                   Book 1034, Page 325
                                   Recorded 8/23/00

San Juan County, NM                Document #200012230
                                   Book 1307, Page 429
                                   Recorded 8/23/00

Billings County, ND                Document #115814
                                   Book 89, Page 353
                                   Recorded 8/29/00

Divide County, ND                  Document #221006
                                   Book 237, Page 619
                                   Recorded 8/25/00

Dunn County, ND                    Document #3004027
                                   Recorded 8/25/00

McKenzie County, ND                Document #337599
                                   Recorded 8/24/00

Alfalfa County, OK                 Document #20886
                                   Book 550, Page 264
                                   Recorded 8/28/00

Atoka County, OK                   Document #2200
                                   Book 604, Page 587
                                   Recorded 8/31/00

Beaver County, OK                  Document #2000-2404
                                   Book 1047, Page 0387
                                   Recorded 8/28/00

Beckham, OK                        Document #07526
                                   Book 1659, Page 540
                                   Recorded 8/28/00

Blaine County, OK                  Document #003020
                                   Book 811, Page 73
                                   Recorded 8/30/00

Caddo County, OK                   Document 006421
                                   Book 2303, Page 146
                                   Recorded 8/30/00

Canadian County, OK                Document #2000017989
                                   Book 2368, Page 751
                                   Recorded 8/30/00

Carter County, OK                  Document #008605
                                   Book 3562, Page 52
                                   Recorded 8/28/00

Custer County, OK                  Document #5142
                                   Book 1110, Page 54l
                                   Recorded 8/28/00

Dewey County, OK                   Document #002593
                                   Book 1136, Page 60l
                                   Recorded 8/29/00




RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------

Ellis County, OK                   Document #2492
                                   Book 644, Page 821
                                   Recorded 8/31/00

Garfield County, OK                Document #009913
                                   Book 1503, Page 92
                                   Recorded 8/29/00

Garvin County, OK                  Document #05462
                                   Book 1575, Page 727
                                   Recorded 8/28/00

Grady County, OK                   Document #11302
                                   Book 3220, Page 184
                                   Recorded 8/28/00

Harper County, OK                  Book 0558, Page 247
                                   Recorded 9/1/00

Kingfisher County, OK              Document #3524
                                   Book 1717, Page 85
                                   Recorded 8/28/00

Latimer County, OK                 Document #002935
                                   Book 561, Page 559
                                   Recorded 9/6/00

LeFlore County, OK                 Document #8835
                                   Book 1331, Page 121
                                   Recorded 8/31/00

Major County, OK                   Document #61132
                                   Book, 1515, Page 123
                                   Recorded 8/30/00

McClain County, OK                 Document #6009
                                   Book 1554, Page 444
                                   Recorded 8/28/00

Noble County, OK                   Document #2000-60330
                                   Book 545, Page 1-70
                                   Recorded 9/8/00

Pittsburg County, OK               Document #053513
                                   Book , 001070, Page 001
                                   Recorded 8/30/00

Pontotoc County, OK                Document #005085
                                   Book 1574, Page 135
                                   Recorded 8/29/00

Pottawatomie County, OK            Reception #2000-11938
                                   Book ___, Page 1-54
                                   Recorded 8/30/00

Roger Mills County, OK             Document #2000-9481
                                   Volume 1622, Page 64
                                   Recorded 8/28/00

Stephens County, OK                Document #66-1034
                                   Book 2430, Page 69
                                   Recorded 8/29/00

RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------
Texas County, OK                   Reception #2000 653075
                                   Book 1017, Page 445
                                   Recorded 8/28/00

Washita County, OK                 Document #4270
                                   Book 910, Page 733
                                   Recorded 8/30/00

Woods County, OK                   Document #2273-3
                                   Book 899, Page 31
                                   Recorded 8/30/00

Woodward County, OK                Document #1123
                                   Book 1731, Page 112
                                   Recorded 9/1/00

Brazos County, TX                  Document #0724248
                                   Volume 3910, Page 79
                                   Recorded 8/23/00

Carson County, TX                  Document #0001760
                                   Volume 307, Page 479
                                   Recorded 8/23/00

Foard County, TX                   Instrument #61958
                                   Volume 215, Page 932
                                   Recorded 8/23/00

Glasscock County, TX               Instrument #2874
                                   Volume 48, Page 588
                                   Recorded 8/23/00

Gray County, TX                    Document #148909
                                   Volume 763, Page 1
                                   Recorded 8/25/00

Hardeman County, TX                Document #000529
                                   Volume 384, Page 529
                                   Recorded 8/30/00

Hemphill County, TX                Document #031447
                                   Volume 530, Page 000472
                                   Recorded 8/23/00

Hutchinson County, TX              Document #0298447
                                   Volume 1013, Page 19
                                   Recorded 8/23/00

Irion County, TX                   Document #019521
                                   Volume 137, Page 660
                                   Recorded 8/24/00

Moore County, TX                   Document #138034
                                   Volume 527, Page 111
                                   Recorded 8/23/00

Reagan County, TX                  Document #91640
                                   Volume 15, Page 43
                                   Recorded 8/23/00

Sherman County, TX                 Document #010378
                                   Volume 234, Page 814
                                   Recorded 8/23/00


2. First Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement executed effective December 20, 2000, amending the original mortgage dated August 18, 2000.



RECORDING JURISDICTION        RECORDING DATA
----------------------        --------------
Sebastian County, AR          Document number 7033089
                              Book 0029, Page 0125
                              Recorded 12/29/00

Clark County, KS              Book 91, Page 81
                              Recorded 1/9/01

Ellis County, KS              Book 497, Page 724
                              Recorded 12/28/00

Finney County, KS             Document 7639
                              Book 236, Page 219
                              Recorded 12/28/00


Grant County, KS              Document M-00344, mortgage fees
                              Book 206, Page 234
                              Recorded 12/29/00

Hamilton County, KS           Document number 1165
                              Book 106, Page 47
                              Recorded 12/29/00

Haskell County, KS            Vol. 153, Page 778
                              Recorded 1/2/01

Kearny County, KS             Book 174, Page 439
                              Recorded 12/28/00

Kingman County, KS            Book 219, Page 51
                              Recorded 12/28/00

Morton County, KS             Book 112, Page 512,
                              Recorded 12/28/00


Ness County, KS               Book 269, Page 7
                              Recorded 12/28/00

Seward County, KS             Volume 522, Page 490
                              Recorded December 28, 2000

Sheridan County, KS           Vol. 244, Page 270,
                              Recorded 12/28/00


Stanton County, KS            Book 63, Page 23
                              Recorded 1/10/00

Stevens County, KS            Book 195, Page 431
                              Recorded 12/26/00

Richland County, MT           Document number 504220
                              Book 166, Page 364
                              Recorded 12/28/00

Sheridan County, MT           Document number 454991,
                              Film 597, Exp. 1619
                              Recorded 12/26/00

 RECORDING JURISDICTION                      RECORDING DATA
 ----------------------                      --------------
Eddy County, NM                              Reception number 0012668
                                             Book 401, Page 0617
                                             Recorded 12/27/00


Lea County, NM                               Document 68122
                                             Book 1054, Page 398
                                             Recorded 12/29/00


San Juan County, NM                          Document number 200018815
                                             Book 1314, Page 320
                                             Recorded 12/27/00


Billings County, ND                          Book 89, Page 603
                                             Recorded 12/29/00


Divide County, ND                            Document number 221366
                                             Book 213M, Page 288
                                             Recorded 1/9/01


Dunn County, ND                              Document #3004610
                                             Recorded 12/26/00


McKenzie County, ND                          Document number 338282
                                             Recorded 12/26/00


Alfalfa County, OK                           Document 21629
                                             Book 552, Page 354
                                             Recorded 12/28/00


Atoka County, OK                             Book 608, Page 0288
                                             Recorded 1/2/01


Beaver County, OK                            Document 2000-3700
                                             Book 1053, Page 0393
                                             Recorded 12/28/00


Beckham, OK                                  Document number 11034,
                                             Book 1676, Page 130
                                             Recorded 12/29/00


Blaine County, OK                            Document number 004501
                                             Book 817, Page 663
                                             Recorded 12/28/00


Caddo County, OK                             Document number 2000 9436
                                             Book 2322, Page 97
                                             Recorded 12/29/00


Canadian County, OK                          Document # 2000026267
                                             Book 2396, Page 24
                                             Recorded 12/29/00


Carter County, OK                            Document number 012789
                                             Book 3601, Page 250
                                             Recorded 12/26/00


Custer County, OK                            Document 7575
                                             Book 1120, Page 537
                                             Recorded 12/28/00


Dewey County, OK                             Document number 003866
                                             Book 1143, Page 126
                                             Recorded 12/29/00

 RECORDING JURISDICTION                      RECORDING DATA
 ----------------------                      --------------
Ellis County, OK                             File Number 3464
                                             Book 648, Page 643
                                             Recorded 12/28/00


Garfield County, OK                          Document 014315
                                             Book 1516, Page 117
                                             Recorded 12/28/00


Garvin County, OK                            Document 00138
                                             Book 1586, Page 471
                                             Recorded 1/9/01


Grady County, OK                             Document number 16553
                                             Book 3249, Page 1
                                             Recorded 12/27/00


Harper County, OK                            Book 0560, Page 706
                                             Recorded 12/28/00


Kingfisher County, OK                        Document number 5183
                                             Book 1733, Page 263
                                             Recorded 12/26/00


Latimer County, OK                           Document number 004438
                                             Book 0567, Page 0009
                                             Recorded 12/28/00


LeFlore County, OK                           Document number 99
                                             Book 1345, Page 419
                                             Recorded 1/3/01


Major County, OK                             Document number 62354
                                             Book 1524, Page 232
                                             Recorded 12/28/00


McClain County, OK                           Document number 9069
                                             Book 1564, Page 445
                                             Recorded 12/27/00


Noble County, OK                             Document 2000-61448
                                             Book 0548, Page 516
                                             Recorded 12/28/00


Pittsburg County, OK                         Document number 058498
                                             Book 001089, Page 034
                                             Recorded 1/4/00


Pontotoc County, OK                          Book 1582, Page 528
                                             Recorded 1/5/01


Pottawatomie County, OK                      Reception number 2000-17532
                                             Recorded 12/28/00


Roger Mills County, OK                       Document #2000-11139
                                             Volume 1631, Page 71
                                             Recorded 12/28/00


Stephens County, OK                          Document number 66-5976
                                             Book 2475, Page 1
                                             Recorded 12/28/00


Texas County, OK                             Reception number 2000 654679
                                             Book 1023, Page 184
                                             Recorded 12/28/00

   RECORDING JURISDICTION                    RECORDING DATA
   ----------------------                    --------------
Washita County, OK                           Document number 6108
                                             Book 915, Page 875
                                             Recorded 12/29/00


Woods County, OK                             Document number 3423-3
                                             Book 905, Page 474,
                                             Recorded 12/27/00


Woodward County, OK                          Document number 3147
                                             Book 1747, Page 138
                                             Recorded 12/27/00


Brazos County, TX                            Document number 0733064
                                             Vol. 04014, Page 00025
                                             Recorded 12/27/00


Carson County, TX                            Document # 0002351
                                             Volume 310, Page 219
                                             Recorded 12/28/00


Foard County, TX                             Instrument # 62206
                                             Volume 217, Page 249
                                             Recorded 12/28/00


Glasscock County, TX                         Instrument number 3373
                                             Recorded 12/27/00


Gray County, TX                              Document 150022
                                             Volume 766, Page 788
                                             Recorded 12/28/00



Hardeman County, TX                          Document number 37905
                                             Vol. 386, Page 849
                                             Recorded 12/28/00


Hemphill County, TX                          Document number 032085
                                             Volume 533, Page 000625
                                             Recorded 12/28/00


Hutchinson County, TX                        Document number 0299924
                                             Volume 1029, Page 322
                                             Recorded 12/29/00


Irion County, TX                             Document number 019778
                                             Volume 139, Page 164
                                             Recorded 12/29/00


Moore County, TX                             Document number 139079
                                             Vol. 531, Page 263
                                             Recorded 1/3/01


Reagan County, TX                            Instrument number 92129
                                             Volume 20, Page 72
                                             Recorded 12/27/00


Sherman County, TX                           Document 010899
                                             Volume 236, Page 904
                                             Recorded 12/29/00

                                    Exhibits

                         Exhibit A - the new properties
                          Schedule I - NRI/WI for wells
       Attachment I - Exhibit A's for old mortgage for tract index states
       (original restated mortgage 8/18/2000, first amendment 12/20/2000)



                                    ANNEX II


FOR NORTH DAKOTA PURPOSES: This note, supplemented by the attached definitions, contains a statement of the interest pursuant to the notes set forth in Sections l.3(b)(_) and l.3(b)(_) of the Mortgage:

               Form of Third Supplement and Amendment to Mortgage

                THIRD SUPPLEMENT AND AMENDMENT TO DEED OF TRUST,
                 MORTGAGE, LINE OF CREDIT MORTGAGE, ASSIGNMENT,
                     SECURITY AGREEMENT, FIXTURE FILING AND
                               FINANCING STATEMENT

                                    RECITALS:

      A. Reference is made to that certain Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement (the "August 18, 2000 Mortgage") dated August 18, 2000 from Chesapeake Exploration Limited Partnership, as Mortgagor, to Carl Stutzman, Trustee and Union Bank of California, N. A., Agent (herein and in the Original Mortgage called "Agent"), recorded as shown on Schedule A hereto (the August 18, 2000 Mortgage amends and restates certain prior mortgages described therein; the August 18, 2000 Mortgage and the prior mortgages amended and restated thereby are herein collectively called the "Original Mortgage"), as amended by that certain First Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement (the "First Mortgage Amendment") dated December 20, 2000, recorded as shown on Schedule A hereto, and as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement (the "Second Mortgage Amendment") dated May 3, 2001, recorded as shown on Schedule A hereto (the Original Mortgage, as amended by the First Mortgage Amendment and by the Second Mortgage Amendment, is herein called the "Existing Mortgage").

      B. That certain Second Amended and Restated Credit Agreement (referred to in Section 1(a) below) has been executed, and Mortgagor has obtained pursuant thereto a $225,000,000 senior secured revolving credit facility.

      C. Pursuant to the terms of the Credit Agreement, the parties desire (i) to subject additional properties (more particularly described in Part One of Exhibit A attached hereto and made a part hereof) of Chesapeake Exploration Limited Partnership to the liens and security interests of the Existing Mortgage, and (ii) to subject certain properties (more particularly described in Part Two of Exhibit A attached hereto and made a part hereof) of Gothic Production Corporation, an Oklahoma corporation, whose tax identification number is 73-1539475, to the liens and security interests of the Existing Mortgage. Chesapeake Exploration Limited Partnership and Gothic Production Corporation are herein collectively called the "Mortgagor").

      D. Mortgagor and Agent desire to execute this instrument (herein called this "Third Mortgage Amendment"; the Existing Mortgage as supplemented and amended by this Third Mortgage Amendment is herein sometimes called the "Mortgage") in order to reflect of record such Second Amended and Restated Credit Agreement, in order to subject additional properties to the liens and security interests of the Mortgage, and in order to further secure payment of the secured indebtedness (as defined in the Mortgage).

                            SUPPLEMENT AND AMENDMENT:

      NOW, THEREFORE, to secure payment of the secured indebtedness, and the performance of the obligations, covenants, agreements, warranties and undertakings contained herein or in the Existing Mortgage, and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid to Mortgagor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

      1. Amendments.

            A. The term "Mortgagor" is hereby amended to mean collectively Chesapeake Exploration Limited Partnership and Gothic Production Corporation. Unless the context clearly indicates otherwise, as used in this Mortgage, "Mortgagor" means both Chesapeake Exploration, Limited Partnership and Gothic Production Corporation or any of them. The obligations of Mortgagor hereunder shall be joint and several.

            B. Sections 1.3(a) and 1.3(b) of the Existing Mortgage are deleted in their entirety and replaced with the following:

                 "(a) All indebtedness and other obligations (including, without limitation, all Indebtedness and Obligations (as such terms are defined in the Credit Agreement)) now or hereafter incurred or arising pursuant to the provisions of that certain Second Amended and Restated Credit Agreement, dated as of June 11, 2001, among CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP, an Oklahoma limited partnership (the "Borrower"), CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation, the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BEAR, STEARNS & CO. INC., as sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent, (in such capacity, the "Syndication Agent"), and UNION BANK OF CALIFORNIA, NA., as administrative agent and collateral agent, and BNP Paribas and Toronto Dominion (Texas), Inc., as co-documentation agents (which amends and restates that certain Amended and Restated Credit Agreement dated as of May 30, 2000 between Chesapeake Exploration Limited Partnership, as Borrower, Chesapeake Energy Corporation and certain of its subsidiaries, as Guarantors, and Union Bank of California, N.A., individually and in its capacity as Agent for the benefit of the lenders under the Amended and Restated Credit Agreement, as such Amended and Restated Credit Agreement has been heretofore amended), and all other supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Second Amended and Restated Credit Agreement, as the same may from time to time be supplemented. amended or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the "Credit Agreement") (Union Bank of California, N.A., in such capacities as administrative agent and collateral agent under the Credit Agreement, is herein called "Agent", and in its individual capacity is herein called "Union Bank");

            (b) Those certain Revolving Credit Notes that may be issued from time to time pursuant to the Credit Agreement, made by Borrower and payable to the order of the Lenders on or before September 30, 2003, unless otherwise extended pursuant to the Credit Agreement (such notes, as from time to time supplemented, amended or modified, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, are herein collectively called the "Notes");"

      NOTE TO NORTH DAKOTA RECORDING OFFICER: Attached as Annex II, but only to counterparts hereof to be filed in the State of North Dakota, is an adequate statement of the interest with respect to the revolving credit loans made pursuant to the Credit Agreement.

            C. Section 1.3(c) of the Existing Mortgage is deleted in its entirety and replaced with the following:

            "(c) All indebtedness and other obligations now or hereafter incurred or arising pursuant to or permitted by the provisions of the Notes, the Credit Agreement, the Guarantee (as hereinafter defined), this Mortgage or any other instrument now or hereafter evidencing, governing, guaranteeing or securing the "secured indebtedness" (as hereinafter defined) or any part thereof or otherwise executed in connection with any advance or loan evidenced or governed by any one or more of the Notes or the Credit Agreement (the Notes, the Credit Agreement, the Guarantee, this Mortgage and such other instruments being herein sometimes collectively called the "Loan Documents");"

            D. Sections 1.3(f) and 1.3(g) of the Existing Mortgage are deleted in their entirety and Section 1.3 (f) shall be replaced with the following:

                  "(f) All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Guarantee Agreement made by Chesapeake Energy Corporation and certain of its Subsidiaries in favor of Union

            Bank of California as Administrative Agent dated as of June 11, 2001, and all other supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (herein called the "Guarantee")."

            E. Section 1.5 of the Existing Mortgage is deleted in its entirety and shall be replaced with the following:

      "Section 1.5. NEW MEXICO AGGREGATE UNPAID PRINCIPAL AMOUNT. AS TO ONLY THE MORTGAGED PROPERTIES SITUATED IN THE STATE OF NEW MEXICO, THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF THE SECURED INDEBTEDNESS OUTSTANDING AT ANY PARTICULAR TIME (AFTER HAVING GIVEN EFFECT TO ALL ADVANCES AND ALL REPAYMENTS MADE PRIOR TO SUCH
TIME) WHICH IS SECURED BY PROPERTY LOCATED IN NEW MEXICO SHALL NOT AGGREGATE AN UNPAID PRINCIPAL AMOUNT IN EXCESS OF FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000.00)."

            F. Section 1.7 of the Existing Mortgage is deleted in its entirety and shall be replaced with the following:

      "Section 1.7. INDEBTEDNESS SECURED BY ARKANSAS PROPERTIES. WITH RESPECT TO PROPERTY LOCATED IN THE STATE OF ARKANSAS, IT IS AGREED THAT THIS MORTGAGE SHALL STAND AS SECURITY FOR THE PAYMENT OF ALL OBLIGATIONS (AS SUCH TERM IS DEFINED IN THE CREDIT AGREEMENT), DIRECT OR INDIRECT, CREATED AFTER THE DATE OF THIS MORTGAGE, WHICH MAY BE OWING BY MORTGAGOR TO ONE OR MORE LENDERS AT ANY TIME PRIOR TO THE PAYMENT IN FULL OF ALL OBLIGATIONS, INCLUDING FUTURE ADVANCES SECURED BY THIS MORTGAGE; SUCH OBLIGATIONS TO BE SECURED HEREBY REGARDLESS OF WHETHER IT SHALL BE PREDICATED UPON FUTURE LOANS OR ADVANCES HEREAFTER MADE BY ONE OR MORE OF THE LENDERS, OR OBLIGATIONS HEREAFTER ACQUIRED BY ONE OR MORE OF SUCH LENDERS THROUGH ASSIGNMENT OR SUBROGATION OR OTHERWISE, OR SHALL REPRESENT INDIRECT OBLIGATIONS (CREATED AFTER THE DATE OF THIS MORTGAGE) BASED UPON ANY ENDORSEMENTS, GUARANTIES OR SURETYSHIP; AND IT IS AGREED THAT THIS MORTGAGE SHALL STAND AS SECURITY FOR ALL SUCH OBLIGATIONS WHETHER IT BE INCURRED FOR
ANY BUSINESS PURPOSE THAT WAS RELATED OR WHOLLY UNRELATED TO THE PURPOSE OF THE CREDIT AGREEMENT, OR WHETHER IT WAS INCURRED FOR SOME PERSONAL OR NONBUSINESS PURPOSE, OR FOR ANY OTHER PURPOSE RELATED OR UNRELATED, OR SIMILAR OR DISSIMILAR, TO THE PURPOSE OF THE CREDIT AGREEMENT AND LOAN, UPON REQUEST OF BORROWER, PRIOR TO THE DISCHARGE OF THIS MORTGAGE, LENDER, AT ITS OPTION, MAY MAKE FUTURE ADVANCES TO BORROWER SUCH FUTURE ADVANCES, WITH INTEREST THEREON, SHALL BE SECURED BY THIS MORTGAGE AND WHEN EVIDENCED BY PROMISSORY NOTES, THE SAID NOTES ARE SECURED HEREBY. NOTHING HEREIN CONTAINED SHALL IMPLY ANY OBLIGATION ON THE PART OF ANY LENDER TO MAKE ANY SUCH ADDITIONAL LOAN OR ADVANCES."

            G. Section 1.8 of the Existing Mortgage is deleted in its entirety and shall be replaced with the following:

        "SECTION 1.8. MAXIMUM SECURED AMOUNT. NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, THE OUTSTANDING INDEBTEDNESS SECURED BY PROPERTY LOCATED IN THE STATE OF MONTANA SHALL NOT, AT ANY TIME OR FROM TIME TO TIME, EXCEED AN AGGREGATE MAXIMUM AMOUNT OF $225,000,000."

            H. Section 2.1(1) of the Existing Mortgage is deleted in its entirety and shall be replaced with the following:

                 "(I) Fees and Expenses: Indemnity. Mortgagor will reimburse
            Trustee. Agent. Syndication Agent, Lead Arranger and each Lender (for purposes of this paragraph, the terms "Trustee", "Agent", "Syndication Agent", "Lead Arranger" and "Lender" shall include the directors, officers, partners, employees and agents of Trustee. Agent. Syndication Agent, Lead Arranger or any Lender, respectively, and any persons or entities owned or controlled by or affiliated with Trustee, Agent, Syndication Agent, Lead Arranger or any Lender, respectively) for all expenditures, including reasonable attorneys' fees and expenses, incurred or expended in connection with (i) the breach by Mortgagor of any covenant, agreement or condition contained herein or in any other Loan Document, (ii) the exercise of any rights and remedies hereunder or under any other Loan Document, and (iii) the protection of the Property and/or liens and security interests therein. Mortgagor will indenmify and hold harmless Trustee, Agent, Syndication Agent, Lead Arranger and each Lender from and against (and will reimburse such indemnified parties for) all claims, demands, liabilities, losses, damages (including without limitation consequential damages). causes of action, judgments, penalties, costs and expenses (including without limitation reasonable attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by the Trustee, the Agent, the Syndication Agent, the Lead Arranger or any Lender on account of, in connection with, or arising out of (A) any bodily injury or death or natural resource, human health or property damage occurring in, at, into, under or upon or in the vicinity of the Property through any cause whatsoever, (B) any act performed or omitted to be performed hereunder or the breach of any representation or warranty herein,
            (C) the exercise of any rights and remedies hereunder or under any other Loan Document, (D) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Property or with this Mortgage or any other Loan Document. (E) any violation on or prior to the Release Date (as hereinafter defined) of any Applicable Environmental Law, (F) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on or under the Property or the Associated Property or release at, into, upon. under or from the Property or the Associated Property of hazardous substances or solid wastes disposed of or otherwise released) resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Property or the Associated Property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (G) any and all claims or proceedings (whether brought by private party or governmental agencies) for human health, bodily injury, property damage, abatement or remediation, environmental damage, cleanup, mitigation, removal, natural resource damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance, solid waste or contaminated material located upon or migrating into, from or through the Property or the Associated Property (whether or not the release of such materials was caused by Mortgagor, a tenant or subtenant or a prior owner or tenant or subtenant on the Property or the Associated Property and whether or not the alleged liability is attributable to the use, treatment, handling, storage, generation, transportation, removal or disposal of such substance, waste or material or the mere presence of such substance, waste or material on or under the Property or the Associated Property), which the Trustee, the Agent, the Syndication, the Lead Arranger and/or any Lender may have liability with respect to due to the making of the loan or loans under the Credit Agreement or evidenced by any of the Notes, the granting of this Mortgage, the exercise of any rights under the Loan Documents, or otherwise. Agent shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys' fees and other expenses of every character expended by Agent, Syndication Agent, Lead Arranger, Trustee or any Lender pursuant to the provisions of this section shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the applicable party or parties. The "Release Date" as used herein shall mean the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured hereby have been paid and performed in full and this Mortgage has been released of record, or
            (ii) the date on which the lien of this Mortgage is foreclosed or a deed in lieu of such foreclosure is fully effective and recorded. WITHOUT LIMITATION, IT IS THE INTENTION OF MORTGAGOR AND MORTGAGOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH

      INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS FEES) WHICH IN WHOLE OR iN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. HOWEVER, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. Any amount to be paid hereunder by Mortgagor to Agent, Syndication Agent, Lead Arranger, Trustee and/or any Lender shall be a demand obligation owing by Mortgagor to the applicable party or parties and shall be subject to and covered by the provisions of Section
      2.3 hereof."

            I. Section 2.3 of the Existing Mortgage is deleted in its entirety and shall be replaced with the following:

      "Section 2.3. Performance on Mortagor's Behalf. Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which hereunder Mortgagor is required to perform or take, or to pay any money which hereunder Mortgagor is required to pay, Agent, in Mortgagor's name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Agent and any money so paid by Agent shall be a demand obligation owing by Mortgagor to Agent (which obligation Mortgagor hereby expressly promises to pay) and Agent, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to Trustee, Agent, Syndication Agent, Lead Arranger and/or any Lender pursuant to this Mortgage shall bear interest each day, from the date of such expenditure or payment until paid, at a rate equal to the rate as provided for past due principal under the Credit Agreement (provided that, should applicable law provide for a maximum permissible rate of interest on such amounts, such rate shall not be greater than such maximum permissible rate); all such amounts, together with such interest thereon, shall be a part of the secured indebtedness and shall be secured by this Mortgage."

            J. Section 3.6 of the Existing Mortgage is deleted in its entirety and shall be replaced with the following:

      "Section 3.6 Mortgagor's Absolute Obligation to Pay Obligations under the Credit Agreement. Nothing herein contained shall detract from or limit the obligations of Mortgagor to make prompt payment of the Obligations under the Credit Agreement, and any and all other secured indebtedness, at the time and in the manner provided herein and in the Loan Documents, regardless of whether the Production and Production Proceeds herein assigned are sufficient to pay same, and the rights under this Article III shall be cumulative of all other rights under the Loan Documents."

            K. Section 4.7 of the Existing Mortgage is deleted in its entirety and shall be replaced with the following:

      "Section 4.7 Proceeds of Foreclosure. The proceeds of any sale held in foreclosure of the liens and/or security interests evidenced hereby shall be applied:

            FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit and including but not limited to a reasonable fee to the Trustee if such sale was made by the Trustee acting under the provisions of Section 4.4(a);

            SECOND, to the payment of the secured indebtedness (including specifically without limitation the principal, interest and attorneys' fees due and unpaid on the Credit Agreement and the amounts due and unpaid and owed under this Mortgage) in such mariner and order as Agent may elect; and

            THIRD, the remainder, if any there shall be, shall be paid to Mortgagor, or to Mortgagor's heirs, devisees, representatives, successors or assigns, or such other persons as may be entitled thereto by law."

            L. Section 5.10 of the Existing Mortgage is deleted in its entirety and shall be replaced with the following:

      "Section 5.10. Subrogation to Existing Liens. To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced at Mortgagor's request, and the party or parties advancing the same shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such indebtedness, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness."

            M. Section 5.15 of the Existing Mortgage is deleted in its entirety and shall be replaced with the following:

      "Section 5.15. Release of Mortgage. If all of the secured indebtedness be paid as the same becomes due and payable, the Revolving Commitments under the Credit Agreement shall have been terminated and the Revolving Loans thereunder (with accrued interest thereon) and all other amounts owing thereunder and the other Loan Documents (as defined in the Credit Agreement) (including all amounts of L/C Obligations (as defined in the Credit Agreement), whether or not the beneficiaries of the then outstanding Letters of Credit (as defined in the Credit Agreement) shall have presented the documents required thereunder) shall have been paid in full and all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, and if neither the Borrower nor any Lender is bound to the other or required to refund such payment to the payor thereof to any third person to permit any obligation or secured indebtedness to be incurred then or thereafter, then, upon sixty (60) days prior written notice (or such lesser number of days as may be mandated by applicable law), the Borrower may request that this Mortgage be terminated. Upon such termination the Borrower may further request that a written act of release of this Mortgage be provided (except this Mortgage shall be reinstated to the extent expressly provided herein, and will continue with respect to indemnification and other rights which are to continue following the release hereof). Agent agrees to deliver such an act of release (subject to the foregoing limitation), all at the cost and expense of the Mortgagor, within sixty (60) days (or such lesser number of days as may be mandated by applicable law) of receiving such request unless Agent in good faith, has cause to believe that Mortgagor is not entitled to a termination of this Mortgage. Notwithstanding the foregoing, it is understood and agreed that certain indemnifications, and other rights, which are provided herein to continue following the release hereof, shall continue in effect notwithstanding such release of such payment or payments; and provided that if any payment to Lender, Agent, Syndication Agent or Lead Arranger, is held to constitute a preference or a voidable transfer under applicable state or federal laws or if for any other reason Lender, Agent, Syndication Agent or Lead Arranger is required to refund such payment to the payor thereof or to pay the amount thereof to any third party, this Mortgage shall be reinstated to the extent of such payment or payments."

            N. Section 5.20 of the Existing Mortgage is deleted in its entirety and shall be replaced with the following:

        "Section 5.20. Reporting Compliance. Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Credit Agreement and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Agent to furnish Agent with evidence of such compliance."

         2. Grant and Mortgage. Mortgagor (upon and subject to all the terms, covenants, provisions, conditions and authorization set forth in the Existing Mortgage, as amended hereby) does hereby (a) GRANT, BARGAIN. SELL. CONVEY, TRANSFER, ASSIGN AND SET OVER to Carl Stutzman, Trustee (the "Trustee"), and grant to Trustee a POWER OF SALE (pursuant to the Mortgage and applicable law) with respect to, those of the following described properties, rights and interests which are located in (or cover properties located in) the state of Texas (the "Additional Deed of Trust Mortgaged Properties"), and (b) MORTGAGE, ASSIGN, WARRANT, PLEDGE and HYPOTHECATE to Agent, and grant to Agent a POWER OF SALE (pursuant to the Mortgage and applicable law) with respect to, all of the following described rights, interests and properties which were not granted to Trustee in clause (a) above (the "Additional Other Mortgaged Properties"):

                  A. The oil, gas and/or other mineral properties which are described in Exhibit A attached hereto and made a part hereof;

                  B. Without limitation of the foregoing, all other right, title and interest of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to
         (i) the oil, gas and/or mineral leases or other agreements described in Exhibit A hereto, and/or (ii) the lands described or referred to in Exhibit A (or described in any of the instruments described or referred to in Exhibit A), without regard to any limitations as to specific lands or depths that may be set forth in Exhibit A hereto or in any of the leases or other agreements described in Exhibit A hereto;

                  C. All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all presently existing and hereafter created oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby (including, without limitation, units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction), which cover, affect or otherwise relate to the properties, rights and interests described in clause A or B above;

                  D. All of Mortgagor's interest in and rights under (whether now owned or hereafter acquired by operation of law or otherwise) all presently existing and hereafter created operating agreements, equipment leases, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farmout and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements, and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause A, B or C above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests (including, but not limited to, those contracts listed in Exhibit A hereto), as same may be amended or supplemented from time to time; and

                  E. All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all improvements, fixtures, movable or immovable property and other real and/or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause A, B or C above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests; and

                  F. All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties.

         TO HAVE AND TO HOLD (a) the Additional Deed of Trust Mortgaged Properties unto the Trustee, and its successors or substitutes in this trust, and to its or their successors and assigns, in trust, however, upon the terms, provisions and conditions herein set forth, and (b) the Additional Other Mortgaged Properties unto Agent, and Agent's heirs, devisees, representatives, successors and assigns, upon the terms, provisions and conditions herein set forth (the Additional Deed of Trust Mortgaged Properties and the Additional Other Mortgaged Properties are herein sometimes collectively called the "Additional Mortgaged Properties").

         3. Mortgagor hereby grants to Agent a security interest in the entire interest of Mortgagor (whether now owned or hereafter acquired by operation of law or otherwise) in and to:

                  (a) all oil, gas, other hydrocarbons, and other minerals produced from or allocated to the Additional Mortgaged Properties, and any products processed or obtained therefrom (herein collectively called the "Additional Production"), together with all proceeds of Additional Production (regardless of whether Additional Production to which such proceeds relate occurred on or before or after the date hereof), and together with all liens and security interests securing payment of the proceeds of the Additional Production, including, but not limited to, those liens and security interests provided for under
         (i) statutes enacted in the jurisdictions in which the Additional Mortgaged Properties are located, or (ii) statutes made applicable to the Additional Mortgaged Properties under federal law (or some combination of federal and state law);

                  (b) without limitation of any other provisions of this Section 3, all payments received in lieu of production from the Additional Mortgaged Properties (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on or before or after the date hereof), including, without limitation, "take or pay, payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, payments received in buyout or buydown or other settlement of a production sales contract, and payments received under a gas balancing or similar agreement as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by Mortgagor as a result of Mortgagor (and/or its predecessors in title) taking or having taken less gas from lands covered by an Additional Mortgaged Property (or lands pooled or unitized therewith) than their ownership of such an Additional Mortgaged Property would entitle them to receive (the payments described in this subsection (b) being herein called "Additional Payments in Lieu of Production");

                  (c) all equipment, inventory, improvements, fixtures, accessions, goods and other personal property or movable property of whatever nature now or hereafter located on or used or held for use in connection with the Additional Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Additional Production), and all licenses and permits of whatever nature now or hereafter used or held for use in connection with the Additional Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Additional Production), and all renewals or replacements of the foregoing or substitutions for the foregoing;

                  (d) all contract rights, choses in action (i.e., rights to enforce contracts or to bring claims thereunder) and other general intangibles (regardless of whether the same arose, and/or the events which gave rise to the same occurred, on or before or after the date hereof) related to the Additional Mortgaged Properties, the operation thereof (whether Mortgagor is operator or non-operator), or the treating, handling, storing, processing, transporting, or marketing of Additional Production (including, without limitation, any of the same relating to payment of proceeds of Additional Production or to payment of amounts which could constitute Additional Payments in Lieu of Production);

                  (e) without limitation of the generality of the foregoing, any rights and interests of Mortgagor under any present or future hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction now existing or hereafter entered into by or on behalf of Mortgagor;

                  (f) all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning the Additional Mortgaged Properties, the Additional Production or any other item of Additional Property (as hereinafter defined) which are now or hereafter in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, and other forms of recording or obtaining access to such data;

                  (g) all money, documents, instruments, chattel paper, securities, accounts or general intangibles arising from or by virtue of any transaction (regardless of whether such transaction occurred on or before or after the date hereof) related to the Additional Mortgaged Properties, the Additional Production or any other item of Additional Property (all of the properties, rights and interests described in subsections (a), (b), (c), (d), (e) and (f) above and this subsection
         (g) being herein sometimes collectively called the "Additional Collateral"); and

                  (h) all proceeds of the Additional Collateral, whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real/immovable property, personal/movable property or other assets
         (the Additional Mortgaged Properties, the Additional Collateral and the proceeds of the Additional Collateral being herein sometimes collectively called the "Additional Property").

         4. Assignment of Production. Mortgagor does hereby absolutely and unconditionally assign, transfer and set over to Agent all Additional Production which accrues to Mortgagor's interest in the Additional Mortgaged Properties, all proceeds of such Additional Production and all Additional Payments in Lieu of Production (herein collectively referred to as the "Additional Production Proceeds"), together with the immediate and continuing right to collect and receive such Additional Production Proceeds. Mortgagor directs and instructs any and all purchasers of any Additional Production to pay to Agent all of the Additional Production Proceeds accruing to Mortgagor's interest until such time as such purchasers have been furnished with evidence that all secured indebtedness has been paid and that the Mortgage has been released. Mortgagor agrees that no purchasers of the Additional Production shall have any responsibility for the application of any funds paid to Agent.

         5. Supplement to Mortgage Exhibits. Exhibit A to the Existing Mortgage is hereby supplemented and amended by adding thereto Exhibit A to this Third Mortgage Amendment. All references in the Mortgage to "Exhibit A" (including, without limitation, references to Exhibit A used in the definition of the term "Mortgaged Properties" set forth in the Existing Mortgage) shall refer collectively to Exhibit A to the Existing Mortgage and to Exhibit A to this Third Mortgage Amendment. Schedule I to the Existing Mortgage is hereby supplemented and amended by adding thereto Schedule I to this Third Mortgage Amendment. All references in the Mortgage to "Schedule I" shall refer collectively to Schedule I to the Existing Mortgage and to Schedule I to this Third Mortgage Amendment. Any representations or warranties of Mortgagor made in the Existing Mortgage with respect to the Mortgaged Properties shall also apply to the Additional Mortgaged Properties.

         6. Definitions. Henceforth, all references to the "Mortgaged Properties" contained in the Mortgage shall include not only those properties which were included in such definition prior to the execution of this Third Mortgage Amendment but also the Additional Mortgaged Properties, and, henceforth, all references to the "Deed of Trust Mortgaged Properties" contained in the Mortgage shall include not only those properties which were included in such definition prior to the execution of this Third Mortgage Amendment but also the Additional Deed of Trust Mortgaged Properties, and, henceforth, all references to the "Other Mortgaged Properties" contained in the Mortgage shall include not only those properties which were included in such definition prior to the execution of this Third Mortgage Amendment but also the Additional Other Mortgaged Properties. Henceforth, all references to the "Collateral," "the proceeds of the Collateral", the "Production", "Payments in Lieu of Production", and "Production Proceeds" contained in the Mortgage, shall include not only those properties, rights, interests, collateral and proceeds which were included within the scope of such terms prior to the execution of this Third Mortgage Amendment but also the Additional Collateral, the proceeds of the Additional Collateral, the Additional Production, the Additional Payments in Lieu of Production and the Additional Production Proceeds. Henceforth all references to the "Property" contained in the Mortgage, shall include not only those properties, rights, interests, collateral and proceeds which were included in such definition prior to the execution of this Third Mortgage Amendment but also the Additional Property.

         7. Effect of Amendment. Except as expressly amended hereby, the Existing Mortgage shall remain in full force and effect. Nothing in this Third Mortgage Amendment releases any right, claim, lien, security interests or entitlement of Agent created by or contained in the Existing Mortgage or releases Mortgagor from any covenant, warranty or obligation created by or contained in the Existing Mortgage. To the fullest extent permitted by applicable law, this Third Mortgage Amendment is intended by the parties to have, and shall have, the same dignity and priority as the Existing Mortgage as originally recorded.

         8. Scope of Amendment. This Third Mortgage Amendment represents a supplemental deed of trust and mortgage of both real and personal property, a supplemental security agreement, a supplemental assignment, and a supplemental financing statement, and also covers proceeds and fixtures.

         9. Effective as Financing Statement. This Third Mortgage Amendment shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Additional Property. This Third Mortgage Amendment shall also be effective as a financing statement covering minerals and other substances of value which may be extracted from the earth (including without limitation oil and gas), and accounts related thereto, which will be financed at the wellhead or minehead of the wells or mines located on the Additional Mortgaged Properties. This Third Mortgage Amendment is to be filed for record in the real estate records of each county where any part of the Additional Mortgaged Properties is situated, and may also be filed in the offices of the Bureau of Land Management or the Minerals Management Service or state agency (or any successor agencies). This Third Mortgage Amendment shall also be effective as a financing statement covering any other Additional Property and may be filed in any other appropriate filing or recording office. The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Third Mortgage Amendment and the address of Agent from which information concerning the security interests hereunder may be obtained is the address of Agent set forth at the end of this Third Mortgage Amendment. A carbon, photographic, facsimile or other reproduction of this instrument or of any financing statement relating to this instrument shall be sufficient as a financing statement for any of the purposes referred to above.

         10. Counterparts. This instrument may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, (i) certain counterparts hereof may include only that portion of Exhibit A hereto that contains descriptions of properties located in (or otherwise subject to the requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which a particular counterpart is to be recorded, and other portions of Exhibit A hereto shall be included in such counterparts by reference only, and (ii) certain counterparts hereof may include (as Attachment 1) portions of Exhibit A to the Existing Mortgage which contain descriptions of properties located in (or otherwise subject to the requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded. All of such counterparts together shall constitute one and the same instrument. Complete copies of this instrument, containing the entire Exhibit A, have been retained by Mortgagor and Agent.

         11. Ratification. Reconfirmation. The Mortgage is hereby ratified, adopted, confirmed, and renewed. All representations, warranties and covenants of Mortgagor in the Existing Mortgage are hereby repeated, remade and incorporated herein by this reference for the benefit of Agent on and as of the date hereof, except to the extent changed by the transactions contemplated by this Third Mortgage Amendment.

         12. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Agent and its successors and assigns. All references in this instrument to Mortgagor or Agent shall be deemed to include all such successors and assigns.

         13. Miscellaneous. This Third Mortgage Amendment shall be considered a "Loan Document", as such term is defined in the Mortgage.


         Executed by the parties hereto on the dates of their respective acknowledgments.


                                     MORTGAGOR:


                                     Chesapeake Exploration Limited Partnership

                                     By:  Chesapeake Operating, Inc., its
                                            general partner


                                     By:
                                        ----------------------------------------
                                         Martha A. Burger
                                         Treasurer



                                     Gothic Production Corporation


                                     By:
                                        ----------------------------------------
                                         Martha A. Burger
                                         Treasurer

                                    AGENT:


                                    Union Bank of California, N.A., individually
                                       and as Agent


                                    By:
                                       -----------------------------------------
                                        Carl Stutzman
                                        Senior Vice President and Manager


                                    By:
                                       -----------------------------------------
                                        Dustin Gaspari
                                        Vice President




The common address of Mortgagor is:               This instrument prepared by:

6104 N. Western                                   Timothy W. Dowdy
Oklahoma City, Oklahoma 73118                     Thompson & Knight L.L.P.
                                                  1700 Pacific Avenue
The common address of Trustee and Agent is:       Suite 3300
                                                  Dallas, Texas 75201


500 N. Akard, Suite 4200
Dallas, Texas 75201

                            MORTGAGOR ACKNOWLEDGMENT


STATE OF OKLAHOMA        )
                         )
COUNTY OF OKLAHOMA       )


         BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ____ day of June, 2001 there personally appeared before me and known to me (or satisfactorily proven) to be the person described in the foregoing instrument: Martha A. Burger as Treasurer of Chesapeake Operating, Inc., an Oklahoma corporation in its capacity as general partner on behalf of Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership, known to me to be such person, such partnership being a party to the foregoing instrument.



KANSAS,           The foregoing instrument was acknowledged before me on this
MONTANA, NEW      day, by Martha A. Burger as Treasurer of Chesapeake Operating,
MEXICO, NORTH     Inc., an Oklahoma corporation in its capacity as general
DAKOTA,           partner of Chesapeake Exploration Limited Partnership, an
OKLAHOMA and      Oklahoma limited partnership, on behalf of said corporation in
TEXAS             its capacity as general partner on behalf of said limited
                  partnership.

ARKANSAS On this date before me, the undersigned officer, personally appeared Martha A. Burger, known to me (or satisfactorily proven) to be the person described in the foregoing instrument, and acknowledged herself to be the Treasurer of Chesapeake Operating, Inc., an Oklahoma corporation, in its capacity as general partner of Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership, and that she as such Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Treasurer, in its capacity as general partner of Chesapeake Exploration Limited Partnership, on behalf of Chesapeake Exploration Limited Partnership.


         IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Oklahoma City, Oklahoma County, Oklahoma, on the day and year first above written.


                                    --------------------------------------------
                                    NOTARY PUBLIC, State of Oklahoma


                                    --------------------------------------------
                                                (printed name)

My commission expires:

----------------------

      [SEAL]

STATE OF OKLAHOMA             )
                              )
COUNTY OF OKLAHOMA            )


         BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ___ day of June, 2001 there personally appeared before me and known to me (or satisfactorily proven) to be the person described in the foregoing instrument: Martha A. Burger as Treasurer of Gothic Production Corporation, an Oklahoma corporation, known to me to be such person, such corporation being a party to the foregoing instrument.


KANSAS,            The foregoing instrument was acknowledged before me on this
MONTANA, NEW       day, by Martha A. Burger as Treasurer of Gothic Production
MEXICO, NORTH      Corporation, an Oklahoma corporation, on behalf of said
DAKOTA,            corporation.
OKLAHOMA and
TEXAS

ARKANSAS On this date before me, the undersigned officer, personally appeared Martha A. Burger, known to me (or satisfactorily proven) to be the person described in the foregoing instrument, and acknowledged herself to be the Treasurer of Gothic Production Corporation, an Oklahoma corporation, and that she as such Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Treasurer, on behalf of Gothic Production Corporation.



         IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Oklahoma City, Oklahoma County, Oklahoma, on the day and year first above written.


                             ---------------------------------------------------
                             NOTARY PUBLIC, State of Oklahoma


                             ---------------------------------------------------
                                           (printed name)

My commission expires:

----------------------
        [SEAL]

                              AGENT ACKNOWLEDGMENT


STATE OF TEXAS                     )
                                   )
COUNTY OF DALLAS                   )



         BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this 11th day of June, 2001 there personally appeared before me and known to me (or satisfactorily proven) to be the person described in the foregoing instrument: Carl Stutzman and Dustin Gaspari, as Senior Vice President and Manager, and as Vice President, respectively, of Union Bank of California, N.A., a national banking association, known to me to be such person, such national banking association being a party to the foregoing instrument.

KANSAS,           The foregoing instrument was acknowledged before me on this
MONTANA, NEW      day, by Carl Stutzman and Dustin Gaspari, as Senior Vice
MEXICO, NORTH     President and Manager, and as Vice President, respectively, of
DAKOTA,           Union Bank of California, N.A., a national banking
OKLAHOMA and      association, on behalf of said national banking association.
TEXAS


ARKANSAS On this date before me, the undersigned officer, personally appeared Carl Stutzman and Dustin Gaspari, known to me (or satisfactorily proven) to be the persons described in the foregoing instrument, and acknowledged themselves to be the Senior Vice President and Manager, and the Vice President, respectively, of Union Bank of California, N.A., a national banking association, and that they as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the national banking association by themselves as the aforementioned officers of such national banking association.


         IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Dallas, Dallas County, Texas, on the day and year first above written.


                                         ---------------------------------------
                                         NOTARY PUBLIC, State of Texas


                                         ---------------------------------------
                                                    (printed name)

My commission expires:

----------------------
       [SEAL]

                                   Schedule A


1. Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Chesapeake Exploration Limited Partnership to Carl Stutzman, Trustee and Union Bank of California, N. A. , Agent dated August 18, 2000.


RECORDING JURISDICTION                  RECORDING DATA
----------------------                  --------------
Sebastian County, AR                    Document #7024842
                                        Book 0023, Page 0031
                                        Recorded 8/23/00

Clark County, KS                        Book 90, Page 313
                                        Recorded 8/28/00

Ellis County, KS                        Book 491, Page 955
                                        Recorded 8/28/00

Finney County, KS                       Document #5129
                                        Book 234, Page 291
                                        Recorded 8/28/00

Grant County, KS                        Book 204, Page 558
                                        Recorded 9/8/00

Hamilton County, KS                     Book 105, Page 86
                                        Recorded 8/31/00

Haskell County, KS                      Volume 152, Page 721
                                        Recorded 8/28/00

Kearny County, KS                       Book 172, Page 381
                                        Recorded 8/28/00

Kingman County, KS                      Book 217, Page 203
                                        Recorded 8/30/00

Morton County, KS                       Book 111, Page 304
                                        Recorded 8/31/00

Ness County, KS                         Book 267, Page 584
                                        Recorded 8/29/00

Seward County, KS                       Volume 519, Page 195
                                        Recorded 8/28/00

Sheridan County, KS                     Volume 243, Page 503
                                        Recorded 8/28/00

Stanton County, KS                      Book 62, Page 119
                                        Recorded 8/29/00

Stevens County, KS                      Document #9548
                                        Book 144, Page 50
                                        Recorded 9/1/00

Richland County, MT                     Document #502808
                                        Book B165, Page 168
                                        Recorded 8/24/00

Sheridan County, MT                     Document #454373
                                        Film 596, EXP 1756
                                        Recorded 8/24/00

RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------
Eddy County, NM                    Reception #0008330
                                   Book 391, Page 361
                                   Recorded 8/23/00

Lea County, NM                     Document #62905
                                   Book 1034, Page 325
                                   Recorded 8/23/00

San Juan County, NM                Document #200012230
                                   Book 1307, Page 429
                                   Recorded 8/23/00

Billings County, ND                Document #115814
                                   Book 89, Page 353
                                   Recorded 8/29/00

Divide County, ND                  Document #221006
                                   Book 237, Page 619
                                   Recorded 8/25/00

Dunn County, ND                    Document #3004027
                                   Recorded 8/25/00

McKenzie County, ND                Document #337599
                                   Recorded 8/24/00

Alfalfa County, OK                 Document #20886
                                   Book 550, Page 264
                                   Recorded 8/28/00

Atoka County, OK                   Document #2200
                                   Book 604, Page 587
                                   Recorded 8/31/00

Beaver County, OK                  Document #2000-2404
                                   Book 1047, Page 0387
                                   Recorded 8/28/00

Beckham, OK                        Document #07526
                                   Book 1659, Page 540
                                   Recorded 8/28/00

Blaine County, OK                  Document #003020
                                   Book 811, Page 73
                                   Recorded 8/30/00

Caddo County, OK                   Document 006421
                                   Book 2303, Page 146
                                   Recorded 8/30/00

Canadian County, OK                Document #2000017989
                                   Book 2368, Page 751
                                   Recorded 8/30/00

Carter County, OK                  Document #008605
                                   Book 3562, Page 52
                                   Recorded 8/28/00

Custer County, OK                  Document #5142
                                   Book 1110, Page 541
                                   Recorded 8/28/00

Dewey County, OK                   Document #002593
                                   Book 1136, Page 601
                                   Recorded 8/29/00

RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------
Ellis County, OK                   Document #2492
                                   Book 644, Page 821
                                   Recorded 8/31/00

Garfield County, OK                Document #009913
                                   Book 1503, Page 92
                                   Recorded 8/29/00

Garvin County, OK                  Document #05462
                                   Book 1575, Page 727
                                   Recorded 8/28/00

Grady County, OK                   Document #11302
                                   Book 3220, Page 184
                                   Recorded 8/28/00

Harper County, OK                  Book 0558, Page 247
                                   Recorded 9/1/00

Kingfisher County, OK              Document #3524
                                   Book 1717, Page 85
                                   Recorded 8/28/00

Latimer County, OK                 Document #002935
                                   Book 561, Page 559
                                   Recorded 9/6/00

LeFlore County, OK                 Document #8835
                                   Book 1331, Page 121
                                   Recorded 8/31/00

Major County, OK                   Document #61132
                                   Book, 1515, Page 123
                                   Recorded 8/30/00

McClain County, OK                 Document #6009
                                   Book 1554, Page 444
                                   Recorded 8/28/00

Noble County, OK                   Document #2000-60330
                                   Book 545, Page 1-70
                                   Recorded 9/8/00

Pittsburg County, OK               Document #0535 13
                                   Book, 001070, Page 001
                                   Recorded 8/30/00

Pontotoc County, OK                Document #005085
                                   Book 1574, Page 135
                                   Recorded 8/29/00

Pottawatomie County, OK            Reception #2000-11938
                                   Book ____, Page 1-54
                                   Recorded 8/30/00

Roger Mills County, OK             Document #2000-9481
                                   Volume 1622, Page 64
                                   Recorded 8/28/00

Stephens County, OK                Document #66-1034
                                   Book 2430, Page 69
                                   Recorded 8/29/00

RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------
Texas County, OK                   Reception #2000 653075
                                   Book 1017, Page 445
                                   Recorded 8/28/00

Washita County, OK                 Document #4270
                                   Book 910, Page 733
                                   Recorded 8/30/00

Woods County, OK                   Document #2273-3
                                   Book 899, Page 31
                                   Recorded 8/30/00

Woodward County, OK                Document #1123
                                   Book 1731, Page 112
                                   Recorded 9/1/00

Brazos County, TX                  Document #0724248
                                   Volume 3910, Page 79
                                   Recorded 8/23/00

Carson County, TX                  Document #0001760
                                   Volume 307, Page 479
                                   Recorded 8/23/00

Foard County, TX                   Instrument #61958
                                   Volume 215, Page 932
                                   Recorded 8/23/00

Glasscock County, TX               Instrument #2874
                                   Volume 48, Page 588
                                   Recorded 8/23/00

Gray County, TX                    Document #148909
                                   Volume 763, Page 1
                                   Recorded 8/25/00

Hardeman County, TX                Document #000529
                                   Volume 384, Page 529
                                   Recorded 8/30/00

Hemphill County, TX                Document #031447
                                   Volume 530, Page 000472
                                   Recorded 8/23/00

Hutchinson County, TX              Document #0298447
                                   Volume 1013, Page 19
                                   Recorded 8/23/00

Irion County, TX                   Document #019521
                                   Volume 137, Page 660
                                   Recorded 8/24/00

Moore County, TX                   Document #138034
                                   Volume 527, Page 111
                                   Recorded 8/23/00

Reagan County, TX                  Document #91640
                                   Volume 15, Page 43
                                   Recorded 8/23/00

Sherman County, TX                 Document #010378
                                   Volume 234, Page 814
                                   Recorded 8/23/00

2. First Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement executed effective December 20, 2000, amending the original mortgage dated August 18, 2000.

RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------
Sebastian County, AR               Document number 7033089
                                   Book 0029, Page 0125
                                   Recorded 12/29/00

Clark County, KS                   Book 91, Page 81
                                   Recorded 1/9/0 1

Ellis County, KS                   Book 497, Page 724
                                   Recorded 12/28/00

Finney County, KS                  Document 7639
                                   Book 236, Page 219
                                   Recorded 12/28/00

Grant County, KS                   Document M-00344, mortgage fees
                                   Book 206, Page 234
                                   Recorded 12/29/00

Hamilton County, KS                Document number 1165
                                   Book 106, Page 47
                                   Recorded 12/29/00

Haskell County, KS                 Vol. 153, Page 778
                                   Recorded 1/2/01

Kearny County, KS                  Book 174, Page 439
                                   Recorded 12/28/00

Kingman County, KS                 Book 219, Page 51
                                   Recorded 12/28/00

Morton County, KS                  Book 112, Page 512,
                                   Recorded 12/28/00

Ness County, KS                    Book 269, Page 7
                                   Recorded 12/28/00

Seward County, KS                  Volume 522, Page 490
                                   Recorded December 28, 2000

Sheridan County, KS                Vol. 244, Page 270,
                                   Recorded 12/28/00

Stanton County, KS                 Book 63, Page 23
                                   Recorded 1/10/00

Stevens County, KS                 Book 195, Page 431
                                   Recorded 12/26/00

Richland County, MT                Document number 504220
                                   Book 166, Page 364
                                   Recorded 12/28/00

Sheridan County, MT                Document number 454991,
                                   Film 597, Exp. 1619
                                   Recorded 12/26/00

RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------
Eddy County, NM                    Reception number 0012668
                                   Book 401, Page 0617
                                   Recorded 12/27/00

Lea County, NM                     Document 68122
                                   Book 1054, Page 398
                                   Recorded 12/29/00

San Juan County, NM                Document number 200018815
                                   Book 1314, Page 320
                                   Recorded 12/27/00

Billings County, ND                Book 89, Page 603
                                   Recorded 12/29/00

Divide County, ND                  Document number 221366
                                   Book 213M, Page 288
                                   Recorded 1/9/01

Dunn County, ND                    Document #3004610
                                   Recorded 12/26/00

McKenzie County, ND                Document number 338282
                                   Recorded 12/26/00

Alfalfa County, OK                 Document 21629
                                   Book 552, Page 354
                                   Recorded 12/28/00

Atoka County, OK                   Book 608, Page 0288
                                   Recorded 1/2/01

Beaver County, OK                  Document 2000-3700
                                   Book 1053, Page 0393
                                   Recorded 12/28/00

Beckham, OK                        Document number 11034,
                                   Book 1676, Page 130
                                   Recorded 12/29/00

Blaine County, OK                  Document number 004501
                                   Book 817, Page 663
                                   Recorded 12/28/00

Caddo County, OK                   Document number 2000 9436
                                   Book 2322, Page 97
                                   Recorded 12/29/00

Canadian County, OK                Document #2000026267
                                   Book 2396, Page 24
                                   Recorded 12/29/00

Carter County, OK                  Document number 012789
                                   Book 3601, Page 250
                                   Recorded 12/26/00

Custer County, OK                  Document 7575
                                   Book 1120, Page 537
                                   Recorded 12/28/00

Dewey County, OK                   Document number 003866
                                   Book 1143, Page 126
                                   Recorded 12/29/00

RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------
Ellis County, OK                   File Number 3464
                                   Book 648, Page 643
                                   Recorded 12/28/00

Garfield County, OK                Document 014315
                                   Book 1516, Page 117
                                   Recorded 12/28/00

Garvin County, OK                  Document 00138
                                   Book 1586, Page 471
                                   Recorded 1/9/01

Grady County, OK                   Document number 16553
                                   Book 3249, Page 1
                                   Recorded 12/27/00

Harper County, OK                  Book 0560, Page 706
                                   Recorded 12/28/00

Kingfisher County, OK              Document number 5183
                                   Book 1733, Page 263
                                   Recorded 12/26/00

Latimer County, OK                 Document number 004438
                                   Book 0567, Page 0009
                                   Recorded 12/28/00

LeFlore County, OK                 Document number 99
                                   Book 1345, Page 419
                                   Recorded 1/3/01

Major County. OK                   Document number 62354
                                   Book 1524, Page 232
                                   Recorded 12/28/00

McClain County, OK                 Document number 9069
                                   Book 1564, Page 445
                                   Recorded 12/27/00

Noble County, OK                   Document 2000-6 1448
                                   Book 0548, Page 516
                                   Recorded 12/28/00

Pittsburg County, OK               Document number 058498
                                   Book 001089, Page 034
                                   Recorded 1/4/00

Pontotoc County, OK                Book 1582, Page 528
                                   Recorded 1/5/0 1

Pottawatomie County, OK            Reception number 2000-17532
                                   Recorded 12/28/00

Roger Mills County, OK             Document #2000-11139
                                   Volume 1631, Page 71
                                   Recorded 12/28/00

Stephens County, OK                Document number 66-5976
                                   Book 2475, Page 1
                                   Recorded 12/28/00

Texas County, OK                   Reception number 2000 654679
                                   Book 1023, Page 184
                                   Recorded 12/28/00

RECORDING JURISDICTION             RECORDING DATA
----------------------             --------------
Washita County, OK                 Document number 6108
                                   Book 915, Page 875
                                   Recorded 12/29/00

Woods County, OK                   Document number 3423-3
                                   Book 905, Page 474,
                                   Recorded 12/27/00

Woodward County, OK                Document number 3147
                                   Book 1747, Page 138
                                   Recorded 12/27/00

Brazos County, TX                  Document number 0733064
                                   Vol. 04014, Page 00025
                                   Recorded 12/27/00

Carson County, TX                  Document #0002351
                                   Volume 310, Page 219
                                   Recorded 12/28/00

Foard County, TX                   Instrument #62206
                                   Volume 217, Page 249
                                   Recorded 12/28/00

Glasscock County, TX               Instrument number 3373
                                   Recorded 12/27/00

Gray County, TX                    Document 150022
                                   Volume 766, Page 788
                                   Recorded 12/28/00

Hardeman County, TX                Document number 37905
                                   Vol. 386, Page 849
                                   Recorded 12/28/00

Hemphill County, TX                Document number 032085
                                   Volume 533, Page 000625
                                   Recorded 12/28/00

Hutchinson County, TX              Document number 0299924
                                   Volume 1029, Page 322
                                   Recorded 12/29/00

Irion County, TX                   Document number 019778
                                   Volume 139, Page 164
                                   Recorded 12/29/00

Moore County, TX                   Document number 139079
                                   Vol. 531,Page 263
                                   Recorded 1/3/01

Reagan County, TX                  Instrument number 92129
                                   Volume 20, Page 72
                                   Recorded 12/27/00

Sherman County, TX                 Document 010899
                                   Volume 236, Page 904
                                   Recorded 12/29/00

3. Second Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment Security Agreement, Fixture Filing and Financing Statement from Chesapeake Exploration Limited Partnership to Carl Stutzman, Trustee and Union Bank of California, N.A., Agent dated May 3, 2001, amending the First Amendment executed effective December 20, 2000, and amending the original mortgage dated August 18, 2000.


RECORDING JURISDICTION                    RECORDING DATA
----------------------                    --------------
Sebastian County, AR                      Document # 7042868
                                          Book 014, Page 037
                                          Recorded 5-14-01

Clark County, KS                          Book 91, Page 221
                                          Recorded 5-17-01

Ellis County, KS                          Book 505, Page 880
                                          Recorded 5-14-01

Finney County, KS                         Document #3470
                                          Vol. 238, Page 927
                                          Recorded 5-01

Grant County, KS                          Book 208, Page 163
                                          Recorded 5-21-01

Hamilton County, KS                       Document # 655
                                          Book 107, Page 27
                                          Recorded 5-17-01


Haskell County, KS                        Vol. 155, Page 551
                                          Recorded 5-17-01
                                          Affidavit - Vol. 155, Page 577
                                          Recorded 5-17-01

Kearny County, KS                         Book 177, Page 169
                                          Recorded 5-29-01


Kingman County, KS                        Book 221, Page 84
                                          Recorded 5-30-01

Morton County, KS                         Book 115, Page 031
                                          Recorded 5-17-01

Ness County, KS                           Book 270, Page 651
                                          Recorded 5-17-01

Seward County, KS                         Document # 1417
                                          Book 526, Page 856
                                          Recorded 5-17-01

Sheridan County, KS                       Vol. 245, Page 241
                                          Recorded 5-25-01

Stanton County, KS                        Book 63, Page 59
                                          Recorded 5-17-01

Stevens County. KS                        Book 197, Page 449
                                          Recorded 5-15-01


Richland County, MT                       Document # 506042
                                          Book 167, Page 842
                                          Recorded 5-14-01

Sheridan County, MT                       Document # 455944
                                          Book 599, Page 225
                                          Recorded 5-14-01

Eddy County, NM                           Document #0105014
                                          Book 415, Page 0226
                                          Recorded 5-14-01

Lea County, NM                            Document # 05947
                                          Book 1078, Page 00468
                                          Recorded 5-14-01


San Juan County, NM                       Document # 200107686
                                          Book 1321, Page 1209
                                          Recorded 5-14-01

Billings County, ND                       Document # 116765
                                          Book 90, Page 245
                                          Recorded 5-14-01

Divide County, ND                         Document # 221817
                                          Book 214M, Page 164
                                          Recorded 5-17-01

Dunn County, ND                           Document # 3005524
                                          Book 131, Page 158
                                          Recorded 5-18-01

McKenzie County, ND                       Document # 339522
                                          Recorded 5-14-01

Alfalfa County, OK                        Document # 22368
                                          Book 554, Page 468
                                          Recorded 5-14-01

Atoka County, OK                          Document # 1509
                                          Book 613, Page 116
                                          Recorded 5-15-01

Beaver County, OK                         Document # 2001-1741
                                          Book 1061, Page 363
                                          Recorded 5-14-01

Beckham County, OK                        Document # 03568
                                          Book 1693, Page 052
                                          Recorded 5-14-01

Blaine County, OK                         Document # 1710
                                          Book 824, Page 705
                                          Recorded 5-14-01

Caddo County, OK                          Document # 004047
                                          Book 2344, Page 383
                                          Recorded 5-17-01

Canadian County, OK                       Document # 2001009935
                                          Book 2435, Page 469
                                          Recorded 5-14-01

Carter County, OK                         Document # 004636
                                          Book 3648, Page 17
                                          Recorded 5-14-01

Custer County, OK                         Document # 2748
                                          Book 1132, Page 185
                                          Recorded 5-14-01

Dewey County, OK                          Document #001346
                                          Book 1151, Page 22
                                          Recorded 5-15-01

Ellis County, OK                          Document # 4842
                                          Book 653, Page 620
                                          Recorded 5-14-01


Garfield County, OK                       Document # 005059
                                          Book 1533, Page 321
                                          Recorded 5-15-01

Garvin County, OK                         Document # 03088
                                          Book 1596, Page 665
                                          Recorded 5-14-01

Grady County, OK                          Document # 6220
                                          Book 3282, Page 7
                                          Recorded 5-14-01


Harper County, OK                         Document # LW-1910
                                          Book 564, Page 573
                                          Recorded 5-14-01

Kingfisher County, OK                     Document # 1931
                                          Book 1753, Page 201
                                          Recorded 5-14-01

Latimer County, OK                        Document # 002049
                                          Book 0575, Page 0481
                                          Recorded 5-14-01


LeFlore County, OK                        Document # 5238
                                          Book 1361, Page 1
                                          Recorded 5-14-01


Major County, OK                          Document # 63761
                                          Book 1533, Page 161
                                          Recorded 5-14-01

McClain County, OK                        Document # 3738
                                          Book 1577, Page 527
                                          Recorded 5-14-01

McIntosh County, OK                       Document # 116777
                                          Book 582, Page 168
                                          Recorded 5-17-01


Noble County, OK                          Document # 2001-1384
                                          Book 553, Page 428
                                          Recorded 5-14-01

Pittsburg County, OK                      Document # 063790
                                          Book 001107, Page 498
                                          Recorded 5-15-01

Pontotoc County, OK                       Document # 2957
                                          Book 1593, Page 183
                                          Recorded 5-17-01

Pottawatomie County, OK                   Document # 2001 6458
                                          Page 1
                                          Recorded 5-14-01

Roger Mills County, OK                    Document # 2001 - 2433
                                          Book 1644, Page 194
                                          Recorded 5-29-01


Stephens County, OK


Texas County, OK                          Document # 2001 656558
                                          Book 1029, Page 709
                                          Recorded 5-14-01

Washita County, OK                        Document # 2358
                                          Book 922, Page 549
                                          Recorded 5-14-01

Woods County, OK                          Document # 1550
                                          Book 914, Page 189
                                          Recorded 5-15-01

Woodward County, OK                       Document # 5912
                                          Book 1771, Page 82
                                          Recorded 5-14-01

Brazos County, TX                         Document 744146
                                          Volume 4161, Page 40
                                          Recorded 5-24-01

Carson County, TX                         Document # 0000593
                                          Vol. 313, Page 265
                                          Recorded 5-14-01

Foard County, TX                          Document # 62422
                                          Volume 218, Page 241
                                          Recorded 5-14-01


Glasscock County, TX                      Document # 3893
                                          Volume 54, Page 730
                                          Recorded 5-15-01

Gray County, TX                           Document # 151295
                                          Vol. 771, Page 376
                                          Recorded 5-14-01

Hardeman County, TX                       Vol. 389, Page 807
                                          Recorded 5-30-01

                                          Document # 032701
Hemphill County, TX                       Vol. 536, Page 271
                                          Recorded 5-14-01

                                          Document # 0301484
Hutchinson County, TX                     Book 1049, Page 287
                                          Recorded 5-14-01

                                          Document # 020102
Irion County, TX                          Vol. 140, Page 736
                                          Recorded 5-16-01

                                          Vol. 537, Page 001
Moore County, TX                          Recorded 5-25-01

                                          Document # 92634
                                          Volume 24, Page 434
Reagan County, TX                         Recorded 5-14-01

                                          Document # 011411
                                          Vol. 238, Page 768
Sherman County, TX                        Recorded 5-17-01

                                          Document # 214309
                                          Vol. 411, Page 618
Wharton County, TX                        Recorded 5-14-01

                                    Exhibits

                         Exhibit A - the new properties
                          Schedule I - NRI-WI for wells
Attachment I - Exhibit A's for old mortgage for tract index states KS, OK, & ND
       (original restated mortgage 8/18/2000, second supplement 5/3/2001)

                                    ANNEX II



FOR NORTH DAKOTA PURPOSES: The interest rate is to be determined in accordance with the terms of the Credit Agreement. The statement of the interest below is illustrative and for purposes of North Dakota law to permit the recording hereof, and shall not be binding on the parties. The following contains a statement of the interest with respect to the revolving credit loans made pursuant to the Credit Agreement which is adequate for North Dakota recording purposes:

         1.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

              (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

              (c) (i) If all or a portion of the principal amount of any Revolving Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Revolving Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans plus 2%, and (ii) if all or a portion of any interest payable on any Revolving Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

              (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         1.2 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Reference Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Revolving Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                                   Definitions

              "Applicable Margin": for each Type of Revolving Loan, the rate per annum set forth under the relevant column heading below:

Base Rate Loans              Eurodollar Loans
1.25%                        2.25%



; provided, that, on and after the first adjustment date occurring after the date which is six months after the Closing Date, the Applicable Margin with respect to each Type of Revolving Loan will be determined pursuant to the Pricing Grid.

         "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof: "Reference Rate" shall mean the rate of interest per annum publicly announced from time to time by Union Bank of California as its "reference rate" (the Reference Rate not being intended to be the lowest rate of interest charged by Union Bank of California in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Loans": Revolving Loans the rate of interest applicable to which is based upon the Base Rate.

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrowing Base": at any time, the amount of the "Borrowing Base" as determined in accordance with Section 2.13 (which initially shall be $225,000,000 except as redetermined and adjusted pursuant to the Credit Agreement.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles, California are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "Closing Date": the date on which the conditions precedent set forth in
Section 5.1 of the Credit Agreement shall have been satisfied, which date is June 8, 2001.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 9:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 9:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

         "Eurodollar Loans": Revolving Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined by the Administrative Agent for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Base Rate Loan is outstanding and the final maturity date of such Base Rate Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof.

         "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 8:00 A.M., Los Angeles, California time, three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Eurodollar Loan.

         "Revolving Commitments": (a) Subject to the terms and conditions of the Credit Agreement, each Lender shall make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, subject to various limitations, does not exceed such Lender's Revolving Commitment. The amount of the Total Revolving Commitments as of the Closing Date is $225,000,000;

         "Revolving Termination Date": September 30, 2003, as extended pursuant to Section 2.1 of the Credit Agreement.

         "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

         "Type": as to any Revolving Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                                                                       EXHIBIT E


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Second Amended and Restated Credit Agreement, dated as of June ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (the "Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent (in such capacity, the "Administrative Agent"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Sections 4.1 and 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 3.10(d) of the Credit Agreement.

                  4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

                  6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                  to Assignment and Acceptance with respect to
                the Second Amended and Restated Credit Agreement,
                           dated as of June ___, 2001


Name of Assignor:
                 ------------------------

Name of Assignee:
                 ------------------------

Effective Date of Assignment:
                             ------------------------


                 Principal
              Amount Assigned         Revolving Percentage Assigned
              ---------------         -----------------------------

               $                                  .          %
                ---------                 -------- ----------



[Name of Assignee]                          [Name of Assignor]

By:                                         By:
   ---------------------------                 ---------------------------------
   Title:                                      Title:

Accepted for Recordation in the Register:   Required Consents (if any):

UNION BANK OF CALIFORNIA, N.A., as          CHESAPEAKE EXPLORATION LIMITED
Administrative Agent                        PARTNERSHIP

                                            By: Chesapeake Operating, Inc., its
                                            general partner

By:                                         By:
   ---------------------------                 ---------------------------------
Title:                                      Title:

                                            UNION BANK OF CALIFORNIA, N.A.,, as
                                            Administrative Agent

                                            By:
                                               ---------------------------------
                                               Title:

                                                                       EXHIBIT F

                    [COMMERCIAL LAW GROUP, P.C. LETTERHEAD]




                                  June 11, 2001


Union Bank of California, N.A.
4200 Lincoln Plaza
500 North Akard
Dallas, Texas 75201

Bear Stearns Corporate Lending Inc.
245 Park Avenue
New York, New York 10167

                                 Re: Chesapeake Exploration Limited Partnership;
                                     $225,000,000 Senior Secured Revolving
                                     Credit Facility: Our File No. 3518-2002

Gentlemen:

          This opinion is being delivered to you pursuant to Section 5. 1(h)(i) of the Second Amended and Restated Credit Agreement dated as of June ___, 2001 (the "Agreement"), among Chesapeake Exploration Limited Partnership (the "Borrower"), Chesapeake Energy Corporation (the "Company"), Bear Stearns Corporate Lending Inc., Union Bank of California, N.A., the several banks and other financial institutions or entities from time to time parties to the Agreement and Bear Steams & Co. Inc. Capitalized terms which are defined in the Agreement and which are used but not defined herein will have the meanings given them in the Agreement.

          We have acted as special counsel for the Borrower, the Company, Chesapeake Acquisition Corporation ("CAC"), Chesapeake Energy Louisiana Corporation ("CELC"), Chesapeake Louisiana, L.P. ("CLLP"), Chesapeake Operating, Inc. ("COI"), Chesapeake Panhandle Limited Partnership ("CPLP"), Chesapeake Royalty Company ("CRC"), Chesapeake-Staghorn Acquisition L.P. ("CSALP"), Arkoma Pittsburg Holding Corporation ("APHC"), Gothic Energy Corporation ("GEC"), Gothic Production Corporation ("GPC"), Nomac Drilling Corporation ("NDC") and The Ames Company, Inc. ("TACI") in connection with the transactions contemplated by the Agreement. The entities identified in the preceding sentence are hereinafter singly referred to as a "Group Member" and collectively referred to as the "Group Members."

          As such counsel we have assisted in the negotiation of the Agreement and the other Loan Documents. We have examined executed counterparts (or, where indicated, photostatic copies of executed counterparts) of the documents listed in Schedule 1 attached hereto. The documents listed in Section I of Schedule 1 are hereinafter referred to as the "Principal Documents," the

Union Bank of California, N.A.
Bear Stearns Corporate Lending Inc.
June 11, 2001
Page 2


documents listed in Section II of Schedule 1 are hereinafter referred to as the "Authority Documents" and the documents listed in Section III of Schedule 1 are hereinafter referred to as the "Indentures." We have discussed the matters addressed in this opinion with officers and representatives of the Group Members to the extent we have deemed appropriate to enable us to render this opinion, and we have received a certificate authorizing us to deliver this opinion which is attached hereto as Exhibit A.

          In preparing this opinion we have also examined original counterparts or photostatic or certified copies of all other instruments, agreements, certificates, records and other documents (whether of the Group Members, or their officers, directors, shareholders and representatives, public officials or other persons) which we have considered relevant to the opinions hereinafter expressed. As to certain questions of fact material to such opinions we have, where such facts were not otherwise verified or established, relied upon certificates listed in Section II of Schedule 1 of officers of the Group Members.

1. We have been informed of the facts surrounding the financing or have assumed for purposes of this opinion, as follows:

     1.1 Each Lender is duly formed and validly existing and is duly authorized to enter into and perform the Principal Documents.

     1.2 Except as otherwise expressly set forth in this opinion, there are no requirements for consent, approval or authorization of the Principal Documents required of any Lender by any party or by any governmental authority and the Principal Documents have mutuality of binding effect as between the Group Members and each Lender.

     1.3 The genuineness of all signatures of parties other than the Group Members to all documents or instruments, the authenticity of documents or instruments submitted to us as originals, the conformity to the original of all documents or instruments submitted to us as copies and the authenticity of the originals of such copies.

2. Based solely upon our review of the foregoing items, upon the information and assumptions set forth herein and such legal considerations as we deem relevant, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

     2.1 The Company, CAC, CELC, COI, CRC, APHC, GEC, GPC, NDC and TACI are each a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. The Borrower, CLLP, CPLP and CSALP are each a limited partnership duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

Union Bank of California, N.A.
Bear Stearns Corporate Lending Inc.
June 11, 2001
Page 3


     2.2 Each of the Group Members has the power and authority to execute and deliver each Principal Document to which it is a party, to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents. Each Principal Document has been duly authorized, executed and delivered by each of the Group Members which is a party thereto. Each of the Group Members is in good standing and duly authorized to do business in each state where such qualifications is necessary.

     2.3 Assuming that the transactions contemplated under the Principal Documents bear a reasonable relation to the State of New York, the parties agreement that New York law will govern the Principal Documents is a valid and effective choice of law under Section 1-105 of Title 12A of the Oklahoma Statutes.

     2.4 All of the outstanding shares of stock of CAC, CELC, COI, CRC and GEC, respectively, are owned of record and beneficially by the Company. All of the outstanding shares of stock of APHC are owned of record and beneficially by the Borrower. All of the outstanding shares of stock of NDC and TACI are owned of record and beneficially by COI. All of the outstanding shares of stock of GPC are owned of record and beneficially by GEC. COI is the sole general partner of the Borrower, CLLP, CPLP and CSALP. All of the outstanding ownership interests of the Borrower, CLLP, CPLP and CSALP are owned, directly or indirectly, by the Company.

     2.5 Subject to the filing requirements described in paragraph 2.6 hereof~ the Mortgages create, to secure the Obligations, a mortgage lien in the Mortgaged Properties defined in the Agreement located in the State of Oklahoma and a perfected security interest in the Collateral defined in the Mortgages and proceeds of such Collateral with respect to which a security interest can be created under the Uniform Commercial Code of Oklahoma (the "Code") and perfected by the filing of financing statements in the State of Oklahoma pursuant to the Code (the "Oklahoma Financing Statements").

     2.6 A fully executed counterpart of the Mortgages is required to be filed and recorded in the appropriate real estate records of the offices of the County Clerks of the Oklahoma counties in which properties described in the Mortgages are located. Once the Mortgages are so filed and recorded, no further or subsequent filing or refiling will be necessary in the State of Oklahoma in order to continue the existence or perfection of the lien and security interest referred to in paragraph 2.5 hereof except that (a) in the event any indebtedness secured by the Mortgages has not been paid before the expiration often years from the date of the last maturing obligation secured by the Mortgages, an extension agreement with respect to the Mortgages, providing for the renewal or extension of such indebtedness, should be entered into and filed and recorded in the same records of each office in which

Union Bank of California, N.A.
Bear Stearns Corporate Lending Inc.
June 11, 2001
Page 4


          the Mortgages have been filed prior to the expiration of such ten-year period, (b) a continuation statement with respect to the Oklahoma Financing Statements must be filed under the Code in the office where such Oklahoma Financing Statements were filed within six months prior to the expiration of five years from the date of such filing (or otherwise within the time permitted by Section 9.403 of the Code), and subsequent continuation statements must be filed within six months prior to the end of each subsequent five-year period, and (c) amendments or supplements to the Oklahoma Financing Statements or additional financing statements may be required to be filed in the event of a change in the name, identity or partnership structure of the Borrower or in the event the Oklahoma Financing Statements otherwise become inaccurate or incomplete.

     2.7 The acceptance of the Mortgages by the Administrative Agent, its possession and retention of its rights thereunder, and its presentation of such instruments for filing and recording as described in paragraph 2.6 hereof will not require the Administrative Agent to pay or otherwise subject the Administrative Agent to any tax, fee or other charge except the customary fee charged by each filing or recording officer on a per-page or per-instrument basis. The Administrative Agent is not required to qualify to do business in the State of Oklahoma or to otherwise register or make any filing (other than those described in paragraph 2.6 hereof) with any state or local official in the State of Oklahoma as a result of its acceptance of such instruments, its possession and retention of its rights thereunder, or the filing or recording thereof.

     2.8 The execution, delivery and performance by each of the Group Members of the Principal Documents to which it is a party, the granting of the security interests to be granted by it pursuant to the Security Documents and the consummation of the transactions contemplated by and incurrence of Indebtedness under the Principal Documents will not and did not: (a) violate any provision of the articles of incorporation, bylaws or limited partnership agreement of any of the Group Members; or (b) breach or result in a default under or result in the maturing of any indebtedness or result in the creation of any lien upon or security interest in the Group Members' properties pursuant to the Indentures or, to our knowledge, any indebtedness pursuant to any mortgage, deed of trust, note or loan agreement, material license agreement, or other material agreement or instrument known to us to which any of the Group Members is a party or by which any of their respective properties are bound; (c) require the Group Members to execute and deliver a supplemental indenture pursuant to the terms of any of the Indentures; or (d) result in a violation of any law, rule or regulation or, to the best of our knowledge, any judgment, order, decree, determination or award of any court or governmental authority which is now in effect and applicable to any of the Group Members or any of their respective properties. Without limiting the foregoing, based upon (i) that certain Certificate of even date herewith executed by the

Union Bank of California, N.A.
Bear Stearns Corporate Lending Inc.
June 11, 2001
Page 5


          Treasurer of the Company attached hereto as Exhibit B and (ii) our review of the Indentures, the Borrower may incur the maximum loan amount available under the Agreement and such incurrence will not violate the provisions of any of the Indentures.

     2.9 Except for any which have been obtained or completed, to our knowledge, no consent, approval, waiver, license, authorization or action by or filing with any court or governmental authority, any trustee under any of the Indentures, or any other third party is or was required for the execution and delivery by any of the Group Members of any of the Principal Documents to which it is a party or the consummation of the transactions contemplated thereby or the performance of the Group Members' respective obligations thereunder in accordance with the terms of the Principal Documents.

     2.10 To our knowledge there are no actions, suits, proceedings or investigations before or by, pending or threatened in writing against, or affecting any of the Group Members or the business, assets or properties of any Group Member in, any court, governmental agency or arbitrator: (a) seeking to affect the enforceability or performance by any of the Group Members of any Principal Documents; or (b) which are otherwise required to be disclosed under the Agreement, except for those which have been disclosed.

     2.11 None of the Group Members is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Group Members is a public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     2.12 Assuming that each of the Principal Documents is a valid and binding obligation of each of the Lenders enforceable in accordance with its terms, each of the Principal Documents is a valid and binding obligation of each of the Group Members which is a party thereto, enforceable against each of the Group Members which is a party thereto in accordance with its terms.

     2.13 Assuming that the Borrower will comply with the provisions of the Agreement relating to the use of proceeds, the execution and delivery of the Agreement by the Borrower and the making of the Revolving Loans thereunder will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

3. The foregoing opinions are subject to the following qualifications and comments:

Union Bank of California, N.A.
Bear Stearns Corporate Lending Inc.
June 11, 2001
Page 6


     3.1 No opinion is expressed as to the enforceability of the Principal Documents with respect to: (a) the availability of any equitable remedy such as an injunction or specific performance, as the availability of such remedy is in the discretion of the court; or (b) whether a court would grant a particular remedy sought under a Principal Document as opposed to another remedy sought under such Principal Document at law or in equity, provided, however, except with respect to state or federal bankruptcy laws, in our opinion, such qualification will not materially interfere with the ultimate realization of the benefits contemplated by the Principal Documents, except for the economic consequence of any judicial, administrative or procedural delay.

     3.2 We express no opinion as to: (a) limitations imposed by the "due process" clauses of the United States Constitution and/or the Constitution of the State of Oklahoma; (b) enforceability of provisions which purport to restrict access to legal or equitable remedies or waive any rights to notices or which purport to establish evidentiary standards; (c) enforceability of provisions relating to subrogation rights or remedies, waivers or ratification of future acts, powers of attorney, rights of third parties, indemnity, severance, marshalling of assets, transferability of assets which by their nature are not transferable, or sales in the inverse order of alienation; or (d) limitations on enforceability imposed by (i) the doctrine against clogging the equity of redemption, bankruptcy, insolvency, moratorium, reorganization or similar laws of general application affecting the enforcement of creditors' rights in general, and (ii) general principles of equity. The enforceability of the obligations under the Principal Documents may be further limited by constitutional limitations, including those applicable to notice and due process requirements and redemption rights of the United States under the Federal Tax Lien Act of 1966, as amended. In addition, our opinion as to enforceability is limited to the extent that prohibitions on alienation, hypothecation or further encumbrances may be determined by a court applying Oklahoma law to be an unreasonable restraint on the incidents of ownership of the property.

     3.3 Our opinion is limited to the application of the laws of the State of Oklahoma and applicable federal law. In rendering the opinion expressed in paragraph 2.12 hereof we have assumed that the laws of the State of Oklahoma govern the validity, binding effect and enforceability of the Principal Documents.

     3.4 The qualification of any opinion or statement herein by the use of the words "to our knowledge" or "known to us" means that during the course of our representation as described in this opinion letter, no information has come to the attention of the attorneys in this firm involved in the transactions described which would give such attorneys current actual knowledge of the existence of the facts so qualified. Except as set forth herein, we have not undertaken any investigation

Union Bank of California, N.A.
Bear Stearns Corporate Lending Inc.
June 11, 2001
Page 7


          to determine the existence of such facts, and no inference as to our knowledge thereof will be drawn from the fact of our representation of any party or otherwise.

          The opinions herein expressed are for the benefit of the Agents and each of the Lenders party to the Agreement from time to time and may be relied upon only by the Agents, the other Lenders, Simpson Thacher & Bartlett and Thompson & Knight in connection with any opinion delivered to the Lenders. No opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon the law in existence on the date of this letter and we assume no responsibility or obligation to monitor any change in any such law or to modify this opinion as a result thereof.

                                       Very truly yours,



                                       COMMERCIAL LAW GROUP, P.C.



CRL:hlo

cc:  Mr. Marcus C. Rowland
     Ms. Martha A. Burger
     Ms. Jennifer M. Grigsby

                                                                       EXHIBIT G


                          FORM OF EXEMPTION CERTIFICATE

                  Reference is made to the Second Amended and Restated Credit Agreement, dated as of June ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (the "Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent (in such capacity, the "Administrative Agent"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. ________________________________________ (the "Non-U.S. Lender") is
providing this certificate pursuant to Section 3.10(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

                  1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

                  2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

                  3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

                  4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the __th day of ____________, 200_.





                                                [NAME OF NON-U.S. LENDER]

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT H

                                     FORM OF

                              REVOLVING CREDIT NOTE

U.S.$_________                                                New York, New York
                                                                          , 2001


                  FOR VALUE RECEIVED, the undersigned, CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP, an Oklahoma limited partnership (the "Borrower"), hereby unconditionally promises to pay to the order of ________(the "Lender") at the Funding Office specified in the Credit Agreement (as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the Revolving Termination Date (as defined in the Credit Agreement referred to below) the principal amount of (a) ________U.S. DOLLARS (U.S.$_____), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender to the Borrower outstanding under the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 3.5 of such Credit Agreement.

                  The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and the applicable Eurodollar Rate with respect thereto. Each such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower under the Credit Agreement or this Note.

                  This Note (a) is one of the Notes referred to in the Second Amended and Restated Credit Agreement, dated as of June ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Chesapeake Energy Corporation, Chesapeake Exploration Limited Partnership, as Borrower, Bear Stearns Corporate Lending Inc., as Syndication Agent, Union Bank of California, as Administrative Agent, the several lenders from time to time parties thereto and Bear Stearns & Co. Inc., as Sole Lead Arranger and Sole Bookrunner, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                     CHESAPEAKE EXPLORATION
                                     LIMITED PARTNERSHIP

                                     By: Chesapeake Operating, Inc., its general
                                     partner



                                     -------------------------------------------
                                     By:
                                     Title:

                                                                      Schedule A
                                                        to Revolving Credit Note

         BASE RATE LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS





                          Amount                                    Amount of Base Rate  Unpaid Principal
        Amount of         Converted to     Amount of Principal of   Loans Converted to   Balance of Base Rate
Date    Base Rate Loans   Base Rate Loans  Base Rate Loans Repaid   Eurodollar Loans     Loans                  Notation Made By
------- ----------------  ---------------  -----------------------  -------------------  ---------------------  ------------------




                                                                      Schedule B
                                                        to Revolving Credit Note

 EURODOLLAR LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



         Amount of   Amount            Interest Period and   Amount of Principal  Amount of Eurodollar  Unpaid Principal
         Eurodollar  Converted to      Eurodollar Rate with  of Eurodollar Loans  Loans Converted to    Balance of         Notation
Date     Loans       Eurodollar Loans  Respect Thereto       Repaid               Base Rate Loans       Eurodollar Loans   Made By
-------  ----------  ----------------  --------------------  -------------------  --------------------  ----------------   ---------




                                                                       EXHIBIT I


                                     FORM OF
                                 LENDER ADDENDUM

                  The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Second Amended and Restated Credit Agreement, dated as of June ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (the "Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent (in such capacity, the "Administrative Agent"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger") and agrees to all of the provisions thereof and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Revolving Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.





                                                 -------------------------------
                                                         (Name of Lender)


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


Dated as of June __, 2001  [Insert scheduled Closing Date]